As filed with the Securities and Exchange Commission on April 14, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SRx HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

delaware	5961	83-4284557
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

801 US Highway 1

North Palm Beach, FL, 33408

(212) 896-1254

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kent Cunningham

Chief Executive Officer

801 US Highway 1

North Palm Beach, FL, 33408

(212) 896-1254

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Louis Lombardo, Esq.	Richard Raymer
William P. Hubbard Esq.	Dorsey & Whitney LLP
Meister Seelig & Schuster PLLC	TD Bank Tower
125 Park Avenue, 7th Floor	66 Wellington Street West, Suite 3400
New York, New York 10017	Toronto, ON M5K 1E6
Tel: (212) 655-3500	Tel: +1 (416) 367-7370

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement and the satisfaction or waiver of all other conditions under the Transfer Agreement described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this information statement/prospectus is not complete and may be changed. These securities may not be issued or sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and does not constitute the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 14, 2026

PROSPECTUS

SRx HEALTH SOLUTIONS, INC.

INFORMATION STATEMENT/PROSPECTUS AND NOTICE OF ACTION BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY

*********

TO THE STOCKHOLDERS OF SRx HEALTH SOLUTIONS, INC.

To our Stockholders:

On behalf of the Board of Directors (the “Board”) of SRx Health Solutions, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), we are pleased to enclose this information statement/prospectus relating to the proposed issuance of a number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), as consideration for an acquisition of the stock or assets of another company or companies which issuance of common stock could result in an increase in outstanding common shares of 20% or more. Such issuance is in connection with a proposed transaction (the “Transaction”) with EMJ Crypto Technologies Inc., a corporation organized under the laws of Ontario, Canada (“EMJC”), CCC Crypto Corp., a Delaware corporation (“DelawareCo”), and the other parties thereto, pursuant to which the Company will acquire EMJC, DelawareCo, and 100% of the intellectual property rights associated with the IP Asset (defined below), in accordance with the requirements of the NYSE American. The Transaction will be consummated pursuant to a Share Exchange and Asset Transfer Agreement, dated December 16, 2025, and amended on March 11, 2026 (as amended, the “Transfer Agreement”), a copy of which is attached hereto as Annex A. Upon the closing of the Transaction, Dr. Eric M. Jackson, PhD will be appointed as an officer of the EMJC subsidiary, to serve in such positions pursuant to an Employment Agreement consistent with certain agreed upon terms.

This information statement/prospectus covers 418,250,951 shares of the Company’s Common Stock that are to be issued or may be issuable in the Transaction, including (i) up to 179,814,780 shares of the Company’s Common Stock issuable as consideration in the Transaction, (ii) up to 125,475,285 shares the Company’s Common Stock issuable upon the exchange of the Exchangeable Shares issued as consideration in the Transaction and (iii) up to 112,960,886 shares the Company’s Common Stock issuable upon the exercise of the Pre-Funded Warrants issued as consideration in the Transaction. These figures are based on an assumed the price per share of the Aggregate Consideration of $0.1315, which was the 20-Day VWAP (as defined herein) as of April 10, 2026.

The “IP Asset” means all intellectual property rights, whether or not registerable, in any jurisdiction in the world, including without limitation copyrights, patent rights, trademark rights, trade secrets, and software, in connection with certain technology developed by or on behalf of EMJC, DelawareCo and the Transferors that uses artificial intelligence to predict outcomes from data sets (including an algorithm which is designed to outperform Bitcoin and Ethereum based on trading volatility), including all know-how, trade secrets, coding (source code and object code), designs, data, algorithms, formulae, specifications, processes, procedures, methods, techniques, ideas, software, tools, inventions, apparatus, creations, works of authorship (whether or not copyrighted) and other similar materials, and all reports, analyses, results and records relating to any of the foregoing, in each case in any form or embodied in any media, and whether or not registrable. The IP Asset does not include any intellectual property associated with EventHorizonIQ, TonalityIQ, or related platforms, which are personally owned by Dr. Jackson and not transferred as part of the Transaction.

On December 10, 2025, the Company’s board of directors (the “Board”) unanimously adopted resolutions approving, declaring advisable and recommending to the Company’s stockholders (the “SRXH Stockholders”) for their approval the following proposals (the “Proposals”): (1) the approval of the Transaction (the “Transaction Proposal”); (2) an increase in the number of securities subject to the Better Choice Company, Inc. 2019 Incentive Award Plan (the “Plan Proposal”); (3) the election of our directors; (4) the approval, on a non-binding, advisory basis, of the compensation of our named executive officers (the “Advisory Proposal”); and (5) the ratification of the appointment of Davidson and Company LLP as our independent registered public accountant for 2025 (the “Accountant Proposal”).

On December 12, 2025, stockholders that, in the aggregate, are the record owners of 14,180,156 shares of our Common Stock representing, in the aggregate, 51.15% of our outstanding voting capital stock (together, the “Approving Stockholders”), executed and delivered to the Company written consents authorizing and approving each of the Proposals. The Approving Stockholders include members of our Board and other significant shareholders.

Since the Proposals have been approved by written consent by the Approving Stockholders, no proxies are being solicited.

The securities offered in this information statement/prospectus involve certain risks. For a discussion of such risk factors, see the section entitled “Risk Factors beginning on page 4 of this information statement/prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered in this information statement/prospectus or passed upon the accuracy or adequacy of this information statement/prospectus. Any representation to the contrary is a criminal offense.

The date of this information statement/prospectus is      , 2026.

REFERENCES TO ADDITIONAL INFORMATION

This information statement/prospectus incorporates important business and financial information about the Company from other documents that the Company has filed with the Securities and Exchange Commission (“SEC”) and that are contained in, or incorporated by reference into, this information statement/prospectus. For a listing of documents incorporated by reference into this information statement/prospectus, see the section entitled “Where You Can Find More Information” beginning on page 105 of this information statement/prospectus. This information is available for you to review through the SEC’s website at www.sec.gov.

You may request copies of this information statement/prospectus and any of the documents incorporated by reference into this information statement/prospectus or other information concerning the Company, without charge, by telephone or written request directed to:

SRx Health Solutions, Inc.
Attention: Carolina Martinez

801 US Highway 1

North Palm Beach, FL, 33408

nina.martinez@srxhealth.com

(813) 792-4352

If you request any such documents, the Company will mail them to you by first class mail, or another equally prompt means, after receipt of your request. To ensure timely delivery, any request should be made no later than                  , 2026.

We are not incorporating the contents of the websites of the SEC or the Company or any other entity into this information statement/prospectus. We are providing the information about how you can obtain certain documents that are incorporated by reference into this information statement/prospectus at these websites only for your convenience.

ABOUT THIS INFORMATION STATEMENT/PROSPECTUS

This information statement/prospectus, which forms part of a registration statement on Form S-4 (File No. 333-       ) filed with the SEC by the Company, constitutes a prospectus of the Company under Section 5 of the Securities Act with respect to the Common Stock to be issued to the Transferors in connection with the Transaction.

Information contained in or incorporated by reference into this information statement/prospectus relating to the Company has been supplied by the Company. Information contained in this information statement/prospectus relating to each other Transaction Party (as defined below) has been provided by such Transaction Party. You should rely only on the information contained in or incorporated by reference into this information statement/prospectus. No person has been authorized to provide you with information that is different from what is contained in, or incorporated by reference into, this information statement/prospectus, and, if given or made by any person, such information must not be relied upon as having been authorized. This information statement/prospectus is dated          , 2026, and you should not assume that the information contained in this information statement/prospectus is accurate as of any date other than such date. Further, you should not assume that the information incorporated by reference into this information statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither the mailing of this information statement/prospectus to Company’s stockholders nor the issuance of the Common Stock in connection with the Transaction will create any implication to the contrary.

i

CERTAIN DEFINITIONS

“Acquired Assets” means the Acquired IP Assets and the Acquired Securities.

“Acquired IP Assets” means the interest in the IP Asset being transferred to the Company under the Transfer Agreement.

“Acquired Securities” means the equity securities of EMJC and DelawareCo which are being sold by the Securities Transferors to the Company under the Transfer Agreement.

“Acquired Securities Issuer” means DelawareCo and EMJC.

“Aggregate Consideration” means the number of SRXH Common Shares, Exchangeable Shares and/or Pre-Funded Warrants that the Transferors will receive at the closing of the Transaction.

“Asset Transferors” means collectively 5040584 Ontario Inc., an Ontario corporation, and Les Filles LLC, a Delaware limited liability company.

“Beneficial Ownership Limitation” means a number of SRXH Common Shares equal to 4.99% of the issued and outstanding Common Stock.

“CallCo” means 2771298 Alberta ULC, an Alberta unlimited liability corporation and direct wholly-owned subsidiary of the Company.

“Closing” means the closing of the Transaction.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” means the Company’s common stock, par value $0.001 per share.

“Consideration Securities” means, collectively, the SRXH Common Shares, Exchangeable Shares and/or Pre-Funded Warrants that the Transferors will receive at the closing of the Transaction.

“Copyrights” means all copyrights and copyrightable works (whether or not registered, and including without limitation databases and other compilations of information) that may exist or be created under the laws of any jurisdiction, including all rights in works of authorship, use, publication, reproduction, distribution, public performance, public display, in the creation of derivative works, sound recordings, transformation, moral rights and rights of ownership of copyrightable works and all registrations and rights to register and obtain renewals and extensions of registrations.

“DelawareCo” means CCC Crypto Corp., a Delaware corporation.

“DelawareCo Transferors” means the equityholders of DelawareCo which are transferring shares of DelawareCo capital stock to the Company in exchange for Consideration Securities.

“EMJC” means EMJ Crypto Technologies Inc., an Ontario corporation.

“Exchangeable Shares” means the exchangeable shares in the capital of ExchangeCo as set forth in the articles of incorporation of ExchangeCo, which shall be exchangeable for SRXH Common Shares on a one-for-one basis and which shall have rights, privileges, restrictions and conditions as agreed to by the Parties, acting reasonably.

“ExchangeCo” means 1001440571 Ontario Inc., a corporation organized under the laws of Ontario, Canada and direct wholly-owned subsidiary of CallCo.

“GAAP” means accounting principles generally accepted in the United States of America.

ii

“Historical Exchangeable Shares” means those shares of the capital stock of SRx Health Solutions (Canada), Inc., which are exchangeable for SRXH Common Shares on a one-for-one basis which are outstanding as of the date hereof.

“IP Asset” means all IP Rights in connection with certain technology developed by or on behalf of Seller that uses artificial intelligence to predict outcomes from data sets (including the algorithm known as “Scenario 148,” which is designed to outperform Bitcoin and Ethereum based on trading volatility), including all know-how, trade secrets, coding (source code and object code), designs, data, algorithms, formulae, specifications, processes, procedures, methods, techniques, ideas, software, tools, inventions, apparatus, creations, works of authorship (whether or not copyrighted) and other similar materials, and all reports, analyses, results and records relating to any of the foregoing, in each case in any form or embodied in any media, and whether or not registrable. The IP Asset does not include any intellectual property associated with EventHorizonIQ, TonalityIQ, or related platforms, which are personally owned by Dr. Jackson and not transferred as part of the Transaction.

“IP Rights” means any and all of the following in any country or region, whether registered or unregistered: (a) Copyrights, Patent Rights, Trademark Rights (including domain name registrations), Trade Secrets, Software, and other intellectual property rights; and (b) the right (whether at law, in equity, by Contract or otherwise) to enjoy or otherwise exploit any of the foregoing, including the rights to sue for and remedies against past, present and future infringements of any or all of the foregoing, and rights of priority and protection of interests therein under the Legal Requirements of any jurisdiction worldwide.

“Off-the-Shelf Software” means “shrink wrap,” “click wrap,” and “off the shelf” software agreements and other agreements for software commercially available on reasonable terms to the public generally with license, maintenance, support and other fees of less than $50,000 per year.

“Patent Rights” means all issued patents, pending patent applications and abandoned patents and patent applications provided that they can be revived (which for purposes of this Agreement will include utility models, design patents, industrial designs, certificates of invention and applications for certificates of invention and priority rights) in any country or region, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, reissues, re-examinations and extensions thereof.

“Pre-Funded Warrants” means warrants to purchase SRXH Common Shares that certain Transferor Parties may receive at the Closing in lieu of such number of SRXH Common Shares as would exceed the Beneficial Ownership Limitation.

“Share Exchange” means the transfer of DelawareCo capital stock by the DelawareCo Transferors to the Company in exchange for Consideration Securities.

“Software” means computer programs, operating systems, applications, firmware and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof.

“Special Voting Share” means the class of Special Voting Shares of the Company as set forth in the Certificate of Designations of the Company to be filed on before the Closing Date in connection with the issuance of the Exchangeable Shares and the Voting Trust Agreement.

“SRXH Common Shares” means shares of Common Stock.

“SRXH Stockholders” means the holders of the issued and outstanding shares of the capital stock of the Company.

“Support Agreement” means the exchangeable share support agreement between the Company, ExchangeCo, CallCo, and the holders of the Exchangeable Shares setting out the terms and conditions relating to the exchange of the Exchangeable Shares for SRXH Common Shares, as it may be amended from time to time.

“Trade Secrets” means trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, algorithms, and other confidential and proprietary information and all rights therein.

iii

“Trademark Rights” means all trademark rights that may exist or be created under the laws of any jurisdiction in the world including all material common law trademarks, registered trademarks, applications for registration of trademarks, material common law service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registration of trade names, and Internet domain name registrations; and including all filings with the applicable Governmental Body indicating an intent to use any of the foregoing if not registered or subject to a pending application, and to the extent applicable all renewals and extensions thereof.

“Transaction” means the transaction contemplated by the Transfer Agreement, whereby the Company shall acquire EMJC and DelawareCo in an all-stock transaction, and acquire from certain Transferors all of their rights in and to the IP Asset, for an aggregate purchase price of approximately $55 million.

“Transfer Agreement” means the Share Exchange and Asset Transfer Agreement, dated December 16, 2025, and amended on March 11, 2026, by and among the Company and the Transferor Parties, a copy of which is attached hereto as Annex A.

“Transferors” means those persons transferring Acquired Assets to the Company under the Transfer Agreement.

“Transferor Parties” means collectively, the Acquired Securities Issuers and Transferors, and each a “Transferor Party.”

“Treasury Regulations” means the final, temporary and proposed regulations under the Code, as promulgated by the U.S. Department of Treasury from time to time.

“Voting Trust Agreement” means the voting trust agreement between the Company, ExchangeCo, and the other parties thereto setting out the terms and conditions relating to the Special Voting Shares held by the trustee named therein for the benefit of the holders of the Exchangeable Shares, as it may be amended from time to time.

“20-Day VWAP” means the volume weighted average price of the shares of Common Stock traded on the NYSE American, or any other national securities exchange on which the shares of Common Stock are then traded, for the twenty (20) trading days ending on the first trading day immediately preceding the date of the Closing.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

The following questions and answers are intended to briefly address some commonly asked questions regarding the Transfer Agreement and the Transaction. You are encouraged to carefully read the remainder of this information statement/prospectus, the annexes and exhibits attached to this information statement/prospectus and the documents that are referred to in, and incorporated by reference into, this information statement/prospectus and to pay special attention to the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” beginning on pages 4 and 38, respectively, of this information statement/prospectus because the information contained in this section may not provide all the information that might be important to you with respect to the Transfer Agreement and the Transaction. For more information, see the section entitled “Where You Can Find More Information” beginning on page 105 of this information statement/prospectus.

Q:

What is the Transaction?

A:

The Transaction contemplates the issuance of a number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), which may equal 20% or more of the Company’s issued and outstanding Common Stock and may be issued at lower than market value, in connection with a proposed transaction (the “Transaction”) with EMJ Crypto Technologies Inc., a corporation organized under the laws of Ontario, Canada (“EMJC”), CCC Crypto Corp., a Delaware corporation (“DelawareCo”), and certain other transferors (the “Transferors”), pursuant to which the Company will acquire EMJC, DelawareCo, and 100% of the intellectual property rights associated with the IP Asset (defined below), in accordance with the requirements of the NYSE American, and in connection with the Transaction, the appointment of Dr. Eric M. Jackson, PhD as an officer of EMJC subsidiary, pursuant to an Employment Agreement consistent with certain agreed upon terms.

iv

Q:

What other Proposals are described this Information Statement?

A:

In addition to the Transaction Proposal, the Information Statement describes proposals (the “Proposals”) consisting of : (1) an increase in the number of securities subject to the Better Choice Company, Inc. 2019 Incentive Award Plan (the “Plan Proposal”); (2) the election of our directors; (3) the approval, on a non-binding, advisory basis, of the compensation of our named executive officers (the “Advisory Proposal”); and (4) the ratification of the appointment of Davidson and Company LLP as our independent registered public accountant for 2025 (the “Accountant Proposal”).

Q:

Did the Company’s Board approve and recommend the Transfer Agreement?

A:

Yes. On December 10, 2025, the Company’s board of directors (the “Board”) unanimously adopted resolutions approving, declaring advisable and recommending to the SRXH Stockholders the Transaction Proposal, including the Transfer Agreement, and each of the other Proposals described in this information statement.

Q:

Did the Company’s Board receive an opinion with respect to the Transaction as to fairness?

A:

Yes. The Company’s Board obtained a fairness opinion from Hyperion Capital Inc., dated January 14, 2026. For a description of the fairness opinion issued by Hyperion Capital Inc. to the Company’s Board, please see “THE TRANSACTION – Fairness Opinion” beginning on page 41.

Q:

Is the Transaction subject to the fulfillment of certain conditions?

A:

Yes. Before the Transaction can be completed, the Company and the other Transaction Parties must fulfill or, if permissible, waive, several closing conditions. If these conditions are not satisfied or waived, the Transaction will not be completed. See “Summary of the Transfer Agreement — Conditions to the Closing of the Transaction” beginning on page 46.

Any party to the Transfer Agreement may, at any time prior to the Closing, waive in writing any of its or their rights or conditions in its or their favor under the Transfer Agreement, to the extent permitted by applicable law.

Q:

When do you expect the Transaction to be completed?

A:

The Transaction Parties are working to complete the Transaction as soon as possible. For more information, see the section entitled “Summary of the Transfer Agreement — Conditions to the Closing of the Transaction” beginning on page 46 of this information statement/prospectus.

Assuming timely satisfaction or waiver of the conditions to the Closing, the Transaction is expected to close in the second quarter of 2026. In addition, if the Transaction is not completed by June 30, 2026, a Transaction Party may choose to terminate the Transfer Agreement, subject to certain conditions. The Closing Date will be at least 20 business days after the mailing of this information statement/prospectus to Company’s stockholders. Neither the Company nor the other Transaction Parties can predict, however, the actual date on which the Transaction will be completed because it is subject to conditions which each company does not control.

v

Q:

Can the Transfer Agreement be terminated?

A:

The Transfer Agreement contains termination rights for the Company and/or the other Transaction Parties, including(a) by mutual written consent of each of the Transaction Parties; (b) by any Transaction Party, after the June 30, 2026 (the “End Date”), if the Transaction has not been consummated (subject to certain conditions); (c) by any Transaction Party if a governmental body has issued a non-appealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transfer; (d) by the other Transaction Parties upon the Company’s breach of the Transfer Agreement which is not timely cured; (e) by upon the Company any other Transaction Party’s breach of the Transfer Agreement which is not timely cured; (f) by the Company, if there will have occurred any EMJC Material Adverse Effect or DelawareCo Material Adverse Effect (subject to certain conditions); or (g) by the Transferor Parties, if there will have occurred any SRXH Material Adverse Effect (subject to certain conditions). For more information, see the section entitled “Summary of the Transfer Agreement — Termination of the Transfer Agreement” beginning on page 49 of this information statement/prospectus.

Q:

What happens if the Transaction is not completed?

A:

If the Transaction is not completed for any reason, the Company will remain an independent public company, The Common Stock will continue to be listed and traded on NYSE American and registered under the Exchange Act and the Company will continue to file periodic reports with the SEC. Under specific circumstances, the Company may be required to pay a termination fee in an amount equal to all fees and expenses incurred by the other Transaction Parties in connection with the Transaction, not to exceed $300,000.

For more information, see the section entitled “Summary of the Transfer Agreement — Expenses and Termination Payment” beginning on page 49 of this information statement/prospectus.

Q:

Why am I not being asked to vote on the Transaction? What approval by the Company’s stockholders is required to adopt the Transfer Agreement and, therefore, approve the Transaction?

A:

On December 12, 2025, stockholders that, in the aggregate, are the record owners of 14,180,156 shares of our Common Stock representing, in the aggregate, 51.15% of our outstanding voting capital stock (together, the “Approving Stockholders”), executed and delivered to the Company written consents (the Written Consent authorizing and approving each of the Proposals (the Approving Stockholders include members of our Board and other significant shareholders). Accordingly, the delivery of the Written Consent was sufficient to adopt the Transfer Agreement and approve the Transaction, and the other Proposals, on behalf the Company’s stockholders, and no further action by any stockholder of the Company is required to approve the Transaction or the other Proposals under applicable law. Therefore, the Company will not solicit the votes of its stockholders for the adoption or approval of the Transfer Agreement, the Transaction or any other Proposal, by special meeting or otherwise, and you are not requested to send a proxy. This information statement/prospectus and notice of action by written consent is being provided to you for informational purposes only and will be considered the notice required under Section 228(e) of the DGCL.

Q:

What is the expected accounting treatment for the Transaction?

A:

The Transaction is expected to be accounted for as an asset acquisition in accordance with ASC 805, Business Combinations. Under this method of accounting, the purchase price will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values at the date of consummation of the Transaction.

vi

Q:

What are the expected United States federal income tax consequences of the Transaction for holders of the Company’s Common Stock?

A:

Subject to the qualifications and limitations set forth in this information statement/prospectus, the Company and the other parties to the Transfer Agreement intend (i) for the Share Exchange to be treated as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) that the Transaction, together with all concurrent contributions of cash or other property to the Company in exchange for SRXH Common Shares or other equity securities of the Company, considered collectively as a single integrated transaction, constitute a tax-deferred exchanged under Section 351(a) of the Code. The parties have agreed in the Transfer Agreement that no party shall take, or omit to take, any action that could reasonably be expected to prevent or impede the Share Exchange and the Transaction, as applicable, from qualifying as a reorganization within the meaning of Section 368(a) or Section 351(a) of the Code. However, the can be no assurance that the Share Exchange and/or the Transaction will be so treated, because there is no authority directly addressing the treatment of all of the particular facts of the Share Exchange and/or Transaction for U.S. federal income tax purposes. Assuming the Share Exchange and the Transaction, as applicable, qualify as a “reorganization” within the meaning of Section 368(a) or Section 351(a) of the Code, holders of Acquired Securities generally are not expected to recognize gain or loss as a result of the exchange of Acquired Securities for Consideration Securities in the Transaction. If the Share Exchange or the Transaction, as applicable, fails to qualify as a “reorganization” under Section 368(a) or Section 351(a) of the Code, holders of Acquired Securities generally are expected to recognize taxable gain or loss with respect to such exchange. For a more complete discussion of the U.S. federal income tax considerations of the Merger, see “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES” beginning on page 77 of this information statement/prospectus.

Q:

Are there any important risks about the Transaction or the Company’s business of which I should be aware?

A:

Yes, there are risks involved. You are encouraged to carefully read in its entirety the section entitled “Risk Factors” beginning on page 4 of this information statement/prospectus.

Q:

Where can I find more information about the Company?

A:

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at www.srxhealth.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this information statement/prospectus. Information contained on our website is not a part of or incorporated by reference into this information statement/prospectus and the inclusion of our website and investor relations website addresses in this information statement/prospectus is an inactive textual reference only.

Q:

Who do I contact if I have further questions about the Transaction or the Transfer Agreement?

A:

Stockholders of the Company who have questions about the Transaction or the Transfer Agreement or who desire additional copies of this information statement/prospectus or other additional materials should contact:

SRx Health Solutions, Inc.
Attention: Investor Relations

801 US Highway 1

North Palm Beach, FL, 33408

valter@KCSA.com

(212) 896-1254

If a bank, brokerage firm or other nominee holds your shares, you should also contact your bank, brokerage firm or other nominee for additional information.

vii

SUMMARY OF THE TRANSACTION

The following summary highlights selected information contained in this information statement/prospectus and may not include all the information that may be important to you. Accordingly, you are encouraged to carefully read the information contained in, and the information incorporated by reference into, this information statement/prospectus in its entirety, including the attached annexes and exhibits, and the documents that are referred to in this information statement/prospectus, and to pay special attention to the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” beginning on pages 04 and 38, respectively, of this information statement/prospectus, because the information contained in this section may not provide all the information that might be important to you with respect to the Transfer Agreement and the Transaction. Each item in this summary includes a page reference directing you to a more complete description of that item. You may obtain the information incorporated by reference into this information statement/prospectus without charge by following the instructions under the section entitled “Where You Can Find More Information” beginning on page 105 of this information statement/prospectus.

Purpose and Description of the Transaction

In connection with the Transaction, the Company has entered into a Share Exchange and Asset Transfer Agreement, dated December 16, 2025, and amended on March 11, 2026 (as amended, the “Transfer Agreement”), a copy of which is attached hereto as Annex A, with EMJC, DelawareCo, and the transferors named therein (the “Transferors”), pursuant to which the Company shall acquire EMJC and DelawareCo in an all-stock transaction, and acquire from certain Transferors all of their rights in and to the IP Asset, for an aggregate purchase price of approximately $55 million (the “Transaction”).

The “IP Asset” means all intellectual property rights, whether or not registerable, in any jurisdiction in the world, including without limitation copyrights, patent rights, trademark rights, trade secrets, and software, in connection with certain technology developed by or on behalf of EMJC, DelawareCo and the Transferors that uses artificial intelligence to predict outcomes from data sets (including an algorithm which is designed to outperform Bitcoin and Ethereum based on trading volatility), including all know-how, trade secrets, coding (source code and object code), designs, data, algorithms, formulae, specifications, processes, procedures, methods, techniques, ideas, software, tools, inventions, apparatus, creations, works of authorship (whether or not copyrighted) and other similar materials, and all reports, analyses, results and records relating to any of the foregoing, in each case in any form or embodied in any media, and whether or not registrable. The IP Asset does not include any intellectual property associated with EventHorizonIQ, TonalityIQ, or related platforms, which are personally owned by Dr. Jackson and not transferred as part of the Transaction.

In connection with the Transaction, the Company formed CallCo and ExchangeCo for the purpose of issuing Exchangeable Shares to certain of the Transferors. The “Exchangeable Shares” are shares of the capital stock of ExchangeCo which are exchangeable by the holder for SRXH Common Shares on a one-for-one basis.

Additionally, in connection with the Transaction, Dr. Eric M. Jackson, PhD, will be appointed as an officer of the EMJC subsidiary, having the title of Head of Asset Management, subject to an Employment Agreement containing certain agreed upon terms as set forth in the Transfer Agreement.

Following the Closing of the Transaction, the board of directors of the Resulting Company will be: Michael Young, Simon Conway, Joshua A. Epstein and Sammy Dorf.

Transaction Parties

SRx Health Solutions, Inc.

SRx Health Solutions, Inc.

801 US Highway 1

North Palm Beach, Florida 33408

Telephone: 212-896-1254

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SRx Health Solutions, Inc., a Delaware corporation, is a pet health and wellness company headquartered in Florida.

1001440571 Ontario Inc.

1001440571 Ontario Inc.

c/o SRx Health Solutions, Inc.

801 US Highway 1

North Palm Beach, Florida 33408

Telephone: 212-896-1254

1001440571 Ontario Inc. (referred to herein as ExchangeCo) is a newly formed Ontario corporation and an indirect subsidiary of the Company that was formed specifically for the purpose of completing the Transaction. ExchangeCo has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and in connection with the Transaction.

2771298 Alberta ULC

2771298 Alberta ULC

c/o SRx Health Solutions, Inc.

801 US Highway 1

North Palm Beach, Florida 33408

Telephone: 212-896-1254

2771298 Alberta ULC (referred to herein as CallCo) is a newly formed Alberta unlimited liability corporation and a direct wholly-owned subsidiary of the Company that was formed specifically for the purpose of completing the Transaction. CallCo has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and in connection with the Transaction.

CCC Crypto Corp.

CCC Crypto Corp. (or referred to herein as DelawareCo) is a Delaware corporation that owns a portion of the intellectual property rights associated with the IP Asset.

5040584 Ontario Inc.

5040584 Ontario (or referred to herein as CanCo) is an Ontario corporation that owns a portion of the intellectual property rights associated with the IP Asset.

Les Filles LLC

Les Filles LLC

420 E. Indian School Rd.

Phoenix, AZ 85018

Les Filles LLC is a Delaware limited liability company that owns a portion of the intellectual property rights associated with the IP Asset.

EMJ Crypto Technologies Inc.

EMJ Crypto Technologies Inc.

14 Mildenhall Road, North York,

Ontario, Canada, M4N 3H5

EMJ Crypto Technologies Inc. (or referred to herein as EMJC) is an Ontario corporation that owns a portion of the intellectual property rights associated with the IP Asset.

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The Transaction Proposal must be approved by the Company’s stockholders for the Transaction to be consummated.

Pursuant to the Transfer Agreement, the number of shares of the Company’s common stock (“SRXH Common Shares”), Exchangeable Shares and/or Pre-Funded Warrants that the Transferors will receive (the “Aggregate Consideration”) at the closing of the Transaction (the “Closing”) in exchange for Acquired Assets (as defined in the Transfer Agreement) is determined as follows:

A =

A = the number of SRXH Common Shares, Exchangeable Shares and/or Pre-Funded Warrants to be received in exchange for Acquired Assets, rounded to three decimal places;

B = US$55.00 million; and

C = the lesser of (i) $0.55 and (ii) the 20-Day VWAP.

As used herein and in the Transfer Agreement, “20-Day VWAP” means the volume weighted average price of the shares of Common Stock traded on the NYSE American, or any other national securities exchange on which the shares of Common Stock are then traded, for the twenty (20) trading days ending on the first trading day immediately preceding the date of the Closing.

It is anticipated that the Transferors will hold approximately 46.43% of the outstanding SRXH Common Shares upon completion of the Transaction, assuming (i) that the price per share of the Aggregate Consideration is $0.1315, which was the 20-Day VWAP as of April 10, 2026, and (ii) 482,624,700 shares of Common Stock issued and outstanding as of immediately prior to the Closing, which is the number of shares of Common Stock issued and outstanding as of April 10, 2026. The foregoing is intended to be illustrative of the manner in which the Aggregate Consideration will be determined; however, the actual Aggregate Consideration could be higher or lower.

Background of the Transaction

The provisions of the Transfer Agreement are the result of arm’s length negotiations between representatives of the Company, EMJC, DelawareCo, the Transferors, and their respective financial and legal advisors.

Fairness Opinion

In connection with the Transaction, the Company has engaged Hyperion Capital Inc. (“Hyperion”), pursuant to an Engagement Letter dated December 8, 2025, to provide an opinion concerning the fairness, from a financial point of view, of the consideration to be paid by the Company pursuant to the Transaction (subject to such qualifications, assumptions and limitations set out therein) (the “Fairness Opinion”).

On January 14, 2026, Hyperion delivered the Fairness Opinion, a copy of which is attached hereto as Annex B, to the Company. In the Fairness Opinion, Hyperion concludes that, as of the date thereof and based on and subject to the assumptions, limitations and qualifications set forth therein, the consideration to be paid by the Company in the Transaction is fair, from a financial point of view, to the Company’s stockholders.

Reasons for the Transaction

In considering its decision to approve the Transfer Agreement and to authorize and approve the Transaction and, subject to the terms and conditions of the Transfer Agreement, to recommend the approval of the Transaction Proposal by the Company’s stockholders, the Board consulted with the Company’s management, as well as the Company’s legal and financial advisors, and considered the terms of the Transfer Agreement, the Transaction and the other transactions set forth in the Transfer Agreement, as well as other alternative transactions.

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Recommendation of the Board

After careful consideration of the factors described above and consultation with its financial and legal advisors, the Board has unanimously determined that the Transaction is in the best interests of the Company and that the Transaction is fair and reasonable to the Company’s stockholders.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors, which address the material risks concerning our business and an investment in our common stock, together with the other information contained in this information statement/prospectus. If any of the risks discussed in this information statement/prospectus occur, our business, prospects, liquidity, financial condition and results of operations could be materially and adversely affected, in which case the trading price of our common stock could decline significantly and you could lose all or part of your investment. Some statements in this information statement/prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the information under the heading “Forward Looking Statements” in this information statement/prospectus.

Risks Related to the Transaction

The Transaction may not be completed due to failure to obtain the necessary court and/or regulatory approvals.

To complete the Transaction, each of the parties to the Transfer Agreement (the “Transaction Parties”) must make certain filings with and obtain certain consents and approvals from various governmental and regulatory authorities including the Securities and Exchange Commission (the “SEC”), and the approval of the NYSE American stock exchange (the “NYSE American”) of the listing of the SRXH Common Shares to be issued pursuant to the Transaction. The parties have not yet obtained these approvals, all of which are required to complete the Transaction. The regulatory approval processes may take a lengthy period of time to complete which could delay completion of the Transaction. The approval processes, including the undertakings and conditions that may be required for approval or whether the court and regulatory approvals, may not be obtained.

The Parties could fail to complete the Transaction or the Transaction may be completed on different terms.

The Transaction may not be completed as there are certain conditions that are outside the control of the Transaction Parties, or if completed, that the Transaction will be completed on the same or similar terms to those set out in the Transfer Agreement. The completion of the Transaction is subject to the satisfaction of a number of conditions which include, among others, (a) obtaining necessary approval of the Company’s stockholders (b) the approval of certain regulatory authorities; and (c) performance by each of the Transaction Parties of their respective obligations and covenants in the Transfer Agreement. There can be no assurance that these conditions will be satisfied or, if satisfied, when they will be satisfied.

In addition, each of the Transaction Parties has the right to terminate the Transfer Agreement in certain circumstances. Accordingly, there is no certainty that the Transfer Agreement will not be terminated by a Transaction Party before the completion of the Transaction. For example, the Company has the right, in certain circumstances, to terminate the Transfer Agreement if changes occur that, in the aggregate, have an EMJC Material Adverse Effect or a DelawareCo Material Adverse Effect (as each such term is defined in the Transfer Agreement). There is no assurance that a change having an EMJC Material Adverse Effect or a DelawareCo Material Adverse Effect will not occur before the Closing, in which case the Company could elect to terminate the Transfer Agreement and the Transaction would not proceed. In addition, if the Transaction is not completed by June 30, 2026, a Transaction Party may choose to terminate the Transfer Agreement in accordance with its terms.

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If the Transaction is not completed, the ongoing business of the Company may be adversely affected as a result of the costs (including opportunity costs) incurred in respect of pursuing the Transaction, and the Company could experience negative reactions from the financial markets, which could cause a decrease in the market price of the SRXH Common Shares, particularly if the market price reflects market assumptions that the Transaction will be completed or completed on certain terms. The Company may also experience negative reactions from its partners and there could be a negative impact on the Company’s ability to attract future acquisition opportunities. Failure to complete the Transaction or a change in the terms of the Transaction could each have a material adverse effect on the Company’s business, financial condition and results of operations.

If the Transaction is not completed and the Board decides to seek another merger or business combination, it may not be able to find a party willing to engage in a transaction that is equivalent to, or more attractive than, the Transaction. In addition, in certain circumstances, the Company may be required to pay the SRXH Termination Fee (as such term is defined in the Transfer Agreement) to certain of the other Transaction Parties.

The SRXH Termination Fee, if triggered, may discourage other parties from attempting to acquire the Company.

Under the Transfer Agreement, the Company is required to pay a SRXH Termination Fee of $300,000 to certain of the other Transaction Parties in the event the Transfer Agreement is terminated in certain circumstances. The SRXH Termination Fee may discourage other parties from attempting to acquire the engage in a transaction with the Company or otherwise making an acquisition proposal, even if those parties would otherwise be willing to offer greater value to the Company’s stockholder than that offered by the Transaction Parties under the Transaction.

The Company will incur substantial transaction-related costs in connection with the Transaction even if the Transaction is not completed.

Certain costs related to the Transaction, such as legal, accounting and certain financial advisor fees must be paid by the Company even if the Transaction is not completed. Also, if the Transaction is not completed, the Company may be required to pay the SRXH Termination Fee to certain of the other Transaction Parties in certain circumstances. Such costs may offset any expected cost savings and other synergies from the Transaction.

While the Transaction is pending, the Company is restricted from taking certain actions.

The Transfer Agreement restricts the Company from taking specified actions until the Transaction is completed without the consent of EMJC, which may adversely affect the ability of the Company to execute certain business strategies including, but not limited to, the ability in certain cases to enter into or amend contracts, acquire or dispose of assets, incur indebtedness or incur capital expenditures. These restrictions may prevent the Company from pursuing attractive business opportunities that may arise prior to the completion of the Transaction.

The pending Transaction may divert the attention of the Company’s management.

The pending Transaction could cause the attention of the Company’s management to be diverted from the day-to-day operations. These disruptions could be exacerbated by a delay in the completion of the Transaction and could have an adverse effect on the business, operating results or prospects of the Company regardless of whether the Transaction is ultimately completed.

Following the completion of the Transaction, the Resulting Company may issue additional securities.

Following the completion of the Transaction, the Resulting Company may issue additional securities (including equity securities) to finance its activities, including in order to finance acquisitions. If the Resulting Company were to issue additional equity securities, the ownership interest of the Company’s existing stockholders may be diluted and some or all of the Resulting Company’s financial measures on a per share basis could be reduced. Moreover, as the Resulting Company’s intention to issue additional equity securities becomes publicly known, the Resulting Company’s share price may be materially adversely affected.

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If the Share Exchange or the Transaction, as applicable, fails to qualify as a “reorganization” under Section 368(a) or Section 351(a) of the Code, holders of Acquired Securities may be required to pay substantial U.S. federal income taxes.

Subject to the qualifications and limitations set forth in this information statement/prospectus, the Company and the other parties to the Transfer Agreement intend (i) for the Share Exchange to be treated as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) that the Transaction, together with all concurrent contributions of cash or other property to the Company in exchange for SRXH Common Shares or other equity securities of the Company, considered collectively as a single integrated transaction, constitute a tax-deferred exchanged under Section 351(a) of the Code. The parties have agreed in the Transfer Agreement that no party shall take, or omit to take, any action that could reasonably be expected to prevent or impede the Share Exchange and the Transaction, as applicable, from qualifying as a reorganization within the meaning of Section 368(a) or Section 351(a) of the Code. However, the can be no assurance that the Share Exchange and/or the Transaction will be so treated, because there is no authority directly addressing the treatment of all of the particular facts of the Share Exchange and/or Transaction for U.S. federal income tax purposes. Assuming the Share Exchange and the Transaction, as applicable, qualify as a “reorganization” within the meaning of Section 368(a) or Section 351(a) of the Code, holders of Acquired Securities generally are not expected to recognize gain or loss as a result of the exchange of Acquired Securities for Consideration Securities in the Transaction. If the Share Exchange or the Transaction, as applicable, fails to qualify as a “reorganization” under Section 368(a) or Section 351(a) of the Code, holders of Acquired Securities generally are expected to recognize taxable gain or loss with respect to such exchange. For a more complete discussion of the U.S. federal income tax considerations of the Merger, see “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES” beginning on page 77 of this information statement/prospectus.

General Risks Related to the Company

There is a substantial doubt about the Company’s ability to continue as a going concern.

The report of the Company’s independent auditors that accompanies the Company’s consolidated financial statements includes an explanatory paragraph indicating there is a substantial doubt about the Company’s ability to continue as a going concern, citing the Company’s need for additional capital for the future planned expansion of the Company’s activities and to service the Company’s ordinary course activities (which may include servicing of indebtedness). The inclusion of a going concern explanatory paragraph in the report of the Company’s independent auditors will make it more difficult for us to secure additional financing or enter into strategic relationships on terms acceptable to us, if at all, and likely will materially and adversely affect the terms of any financing that we might obtain. the Company’s financial statements do not include any adjustments that may result from the outcome of this uncertainty.

We have incurred significant losses in prior periods, and losses in the future could cause the quoted price of the Company’s common stock to decline or have a material adverse effect on the Company’s financial condition, the Company’s ability to pay its debts as they become due, and on its cash flows.

The Company has historically reported net losses, and any losses in the future could cause the quoted price of the Company’s common stock to decline or have a material adverse effect on the Company’s financial condition, its ability to pay its debts as they become due, and on its cash flows.

If we are unable to manage future expansion effectively, our business may be adversely impacted.

In the future, we may experience rapid growth in our business, which could place a significant strain on our operations, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

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The Company’s ability to be successful will depend upon the efforts of the Company’s Board and our key personnel and the loss of such persons could negatively impact the operations and profitability of the Company’s business.

The Company’s ability to be successful is dependent upon the efforts of the Company’s board members and key personnel. We cannot assure you that the Company’s board members and key personnel will be effective or successful or remain with the Company. In addition to the other challenges they will face, such individuals may be unfamiliar with the requirements of operating a public company, which could cause the Company’s management to expend time and resources becoming familiar with such requirements. The loss of service of our key personnel, for any reason, could seriously impair our ability to effectuate our business plan, which could have a materially adverse effect on our business and future results of operations. We also have not purchased any key-man life insurance.

If we are unable to recruit and retain key personnel, our business may be harmed.

If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Our business plan is not based on independent market studies.

We have not commissioned any independent market studies concerning our business plans. Rather, our plans for implementing our business strategy and achieving profitability are based on the experience, judgment and assumptions of our management. If these assumptions prove to be incorrect, we may not be successful in our business operations.

Our Board of Directors may change our policies without shareholder approval.

Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegate such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

We need to obtain financing in order to continue our operations and pursue strategic transactions.

On a prospective basis, we will require both short-term financing for operations and long-term capital to fund our expected growth. We currently have no existing bank lines of credit and have not established any definitive sources for additional financing. We believe that cash on hand will be sufficient to meet our short-term financial requirements into the 4th quarter of 2025 assuming that we elect not to pursue and consummate strategic transactions prior to that time. However, we will require additional funds if we want to fully implement our business plan and growth strategy, including strategic transactions, which funds could come in the form of equity, debt (including secured debt) or a combination of the two. Additional financing may not be available to us, or if available, then it may not be available upon terms and conditions acceptable to us. Our inability to take advantage of opportunities in the industry because of capital constraints may have a material adverse effect on our business and our prospects. While we expect to seek additional funding through public or private financings, we may not be able to obtain financing on acceptable terms, or at all. In addition, the terms of our financings may be dilutive to, or otherwise adversely affect, holders of our common stock and other capital securities. We may also seek additional funds through arrangements with collaborators or other third parties.

We currently do not have sufficient cash to fully implement our business plan.

We have experienced a lack of adequate capital resources causing us to be unable to fully implement our full business plan. We believe that we need to raise or otherwise obtain additional financing beyond our current cash position in order to satisfy our existing obligations and fully implement our business plan. We do not expect to have positive cash flow until the end of 2026 or longer. If we are not successful in obtaining additional financing, we will not be able to fully implement our business plan and we may not be able to continue our operations.

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The Company’s business and operations could be negatively affected if it becomes subject to any securities litigation or shareholder activism, which could cause the Company to incur significant expense, hinder execution of business and growth strategy and impact its stock price.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Shareholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the stock price of the Company Common Stock or other reasons may in the future cause it to become the target of securities litigation or shareholder activism. Securities litigation and shareholder activism, including potential proxy contests, could result in substantial costs and divert management’s and board of directors’ attention and resources from the Company’s business. Additionally, such securities litigation and shareholder activism could give rise to perceived uncertainties as to the Company’s future, adversely affect its relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, the Company may be required to incur significant legal fees and other expenses related to any securities litigation and activist shareholder matters. Further, its stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and shareholder activism.

Risks Related to the Company’s Pet Health and Wellness Business (“Halo”)

Increases in sourcing, manufacturing, freight and/or warehousing costs, supply shortages, interruption in Halo’s sourcing operations and/or supply changes could have an adverse effect on Halo’s business, financial condition, and operating results.

Halo’s products are sourced from a limited number of independent third-party suppliers, which Halo depends upon for the manufacture of all Halo’s products. Some of the ingredients, packaging materials, and other products Halo purchases may only be available from a single supplier or a limited group of suppliers. While alternate sources of supply are generally available, the supply and price are subject to market conditions and are influenced by other factors beyond Halo’s control. Halo does not have long-term contracts with many of Halo’s suppliers, and therefore they could increase prices or cease doing business with Halo. As a result, Halo may be subject to price fluctuations or demand disruptions.

The prices of raw materials, packaging materials and freight are subject to fluctuations in price attributable to, among other things, global competition for resources, weather conditions, changes in supply and demand of raw materials, or other commodities, fuel prices and government-sponsored agricultural programs. Volatility in the prices of raw materials and other supplies Halo purchases could increase Halo’s cost of sales and reduce Halo’s profitability, and Halo has no guarantees that prices will not rise. Halo’s ability to pass along higher costs through price increases to Halo’s customers is dependent upon competitive conditions and pricing methodologies employed in the various sales channels in which Halo competes, and Halo may not be successful in implementing price increases. In addition, any price increases Halo does implement may result in lower sales volumes. Customers and consumers may choose to shift purchases to lower-priced private label or other value offerings which may adversely affect Halo’s results of operations.

Halo cannot control all of the various factors that might affect Halo’s ability to ship orders of Halo’s products to customers in a timely manner or to meet Halo’s quality standards. Such factors include, among other things, natural disasters or adverse weather and climate conditions; political and financial instability; strikes; unforeseen public health crises, including pandemics and epidemics such as the COVID-19 pandemic; acts of war or terrorism and other catastrophic events, whether occurring in the U.S. or internationally (including, without limitation, the conflict in Ukraine). From time to time, a co-manufacturer may experience financial difficulties, bankruptcy or other business disruptions, which could disrupt Halo’s supply of products or require that Halo incurs additional expense by providing financial accommodations to the co-manufacturer or taking other steps to seek to minimize or avoid supply disruption, such as establishing a new co-manufacturing arrangement with another provider. Further, Halo may be unable to locate an additional or alternate co-manufacturing arrangement in a timely manner or on commercially reasonable terms, if at all. Any delay, interruption or increased cost in the proprietary value-branded products that might occur for any reason could affect Halo’s ability to meet customer demand, adversely affect Halo’s net sales, increase Halo’s cost of sales and hurt Halo’s results of operations, which in turn may injure Halo’s reputation and customer relationships, thereby harming Halo’s business.

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Halo’s ability to meet increases in demand may be impacted by Halo’s reliance on Halo’s suppliers and Halo is subject to the risk of shortages and long lead times. Halo may not be able to develop alternate sources in a timely manner. Therefore, Halo may not be able to source sufficient product on terms that are acceptable to us, or at all, which may undermine Halo’s ability to fill Halo’s orders in a timely manner. The occurrence of any of the foregoing could increase Halo’s costs, disrupt Halo’s operations, or could have a materially adverse impact on Halo’s business, financial condition, results of operations or prospects.

If Halo fails to maintain and expand Halo’s brand, or the quality of Halo’s products that customers have come to expect, Halo’s business could suffer.

The continued development and maintenance of Halo’s brand and the quality of Halo’s products is critical to Halo’s success. Halo seeks to maintain, extend, and expand Halo’s brand image through marketing investments, including advertising and consumer promotions, and product innovation. Maintaining, promoting and positioning Halo’s brand and reputation will depend on, among other factors, the success of preserving the quality of Halo’s products, the availability of Halo’s products, marketing and merchandising efforts, the nutritional benefits provided to pets and Halo’s ability to provide a consistent, high-quality customer experience.

The success of Halo’s brand may suffer if Halo’s marketing plans or product initiatives do not have the desired impact on Halo’s brand’s image or its ability to attract customers. Brand value is based on perceptions of subjective qualities, and any incident that erodes the loyalty of Halo’s customers, suppliers or co-manufacturers, including adverse publicity or a governmental investigation or litigation, could significantly reduce the value of Halo’s brand and significantly damage Halo’s business. Further, Halo’s brand value could diminish significantly due to a number of factors, including consumer perception that Halo has acted in an irresponsible manner, adverse publicity about Halo’s products (whether or not valid), Halo’s failure to maintain the quality of Halo’s products, product contamination, the failure of Halo’s products to deliver consistently positive consumer experiences, inadequate labor conditions, health or safety issues at Halo’s co-manufacturers, or the products becoming unavailable to consumers.

If Halo is unable to build and sustain brand equity by offering recognizably superior products, Halo may be unable to maintain premium pricing over private label products. The growing use of social and digital media by consumers increases the speed and extent that information and opinions can be shared. Negative posts or comments about Halo or Halo’s brands or products on social or digital media could damage Halo’s brands and reputation. If Halo fails to maintain the favorable perception of its brands, its business, financial condition and results of operations could be negatively impacted.

Halo may not be able to successfully implement and/or manage Halo’s growth strategy on a timely basis or Halo may not grow at all.

Halo’s future success depends on Halo’s ability to implement Halo’s growth strategy of introducing new products and expanding into new markets and attracting new consumers to Halo’s brand and sub-brands. Halo’s ability to implement this growth strategy depends, among other things, on Halo’s ability to: establish Halo’s brands and reputation as a well-managed enterprise committed to delivering premium quality products to the pet health and wellness industry; partner with retailers and other potential distributors of Halo’s products; continue to effectively compete in specialty channels and respond to competitive developments; continue to market and sell Halo’s products through a multi-channel distribution strategy and achieve joint growth targets with Halo’s distribution partners; expand and maintain brand loyalty; develop new proprietary value-branded products and product line extensions that appeal to consumers; maintain and, to the extent necessary, improve Halo’s high standards for product quality, safety and integrity; maintain sources from suppliers that comply with all federal, state and local laws for the required supply of quality ingredients to meet Halo’s growing demand; identify and successfully enter and market Halo’s products in new geographic markets and market segments; execute value-focused pricing strategies; and attract, integrate, retain and motivate qualified personnel. Halo may not be able to successfully implement Halo’s growth strategy and may need to change Halo’s strategy in order to maintain Halo’s growth. If Halo fails to implement Halo’s growth strategy or if Halo invests resources in a growth strategy that ultimately proves unsuccessful, Halo’s business, financial condition and results of operations may be materially adversely affected.

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If Halo succeeds in growing Halo’s business, such growth could strain Halo’s management team and capital resources. Halo’s ability to manage operations and control growth will be dependent on Halo’s ability to raise and spend capital to successfully attract, train, motivate, retain and manage new members of senior management and other key personnel and continue to update and improve Halo’s management and operational systems, infrastructure and other resources, financial and management controls, and reporting systems and procedures. Failure to manage Halo’s growth effectively could cause Halo to misallocate management or financial resources, and result in additional expenditures and inefficient use of existing human and capital resources. Such slower than expected growth may require Halo to restrict or cease Halo’s operations and go out of business. Additionally, Halo’s anticipated growth will increase the demands placed on Halo’s suppliers, resulting in an increased need for Halo to manage Halo’s suppliers and monitor for quality assurance and comply with all applicable laws. Any failure by Halo to manage Halo’s growth effectively could impair Halo’s ability to achieve Halo’s business objectives.

Halo’s recurring losses and significant accumulated deficit have raised substantial doubt regarding Halo’s ability to continue as a going concern.

Halo has experienced recurring operating losses, have a significant accumulated deficit, and Halo expects to continue to generate operating losses and consume cash resources in the near term. Without generating sufficient cash flow from operations or additional debt or equity financing, these conditions raise substantial doubt about Halo’s ability to continue as a going concern, meaning that Halo may be unable to continue operations for the foreseeable future or realize assets and discharge liabilities in the ordinary course of operations. If Halo needs to seek additional financing to fund Halo’s business activities in the future and there remains doubt about Halo’s ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding on commercially reasonable terms or at all. If Halo is unable to obtain sufficient funding, Halo’s business, prospects, financial condition and results of operations will be materially and adversely affected and Halo may be unable to continue as a going concern. If Halo is unable to continue as a going concern, Halo may have to liquidate Halo’s assets and may receive less than the value at which those assets are carried on Halo’s consolidated financial statements, and it is likely that investors will lose all or a part of their investment.

If Halo does not successfully develop additional products and services, or if such products and services are developed but not successfully commercialized, Halo’s business will be adversely affected.

Halo’s success will depend, in part, on Halo’s ability to develop and market new products and improvements to Halo’s existing products. The process of identifying and commercializing new products is complex, uncertain and may involve considerable costs, and if Halo fails to accurately predict customers’ changing needs and preferences, Halo’s business could be harmed. The success of Halo’s innovation and product development efforts is affected by, among other things, the technical capability of Halo’s team; Halo’s ability to establish new supplier relationships and third-party consultants in developing and testing new products, and complying with governmental regulations; Halo’s attractiveness as a partner for outside research and development scientists and entrepreneurs; and the success of Halo’s management and sales team in introducing and marketing new products.

Halo has already and may have to continue to commit significant resources to commercializing new products before knowing whether Halo’s investments will result in products the market will accept. Substantial promotional expenditures may be required to introduce new products to the market, or improve Halo’s market position. To remain competitive and expand and keep shelf placement for Halo’s products, Halo may need to increase Halo’s advertising spending to maintain and increase consumer awareness, protect and grow Halo’s existing market share or promote new products, which could affect Halo’s operating results. Halo may not always be able to respond quickly and effectively to changes in customer taste and demand due to the amount of time and financial resources that may be required to bring new products to market, which could result in Halo’s competitors taking advantage of changes in customer trends before Halo is able to and harm Halo’s brand and reputation.

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Furthermore, developing and commercializing new products may divert management’s attention from other aspects of Halo’s business and place a strain on management, operational and financial resources, as well as Halo’s information systems. Halo may not execute successfully on commercializing those products because of errors in product planning or timing, technical hurdles that Halo fails to overcome in a timely fashion, or a lack of appropriate resources. Launching new products or updating existing products may also leave Halo with obsolete inventory that Halo may not be able to sell or Halo may sell at significantly discounted prices. If Halo is unable to successfully develop or otherwise acquire new products, Halo’s business, financial condition and results of operations may be materially adversely affected.

Because Halo is engaged in a highly competitive business, if Halo is unable to compete effectively, Halo’s results of operations could be adversely affected.

The pet health and wellness industry is highly competitive. Halo competes on the basis of product and ingredient quality, product availability, palatability, brand awareness, loyalty and trust, product variety and innovation, product packaging and design, reputation, price and convenience and promotional efforts. The pet products and services retail industry has become increasingly competitive due to the expansion of pet-related product offerings by certain supermarkets, warehouse clubs, and other mass and general retail and online merchandisers and the entrance of other specialty retailers into the pet food and pet supply market, which makes it more difficult for Halo to compete for brand recognition and differentiation of Halo’s products and services. Halo faces direct competition from companies that sell various pet health and wellness products at a lower price point and distribute such products to traditional retailers, which are larger than Halo is and have greater financial resources. Price gaps between products may result in market share erosion and harm Halo’s business. Halo’s current and potential competitors may also establish cooperative or strategic relationships amongst themselves or with third parties that may further enhance their resources and offerings. Further, it is possible that domestic or foreign companies, some with greater experience in the pet health and wellness industry or greater financial resources than Halo possesses, will seek to provide products or services that compete directly or indirectly with Halo’s in the future.

Many of Halo’s competitors may have longer operating histories, greater brand recognition, larger fulfillment infrastructures, greater technical capabilities, significantly greater financial, marketing and other resources and larger customer bases than Halo does. These factors may allow Halo’s competitors to derive greater net sales and profits from their existing customer base, acquire customers at lower costs or respond more quickly than Halo can to new or emerging technologies and changes in consumer preferences or habits. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to build larger customer bases or generate net sales from their customer bases more effectively than Halo does.

Halo’s competitors may be able to identify and adapt to changes in consumer preferences more quickly than Halo due to their resources and scale. They may also be more successful in marketing and selling their products, better able to increase prices to reflect cost pressures and better able to increase their promotional activity, which may impact Halo and the entire pet health and wellness industry. Increased competition as to any of Halo’s products could result in price reduction, increased costs, reduced margins and loss of market share, which could negatively affect Halo’s profitability. While Halo management believes Halo is better equipped to customize products for the pet health and wellness market generally as compared to other companies in the industry, there can be no assurance that Halo will be able to successfully compete against these other companies. Expansion into markets served by Halo’s competitors and entry of new competitors or expansion of existing competitors into Halo’s markets could materially adversely affect Halo’s business, financial condition and results of operations.

If Halo fails to attract new customers, or retain existing customers, or fail to do either in a cost-effective manner, Halo may not be able to increase sales.

Halo is highly dependent on the effectiveness of Halo’s marketing messages and the efficiency of Halo’s advertising expenditures in generating consumer awareness and sales of Halo’s products. Halo may not always be successful in developing effective messages and new marketing channels, as consumer preferences and competition change, and in achieving efficiency in Halo’s advertising expenditures. Halo depends heavily on internet-based advertising to market Halo’s products through internet-based media and e-commerce platforms. If Halo is unable to continue utilizing such platforms, if those media and platforms diminish in importance or size, or if Halo is unable to direct Halo’s advertising to Halo’s target consumer groups, Halo’s advertising efforts may be ineffective, and Halo’s business could be adversely affected. The costs of advertising through these platforms have increased significantly, which could in decreased efficiency in the use of Halo’s advertising expenditures, and Halo expects these costs may continue to increase in the future.

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Consumers are increasingly using digital tools as a part of their shopping experience. As a result, Halo’s future growth and profitability will depend in part on:

●	the effectiveness and efficiency of Halo’s online experience for disparate worldwide audiences, including advertising and search optimization programs in generating consumer awareness and sales of Halo’s products;

●	Halo’s ability to prevent confusion among consumers that can result from search engines that allow competitors to use or bid on Halo’s trademarks to direct consumers to competitors’ websites;

●	Halo’s ability to prevent Internet publication or television broadcast of false or misleading information regarding Halo’s products or Halo’s competitors’ products;

●	the nature and tone of consumer sentiment published on various social media sites; and

●	the stability of Halo’s website and other e-commerce platforms on which Halo sells Halo’s products. In recent years, a number of DTC, Internet-based retailers have emerged and have driven up the cost of basic search terms, which has and may continue to increase the cost of Halo’s Internet-based marketing programs.

If Halo’s marketing messages are ineffective or Halo’s advertising expenditures, geographic price-points, and other marketing programs, including digital programs, are inefficient in creating awareness and consideration of Halo’s products and brand name and in driving consumer traffic to Halo’s website or to Halo’s other sales channels, Halo’s sales, profitability, cash flows and financial condition may be adversely impacted. In addition, if Halo is not effective in preventing the publication of confusing, false or misleading information regarding Halo’s brand or Halo’s products, or if there arises significant negative consumer sentiment on social media regarding Halo’s brand or Halo’s products, Halo’s sales, profitability, cash flows and financial condition may be adversely impacted.

Food safety and food-borne illness incidents may materially adversely affect Halo’s business by exposing Halo to lawsuits, product recalls or regulatory enforcement actions, increasing Halo’s operating costs and reducing demand for Halo’s product offerings.

Selling food for consumption involves inherent legal and other risks, and there is increasing governmental scrutiny of and public awareness regarding food safety. Unexpected side effects, illness, injury or death related to allergens, food-borne illnesses or other food safety incidents caused by products Halo sells, or involving Halo’s suppliers or co-manufacturers, could result in the discontinuance of sales of these products or Halo’s relationships with such suppliers or co-manufacturers, or otherwise result in increased operating costs, regulatory enforcement actions or harm to Halo’s reputation. Shipment of adulterated or misbranded products, even if inadvertent, can result in criminal or civil liability. Such incidents could also expose Halo to product liability, negligence or other lawsuits, including consumer class action lawsuits. Any claims brought against Halo may exceed or be outside the scope of Halo’s existing or future insurance policy coverage or limits. Any judgment against Halo that is more than Halo’s policy limits or not covered by Halo’s policies or not subject to insurance would have to be paid from Halo’s cash reserves, which would reduce Halo’s capital resources.

The occurrence of food-borne illnesses or other food safety incidents could also adversely affect the price and availability of affected ingredients, resulting in higher costs, disruptions in supply and a reduction in Halo’s sales. Furthermore, any instances of food contamination or regulatory noncompliance, whether or not caused by Halo’s actions, could compel us, Halo’s suppliers, Halo’s distributors or Halo’s customers, depending on the circumstances, to conduct a recall in accordance with FDA regulations, comparable state laws or foreign laws in jurisdictions in which Halo operates. Food recalls could result in significant losses due to their costs, the destruction of product inventory, lost sales due to the unavailability of the product for a period of time and potential loss of existing distributors or customers and a potential negative impact on Halo’s ability to attract new customers due to negative consumer experiences or because of an adverse impact on Halo’s brand and reputation. The costs of a recall could exceed or be outside the scope of Halo’s existing or future insurance policy coverage or limits.

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In addition, food companies have been subject to targeted, large-scale tampering as well as to opportunistic, individual product tampering, and Halo, like any food company, could be a target for product tampering. Forms of tampering could include the introduction of foreign material, chemical contaminants and pathological organisms into consumer products as well as product substitution. FDA regulations require companies like Halo to analyze, prepare and implement mitigation strategies specifically to address tampering (i.e., intentional adulteration) designed to inflict widespread public health harm. If Halo does not adequately address the possibility, or any actual instance, of intentional adulteration, Halo could face possible seizure or recall of its products and the imposition of civil or criminal sanctions, which could materially adversely affect Halo’s business, financial condition and operating results.

Halo may not be able to manage Halo’s manufacturing and supply chain effectively, which may adversely affect Halo’s results of operations.

Halo must accurately forecast demand for all of Halo’s products in order to ensure that Halo has enough products available to meet the needs of Halo’s customers. Halo’s forecasts are based on multiple assumptions that may cause Halo’s estimates to be inaccurate and affect Halo’s ability to obtain adequate co-manufacturing capacity in order to meet the demand for Halo’s products. If Halo does not accurately align Halo’s manufacturing capabilities with demand, Halo’s business, financial condition and results of operations may be materially adversely affected.

In addition, Halo must continuously monitor Halo’s inventory and product mix against forecasted demand. If Halo underestimates demand, Halo having inadequate supplies. Halo also faces the risk of having too much inventory on hand that may reach its expiration date and become unsalable, and Halo may be forced to rely on markdowns or promotional sales to dispose of excess or slow-moving inventory. If Halo is unable to manage Halo’s supply chain effectively, Halo’s operating costs could increase and Halo’s profit margins could decrease.

If any of Halo’s independent shipping providers experience delays or disruptions, Halo’s business could be adversely affected.

Halo relies on independent shipping service providers to ship raw materials and products from Halo’s third-party suppliers and to ship products from Halo’s manufacturing and distribution warehouses to Halo’s customers. Halo’s utilization of any shipping companies that Halo may elect to use, is subject to risks, including increases in fuel prices, employee strikes, organized labor activities and inclement weather, which may impact the shipping company’s ability to provide delivery services sufficient to meet Halo’s shipping needs. If Halo is not able to negotiate acceptable terms with these companies or they experience performance problems or other difficulties, it could negatively impact Halo’s operating results and customer experience.

Halo’s intellectual property rights may be inadequate to protect Halo’s business.

Halo attempts to protect Halo’s intellectual property rights, both in the U.S. and in foreign countries, through a combination of patent, trademark, copyright and trade secret laws, as well as licensing agreements and third-party nondisclosure and assignment agreements. Because of the differences in foreign trademark, patent and other laws concerning proprietary rights, Halo’s intellectual property rights may not receive the same degree of protection in foreign countries as they would in the U.S. Halo’s failure to obtain or maintain adequate protection of Halo’s intellectual property rights for any reason could have a material adverse effect on Halo’s business, results of operations and financial condition.

Halo also relies on unpatented proprietary technology. It is possible that others will independently develop the same or similar technology or otherwise obtain access to Halo’s unpatented technology. To protect Halo’s trade secrets and other proprietary information, Halo requires employees, consultants, advisors and collaborators to enter into confidentiality agreements. Halo cannot assure you that these agreements will provide meaningful protection for Halo’s trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. If Halo is unable to maintain the proprietary nature of Halo’s technologies, Halo could be materially adversely affected.

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Halo relies on Halo’s trademarks, trade names, and brand names to distinguish Halo’s products from the products of Halo’s competitors, and have registered or applied to register many of these trademarks. Halo cannot assure you that Halo’s trademark applications will be approved. Third parties may also oppose Halo’s trademark applications, or otherwise challenge Halo’s use of the trademarks. In the event that Halo’s trademarks are successfully challenged, Halo could be forced to rebrand Halo’s products, which could result in loss of brand recognition, and could require Halo to devote significant additional resources to advertising and marketing new brands. Further, Halo cannot assure you that competitors will not infringe Halo’s trademarks, or that Halo will have adequate resources to enforce Halo’s trademarks.

Halo depends on the knowledge and skills of Halo’s senior management and other key employees, and if Halo is unable to retain and motivate them or recruit additional qualified personnel, Halo’s business may suffer.

Halo has benefited substantially from the leadership and performance of Halo’s senior management, as well as other key employees. Halo’s success will depend on Halo’s ability to retain Halo’s current management and key employees, and to attract and retain qualified personnel in the future, and Halo cannot guarantee that Halo will be able to retain Halo’s personnel or attract new, qualified personnel. In addition, Halo does not maintain any “ key person” life insurance policies. The loss of the services of members of Halo’s senior management or key employees could prevent or delay the implementation and completion of Halo’s strategic objectives, or divert management’s attention to seeking qualified replacements.

A failure of one or more key information technology systems, networks or processes may materially adversely affect Halo’s ability to conduct Halo’s business.

The efficient operation of Halo’s business depends on Halo’s information technology systems. Halo relies on Halo’s information technology systems to effectively manage Halo’s sales and marketing, accounting and financial and legal and compliance functions, engineering and product development tasks, research and development data, communications, supply chain, order entry and fulfillment and other business processes. Halo also relies on third parties and virtualized infrastructure to operate and support Halo’s information technology systems. The failure of Halo’s information technology systems, or those of Halo’s third-party service providers, to perform as Halo anticipates could disrupt Halo’s business and could result in transaction errors, processing inefficiencies and the loss of sales and customers, causing Halo’s business and results of operations to suffer.

In addition, Halo’s information technology systems may be vulnerable to damage or interruption from circumstances beyond Halo’s control, including fire, natural disasters, power outages, systems failures, security breaches, cyber-attacks and computer viruses. The failure of Halo’s information technology systems to perform as a result of any of these factors or Halo’s failure to effectively restore Halo’s systems or implement new systems could disrupt Halo’s entire operation and could result in decreased sales, increased overhead costs, excess inventory and product shortages and a loss of important information.

Further, it is critically important for Halo to maintain the confidentiality and integrity of Halo’s information technology systems. To the extent that Halo has information in Halo’s databases that Halo’s customers consider confidential or sensitive, any unauthorized disclosure of, or access to, such information could result in a violation of applicable data privacy and security, data protection, and consumer protection laws and regulations, legal and financial exposure, damage to Halo’s reputation, a loss of confidence of Halo’s customers, suppliers and manufacturers and lost sales. Despite the implementation of certain security measures, Halo’s systems may still be vulnerable to physical break-ins, computer viruses, programming errors, attacks by third parties or similar disruptive problems. If any of these risks materialize, Halo’s reputation and Halo’s ability to conduct Halo’s business may be materially adversely affected.

Halo relies heavily on third-party commerce platforms to conduct Halo’s businesses. If one of those platforms is compromised, Halo’s business, financial condition and results of operations could be harmed.

Halo relies upon third-party commerce platforms, including Shopify. The use of Shopify was discontinued when Halo exited Halo’s DTC channel in June 2024. Halo also relies on e-mail service providers, bandwidth providers, Internet service providers and mobile networks to deliver e-mail and “ push” communications to customers and to allow customers to access Halo’s website. Any damage to, or failure of, Halo’s systems or the systems of Halo’s third-party commerce platform providers could result in interruptions to the availability or functionality of Halo’s website and mobile applications. As a result, Halo could lose customer data and miss order fulfillment deadlines, which could result in decreased sales, increased overhead costs, excess inventory and product shortages.

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In the future, the loss of access to these third-party platforms, or any significant cost increases from operating on the marketplaces, could significantly reduce Halo’s revenues, and the success of Halo’s business depends partly on continued access to these third-party platforms. Halo’s relationships with Halo’s third-party commerce platform providers could deteriorate as a result of a variety of factors, such as if they become concerned about Halo’s ability to deliver quality products on a timely basis or to protect a third-party’s intellectual property. In addition, third-party marketplace providers could prohibit Halo’s access to these marketplaces if Halo is not able to meet the applicable required terms of use. If for any reason Halo’s arrangements with Halo’s third-party commerce platform providers are terminated or interrupted, such termination or interruption could adversely affect Halo’s business, financial condition, and results of operations.

In addition, Halo exercises little control over these providers, which increases Halo’s vulnerability to problems with the services they provide. Halo could experience additional expense in arranging for new facilities, technology, services and support. The failure of Halo’s third-party commerce platform providers to meet Halo’s capacity requirements could result in interruption in the availability or functionality of Halo’s website and mobile applications, which could adversely affect Halo’s business and results of operations.

Halo may face difficulties as Halo expands business and operations into jurisdictions in which Halo has no prior operating experience.

Halo plans in the future to expand Halo’s operations and business into jurisdictions outside of the jurisdictions where Halo currently carries on business, including internationally. There can be no assurance that any market for Halo’s products will develop in any such foreign jurisdiction. Halo may face new or unexpected risks or significantly increase Halo’s exposure to one or more existing risk factors, including economic instability, new competition, changes in laws and regulations, including the possibility that Halo could be in violation of these laws and regulations as a result of such changes, and the effects of competition.

In addition, it may be difficult for Halo to understand and accurately predict taste preferences and purchasing habits of consumers in new markets. It is costly to establish, develop and maintain operations and develop and promote Halo’s brands in new jurisdictions. As Halo expands its business into other jurisdictions, Halo may encounter regulatory, legal, personnel, technological and other difficulties that increase Halo’s expenses and/or delay Halo’s ability to become profitable in such countries, which may have a material adverse effect on Halo’s business and brand. These factors may limit Halo’s capability to successfully expand Halo’s operations in, or export Halo’s products to, those other jurisdictions.

There may be decreased spending on pets in a challenging economic climate.

A challenging economic climate, including adverse changes in interest rates, volatile commodity markets and inflation, contraction in the availability of credit in the market and reductions in consumer spending, or a slow-down in the general economy or a shift in consumer preferences to less expensive products may result in reduced demand for Halo’s products which may affect Halo’s profitability. Pet ownership and the purchase of pet-related products may constitute discretionary spending for some consumers and any material decline in consumer discretionary spending may reduce overall levels of spending on pets. As a result, a challenging economic climate may cause a decline in demand for Halo’s products which could be disproportionate as compared to competing pet food brands since Halo’s products command a price premium.

Since a significant portion of Halo’s revenue has been derived from China, a slowdown in economic growth in China could adversely impact the sales of Halo’s products in China, which could have a material adverse effect on Halo’s results of operations and financial condition. In addition, a deterioration in trade relations between the U.S. and China or other countries, or the negative perception of U.S. brands by Chinese or other international consumers, could have a material adverse effect on Halo’s results of operations and financial condition.

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If economic conditions result in decreased spending on pets and have a negative impact on Halo’s suppliers or distributors, Halo’s business, financial condition and results of operations may be materially adversely affected.

Significant merchandise returns or refunds could harm Halo’s business.

Halo allows Halo’s customers to return products or obtain refunds, subject to Halo’s return and refunds policy. If merchandise returns or refunds are significant or higher than anticipated and forecasted, Halo’s business, financial condition, and results of operations could be adversely affected. Further, Halo modifies its policies relating to returns or refunds from time to time, and may do so in the future, which may result in customer dissatisfaction and harm to Halo’s reputation or brand, or an increase in the number of product returns or the amount of refunds Halo makes.

Halo may seek to grow Halo’s company and business through acquisitions, investments or through strategic alliances and Halo’s failure to identify and successfully integrate and manage these assets could have a material adverse effect on the anticipated benefits of the acquisition and Halo’s business, financial condition or results of operations.

Halo management expects to consider opportunities to acquire or make investments in new or complementary businesses, facilities, technologies or products, or enter into strategic alliances, which may enhance Halo’s capabilities, expand Halo’s network, complement Halo’s current products or expand the breadth of Halo’s markets. In 2019, Halo completed three significant acquisitions that involved the combination of three businesses that historically have operated as independent companies. The success of these completed acquisitions and any future acquisitions will depend in large part on the success of Halo’s management team in integrating the operations, strategies, technologies and personnel. Potential and completed acquisitions, investments and other strategic alliances involve numerous risks, including: problems integrating the purchased business, facilities, technologies or products; issues maintaining uniform standards, procedures, controls and policies; assumed liabilities; unanticipated costs associated with acquisitions, investments or strategic alliances; diversion of management’s attention from Halo’s existing business; adverse effects on existing business relationships with suppliers, manufacturers, and retail customers; risks associated with entering new markets in which Halo has limited or no experience; potential write-offs of acquired assets and/or an impairment of any goodwill recorded as a result of an acquisition; potential loss of key employees of acquired businesses; and increased legal and accounting compliance costs.

Halo may fail to realize some or all of the anticipated benefits of the acquisitions if the integration process takes longer than expected or is more costly than expected. Halo’s failure to meet the challenges involved in successfully integrating acquisitions, including the operations of Halo, or to otherwise realize any of the anticipated benefits of the acquisitions could impair Halo’s financial condition and results of operations. Furthermore, Halo does not know if Halo will be able to identify additional acquisitions or strategic relationships Halo deems suitable or whether Halo will be able to successfully complete any such transactions on favorable terms or at all. Halo’s ability to successfully grow through strategic transactions depends upon Halo’s ability to identify, negotiate, complete and integrate suitable target businesses, facilities, technologies and products and to obtain any necessary financing. These efforts could be expensive and time-consuming and may disrupt Halo’s ongoing business.

Premiums for Halo’s insurance coverage may not continue to be commercially justifiable, and Halo’s insurance coverage may have limitations and other exclusions and may not be sufficient to cover Halo’s potential liabilities.

Halo has insurance to protect Halo’s assets, operations and employees. While Halo management believes Halo’s insurance coverage addresses all material risks to which Halo is exposed and is adequate and customary in Halo’s current state of operations, such insurance is subject to coverage limits and exclusions and may not be available for the risks and hazards to which Halo is exposed. No assurance can be given that such insurance will be adequate to cover Halo’s liabilities or will be generally available in the future or, if available, that premiums will be commercially justifiable. If Halo is unable to obtain such insurances or if Halo were to incur substantial liability and such damages were not covered by insurance or were in excess of policy limits, Halo may be prevented from entering into certain business sectors, Halo’s growth may be inhibited, and Halo may be exposed to additional risk and financial liabilities, which could have a material adverse effect on Halo’s business, results of operations and financial condition could be materially adversely affected.

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Adverse litigation judgments or settlements resulting from legal proceedings relating to Halo’s business operations could materially adversely affect Halo’s business, financial condition and results of operations.

From time to time, Halo is subject to allegations, and may be party to legal claims and regulatory proceedings, relating to Halo’s business operations. Such allegations, claims and proceedings may be brought by third parties, including Halo’s customers, employees, governmental or regulatory bodies or competitors. Defending against such claims and proceedings, regardless of their merits or outcomes, is costly and time consuming and may divert management’s attention and personnel resources from Halo’s normal business operations, and the outcome of many of these claims and proceedings cannot be predicted. If any of these claims or proceedings were to be determined adversely to us, a judgment, a fine or a settlement involving a payment of a material sum of money were to occur, or injunctive relief were issued against us, Halo’s reputation could be affected and Halo’s business, financial condition and results of operations could be materially adversely affected.

If third parties claim that Halo infringes upon their intellectual property rights, Halo’s business and results of operations could be adversely affected.

Any claims of intellectual property infringement, even those without merit, could be expensive and time consuming to defend; could require Halo to cease selling the products that incorporate the challenged intellectual property; could require Halo to redesign, reengineer, or rebrand the product, if feasible; could divert management’s attention and resources; or could require Halo to enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property. Any royalty or licensing agreements, if required, may not be available to Halo on acceptable terms or at all.

A successful claim of infringement against Halo could result in Halo’s being required to pay significant damages, enter into costly license or royalty agreements, or stop the sale of certain products, any of which could have a negative impact on Halo’s business, financial condition, results of operations and Halo’s future prospects.

Failure to comply with the U.S. Foreign Corrupt Practices Act, other applicable anti-corruption and anti-bribery laws, and applicable trade control laws could subject Halo to penalties and other adverse consequences.

Halo also operates Halo’s business in part outside of the U.S. and Halo’s operations are subject to the U.S. Foreign Corrupt Practices Act (the “ FCPA”), as well as the anti-corruption and anti-bribery laws in the countries where Halo does business. In addition, Halo is subject to U.S. and other applicable trade control regulations that restrict with whom Halo may transact business, including the trade sanctions enforced by the U.S. Treasury, Office of Foreign Assets Control (“ OFAC”). Halo also plans to expand its operations outside of the U.S. in the future and Halo’s risks related to the FCPA will increase as Halo grows its international presence. Any violations of these anti-corruption or trade controls laws, or even allegations of such violations, can lead to an investigation and/or enforcement action, which could disrupt Halo’s operations, involve significant management distraction, and lead to significant costs and expenses, including legal fees. In addition, Halo’s brand and reputation, Halo’s sales activities or Halo’s stock price could be adversely affected if Halo becomes the subject of any negative publicity related to actual or potential violations of anti-corruption, anti-bribery or trade control laws and regulations.

Halo’s ability to utilize its net operating loss carryforwards may be limited.

Halo’s ability to utilize its federal net operating loss carryforwards and federal tax credit may be limited under Section 382 of the Code as amended by the Tax Cut and Jobs Act (the “ TCJA”). The limitations apply if Halo experiences an “ownership change”. Similar provisions of state tax law may also apply. If Halo has experienced an ownership change at any time since Halo’s formation, Halo may already be subject to limitations on Halo’s ability to utilize Halo’s existing net operating losses to offset taxable income. In addition, future changes in Halo’s stock ownership, which may be outside of Halo’s control, may trigger an ownership change and, consequently, the limitations under Section 382. As a result, if or when Halo earns net taxable income, Halo’s ability to use Halo’s pre-change net operating loss carryforwards to offset such taxable income may be subject to limitations, which could adversely affect Halo’s future cash flows.

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Risks Related to the Regulation of Halo’s Business and Products

Halo and its co-manufacturers and suppliers are subject to extensive governmental regulation and may be subject to enforcement if Halo is not in compliance with applicable requirements.

Halo and its third-party suppliers are subject to a broad range of foreign, federal, state and local laws and regulations governing, among other things, the testing, development, manufacture, distribution, marketing and post-market reporting of animal foods. These include laws administered by the FDA, the FTC, the USDA, and other federal, state and local regulatory authorities. Because Halo markets food, supplements and other products that are regulated as food and cosmetic care products for animals, Halo and the companies that manufacture its products are subject to the requirements of the FDCA and regulations promulgated thereunder by the FDA. The FDCA and related regulations govern, among other things, the manufacturing, composition, ingredients, packaging, labeling and safety of food for animals. The FDA requires that facilities that manufacture animal food products comply with a range of requirements. If Halo’s third-party suppliers cannot successfully manufacture products that conform to Halo’s specifications and the strict regulatory requirements, they may be subject to adverse inspectional findings or enforcement actions, which could materially impact Halo’s ability to market Halo’s products, could result in their inability to continue manufacturing for Halo or could result in a recall of Halo’s products that have already been distributed.

If the FDA or other regulatory authority determines that Halo or they have not complied with the applicable regulatory requirements, Halo’s business, financial condition and results of operations may be materially adversely impacted. If Halo does not comply with labeling requirements, including making unlawful claims about Halo’s products, Halo could be subject to public warning letters and possible further enforcement. Failure by Halo or Halo’s co-manufacturers and suppliers to comply with applicable laws and regulations or to obtain and maintain necessary permits, licenses and registrations relating to Halo’s or Halo’s partners’ operations could subject Halo to administrative and civil penalties, including fines, injunctions, recalls or seizures, warning letters, restrictions on the marketing or manufacturing of Halo’s products, or refusals to permit the import or export of products, as well as potential criminal sanctions, which could result in increased operating costs resulting in a material effect on Halo’s operating results and business.

International expansion of Halo’s business could expose Halo to substantial business, regulatory, political, financial and economic risks.

Halo currently conducts business and market products in the U.S., Canada and select Asian markets, including China. The expansion of Halo’s business outside of the U.S. could expose Halo to substantial risks, which may include, but are not limited to, the following:

●	political, social and economic instability;

●	higher levels of credit risk, corruption and payment fraud;

●	regulations that might add difficulties in repatriating cash earned outside the U.S. and otherwise prevent Halo from freely moving cash;

●	import and export controls and restrictions and changes in trade regulations

●	compliance with the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act and similar laws in other jurisdictions;

●	multiple, conflicting and changing laws and regulations such as privacy, security and data use regulations, tax laws, trade regulations, economic sanctions and embargoes, employment laws, anti-corruption laws, regulatory requirements, reimbursement or payor regimes and other governmental approvals, permits and licenses;

●	failure by us, Halo’s collaborators or Halo’s distributors to obtain regulatory clearance, authorization or approval for the use of Halo’s products in various countries;

●	additional potentially relevant third-party patent rights;

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●	complexities and difficulties in obtaining intellectual property protection and enforcing Halo’s intellectual property;

●	logistics and regulations associated with shipping samples and customer orders, including infrastructure conditions and transportation delays;

●	the impact of local and regional financial crises;

●	natural disasters, political and economic instability, including wars, terrorism and political unrest, and outbreak of disease;

●	breakdowns in infrastructure, utilities and other services;

●	boycotts, curtailment of trade and other business restrictions; and

●	the other risks and uncertainties described in this Form 10K

Any of these factors could significantly harm Halo’s future international expansion and operations and, consequently, Halo’s revenue and results of operations.

Changes in government regulations and trade policies may materially and adversely affect Halo’s sales and results of operations.

The U.S. or foreign governments may take administrative, legislative, or regulatory action that could materially interfere with Halo’s ability to sell products in certain countries and/or to certain customers, particularly in China. As part of Halo’s attempt to broaden its customer base, Halo has begun offering Halo’s products to Chinese consumers. Halo’s decision to export products to China requires Halo to comply with Chinese rules, laws, and regulations, as well as certain domestic and international laws relating to the import and export of goods to foreign countries. These laws are often changing, and the costs associated with complying with these laws and regulations may adversely affect Halo. Additionally, changes in the current laws may make importing products to China more difficult, which may also negatively affect Halo’s business. Furthermore, changes in U.S. trade policy more generally could trigger retaliatory actions by affected countries, which could impose restrictions on Halo’s ability to do business in or with affected countries or prohibit, reduce or discourage purchases of Halo’s products by foreign customers. Changes in, and responses to, U.S. trade policy could reduce the competitiveness of Halo’s products, cause Halo’s sales to decline and adversely impact Halo’s ability to compete, which could materially and adversely impact Halo’s business, financial condition and results of operations.

There is significant uncertainty about the future relationship between the U.S. and China with respect to trade policies, treaties, government regulations and tariffs. An escalation of recent trade tensions between the U.S. and China has resulted in trade restrictions that could harm Halo’s ability to participate in Chinese markets and numerous additional such restrictions have been threatened by both countries. The U.S. and China have imposed a number of tariffs and other restrictions on items imported or exported between the U.S. and China. Halo cannot predict what actions may ultimately be taken with respect to tariffs or trade relations between the U.S. and China or other countries, what products may be subject to such actions, or what actions may be taken by the other countries in retaliation. The institution of trade tariffs both globally and between the U.S. and China specifically carries the risk of negatively impacting China’s overall economic condition, which could have negative repercussions for Halo’s business. Halo’s products are and may continue to be subject to export license requirements or restrictions, particularly in respect of China.

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Halo’s products may be subject to recalls for a variety of reasons, which could require Halo to expend significant management and capital resources.

Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, adulteration, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. Although Halo has detailed procedures in place for testing finished products, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits, whether frivolous or otherwise. If any of the animal food or care products produced by Halo are recalled due to an alleged product defect or for any other reason, Halo could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. Halo had to issue a recall in 2018 for one of Halo’s products after a single retail sample collected by the Michigan Department of Agriculture tested positive for Salmonella. Although customers reported no incidents of injury or illness in association with this product, the recall negatively affected Halo’s results. As a result of any such recall, customers may be hesitant to purchase Halo’s products in the future and Halo may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant management attention or damage Halo’s reputation and goodwill or that of Halo’s products or brands. Additionally, product recalls may lead to increased scrutiny of Halo’s operations by the FDA or other state or federal regulatory agencies, requiring further management attention, increased compliance costs and potential legal fees, fines, penalties and other expenses.

Changes in existing laws or regulations, including how such existing laws or regulations are enforced by federal, state, and local authorities, or the adoption of new laws or regulations may increase Halo’s costs and otherwise adversely affect Halo’s business, financial condition and results of operations.

The manufacture and marketing of animal food products is highly regulated, and Halo and its co-manufacturers and suppliers are subject to a variety of federal and state laws and regulations applicable to pet food and treats. These laws and regulations apply to many aspects of Halo’s business, including the manufacture, packaging, labeling, distribution, advertising, sale, quality and safety of Halo’s products. Halo could incur costs, including fines, penalties, and third-party claims, in the event of any violations of, or liabilities under, such requirements, including any competitor or consumer challenges relating to compliance with such requirements. For example, in connection with the marketing and advertisement of Halo’s products, Halo could be the target of claims relating to false or deceptive advertising, including under the auspices of the FTC and state consumer protection statutes. The regulatory environment in which Halo operates could change significantly and adversely in the future. The laws and regulations that apply to Halo’s products and business may change in the future and Halo may incur (directly or indirectly) material costs to comply with current or future laws and regulations or any required product recalls. New or revised government laws and regulations could significantly limit Halo’s ability to run Halo’s business as it is currently conducted, result in additional compliance costs and, in the event of noncompliance, lead to administrative or civil remedies, including fines, injunctions, withdrawals, recalls or seizures and confiscations, as well as potential criminal sanctions. Any such changes or actions by the FDA or other regulatory agencies could have a material adverse effect on Halo’s co-manufacturers, Halo’s suppliers or Halo’s business, financial condition and results of operations.

Risks Related to Our Organization and Structure

Our holding company structure makes us dependent on our subsidiaries for our cash flow and could serve to subordinate the rights of our shareholders to the rights of creditors of our subsidiaries, in the event of an insolvency or liquidation of any such subsidiary.

Our company acts as a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. Such subsidiaries will be separate and distinct legal entities. As a result, substantially all of our cash flow will depend upon the earnings of our subsidiaries. In addition, we will depend on the distribution of earnings, loans or other payments by our subsidiaries. No subsidiary will have any obligation to provide our company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our shareholders will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before our company, as a shareholder, would be entitled to receive any distribution from that sale or disposal.

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Delaware law and the Certificate of Incorporation, as amended, and Bylaws contain certain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

Provisions contained in our certificate of incorporation and bylaws could make it more difficult for a third party to acquire us after we have become a publicly traded company. Provisions in our certificate of incorporation and bylaws impose various procedural and other requirements, which could make it more difficult for stockholders to effect certain corporate actions. For example, our certificate of incorporation authorizes our board of directors to determine the rights, preferences, privileges and restrictions of unissued series of preferred stock without any vote or action by our stockholders. Thus, our board of directors can authorize and issue shares of preferred stock with voting or conversion rights that could dilute the voting power of holders of our other series of capital stock. These rights may have the effect of delaying or deterring a change of control of our company. Additionally, our certificate of incorporation and/or bylaws establish limitations on the removal of directors and on the ability of our stockholders to call special meetings and include advance notice requirements for nominations for election to our board of directors and for proposing matters that can be acted upon at stockholder meetings.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware (the “ DGCL”), which prohibits an “ interested stockholder” owning in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which such stockholder acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner. These provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock.

The Certificate of Incorporation, as amended, is attached as Exhibits 3.1 through 3.6 to this information statement/prospectus and we urge you to read it.

The Certificate of Incorporation, as amended, designates a state or federal court located within the State of Delaware as the exclusive forum for substantially all disputes between the Company and its stockholders, which could limit the Company’s stockholders’ ability to choose the judicial forum for disputes with the Company or its directors, officers, or employees.

The Certificate of Incorporation, as amended, provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, or if such court does not have subject matter jurisdiction, any other court located in the State of Delaware with subject matter jurisdiction, will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or its officers or directors arising pursuant to any provision of the DGCL or the Amended and Restated Certificate of Incorporation or Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine of the law of the State of Delaware; provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware. Additionally, the Amended and Restated Certificate of Incorporation will provide that, unless the Company consents to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act; provided, however, that such provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. However, there is uncertainty as to whether a court would enforce this provision and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in any of the securities of the Company will be deemed to have notice of and consented to these provisions. These exclusive-forum provisions may limit or make more costly a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with the Company or its directors, officers, or other employees, which may discourage lawsuits against the Company and its directors, officers, and other employees. If a court were to find these exclusive-forum provisions to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving the dispute in other jurisdictions, which could harm its results of operations.

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Risks Related to Our Capital Structure

We are a holding company and rely on payments, advances and transfers of funds from our subsidiaries to meet our obligations and pay any dividends.

We have limited direct operations and significant assets other than ownership of 100% of the capital stock of our subsidiaries. Because we primarily conduct our operations through our subsidiaries, we depend on those entities for payments to generate the funds necessary to meet our financial obligations, and to pay any dividends with respect to our common stock. Legal and contractual restrictions in our Wintrust credit facility and other agreements that may govern future indebtedness of our subsidiaries, as well as the financial condition and operating requirements of our subsidiaries, may limit our ability to obtain cash from our subsidiaries. The earnings from, or other available assets of, our subsidiaries might not be sufficient to make distributions or obtain loans to enable us to meet certain of our obligations. Any of the foregoing could materially and adversely affect our business, financial condition, results of operations and cash flows.

Our level of indebtedness and related covenants could limit our operational and financial flexibility and could significantly adversely affect our business if we breach such covenants and default on such indebtedness.

Our ability to meet our debt service obligations depends upon our operating and financial performance, which is subject to general economic and competitive conditions and to financial, business and other factors affecting our operations, many of which are beyond our control. If we are unable to service our debt, we may need to sell inventory and other material assets, restructure or refinance our debt, or seek additional equity capital. If our inability to meet our debt service obligations results in an event of default as defined under our Wintrust receivables credit facility, the lender thereunder may be able to take possession of substantially all of our assets. Prevailing economic conditions and global credit markets could adversely impact our ability to do so.

In addition, our debt agreements contain limits on our ability to, among other things, incur additional debt, grant liens, undergo certain fundamental changes, make investments, and dispose of inventory. These restrictions may prevent us from taking actions that we believe would be in the best interests of the business and may make it difficult for us to successfully execute our business strategy or effectively compete with companies that are not similarly restricted. If we determine that we need to take any action that is restricted under our debt agreements, we will need to first obtain a waiver from the related lenders. Obtaining such waivers, if needed, may impose additional costs or we may be unable to obtain such waivers. Our ability to comply with these restrictive covenants in future periods will largely depend on our ability to successfully implement our overall business strategy. The breach of any of these covenants or restrictions could result in a default, which could result in the acceleration of our outstanding debt. In the event of an acceleration of such debt, we could be forced to apply all available cash flows to repay such debt, which could also force us into bankruptcy or liquidation.

Our common stock may be deemed to be a “penny stock” and the “penny stock” rules could adversely affect the market price of our common stock.

The SEC has adopted Rule 3a51-1, which establishes the definition of a “penny stock” as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Our common stock may be deemed to be a penny stock. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires that a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

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Our failure to meet the continued listing requirements of NYSE American could result in a delisting of our common stock and could make it more difficult to raise capital in the future.

NYSE American has listing requirements for inclusion of securities for trading on the NYSE American, including minimum levels of stockholders’ equity, market value of publicly held shares, number of public stockholders and stock price. There can be no assurance that we will be successful in maintaining the listing of NYSE American as it is possible we may fail to satisfy the continued listing requirements, such as the corporate governance requirements or the minimum stock price requirement. On October 14, 2025, we received a written notice (the “Notice”) from the NYSE American indicating that we are in compliance with the NYSE American continued listing standard set forth in Section 1003(a)(ii) of the NYSE American Company Guide (“Section 1003(a)(ii)”). Section 1003(a)(ii) requires a listed company to have stockholders’ equity of $4 million or more if the listed company has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. The Notice has no immediate effect on the listing or trading of our common stock and the common stock will continue to trade on the NYSE American under the symbol “SRXH.” Additionally, the Notice does not result in the immediate delisting of our common stock from the NYSE American. We are subject to the procedures and requirements of Section 1009 of the Company Guide, which could, among other things, result in the initiation of delisting proceedings, unless we cure the deficiency in a timely manner. NYSE American may also accelerate delisting action in the event that our common stock trades at levels viewed by the Staff to be abnormally low. Such a delisting or the announcement of such delisting will have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we may attempt to take actions to restore our compliance with the NYSE American listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the NYSE American minimum listing requirements or prevent future non-compliance with the NYSE American listing requirements. If we do not maintain the listing of our common stock on NYSE American, it could make it harder for us to raise additional capital in the long-term. If we are unable to raise capital when needed in the future, we may have to cease or reduce operations. On November 13, 2025, we submitted a plan of actions hawse have taken or will take to regain compliance with the Exchange’s continued listing standards by July 14, 2026. On January 6, 2026, we received a notice from the NYSE American that the NYSE American has accepted our plan to regain compliance. Separately, on February 18, 2026, we received a public warning letter from the NYSE American notifying us that we had failed to comply with Sections 301 and 713 of the NYSE American Company guide. We do not at this time anticipate the NYSE American will take any further action against the Company as a result of the matters which were the subject of the warning letter.

Our common stock prices may be volatile.

The market price of our common stock has been and may continue to be highly volatile and subject to wide fluctuations. Our financial performance, government regulatory action, tax laws, interest rates and market conditions in general could have a significant impact on the future market price of our common stock.

The public price of our common stock could also be subject to wide fluctuations in response to the risk factors described in this information statement/prospectus and others beyond our control, including: the number of shares of our common stock publicly owned and available for trading; actual or anticipated quarterly variations in our results of operations or those of our competitors; our actual or anticipated operating performance and the operating performance of similar companies in our industry; our announcements or our competitors’ announcements regarding significant contracts, acquisitions, or strategic investments; general economic conditions and their impact on the pet food markets; the overall performance of the equity markets; threatened or actual litigation; changes in laws or regulations relating to our industry; any major change in our board of directors or management; publication of research reports about us or our industry or changes in recommendations or withdrawal of research coverage by securities analysts; and sales or expected sales of shares of our common stock by us, and our officers, directors, and significant stockholders. From time to time, our affiliates may sell stock for reasons due to their personal financial circumstances. These sales may be interpreted by other stockholders as an indication of our performance and result in subsequent sales of our stock that have the effect of creating downward pressure on the market price of our common stock.

The volatility of the market price of our common stock may adversely affect the ability of investors to purchase or sell shares of our common stock. Investors may also experience losses on their investments in our stock due to price fluctuations. In addition, the stock market in general has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of those companies. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, divert our management’s attention and resources and harm our business, operating results, and financial condition.

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We do not expect to pay any cash dividends to the holders of the common stock in the foreseeable future and the availability and timing of future cash dividends, if any, is uncertain.

We expect to use cash flow from future operations to repay debt and support the growth of our business and do not expect to declare or pay any cash dividends on our common stock in the foreseeable future. Our Wintrust receivables credit facility places certain restrictions on the ability of us and our subsidiaries to pay cash dividends. We may amend our current credit facilities or enter into new debt arrangements that also prohibit or restrict our ability to pay cash dividends on our common stock.

Subject to such restrictions, our board of directors will determine the amount and timing of stockholder dividends, if any, that we may pay in future periods. In making this determination, our directors will consider all relevant factors, including the amount of cash available for dividends, capital expenditures, covenants, prohibitions or limitations with respect to dividends, applicable law, general operational requirements and other variables. We cannot predict the amount or timing of any future dividends you may receive, and if we do commence the payment of dividends, we may be unable to pay, maintain or increase dividends over time. Therefore, you may not be able to realize any return on your investment in our common stock for an extended period of time, if at all.

Future sales of our common stock, or the perception that such sales may occur, may depress our share price, and any additional capital through the sale of equity or convertible securities may dilute your ownership in us.

In the future, we may issue our previously authorized and unissued securities. We are authorized to issue 5,000,000,000 shares of common stock and 4,000,000 shares of preferred stock with such designations, preferences and rights as determined by our board of directors. The potential issuance of such additional shares of common stock will result in the dilution of the ownership interests of the holders of our common stock and may create downward pressure on the trading price, if any, of our common stock. The sales of substantial amounts of our common stock pursuant to our effective registration statements, or the perception that these sales may occur, could cause the market price of our common stock to decline and impair our ability to raise capital. These shares also may be sold pursuant to Rule 144 under the Securities Act, depending on their holding period and subject to restrictions in the case of shares held by persons deemed to be our affiliates. We also may grant additional registration rights in connection with any future issuance of our capital stock.

The market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

There can be no assurance that the share price of our stock will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

We may issue preferred stock whose terms could adversely affect the voting power or value of our common stock.

Our certificate of incorporation authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our common stock with respect to dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events, or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might grant to holders of preferred stock could affect the value of the common stock. The issuance of such preferred stock could also be used as a method of discouraging, delaying or preventing a change of control.

The administrative and regulatory costs of public company compliance could consume a significant amount of our resources.

The rules and regulations related to being a public company require us to incur significant legal, accounting and other expenses. The legal and financial compliance make some activities more time-consuming and costly, particularly after we are no longer a smaller reporting company. Moreover, if we are not able to comply with the requirements or regulations as a public reporting company in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

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In addition, the Sarbanes-Oxley Act of 2002 and rules subsequently implemented by the SEC impose various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel devote a substantial amount of time to these compliance initiatives. To achieve compliance with Section 404 within the prescribed period, we will be engaged in a costly and challenging process to document and evaluate our internal control over financial reporting. In this regard, we will need to continue to dedicate internal resources and potentially engage outside consultants or hire an internal audit resource to assess and document the adequacy of internal control over financial reporting, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that neither we nor our independent registered public accounting firm will be able to conclude within the prescribed timeframe that our internal control over financial reporting is effective as required by Section 404. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

We are a smaller reporting company which could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are a smaller reporting company, as defined in Item 10(f)(1) of Regulation S-K, and we may take advantage of certain reduced disclosure obligations. To the extent we take advantage of such reduced disclosure obligations while we continue to qualify as a smaller reporting company, it may make comparison of our financial statements with other public companies difficult or impossible. Some investors may find our common stock less attractive because we may rely on these exemptions, which could result in a less active trading market for our common stock, and our stock price may be more volatile.

Risks Related to the Business of EMJC

This will be the first digital asset treasury strategy for the Company. Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our treasury strategy.

Following the closing of the Transaction, we intend to implement our digital asset treasury strategy. Because we are only beginning to enact this strategy, our historical financial statements do not reflect the potential variability in earnings that we may experience in the future from acquiring, holding and trading significant amounts of Bitcoin, Ether and other cryptocurrencies. The price of digital assets has historically been subject to dramatic price fluctuations and is highly volatile.

In the future we may expand our operations beyond our legacy pet health and wellness operations and our new digital asset treasury strategy to include other income streams, which may include new ways to generate income using digital asset holdings. While we do not have any definitive agreements to expand to other business lines at this time, if we expand our operations, additional risks related to such new strategies, including counterparty risks, could arise.

The digital asset strategy we seek to acquire has a limited operating history, making it difficult to evaluate the future prospects of such strategy.

EMJC has no meaningful operating history, and its digital asset treasury business model, including its ability to achieve market adoption and develop commercial relationships, remains unproven. There is no assurance we will secure the breadth or depth of counterparties necessary to scale the business, or that we can do so on acceptable terms or timelines. If we are unable to establish these relationships or if they develop more slowly than expected, our growth prospects, competitive position and operating results could be materially and adversely affected.

We also face the execution, integration, regulatory, and market uncertainties typical of emerging platforms, including potential delays, higher-than-expected costs and dependencies on third parties. Even if initial arrangements are pursued, they may not convert into definitive, revenue-generating agreements. Given our limited track record and the evolving, competitive nature of our target markets, investors should not place undue reliance on our current plans, milestones or timelines.

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Our strategy will rely on EMJC’s proprietary algorithmic and AI-driven models, which may not perform as expected. Back-tests and simulations are not necessarily indicative of future results, and model, data or infrastructure errors or failures could materially and adversely affect performance.

If implemented, our strategy will be anchored in Bitcoin and Ether, with the potential for limited, high-conviction altcoin allocations. Allocation, timing, rebalancing, and options-based hedging/income would be guided by our proprietary quantitative AI and machine-learning QAM engine, which seeks to identify entry/exit points and optimize positioning across market regimes. These systems may not function effectively or achieve their intended benefits. While such systems have been subjected to back-testing and simulation, these measures have inherent limitations and are not necessarily indicative of future performance. No framework can eliminate model, data, execution or market risks.

Model and regime risk. The success of our models depends on recognizing market regimes and correctly interpreting signals. If models or their assumptions are incorrect, misspecified or fail to adapt when historical relationships change, we may sustain losses or forgo gains. Even if long-run relationships persist, they may not hold during particular periods relevant to our positions, including rapid sell-offs, volatility regime shifts, or liquidity stress. Our model governance emphasizes code integrity, data quality, and monitoring, but misspecification or system issues can still cause unintended trades, wrong sizing, or missed hedges.

Data dependency and alternative data risk. Our QAM engine and execution frameworks rely on timely and accurate market, reference, and other third-party data. Delays, degradations, inaccuracies, or interruptions in data could disrupt signal generation or trade execution and adversely affect results until corrected. Reliance on third-party data – particularly during high-volatility states – could increase the risk that decisions reflect incomplete or noisy inputs, impacting any Bitcoin and Ether positioning and, to a lesser extent, any limited altcoin allocation.

Options/derivatives and collateral risk. Options-based hedging and income strategies could reduce upside capture, increase costs and underperform in certain environments, including in the presence of regime shifts, gap moves or volatility collapses or spikes. Imperfect basis or correlation, timing mismatches, and changing market microstructure could result in losses on both the hedge and the underlying. These activities also require disciplined collateral and liquidity management; venue disruptions or market stress could widen spreads, reduce liquidity, and impair our ability to initiate, roll, or close positions on acceptable terms, potentially forcing de-risking at unfavorable prices.

Infrastructure and venue risk. Failures or restrictions at trading venues, liquidity providers or other service providers could reduce market liquidity and increase volatility, impairing valuation, hedging, or rebalancing across digital asset markets.

If we are unable to recruit, develop or retain skilled personnel – and particularly if we lose the services of Dr. Eric M. Jackson – our business, operating results and financial condition could be adversely affected.

While EMJC currently has only a few employees and contractors, future success of the digital asset treasury strategy will depend on our ability to attract, develop, assimilate and retain highly skilled personnel across engineering, product, sales, security and other critical functions. Competition for qualified employees in the digital assets industry is intense, and we may face significant recruiting and retention challenges, including from larger, better-capitalized companies that may offer higher cash compensation, more attractive equity packages or more expansive benefits. These challenges may be exacerbated by macroeconomic conditions; equity market volatility that may reduce the perceived value of our equity awards; compensation-related constraints; evolving restrictions on immigration, travel, or visa availability; shifting expectations around remote and hybrid work; and periodic organizational changes, including restructurings or headcount reductions that can negatively impact morale, productivity, and our employer brand.

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We are particularly dependent on the continued service and leadership of EMJC’s founder, Dr. Eric M. Jackson, who will be appointed as an officer of the EMJC subsidiary upon the Closing, having the title of Head of Asset Management, and whose technical skills, strategic vision, industry relationships and institutional knowledge are integral to our operations, culture and long-term strategy, particularly the deployment of our QAM engine and execution framework. The loss of Dr. Jackson or other members of our senior management, as well as key technical and go-to-market personnel, could disrupt our product roadmap, research and development priorities, customer relationships, partnerships, fundraising and investor relations activities, and day-to-day operations. In addition, the specialized expertise of certain employees and teams may be difficult to replace in a timely manner, and onboarding and ramping new personnel to full productivity can be lengthy and costly.

Although we make seek to mitigate the above risks through succession planning, competitive compensation, professional development, and retention initiatives, we anticipate that our employees will generally be able to terminate their employment at any time (subject to applicable notice requirements), and non-competition and non-solicitation covenants may be limited in enforceability in certain jurisdictions. We do not currently carry “key person” insurance for Dr. Jackson or other members of senior management, although we could seek to obtain such coverage in the future, if available terms we deem reasonable.

Our success is contingent on our ability to secure, integrate and scale certain key mandates and integrations. We currently have no committed mandates, and there is no assurance we will obtain them on acceptable terms or within anticipated timeframes, if at all.

Our ability to execute our strategy, if implemented, is highly speculative because we currently have no committed commercial mandates or integrations, yet our plan assumes scaling by winning and retaining approximately 10 to 20 key mandates across the digital-asset and tokenized-settlement ecosystem. There is no assurance we will secure any such mandates, let alone the number and type contemplated, on acceptable terms or within anticipated timeframes. Failure to obtain these mandates would prevent realization of the network effects, model improvements, and revenue opportunities our strategy depends on and could materially and adversely affect our growth prospects, operating results, and competitive position. These risks are heightened by our expectation of a “winner-take-most” dynamic in which market share consolidates behind platforms perceived to have the deepest models, strongest compliance posture, and largest liquidity/identity graph; if we do not win early mandates at scale, we may be unable to catch up later, even if our technology improves. Even if we pursue pilots or preliminary arrangements, they may never convert into definitive, revenue-generating agreements, and any delays, adverse terms, or counterparty changes could further impede our ability to achieve the contemplated mandate scale.

Our digital asset strategy will depend in part on access to external financing, and there can be no assurance that such financing will be available when needed or on acceptable terms.

We initially expect to purchase digital assets with proceeds from one or more equity or debt financings; accordingly, the success of our strategy will depend on our ability to obtain such initial financing. While we intend to reinvest the proceeds of our strategy so as to minimize the need to conduct additional financings in the future, there can be no guarantee that our strategy will be profitable, whether initially or long-term, in which case we may need to conduct additional equity or debt capital raises in the future. Our ability to raise capital, if needed, will depend on conditions in the capital markets at the relevant time, which are outside our control, and on our financial needs. We may need to seek capital at times when many other companies, whether inside or outside the digital asset treasury business, are doing the same, in which case we may need to compete for investors. If we are unable to obtain sufficient financing on favorable terms, or at all, we may be unable to execute our strategy, which could have a material adverse effect on our business, financial condition and results of operations.

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Any digital assets we hold could be less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

As of the date of this information statement/prospectus, we do not hold any digital assets. Particularly during times of market instability, we may not be able to sell any Bitcoin, Ether or altcoin holdings at favorable prices or at all. Disruptions, failures, or enforcement actions affecting trading venues can reduce liquidity and increase volatility across Bitcoin, Ether, and altcoin markets, impairing valuation and execution. As a result, any digital asset holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Further, any digital assets we may hold with custodians and transact with our trade execution partners do not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Applicable insolvency law and treatment of custodially held digital assets remain underdeveloped and could adversely affect access to any such holdings in a custodian insolvency. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by any unencumbered digital assets we hold or otherwise generate funds using any digital asset holdings we may have, including in particular during times of market instability or when prices have declined significantly.

Our digital asset strategy exposes us to various risks inherent in holding digital assets.

Our strategy exposes us to various risks inherent in holding digital assets, including the following:

Bitcoin is a highly volatile asset. Bitcoin is a highly volatile asset that has traded below $60,000 per Bitcoin and above $126,000 per Bitcoin in the 12 months preceding the date of this information statement/prospectus. The trading price of Bitcoin has significantly decreased during prior periods, and significant declines may occur again in the future.

Ether is a highly volatile asset. Ether is a highly volatile asset that has traded below $1,350 per Ether and above $4,960 per Ether in the 12 months preceding the date of this information statement/prospectus. The trading price of Ether has significantly decreased during prior periods, and significant declines may occur again in the future.

Altcoins may present heightened volatility, liquidity, and idiosyncratic risks. From time to time, we may allocate a limited portion of our treasury capital to high-conviction altcoins. These assets may experience outsized price swings, shallow liquidity, governance or protocol changes, and exchange or regulatory actions that could adversely affect our financial results and the market price of our listed securities. Generally, the trading price of altcoins has been highly volatile.

Bitcoin and Ether do not pay interest or dividends. Bitcoin and Ether do not pay interest or other returns and we can only generate cash from any Bitcoin or Ether holdings we may have if we sell our Bitcoin or Ether or implement other strategies to create income streams or generate cash by using such holdings. Even if we pursue any such strategies, we may be unable to create income streams or otherwise generate cash from such holdings, and any such strategies may subject us to additional risks. In addition, any options or other hedging and income strategies we employ may not prevent losses and could increase our losses under certain market conditions.

Our assets will likely be concentrated in Bitcoin and Ether. The majority of our assets will likely be concentrated in Bitcoin and Ether. Such concentration could limit our ability to mitigate risk that could otherwise be achieved by holding a more diversified portfolio of treasury assets. Even if we make limited allocations to altcoins and employ other risk-mitigation strategies, a probable concentration in Bitcoin and Ether will remain a significant risk.

Fluctuations in digital asset prices could impact our financial results.

The digital assets we plan to hold – including Bitcoin, Ether and, from time to time, select altcoins – are highly volatile. Our financial results and the market price of our listed securities could be adversely affected, and our business and financial condition could be negatively impacted, if the price of digital assets we hold decrease substantially, including as a result of:

●	decreased user and investor confidence in the digital assets we hold;

●	investment and trading activities, such as (i) trading by highly active retail and institutional users, speculators, miners/validators and investors; (ii) actual or expected significant dispositions by large holders, including sales associated with bankruptcies, hacks, seizures, or forfeitures; and (iii) actual or perceived manipulation of spot or derivatives markets;

●	negative publicity, media or social media coverage, or sentiment related to the digital assets we hold, or the broader digital assets industry – for example, sanctions-evasion concerns, criminal or terrorist financing narratives, high-profile regulatory enforcement actions, and bankruptcies of major industry participants – as well as environmental concerns related to mining and network operations;

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●	changes in consumer preferences and the perceived value or prospects of the digital assets we hold;

●	competition from other digital assets and networks (including alternative Layer 1 and Layer 2 technologies) that may exhibit different speed, security, scalability, governance, or energy-efficiency characteristics; assets backed by governments or reserves of fiat currencies; or tokens representing interests in physical assets;

●	a decrease in the price of other digital assets, including stablecoins, or the crash or unavailability of stablecoins used as media of exchange for the digital assets we hold (for example, Terra USD in 2022), to the extent such events reduce confidence or liquidity and adversely affect pricing;

●	developments relating to relevant protocols and ecosystems (e.g., Bitcoin or Ethereum), including (i) protocol changes, upgrades, forks, or chain instability; (ii) validator concentration or consensus failures; (iii) smart-contract vulnerabilities; (iv) Layer 2 settlement failures and bridge exploits; or (v) regulatory restrictions that reduce value or liquidity;

●	disruptions, failures, unavailability, or interruptions of trading venues or market-maker liquidity; de-platforming of digital asset participants by banks or service providers; or regulatory actions that affect venues and reduce liquidity, thereby increasing volatility and impairing valuation, hedging, or rebalancing;

●	the listing and trading of spot ETPs for Bitcoin and Ether, which provide investors alternative ways to gain exposure to digital assets and may contribute to price declines or affect the value of our securities relative to our digital asset holdings, if any;

●	altcoin allocations may present heightened volatility, liquidity, and idiosyncratic risks (including governance failures, exchange delistings, protocol changes, and regulatory actions). While such allocations may be pursued on a high-conviction basis, they can experience outsized drawdowns relative to Bitcoin or Ether;

●	the identification of Satoshi Nakamoto, the pseudonymous person or persons who developed Bitcoin, or the transfer of substantial amounts of Bitcoin from wallets attributed to Mr. Nakamoto; and, similarly, significant movements by large holders or foundation-linked wallets in Ether or select altcoins that could affect market confidence and pricing;

●	developments relating to core protocols (including Bitcoin, Ether, and relevant altcoin networks), such as (i) changes that impact security, speed, scalability, usability, or value (e.g., cryptographic changes, supply schedule changes, transaction mutability, block/slot parameters); (ii) failures to make upgrades needed to address security, technological, legal, or other challenges; and (iii) changes that introduce software bugs or security risks; for Ethereum and Layer 2 ecosystems, this also includes forks or chain instability, validator concentration or consensus failures, smart-contract vulnerabilities, L2 settlement failures, and bridge exploits;

●	disruptions, failures, unavailability, or interruptions in service at trading venues for the digital assets we hold, including Bitcoin and Ether, and enforcement actions that impair exchange operations (e.g., FTX’s freeze and bankruptcy, SEC actions affecting Binance’s U.S. operations); such events can reduce liquidity and increase volatility across Bitcoin, Ether and altcoin markets;

●	the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, trading venues, lending platforms, investment funds, or other industry participants (e.g., FTX, BlockFi, Celsius Network, Voyager Digital, Three Arrows Capital, Silvergate Bank, Signature Bank, Prime Trust), and exits from the U.S. market by major participants; these events can depress prices and impair access to services for the digital assets we hold;

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●	regulatory, legislative, enforcement, and judicial actions that adversely affect the price, ownership, transferability, trading volumes, legality, or public perception of the digital assets we hold, or that adversely affect the operations of custodians, trading venues, lending platforms, or other industry participants;

●	changes in economic rewards and operating costs for securing networks – such as further reductions in mining rewards for Bitcoin (including via halving events) or changes to staking rewards and economics for Ethereum or other proof-of-stake networks – and increases in electricity, hardware/software costs, or new regulation/taxation of mining or staking that reduce support for affected networks;

●	transaction congestion and fees associated with processing transactions on the Bitcoin or other cryptocurrency networks, including congestion or settlement issues on Ethereum mainnet or Layer 2s that can affect pricing and liquidity;

●	macroeconomic changes, such as changes in interest rates and inflation, fiscal and monetary policies of governments, trade restrictions, and fiat currency devaluations, that can affect demand and pricing for the digital assets we hold;

●	developments in mathematics or technology, including in digital computing and quantum computing, that could render cryptography used by the Bitcoin blockchain or other blockchains (including Ethereum) insecure or ineffective; or

●	changes in national and international economic and political conditions, including, without limitation, federal government policies, trade tariffs and trade disputes, the adverse impacts attributable to the current conflict between Russia and Ukraine and the economic sanctions adopted in response to the conflict, and the broadening of the Israel-Hamas conflict to other countries in the Middle East.

The concentration of any future Bitcoin and Ether holdings could enhance the risks inherent in our digital asset strategy.

The concentration of our digital asset holdings – expected to be held primarily in Bitcoin and Ether – could limit the risk mitigation that we could achieve if we were to purchase a more diversified portfolio of treasury assets, and the absence of broader diversification could enhance the risks inherent in our strategy. Even if we make limited allocations to other digital assets, concentration in Bitcoin and Ether would remain a significant risk to our financial condition and results of operations.

Altcoin exposure presents incremental risks

From time to time, we may allocate a limited portion of treasury capital to high-conviction altcoins; these assets can exhibit heightened volatility and liquidity constraints, governance or protocol changes, and exchange or regulatory actions, and may experience outsized drawdowns relative to Bitcoin or Ether, which could adversely affect our results and the market price of our securities.

Our options-based income and hedging strategies may not perform as intended and could increase losses.

We expect our strategy to be anchored in Bitcoin and Ether holdings and trading activities, with the potential for allocations to limited, high-conviction altcoin. We may employ options-based income strategies and other hedging techniques – guided by our proprietary quantitative AI and machine-learning engine (the QAM engine) – to manage downside risk and generate income across market cycles. These activities involve material risks and may not achieve their intended benefits. In particular:

●	hedging and options income may fail to prevent losses and could increase losses under certain market conditions, including during volatility regime shifts, rapid gap moves, or liquidity stress; income strategies may underperform or invert if correlations change unexpectedly or if implied volatility collapses or spikes;

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●	our QAM engine depends on data quality, correct signals, and code integrity; misspecification, system errors, or incorrect regime recognition can cause wrong sizing, mistimed entries/exits, or missed hedges, leading to losses or foregone gains;

●	options and other derivatives require disciplined collateral management. Market stress, venue disruptions, or regulatory actions can widen spreads, reduce liquidity, and impair our ability to initiate, roll, or close positions on acceptable terms; these conditions can also increase margin or collateral requirements and force de-risking at unfavorable prices;

●	protection purchased on one instrument or tenor may not move in line with Bitcoin/Ether spot exposures or with any limited altcoin allocation. Imperfect correlation, timing mismatches, or changes in market microstructure can result in losses on both the hedge and the underlying positions; and

●	derivatives and related transactions expose us to failures or restrictions at trading venues, liquidity providers, or service providers, which can reduce liquidity, increase volatility, and impair valuation, hedging, or rebalancing across Bitcoin/Ether markets and any limited altcoins we may hold.

Even when implemented as intended, our hedging and options strategies may reduce upside capture, increase transaction costs, or create tax and accounting complexity, and could reduce cash available for other corporate purposes. The performance and efficacy of these strategies depend on market conditions, model accuracy, and our ability to execute, monitor, and adjust positions within our risk limits and governance framework.

Competition from other digital-asset treasuries and products may adversely affect the market price of our securities.

If our digital-asset treasury strategy is implemented, we would operate in an intensely competitive and rapidly evolving market. We expect competition from (i) other digital-asset treasuries and platforms (including single-asset vehicles and multi-asset managers) competing for investor capital, liquidity, and counterparties, and (ii) alternative digital-money frameworks, including central bank digital currencies (“CBDCs”), that may substitute for or reduce the need for private-sector solutions in certain use cases. Market adoption could consolidate behind perceived leaders or sovereign-backed frameworks, creating a winner-take-most dynamic; if competitors or CBDC programs secure key relationships, integrations, or policy advantages before we do, our ability to scale and achieve our objectives could be materially and adversely affected. CBDCs and other assets backed by governments or reserves of fiat currencies could shift payments, settlement, and store-of-value activity toward state-sponsored rails, reducing demand for Bitcoin- or Ether-anchored strategies and adversely affecting pricing, liquidity, and our competitive position. These dynamics could have a material adverse effect on our business, prospects, financial condition, and operating results.

The availability of spot ETPs for Bitcoin, Ether and other digital assets may also adversely affect the market price of our listed securities. Although we are an operating company, some investors may view our listed securities as an alternative to spot ETPs for Bitcoin, Ether or other digital assets and choose those vehicles instead. Structural features of ETPs, such as share creation/redemption and daily transparency, may make ETPs more attractive to certain investors, which could negatively affect demand for our listed securities and its trading price.

The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of Bitcoin and Ether and adversely affect our business.

The emergence or growth of alternative digital assets other than those we plan to hold may have a material adverse effect on our financial condition. Bitcoin is currently the largest digital asset class by market capitalization. However, there are numerous alternative digital assets, and many entities – including consortiums and financial institutions – are researching and investing in private or permissioned blockchain platforms or digital assets that do not use proof-of-work mining like the Bitcoin network. Many alternative networks use different validation mechanisms – for example, proof-of-stake – and continue to undergo significant upgrades. If such mechanisms or network designs are perceived as superior in speed, scalability, governance, energy efficiency, or other attributes, those assets could gain market share relative to Bitcoin or Ether, adversely affecting their prices.

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Other alternative digital assets that compete with Bitcoin and Ether in certain ways include “stablecoins,” which are designed to maintain a constant price because of, for instance, their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly as an alternative to Bitcoin and other digital assets as a medium of exchange and store of value, particularly on digital asset trading platforms. As of December 31, 2025, two of the eight largest digital assets by market capitalization were U.S. dollar-pegged stablecoins. Additionally, central bank digital currencies (CBDCs) – digital forms of legal tender – are being evaluated or piloted by several governments; whether or not they incorporate blockchain technology, CBDCs could compete with, or replace, Bitcoin, Ether, and other digital assets as a medium of exchange or store of value. The growth of stablecoins and CBDCs, as well as other assets backed by governments or reserves of fiat currencies, could adversely impact demand for Bitcoin and Ether and their pricing.

As a result, the emergence or growth of these or other digital assets could cause the market prices of Bitcoin and Ether to decrease, which could have a material adverse effect on our business, prospects, financial condition, and operating results.

Our digital asset strategy could expose us to the risk of non-performance by counterparties, whether contractual or otherwise.

Risk of non-performance includes inability or refusal of a counterparty to perform because of a deterioration in the counterparty’s financial condition and liquidity or for any other reason. For example, our execution partners, custodians, or other counterparties might fail to perform in accordance with the terms of our agreements with them, which could result in a loss of digital assets, a loss of the opportunity to generate funds, or other losses.

Our primary counterparty risk with respect to any digital assets we may hold would be custodian performance obligations under any custody arrangements we may enter into. Recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions, and other events involving companies operating in the digital asset industry (including FTX, BlockFi, Celsius Network, Voyager Digital, Three Arrows Capital, Silvergate Bank, Signature Bank, Prime Trust, and actions affecting Binance’s U.S. operations) have highlighted perceived and actual counterparty risks applicable to owning and transacting in digital assets and can depress prices and impair access to services across Bitcoin, Ether, and altcoin markets. Although we have not experienced such events to date, emerging legal precedent could increase the risk of adverse rulings regarding custodially held assets if a custodian enters insolvency. Applicable insolvency law remains underdeveloped with respect to custodially held digital assets; if any custodially held assets were considered property of a custodian’s estate in a bankruptcy, receivership, or similar proceeding, we could be treated as a general unsecured creditor, face delays or loss of access, and suffer potential losses despite regimes intended to protect customers.

While any custodians we may use may be subject to regulatory regimes intended to protect customers in the event of a custodial bankruptcy, receivership, or similar proceeding, no assurance can be provided that any custodially held digital assets would not become part of the custodian’s insolvency estate if one or more custodians enters bankruptcy. Additionally, if we pursue strategies to create income streams or otherwise generate funds using any digital asset holdings (for example, options-based income or other transactions), we would become subject to additional counterparty, collateral, liquidity, and execution risks associated with those activities. Any significant non-performance by counterparties, including in particular any custodians with which we may custody substantially all of any digital assets we may hold, could have a material adverse effect on our business, prospects, financial condition, and operating results.

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Our digital asset treasury strategy could create complications with third-party service providers, such as insurance companies, banking entities and auditors, which could have a materially adverse impact on our business.

If implemented, our strategy would contemplate core holdings of Bitcoin and Ether, with the potential for limited, high-conviction altcoin allocations. These allocations – though limited – could face heightened legal, regulatory, and service-provider constraints relative to Bitcoin/Ether, and service providers may place a high degree of risk on companies engaging in digital asset treasury strategies. For example, in 2023, the Office of the Comptroller of the Currency, the Federal Reserve and the FDIC issued supervisory statements that digital assets were a “significant risk” to banking organizations. Similarly, third-party service providers began placing a high degree of risk on digital asset companies, including third-party providers such as insurance companies, banking entities, auditors, payment processors, compliance vendors and public relations firms. Disruptions or de-platforming by banks or vendors could reduce market liquidity and increase volatility, impairing valuation, hedging, and rebalancing for any Bitcoin/Ether core and any limited altcoin allocation we may have.

While the current administration has undertaken a coordinated policy shift across key financial regulatory agencies with respect to regulation of digital assets, the implications of such proposed and future policy changes are uncertain at this time. If future regulations and policy changes were to impose limitations similar to those in 2023, our service providers may refuse to enter into commercially acceptable contracts with us and other companies that engage in similar digital asset treasury strategies. This could have a number of adverse impacts on the operation of our business. For example, with respect to insurance companies, the cost of our insurance may increase or our insurers may refuse to underwrite policies or exclude digital asset liabilities from coverage. In the event that we are unable to obtain directors and officers liability insurance on acceptable terms, our directors and officers may be exposed to personal liability in connection with securities class actions, regulatory investigations and other legal proceedings. This could also deter us from retaining key employees or may prevent us from hiring talent. If we were to lose our banking services, it would severely disrupt our ability to maintain liquidity, process payroll, pay vendors or access fiat currency, which would have a significantly adverse impact on our business, financial condition and results of operations. Certain auditors may also consider custody, fair value measurement and related controls as high-risk; if our auditor determined that it was unable to issue an unqualified opinion or could not engage with us altogether, it may adversely affect our ability to meet our periodic reporting obligations and raise capital. These pressures may be heightened by evolving regulatory interpretations and industry events affecting service providers to digital-asset businesses, as well as exits from the U.S. market by major participants, which can impair access to services across digital asset markets.

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to any digital assets we may hold (including Bitcoin and Ether), or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of any such digital assets and our financial condition and results of operations could be materially adversely affected.

If our strategy is implemented, substantially all of any digital assets we may own (including Bitcoin and Ether) would be held in custody accounts at institutional-grade digital asset custodians. Security breaches and cyberattacks are of particular concern with respect to digital assets. Bitcoin, Ether, other blockchain-based cryptocurrencies, and the entities that provide services to participants in these ecosystems have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:

●	a partial or total loss of any digital assets we may hold in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold any such digital assets;

●	harm to our reputation and brand;

●	improper disclosure of data and violations of applicable data privacy and other laws; or

●	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader digital asset ecosystem (including the Bitcoin and Ethereum networks), which could negatively impact us. Disruptions or failures at trading venues or service providers can reduce liquidity and increase volatility across Bitcoin and Ether markets, impairing valuation and execution.

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Attacks upon systems across a variety of industries, including industries related to digital assets, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, unauthorized parties may attempt, and could continue to attempt, to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. In the past, hackers have successfully employed social engineering attacks against companies and service providers in the digital asset industry; if such an attack were successful against us or our service providers any digital assets we may hold could be misappropriated. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders.

In addition, applicable insolvency law and treatment of custodially held digital assets remain underdeveloped; if a custodian were to enter bankruptcy, we could face delays or loss of access to some or all of any digital assets we may hold, which could materially adversely affect our financial condition and results, even where custodians are subject to regulatory regimes intended to protect customers.

In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target, and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements since the onset of the COVID-19 pandemic. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Israel-Hamas conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the digital asset industry (including participants supporting the Bitcoin and Ethereum networks), including third-party services on which we rely, could materially and adversely affect our business. Disruptions or failures at trading venues or service providers can also reduce liquidity and increase volatility across Bitcoin and Ether markets, impairing valuation and execution.

Due to the unregulated nature and lack of transparency surrounding the operations of many digital asset trading venues, such venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in digital asset trading venues and adversely affect the value of our digital assets.

Digital asset trading venues are relatively new and, in many cases, unregulated. Furthermore, there are many venues that do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in digital asset trading venues, including prominent exchanges that handle significant trading volume and/or are subject to regulatory oversight, in the event one or more trading venues cease or pause for a prolonged period the trading of Bitcoin, Ether or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems. Our strategy contemplates core Bitcoin and Ether holdings with the potential for limited, high-conviction altcoin allocations; disruptions at trading venues or other market infrastructure could therefore adversely affect the value of our holdings and our ability to transact as intended.

In 2019 there were reports claiming that 80–95% of Bitcoin trading volume on trading venues was false or non-economic in nature, with specific focus on unregulated exchanges located outside of the United States. The SEC also alleged as part of its June 5, 2023 complaint against Binance Holdings Ltd. that Binance committed strategic and targeted “wash trading” through its affiliates to artificially inflate the volume of certain digital assets traded on its exchange. The SEC has also brought actions against individuals and digital asset market participants alleging that such persons artificially increased trading volumes in certain digital assets through wash trades, or repeated buying and selling of the same assets in fictitious transactions to manipulate their underlying trading price. Such reports and allegations may indicate that the digital asset market is significantly smaller than expected and that the United States makes up a significantly larger percentage of the digital asset market than is commonly understood. Any actual or perceived wash trading in digital assets, and any other fraudulent or manipulative acts and practices, could adversely affect the value of Bitcoin, Ether or relevant altcoins we may hold. Negative perception, a lack of stability in the broader digital asset markets and the closure, temporary shutdown or operational disruption of trading venues, lending institutions, institutional investors, miners/validators, custodians, or other major participants in the digital asset ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence and greater price volatility. For example, in 2022, each of Celsius Network, Voyager Digital, Three Arrows Capital, FTX, and BlockFi filed for bankruptcy, following which the market prices of Bitcoin and other digital assets significantly declined; and in 2023, the SEC brought enforcement actions against Binance, Coinbase, and later Kraken, which were followed by additional market volatility and declines across digital assets. As the price of our listed securities is affected by the value of any digital asset holdings we may have, the failure of a major participant in the digital asset ecosystem could have a material adverse effect on the market price of our listed securities.

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Bitcoin, Ether and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical developments and uncertainty.

Bitcoin and other digital assets, including Ether, select altcoins and stablecoins used in settlement operations, are relatively novel and are subject to significant uncertainty, which could adversely impact their price and our ability to operate aspects of our treasury strategy. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of, or the ability of individuals or institutions such as us to own, transfer, custody, hedge, or settle, digital assets. This uncertainty extends to multi-chain settlement intelligence and stablecoin operations integral to our strategy.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of digital assets or the ability of individuals or institutions such as us to own, transfer, custody, hedge, or settle digital assets, including operations that rely on cross-chain rails and stablecoins. For example, within the past several years:

●	President Trump signed an executive order instructing a working group comprised of representatives from key federal agencies to evaluate measures that can be taken to provide regulatory clarity and certainty built on technology-neutral regulations for individuals and firms involved in digital assets, including through well-defined jurisdictional regulatory boundaries;

●	the European Union adopted Markets in Crypto Assets Regulation (“MiCA”), a comprehensive digital asset regulatory framework for the issuance and use of digital assets, like Bitcoin;

●	the SEC filed complaints against Binance Holdings Ltd. and Coinbase, Inc., and their respective affiliated entities, relating to, among other claims, that each party was operating as an unregistered securities exchange, broker, dealer, and clearing agency;

●	the SEC filed a complaint against Payward Inc. and Payward Ventures Inc., togEther known as Kraken, alleging, among other claims, that Kraken’s crypto trading platform was operating as an unregistered securities exchange, broker, dealer, and clearing agency;

●	the United Kingdom adopted and implemented the Financial Services and Markets Act 2023, which regulates market activities in “cryptoassets;”

●	in November 2023, Binance Holdings Ltd. and its then chief executive officer reached a settlement with the U.S. Department of Justice, CFTC, the U.S. Department of Treasury’s Office of Foreign Asset Control, and the Financial Crimes Enforcement Network to resolve a multi-year investigation by the agencies and a civil suit brought by the CFTC, pursuant to which Binance Holdings Ltd. agreed to, among other things, pay $4.3 billion in penalties across the four agencies and to discontinue its operations in the United States; and

●	in China, the People’s Bank of China and the National Development and Reform Commission have outlawed cryptocurrency mining and declared all cryptocurrency transactions illegal within the country.

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It is not possible to predict whether, or when, new laws will be enacted that change the legal framework governing digital assets or provide additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional laws or authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function – including multi-asset treasury operations, stablecoin workflows, and cross-chain settlement – or how any new laws or regulations, or changes to existing laws or regulations, might impact the value of the digital assets we hold.

The consequences of any new law or regulation relating to digital assets and digital asset activities could adversely affect the market price of Bitcoin and other digital assets, as well as our ability to hold, custody, hedge, settle, or otherwise transact in such assets, and in turn adversely affect the market price of our listed securities. This includes operations that rely on cross-chain rails and stablecoins used in settlement workflows.

Moreover, the risks of engaging in a digital-asset treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future. These pressures may be heightened by evolving regulatory interpretations and industry events affecting service providers to digital-asset businesses.

The growth of the digital assets industry in general, and the use and acceptance of Bitcoin, Ether and select altcoins in particular, may also impact prices and is subject to a high degree of uncertainty. The pace of worldwide adoption may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure (including via stablecoins and traditional financial channels), institutional demand, the participation of traditional financial institutions, consumer demand as a store of value or means of payment, and the availability and popularity of alternatives. Even if growth in adoption occurs in the near or medium term, there is no assurance that usage will continue to grow over the long term.

Because Bitcoin and other digital assets have no physical existence beyond their respective blockchains, a variety of technical factors could also impact prices. For example, malicious attacks, inadequate fees to incentivize validation, hard “forks” that create multiple chains, and advances in computing (including quantum computing) could undercut integrity and negatively affect value. In Ethereum and related ecosystems, additional dependencies (e.g., Layer 2 settlement pathways and bridges) can introduce risks from validator concentration, consensus failures, smart-contract vulnerabilities and bridge exploits.

The liquidity of digital assets may also be reduced – and public perception may be damaged – if financial institutions deny or limit banking services to businesses that hold digital assets, provide digital-asset services, or accept digital assets as payment, which could decrease prices. Actions by U.S. banking regulators and similar actions have, in the past, contributed to reductions in access to banking services for digital-asset customers and service providers, or reduced willingness of traditional financial institutions to participate in digital-asset markets. Liquidity may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively affect exchanges and trading venues that provide services for the digital assets we hold.

If implemented, our digital asset strategy could subject us to enhanced and evolving regulatory oversight.

We intend to pursue an actively managed, multi-asset digital treasury strategy centered on Bitcoin (Bitcoin) and Ether (Ether), with the potential for limited allocations to selective, high-conviction altcoins (generally expected to be in a 5–15% range when conditions warrant), and the use of quantitative, AI-driven timing, hedging, and options-based income strategies. Aspects of this strategy – including Bitcoin/Ether core holdings, altcoin exposure, the use of proprietary quantitative models, and options/derivatives overlays – may subject us to heightened, and still-evolving, regulatory scrutiny in the United States and abroad, and could materially and adversely affect our business, financial condition, and the market price of our securities if regulatory requirements change, become more burdensome, or are interpreted in a manner unfavorable to us.

Although we are not, and do not operate as, a spot digital asset exchange-traded product (ETP), the introduction and growth of spot ETPs for Bitcoin and, increasingly, Ether provide regulators with additional touchpoints to oversee market structure and could affect interpretations applicable to entities that hold and transact in digital assets. Any such developments could result in additional compliance obligations for us or our service providers, or otherwise affect market liquidity and pricing for the assets we may hold.

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If we expand beyond simply acquiring and holding Bitcoin and Ether – for example, by (i) allocating a limited portion of capital to selective altcoins when high-conviction opportunities emerge, (ii) engaging in model-driven timing, hedging, and options-based income strategies, or (iii) adopting multichain settlement workflows that incorporate, among others, Ether/XRP settlement intelligence and stablecoin operations – our activities could implicate additional federal and state money services and money transmitter regimes, commodities and securities laws, and related licensing or registration requirements. These potential obligations, and any related examinations or enforcement actions, could increase our costs, limit our ability to execute on our strategy, or require changes to our operations or controls.

We may also be subject to risks arising from the broader digital assets regulatory environment. Regulators have brought, and may continue to bring, enforcement actions against trading venues and other market participants; legislative and regulatory frameworks continue to evolve in the U.S. and internationally; and courts may adopt interpretations that adversely affect custody, trading, hedging, staking, cross-chain settlement, or stablecoin-based workflows. Heightened enforcement activity and shifting rules could reduce liquidity, restrict access to services, or otherwise impair our ability to own, transfer, custody, hedge, or settle digital assets, including Bitcoin, Ether, and any altcoins we may hold from time to time.

Our policies and procedures would be designed to promote compliance with applicable anti-money-laundering and sanctions requirements, and we would seek to transact through regulated counterparties. Nevertheless, if we were found to have acquired assets from bad actors, or if our trading venues, custodians, or other service providers become the focus of enforcement or sanctions actions, we could face investigations or restrictions on further transactions, which could adversely affect our operations.

Although no digital assets were pledged as collateral for indebtedness as of April 13, 2026, we may in the future incur indebtedness or enter other financial instruments collateralized by any digital asset holdings we may have. Any such financing or other transaction could introduce additional regulatory or contractual restrictions and oversight. Furthermore, private actors – such as financial institutions or platforms that restrict exposure to digital assets or to companies with strategies tied to digital asset performance – may limit access to services, which could negatively impact liquidity, valuation, and the market price of our securities.

We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

Mutual funds, ETFs and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of or changes to our digital asset strategy (which currently contemplates core holdings of Bitcoin and Ether, with potential limited, high-conviction altcoin allocations), our use of leverage, the manner in which any digital assets we may hold are custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. Consequently, our board of directors has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of any Bitcoin and Ether holdings we may have (and any limited altcoin positions we may hold from time to time) or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding Bitcoin and Ether. We note that the legal and regulatory framework for digital assets continues to evolve, and changes in law or regulatory interpretation could impose additional obligations on market participants in the future.

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Regulatory change reclassifying Bitcoin, Ether, or other digital assets we may hold as securities could lead to our classification as an “investment company” under the Investment Company Act of 1940 and could adversely affect the market price of such assets and the market price of our listed securities.

If implemented, our digital asset strategy could result in our assets being concentrated in Bitcoin and Ether, and from time to time we may hold limited positions in other digital assets. While senior SEC officials have stated their view that Bitcoin is not a “security” for purposes of the federal securities laws, a contrary determination by the SEC or the courts that Bitcoin, Ether, or other digital assets we may hold are securities could lead to our classification as an “investment company” under the Investment Company Act of 1940, which would subject us to significant additional regulatory controls that could have a material adverse effect on our ability to execute on our digital asset strategy and our business and operations, and may also require us to substantially change the manner in which we conduct our business. The application of securities and other laws to digital assets – particularly to assets other than Bitcoin and Ether – remains uncertain and continues to evolve, and regulators have pursued enforcement actions against market participants that increase this uncertainty.

In addition, if Bitcoin, Ether, or other digital assets we may hold are determined to constitute securities for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect their market prices and, in turn, adversely affect the market price of our listed securities. Such changes could also affect the ability of individuals or institutions such as us to own, transfer, custody, hedge, or settle digital assets, or could impose licensing/registration or other obligations on market infrastructure and service providers on which we rely, further impacting our strategy and results.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information in this information statement/prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this information statement/prospectus are “forward-looking statements” for purposes of federal and state securities laws, including statements regarding our expectations and projections regarding future developments, operations and financial conditions, and the anticipated impact of our acquisitions, business strategy, and strategic priorities. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. The forward-looking statements in this information statement/prospectus are only predictions and are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this information statement/prospectus and are subject to a number of known and unknown risks, uncertainties and assumptions. Although we believe the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties.

These forward-looking statements present our estimates and assumptions only as of the date of this information statement/prospectus. Accordingly, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

●	our ability to continue as a going concern;

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●	the impact of damage to or interruption of our information technology systems due to cyber-attacks or other circumstances beyond our control;
●	business interruptions resulting from geopolitical actions, including war and terrorism;
●	our ability to successfully implement our growth strategy;
●	failure to achieve growth or manage anticipated growth;
●	our ability to achieve or maintain profitability;
●	the loss of key members of our senior management team;
●	our ability to generate sufficient cash flow or raise capital on acceptable terms to run our operations, service our debt and make necessary capital expenditures;
●	our dependence on our subsidiaries for payments, advances and transfers of funds due to our holding company status;
●	our ability to successfully develop additional products and services or successfully market and commercialize such products and services;
●	competition in our market;
●	our ability to attract new and retain existing customers, suppliers, distributors or retail partners;
●	allegations that our products cause injury or illness or fail to comply with government regulations;
●	our or our co-manufacturers’ and suppliers’ ability to comply with legal and regulatory requirements;
●	compliance with data privacy rules; and
●	other factors discussed under the headings “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this information statement/prospectus.

While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are disclosed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this information statement/prospectus. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this information statement/prospectus in the context of these risks and uncertainties.

INFORMATION ABOUT DELAWARECO

The following section describes the business and operations of CCC Crypto Corp. (DelawareCo).

DelawareCo is a Delaware corporation incorporate in August 2025. DelawareCo is a passive investor in the IP Asset and has no operating history or active business operations.

Capitalization

DelawareCo is authorized to issue 5,000 shares of common stock, par value $0.001 per share. There are currently 1,050 shares of DelawareCo common stock issued and outstanding, 700 of which are held by RDS Private Capital, LP and 350 of which are held by Kevin Taylor.

Financial Statements

DelawareCo has no significant operating history. DelawareCo’s financial statements are included elsewhere in this information statement/prospectus and have been prepared in conformity with GAAP.

THE TRANSACTION

This section describes the Transaction. The descriptions of the Transfer Agreement in this section and elsewhere in this information statement/prospectus are qualified in their entirety by reference to the complete text of the Transfer Agreement, a copy of which is attached as Annex A and all of which is incorporated by reference into this information statement/prospectus. This summary is not intended to be complete and may not contain all of the information about the Transaction that is important to you. You are encouraged to carefully read the Transfer Agreement in its entirety.

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Purpose and Description of the Transaction

In connection with the Transaction, the Company has entered into a Share Exchange and Asset Transfer Agreement, dated December 16, 2025, and amended on March 11, 2026 (as amended, the “Transfer Agreement”), a copy of which is attached hereto as Annex A, with the Transferor Parties, pursuant to which the Company shall acquire EMJC and DelawareCo in an all-stock transaction, and acquire from certain Transferors all of their rights in and to the IP Asset, for an aggregate purchase price of approximately $55 million (the “Transaction”).

The “IP Asset” means all intellectual property rights, whether or not registerable, in any jurisdiction in the world, including without limitation copyrights, patent rights, trademark rights, trade secrets, and software, in connection with certain technology developed by or on behalf of EMJC, DelawareCo and the Transferors that uses artificial intelligence to predict outcomes from data sets (including an algorithm which is designed to outperform Bitcoin and Ethereum based on trading volatility), including all know-how, trade secrets, coding (source code and object code), designs, data, algorithms, formulae, specifications, processes, procedures, methods, techniques, ideas, software, tools, inventions, apparatus, creations, works of authorship (whether or not copyrighted) and other similar materials, and all reports, analyses, results and records relating to any of the foregoing, in each case in any form or embodied in any media, and whether or not registrable. The IP Asset does not include any intellectual property associated with EventHorizonIQ, TonalityIQ, or related platforms, which are personally owned by Dr. Jackson and not transferred as part of the Transaction.

In connection with the Transaction, the Company formed CallCo and ExchangeCo for the purpose of issuing Exchangeable Shares to certain of the Transferors. The “Exchangeable Shares” are shares of the capital stock of ExchangeCo which are exchangeable by the holder for SRXH Common Shares on a one-for-one basis.

Additionally, in connection with the Transaction, Dr. Eric M. Jackson, PhD, will be appointed as an officer of the EMJC subsidiary, having the title of Head of Asset Management, subject to an Employment Agreement containing certain agreed upon terms as set forth in the Transfer Agreement.

Following the Closing of the Transaction, the board of directors of the Resulting Company will be: Michael Young, Simon Conway, Joshua A. Epstein and Sammy Dorf.

The Transaction Proposal must be approved by the Company’s stockholders for the Transaction to be consummated.

Pursuant to the Transfer Agreement, the number of shares of the Company’s common stock (“SRXH Common Shares”), Exchangeable Shares and/or Pre-Funded Warrants that the Transferors will receive (the “Aggregate Consideration”) at the closing of the Transaction (the “Closing”) in exchange for Acquired Assets (as defined in the Transfer Agreement) is determined as follows:

A =

A = the number of SRXH Common Shares, Exchangeable Shares and/or Pre-Funded Warrants to be received in exchange for Acquired Assets, rounded to three decimal places;

B = US$55.00 million; and

C = the lesser of (i) $0.55 and (ii) the 20-Day VWAP.

As used herein and in the Transfer Agreement, “20-Day VWAP” means the volume weighted average price of the shares of Common Stock traded on the NYSE American, or any other national securities exchange on which the shares of Common Stock are then traded, for the twenty (20) trading days ending on the first trading day immediately preceding the date of the Closing.

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It is anticipated that the Transferors will hold approximately 46.43% of the outstanding SRXH Common Shares upon completion of the Transaction, assuming (i) that the price per share of the Aggregate Consideration is $0.1315, which was the 20-Day VWAP as of April 10, 2026, and (ii) 482,624,700 shares of Common Stock issued and outstanding as of immediately prior to the Closing, which is the number of shares of Common Stock issued and outstanding as of April 10, 2026. The foregoing is intended to be illustrative of the manner in which the Aggregate Consideration will be determined; however, the actual Aggregate Consideration could be higher or lower.

Background of the Transaction

The provisions of the Transfer Agreement are the result of arm’s length negotiations between representatives of the Company, EMJC, DelawareCo, the Transferors, and their respective financial and legal advisors.

On August 12, 2025, the Company’s specialty pharmacy business in Canada entered into proceedings in Canada under the federal Companies’ Creditors Arrangement Act (the “CCAA”), resulting in the winding down of the majority of the specialty pharmacy business. These legacy operations are reported as discontinued operations in the Company’s financial statements.

Following the initiation of the CCAA proceedings and the winding down of the specialty pharmacy business, the Company began to explore new opportunities for a business combination or asset acquisition. The Company had discussions with a number of other parties including a uranium royalties business and two or more oil and gas businesses.

Michael Young, a member of the Board, was then introduced to Dr. Eric M. Jackson, PhD, the founder and principal of EMJC and the developer of the IP Asset. Discussions ensued regarding the possibility of the Company acquiring the IP Asset. Following negotiations, the Company and EMJC agreed that the Company would acquire the IP Asset at a valuation of $55 million.

Fairness Opinion

In connection with the Transaction, the Company has engaged Hyperion Capital Inc. (“Hyperion”), pursuant to an Engagement Letter dated December 8, 2025, to provide an opinion concerning the fairness, from a financial point of view, of the consideration to be paid by the Company pursuant to the Transaction (subject to such qualifications, assumptions and limitations set out therein) (the “Fairness Opinion”).

On January 14, 2026, Hyperion delivered the Fairness Opinion, a copy of which is attached hereto as Annex B, to the Company. In the Fairness Opinion, Hyperion concludes that, as of the date thereof and based on and subject to the assumptions, limitations and qualifications set forth therein, the consideration to be paid by the Company in the Transaction is fair, from a financial point of view, to the Company’s stockholders.

For purposes of its opinion, Hyperion has reviewed (where applicable) and relied upon (without attempting to verify independently the completeness or accuracy or fair presentation thereof), among other things, the following:

a) an executed copy of the Transfer Agreement;

b) discussions with the Company’s directors concerning the Company’s financial condition, the industry and its future business prospects;

c) publicly filed financial information of the Company;

d) the contents of virtual data rooms provided by EMJC;

e) a corporate presentation made to the Board of Directors of the Company detailing the Company’s existing operations;

f) an EMJC corporate presentation;

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g) representations contained in certificates, addressed to Hyperion and dated the date of the Fairness Opinion, from senior officers of the Company as to the completeness and accuracy of the information upon which the Fairness Opinion is based and certain other matters; and

h) such other corporate, industry and financial market information, investigations and analyses as Hyperion considered necessary or appropriate at the time and in the circumstances.

The Fairness Opinion is based on and subject to certain assumptions, qualifications and limitations as set forth therein. In preparing the Fairness Opinion, Hyperion assumed, without independent verification, the accuracy, completeness and fair presentation of all financial and other information, data, advice, opinions and representations obtained by Hyperion from publicly available sources, or supplied or otherwise made available to Hyperion by the Company in respect of the Company and its subsidiaries and their relevant businesses, properties and assets, and in respect of EMJC and its subsidiaries and their relevant businesses, properties and assets. With respect to any forecasts, projections, estimates and/or budgets, Hyperion assumed that such forecasts, projections, estimates and/or budgets were reasonably prepared on a basis reflecting the best currently available estimates, assumptions and good faith judgments of the management of the Company and that such forecasts, projections, estimates and/or budgets were prepared or reviewed using the assumptions identified therein and that such assumptions are (or were at the time) reasonable in the circumstances. Hyperion further assumed that all shareholder, governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and, that in connection with any necessary approvals and consents, no limitations, restrictions or conditions will be imposed that would have an adverse effect on the Company, EMJC, the Transfer Agreement or the contemplated benefits of the Transfer Agreement that would be in any way meaningful to Hyperion’s financial analysis.

Reasons for the Transaction

In considering its decision to approve the Transfer Agreement and to authorize and approve the Transaction and, subject to the terms and conditions of the Transfer Agreement, to recommend the approval of the Transaction Proposal and the Plan Proposal by the Company’s stockholders, the Board consulted with the Company’s management, as well as the Company’s legal and financial advisors, and considered the terms of the Transfer Agreement, the Transaction and the other transactions set forth in the Transfer Agreement, as well as other alternative transactions. The Board considered a number of factors in its deliberations, including the following (which factors are not necessarily presented in order of relative importance):

●	The Aggregate Consideration represented an attractive valuation for the IP Asset.

●	Information concerning the IP Asset and Dr. Eric M. Jackson, PhD.

●	The Board considered alternatives, financing options and strategies available to the Company if it did not enter into the Transfer Agreement and continued with a stand-alone plan, the financial condition of the Company the fact that none of the potential investors that had been contacted appeared to be interested in making a strategic investment in the Company in the near-term, and that discussions with these counterparties were not progressing quickly, and determined that entering into the Transfer Agreement was the best alternative for the Company’s stockholders and in the best interest of the Company.

●	The Board’s view that the Transfer Agreement was the product of arm’s-length negotiations.

●	The Transaction would be subject to the approval of the stockholders of the Company, and the Company’s stockholders would be free to reject the Transaction.

●	The Fairness Opinion concluded that, as of the date thereof, subject to the limitations and qualifications set forth therein, the consideration to be paid by the Company in the Transaction is fair, from a financial point of view, to the Company’s stockholders.

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The Board also considered potential drawbacks and risks relating to the Transaction, including the following (which drawbacks and risks are not necessarily presented in order of relative importance):

●	The possibility that the Transaction may not close on the anticipated timeline, or at all, and that the Company continues to incur substantial expenses in connection with the Transaction that must be paid regardless of whether the Transaction closes.

●	The possibility that the Transfer Agreement may be terminated under certain circumstances, and that the termination fee of up to $300,000 may be payable by the Company.

●	The fact that the Company’s management and members of the Board may have interests in the Transaction that are different that those of the Company’s stockholders generally.

●	The Resulting Company will operate more than one distinct business which may cause a distraction to the operation or success of the current business of the Company.

Recommendation of the Board

After careful consideration of the factors described above and consultation with its financial and legal advisors, subject to its receipt of the Fairness Opinion, the Board has unanimously determined that the Transaction is in the best interests of the Company and that the Transaction is fair and reasonable to the Company’s stockholders.

SUMMARY OF THE TRANSFER AGREEMENT

The descriptions of the Transfer Agreement in this section and elsewhere in this information statement/prospectus are qualified in their entirety by reference to the complete text of the Transfer Agreement, copy of which is attached as Annex A and all of which is incorporated by reference into this information statement/prospectus. This summary is not intended to be complete and may not contain all of the information about the Transaction that is important to you. You are encouraged to carefully read the Transfer Agreement in its entirety.

The representations, warranties and covenants in the Transfer Agreement were made solely for the benefit of the parties to the Transfer Agreement, may be subject to limitations agreed on by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Transfer Agreement instead of establishing these matters as facts. Holders of the Company’s common stock are not third-party beneficiaries under the Transfer Agreement, and in reviewing the representations, warranties and covenants contained in the Transfer Agreement or any descriptions thereof in the following summary description of material provisions of the Transfer Agreement, should bear in mind that such representations, warranties and covenants or any descriptions thereof were not intended by the parties to the Transfer Agreement to be characterizations of the actual state of facts or condition of the parties to the Transfer Agreement or any of their respective subsidiaries or affiliates.

On March 11, 2026, the Transfer Agreement was duly amended, pursuant to Section 10.2 thereof, in order to (i) remove the obligation of the Company to change its name and ticker symbol in connection with the Transaction and (ii) to make certain changes to the terms of Dr. Eric M. Jackson’s employment agreement.

Representations and Warranties

The Transfer Agreement contains certain customary representations and warranties of the Company, EMJC, DelawareCo, and the other Transaction Parties. The assertions embodied in those representations and warranties are solely for the purposes of the Transfer Agreement. Certain representations and warranties may not be accurate and complete as of any specified date because they are qualified by certain disclosure provided by the Transaction Parties to one another, or are subject to a standard of materiality or are qualified by reference to a Material Adverse Effect.

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The representations and warranties provided by EMJC and DelawareCo in favor of the Company in the Transfer Agreement relate to, among other things: the due incorporation, existence of such Transaction Party and its subsidiaries and the power and authority of such Transaction Party and its subsidiaries to own or lease their respective property and assets and conduct their respective business; such Transaction Party’s ownership of its subsidiaries; the absence of any bankruptcy or insolvency proceedings by or against such Transaction Party or its subsidiaries; such Transaction Party and its subsidiaries’ compliance with applicable laws; corporate power and authority of such Transaction Party to enter into the Transfer Agreement and perform its obligations thereunder; the due execution and delivery of the Transfer Agreement by such Transaction Party; governmental approvals; third-party notices and consents; the execution and delivery of the Transfer Agreement by such Transaction Party, the performance by such Transaction Party of its obligations thereunder and the consummation of the transactions contemplated thereby not resulting in a breach, violation, or default under such Transaction Party’s constating documents; the authorized, issued and outstanding share capital of such Transaction Party and each of its subsidiaries; the absence of any cease trade order; issued and outstanding convertible securities of such Transaction Party; such Transaction Party’s financial statements and financial reporting; such Transaction Party’s conduct of business and the absence of a Material Adverse Effect in respect of such Transaction Party; the absence of undisclosed liabilities; such Transaction Party’s internal control over financial reporting; absence of proceedings or investigations by governmental authorities; the absence of any shareholder agreement or similar agreement affecting the voting control of the securities of such Transaction Party; tax related matters; performance under material contracts; the absence of certain changes or events; the relationships of such Transaction Party and its subsidiaries with their respective suppliers, distributors and customers; governmental licenses; brokers and fees; indebtedness of non-arm’s length parties; related party transactions; directors and officers; insurance matters; owned and leased real property; the operating condition of tangible personal property of such Transaction Party; maintenance of books and records; rights to owned and licensed intellectual property; permits and licenses; environmental matters; employment matters; benefit plan matters; the material contracts of such Transaction Party and its subsidiaries; compliance with anti-money laundering and corrupt practices legislation; and restrictions on business activities.

The representations and warranties provided by the Company in favor of EMJC, DelawareCo, and the other Transaction Parties in the Transfer Agreement relate to, among other things: the due incorporation, existence of the Company and its subsidiaries and the power and authority of the Company and its subsidiaries to own or lease their respective property and assets and conduct their respective business; the Company’s ownership of its subsidiaries; the absence of any bankruptcy or insolvency proceedings by or against the Company or its subsidiaries; the Company and its subsidiaries’ compliance with applicable laws; corporate power and authority of the Company to enter into the Transfer Agreement and perform its obligations thereunder; the due execution and delivery of the Transfer Agreement by the Company, ExchangeCo and CallCo; governmental approvals; third-party notices and consents; the execution and delivery of the Transfer Agreement by the Company, the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby not resulting in a breach, violation, or default under the Company’s constating documents; the authorized, issued and outstanding share capital of the Company and each of its subsidiaries; the absence of any cease trade order; the issued and outstanding convertible securities of the Company; the Company’s financial statements and financial reporting; the Company’s conduct of business and the absence of a Material Adverse Effect in respect of the Company; the absence of undisclosed liabilities; the Company’s internal control over financial reporting; absence of proceedings or investigations by governmental authorities; the absence of any shareholder agreement or similar agreement affecting the voting control of the securities of the Company; tax related matters; performance under material contracts; the absence of certain changes or events; the relationships of the Company and its subsidiaries with their respective suppliers, distributors and customers; governmental licenses; brokers and fees; indebtedness of non-arm’s length parties; related party transactions; directors and officers; insurance matters; owned and leased real property; the operating condition of tangible personal property of the Company; maintenance of books and records; rights to owned and licensed intellectual property; permits and licenses; environmental matters; employment matters; benefit plan matters; the material contracts of the Company and its subsidiaries; the Company’s reporting issuer status under applicable securities laws and the listing of the Company’s shares on the NYSE American; compliance with anti-money laundering and corrupt practices legislation; and restrictions on business activities.

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Conduct of Business of the Company, EMJC and DelawareCo

The Transfer Agreement includes a general covenant by the Company and the other Transaction Parties in favor of one another that, except with the prior written consent of the other Transaction Parties, each Transaction Party shall refrain from taking certain actions between the date of the Transfer Agreement and the Closing Date, including the following:

(a) amend or otherwise change any of its Organizational Documents or effect or be a party to any merger, consolidation, share exchange business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except, for the avoidance of doubt, the Transactions;

(b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including any phantom interest) (except for the issuance of shares issuable pursuant to certain outstanding warrants and options);

(c) extend credit for borrowed money to any person or incur any indebtedness for borrowed money or guarantee any indebtedness for borrowed money or issue or sell any debt securities or guarantee any debt securities or other obligations of any other person or sell, pledge, dispose of or create an encumbrance with respect to any assets (except for Encumbrances created by operation of law or dispositions of obsolete or worthless assets);

(d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned Subsidiary may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) amend the terms of, repurchase, redeem or otherwise acquire, or permit any Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its Subsidiaries, or propose to do any of the foregoing;

(e) sell, assign, transfer, license, sublicense or otherwise dispose of any IP Rights, other than in the ordinary course of business (which shall include material transfer agreements, services agreements, non-disclosure agreements and other ordinary course Contracts with non-exclusive licenses);

(f) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any other material property or assets or any equity interest or other interest in any other entity or enter into a joint venture with any other Entity;

(g) forgive any loans to any person, including its employees, officers, directors or Affiliates;

(i) subject to certain exceptions, (i) increase the compensation payable or to become payable to its directors, officers, employees or consultants, (ii) grant any severance, change in control, retention or termination pay to, or enter into any employment, severance or similar agreement with, any director, officer, employee or consultant, (iii) hire any new employee or consultant whose annual base salary is more than $150,000 per year, (iv) establish, adopt, enter into, terminate or amend in any material respect any collective bargaining or similar agreement or the SRXH Incentive Plan, or take any action to accelerate the time of payment or vesting of any compensation or benefits or take any action to fund or secure the funding of any compensation or benefits (other than qualified retirement plan benefits);

(j) take any action, other than as required by applicable legal requirements or GAAP, to change accounting policies or procedures;

(k) (i) make or change any material tax election inconsistent with past practices, (ii) change any material tax accounting method, (iii) settle or compromise any material federal, state, local or foreign tax liability, (iv) fail to timely pay all taxes due and payable by such Transaction Party (taking into account all valid extensions), (v) amend or otherwise modify a tax return of such Transaction Party, (vi) make a request for a tax ruling to any governmental body, (vii) agree to any extension or waiver of the limitation period relating to any material tax liability, or (viii) enter into any tax sharing, tax allocation, or tax indemnification agreement;

(l) pay, discharge or satisfy any claims or liabilities (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in its financial statements, or incurred in the ordinary course of business and consistent with past practice;

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(m) initiate any litigation, action, suit, proceeding, claim or arbitration (each, an “Action”), or settle or agree to settle any Action, other than any settlement which (i) provides a complete release of all claims against such Transaction Party, and (ii) that does not involve the payment of any amount by such Transaction Party in excess of $100,000 (after giving effect to any insurance coverage applicable to such settlement) (except for any Action arising out of or related to the Transfer Agreement or the Transaction);

(n) fail to make any material payment with respect to any of its or any of its subsidiaries’ accounts payable or indebtedness in a timely manner in accordance with the terms thereof and consistent with past practices;

(o) enter into or amend a contract that would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Transaction; or

(p) take, or agree in writing or otherwise to take, any of the actions described above.

Stock Exchange and Securities Laws Matters

On or before forty-five (45) days after the date of the Transaction Agreement, the Company, in cooperation with Transferors, shall use reasonable efforts to promptly prepare and file with the SEC a registration statement on Form S-4 (the “Registration Statement”), in connection with the registration under the Securities Act of the Company’s common shares to be issued in the Transaction. Further, the Company will use its commercially reasonable efforts to cause the Company’s common shares to be issued in connection with the Transaction to be approved for listing (subject to notice of issuance) on NYSE American at or prior to the Closing.

Conditions for Completion of the Transaction

Conditions to Obligation of Each Party to Effect the Transaction.

The respective obligations of each Transaction Party to effect the Transaction are subject to the satisfaction at or prior to the Closing of the following conditions:

(a) No temporary restraining order, preliminary or permanent injunction or other order (whether temporary, preliminary or permanent) preventing the consummation of the Transaction shall have been issued by any court of competent jurisdiction and remain in effect; and there will not be any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Transaction, which makes the consummation of the Transaction illegal.

(b) the Company’s stockholders shall have approved the Transaction.

(c) The Registration Statement on Form S-4 registering the shares being issued under the Transfer Agreement (the “Registration Statement”) shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose that may have been initiated by the SEC shall remain unresolved, and, (i) the SEC shall have issued no order suspending the use of the Information Statement, and (ii) no proceeding in respect of the Information Statement that may have been initiated by the SEC shall remain unresolved.

(d) The Company’s to be issued in connection with the Transaction and issuable upon the exchange of the Exchangeable Shares to be issued in connection with the Transaction shall be approved for listing on the NYSE American, subject to consummation of the Transaction and official notice of issuance.

(e) All domestic and foreign antitrust approvals, to the extent applicable, shall have been obtained.

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(f) The Lock-Up Agreements shall have been duly executed by each of the Locked-Up Persons, effective as of the Closing. “Lock-Up Agreements” means lock-up agreements, to be effective as of the Closing, among the Company and each of the Locked-Up Persons, pursuant to which, among other things, the Locked-Up Persons will agree to lock-up and not sell, transfer or otherwise dispose of their respective SRXH Common Shares or Exchangeable Shares, as applicable, for a period of 180 days after the Closing, subject to customary exceptions, in customary form and substance to be agreed upon by the Transaction Parties. “Locked-Up Persons” means, in each case as of the Closing after giving effect to the transactions hereunder, all of the executive officers, directors and five percent (5%) shareholders of the Company (calculated on a fully-diluted basis, including issuance of SRXH Common Shares upon exchange of the Exchangeable Shares, but disregarding any awards reserved but not yet issued under equity incentive plans).

(g) The Company shall have received a written fairness opinion from a qualified financial advisor, addressed to the Board, to the effect that the Transaction is fair, from a financial point of view, to the Company’s stockholders.

(h) Each holder of the Company’s issued and outstanding warrants, other than warrantholders who are currently officers or directors of the Company, shall have converted or exercised all such securities, as applicable, into or for SRXH Common Shares.

Additional Conditions to Obligations of the Transferors.

The obligation of the on Transaction Parties to effect the Transaction is also subject to the following conditions:

(a) (i) The representations and warranties of the Company contained in Sections 4.1(b) and 4.1(c) (Organization and Qualification; Charter Documents), Section 4.2 (Capital Structure) and Sections 4.3(a), 4.3(b), 4.3(c)(i) and 4.3(c)(ii) of the Transfer Agreement (Authority; Non-Contravention; Approvals) (other than, with respect to the representations and warranties contained in Section 4.2, inaccuracies that are de minimis, individually or in the aggregate) shall have been true and correct in all respects as of the date hereof and shall be true and correct in all respects on and as of the Closing with the same force and effect as if made on and as of such date (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or period), and (ii) the other representations and warranties of the Company contained in the Transfer Agreement or in any certificate or other agreement delivered by the Company pursuant hereto shall be true and correct at and as of the date hereof and as of the Closing with the same force and effect as if made on and as of such date (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or period), except, in the case of clause (ii), where the failure of such representations and warranties to be true and correct (disregarding all qualifications or limitations as to “materially,” “SRXH Material Adverse Effect” and words of similar import set forth therein) has not had, individually or in the aggregate, a SRXH Material Adverse Effect (as such term is defined in the Transfer Agreement).

(b) The Company will have performed or complied with in all material respects all agreements and covenants required by the Transfer Agreement to be performed or complied with by it on or prior to the Closing.

(c) Since the date of the Transfer Agreement no SRXH Material Adverse Effect shall have occurred and be continuing.

(d) The Transferors will have received certificates of good standing (or equivalent documentation) of the Company in its jurisdiction of organization and each foreign jurisdiction in which it is qualified, a certified copy of the Company’s Certificate of Incorporation, a certificate as to the incumbency of directors and officers and the adoption of resolutions of the Board approving the Transfer Agreement and the consummation of the Transaction, and a certificate executed by a duly authorized officer of the Company confirming that the conditions set forth in Sections 8.2(a), 8.2(b), 8.2(c), 8.2(d), 8.2(f), and 8.2(g) of the Transfer Agreement, have been duly satisfied.

(e) The Transferors will have received a duly executed copy of a resignation letter from each of the resigning members of the Board and the resigning officers of the Company as agreed by the Transaction Parties.

(f) No delisting or suspension in trading of the Company’s common stock on the NYSE American shall have occurred and be continuing, and no notice shall have been received from NYSE American regarding non-compliance with listing requirements and it is reasonable to expect that compliance will not be regained.

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(g) The Company shall, effective as of the Closing, enter into an Employment Agreement with Dr. Eric M. Jackson, PhD on terms reasonably acceptable to EMJC and consistent with the term sheet attached to the Transfer Agreement as Exhibit B.

(h) The Company shall, effective as of the Closing, enter into, and cause ExchangeCo and CallCo to enter into, the Support Agreement and the Voting Trust Agreement.

(i) Each Transferor receiving Pre-Funded Warrants under the Transfer Agreement shall have received such Pre-Funded Warrants duly executed by the Company.

Additional Conditions to Obligations of the Company.

The obligation of the Company to effect the Transaction is also subject to the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of EMJC contained in Sections 2.1(b) and 2.1(c) (Organization and Qualification; Charter Documents), Section 2.2 (Capital Structure), and Sections 2.3(a), 2.3(b)(i), and 2.3(b)(ii) of the Transfer Agreement (Authority; Non-Contravention; Approvals), the representations and warranties of DelawareCo contained in Sections 3.1(b) and 3.1(c) (Organization and Qualification; Charter Documents), Section 3.2 (Capital Structure) and Sections 3.3(a), 3.3(b)(i), and 3.3(b)(ii) (Authority; Non-Contravention; Approvals) and the representations and warranties of Transferors contained in Sections 5.1 (Ownership of Acquired Assets), and 5.2 (Authority; Non-Contravention) shall have been true and correct in all respects at and as of the date hereof and shall be true and correct in all respects on and as of the Closing with the same force and effect as if made on and as of such date (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or period), and (ii) the other representations and warranties of the other Transaction Parties contained in the Transfer Agreement or in any certificate or other agreement delivered by the other Transaction Parties c, as applicable, pursuant hereto shall have been true and correct in all respects at and as of the date hereof and shall be true and correct in all respects on and as of the Closing with the same force and effect as if made on and as of such date (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or period), except, in the case of clause (ii), where the failure of such representations and warranties to be true and correct (disregarding all qualifications or limitations as to “materially,” “EMJC Material Adverse Effect,” “DelawareCo Material Adverse Effect” and words of similar import set forth therein) has not had, individually or in the aggregate, an EMJC Material Adverse Effect or a DelawareCo Material Adverse Effect, as applicable (as each such term is defined in the Transfer Agreement).

(b) The other Transaction Parties will have performed or complied with in all material respects all agreements and covenants required by the Transfer Agreement to be performed or complied with by them on or prior to the Closing.

(c) Since the date of the Transfer Agreement no EMJC Material Adverse Effect nor DelawareCo Material Adverse Effect shall have occurred and be continuing.

(d)

(i) The Company will have received: certificates of good standing (or equivalent documentation) of each of the other Transaction Parties, as applicable, in its jurisdiction of organization and each foreign jurisdiction in which it is qualified, a certified copy of the organizational documents of each of such other Transaction Parties; a certified copy of the register directors, certified copies of the resolutions of the boards of directors (or equivalent) of each of such other Transaction Parties approving the Transaction, and a certificate executed by duly authorized directors of each of the other Transaction Parties confirming that the conditions set forth in Sections 8.3(a) and 8.3(b) of the Transfer Agreement have been duly satisfied.

(ii) The Company will have received the IP Assignment Agreement (as such term is defined in the Transfer Agreement), duly executed by each of the applicable Transaction Parties.

(iii) The Securities Transferors (as such term is defined in the Transfer Agreement) shall have delivered to the Company duly executed transfers in favor of the Company of all of the Acquired Securities (as such term is defined in the Transfer Agreement) and the duly executed powers of attorney or other authorities under which any of the transfers have been executed;

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(iv) The Securities Transferors shall have delivered to the Company the share certificates representing the Acquired Securities (or the indemnity for lost certificates; and

(v) The Securities Transferors shall have delivered to the Company’s transfer agent or the Company such waivers or consents as may be necessary to enable the Company or its nominee(s) to become the registered holder of all of the Acquired Securities and such share certificates (or indemnities for lost share certificates) and stock transfer forms as may be required to give a good title to the Acquired Securities and to enable the Company or its nominee(s), subject to stamping, to become the registered holders of them.

(vi) A properly completed and duly executed Internal Revenue Service Form W-9 of each of the Transferors that is a “U.S. person” within the meaning of Section 7701(a)(30) of the Code establishing that each such Transferor is not subject to U.S. federal backup withholding Tax.

Additional Covenants Regarding Non-Solicitation

Each Transaction Party agrees that such Transaction Party will not actively solicit offers from third parties to acquire such Transaction Party or to effect a transaction with such Transaction Party that is similar to the Transaction or that could interfere with or defeat the purpose of the Transaction. If a Transaction Party receives an unsolicited offer consistent with the foregoing, such Transaction Party is obligated to inform the other Transaction Parties and provide them with certain details regarding such offer.

Termination of Transfer Agreement

The Transfer Agreement may be terminated prior to the Effective Time by:

(a) by mutual written consent of each of the Transaction Parties;

(b) by any Transaction Party, after the June 30, 2026 (the “End Date”), if the Transaction has not been consummated (subject to certain conditions);

(c) by any Transaction Party if a governmental body has issued a non-appealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transfer;

(d) by the other Transaction Parties upon the Company’s breach of the Transfer Agreement which is not timely cured;

(e) by upon the Company any other Transaction Party’s breach of the Transfer Agreement which is not timely cured;

(f) by the Company, if there will have occurred any EMJC Material Adverse Effect or DelawareCo Material Adverse Effect (subject to certain conditions); or

(g) by the Transferor Parties, if there will have occurred any SRXH Material Adverse Effect (subject to certain conditions).

Expenses and Termination Payment

If the Transfer Agreement is terminated due to the Company’s breach thereof, the Company is required to pay to the other Transaction Parties an amount equal to all fees and expenses incurred by them in connection with the Transaction, not to exceed $300,000. If the Transfer Agreement is terminated due to the breach thereof by another Transferor Party, the Transferor Parties are required to pay to the Company an amount equal to all fees and expenses incurred by the Company in connection with the Transaction, not to exceed $300,000.

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Amendment of the Transfer Agreement

The Transfer Agreement may be amended by mutual written consent of the Transaction Parties, subject to certain conditions.

Employment Agreement

As a condition to the Closing of the Transaction, the Company has agreed that it shall, effective as of the Closing, enter into an employment agreement with Dr. Eric M. Jackson, PhD on terms reasonably acceptable to EMJC and consistent with the following terms:

1. Title.

●	The employee shall hold the title of Head of Asset Management with CCC Crypto Corp., or such other Subsidiary of SRXH that may operate the Acquired IP Assets as SRXH may reasonably determine.”

2. Signing Bonus.

●	The employee shall receive a signing bonus in aggregate amount of $1,000,000, payable in cash as follows: (a) $500,000 payable upon the Closing and (b) $500,000 payable upon the achievement of certain milestones as mutually agreed in good faith by SRXH and the employee.

3. Cash Compensation

●	$360,000 annual cash salary

4. Benefits

●	Canadian healthcare benefits (medical/dental/vision)
●	D&O insurance
●	Reimbursement for business travel other customary expenses

5. Equity Incentives

●	Milestone-based and not time-based vesting
●	Upon $1 billion market cap: up to 12% of the company’s issued and outstanding equity
●	Upon $2 billion market cap: up to 20% of the company’s issued and outstanding equity
●	Thereafter, for each additional $1 billion in market cap, equity shall increase in 0.5% increments, up to a maximum of 45%

Dr. Jackson is a long-time technology investor and market analyst known for identifying inflection points in misunderstood public companies before they became widely recognized. Over the past several years, Dr. Jackson publicly identified and analyzed a number of non-consensus opportunities that later experienced significant market re-ratings, including Carvana, Opendoor, Better Home & Finance, and Nextdoor. His work around Opendoor helped catalyze a large, engaged retail investor community commonly referred to as the “OPEN Army,” which emphasized long-term conviction, transparency, and platform-level analysis over short-term trading. That same analytical framework underpins the Rising Dynasty philosophy — a research-driven approach focused on power-law outcomes, structural change, and disciplined risk awareness. The IP Asset applies these principles to the digital-asset treasury space through quantitative systems rather than discretionary positioning. Dr. Jackson is a frequent commentator on technology and market structure and has appeared on major financial media outlets including CNBC, Bloomberg, and Fox Business

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BUSINESS OF SRXH

Our History

On April 24, 2025, SRx Health Solutions, Inc., a corporation incorporated under the laws of the Province of Ontario on April 26, 2022 (“SRx Canada” or the “Accounting Acquirer”), consummated a business combination (the “Merger”) with Better Choice Company, Inc., a Delaware corporation (“Better Choice” or the “Legal Acquirer”). In the Merger, 1000994476 Ontario Inc. (“AcquireCo”), an indirect wholly-owned subsidiary of Better Choice, amalgamated with and into SRx Canada, with SRx Canada surviving the amalgamation and continuing its operations under the new legal name SRx Health Solutions (Canada) Inc. (“SRx Canada”), an indirect wholly-owned subsidiary of Better Choice.

The Company was incorporated in the State of Nevada in 2001 under the name Cayenne Construction, Inc., and in 2009, changed its name to Sports Endurance, Inc. Effective March 11, 2019, the Company changed its name to Better Choice Company Inc. after reincorporating in Delaware. In connection with the Merger, Better Choice changed its corporate name to “SRx Health Solutions, Inc.”, and adopted the operations of the Accounting Acquirer as its primary business. As such, SRx Canada is the continuing reporting entity for accounting purposes. Refer to Note 4 – Business Combinations for more information.

SRx Canada’s registered head office was originally located at 65 Queen Street West, Suite 800, Toronto, Ontario, M5H 2M5. Post the Merger, the Company’s registered head office remained at 12400 Race Track Road, Tampa, Florida 33626, and is now 801 US Highway 1, North Palm Beach, FL 33408.

Explanatory Note

On August 12, 2025, the Company announced that SRx Canada had obtained an Initial Order (the “Initial Order”) in Canada under the federal Companies’ Creditors Arrangement Act (the “CCAA” and SRx Canada’s proceedings thereunder, the “CCAA Proceedings”) from the Ontario Superior Court of Justice (Commercial List) (the “Court”). In connection with the Initial Order, the Court, among other relief, granted a stay of proceedings in favor of SRx Canada, appointed Grant Thornton Limited as the monitor of SRx Canada (in such capacity, the “Monitor”), granted debtor-in-possession financing (“DIP Financing”), which included insider participation, and approved sale procedures (“Sale Process”) to govern the sale of the business and assets of SRx Canada. The DIP Financing consists of a credit facility of up to a maximum of $1,750,000, for the purpose of financing SRx Canada’s working capital needs, including for continued operations, implementation of the Sale Process, and to fund the restructuring contemplated in the CCAA Proceedings.

On August 21, 2025 and October 29, 2025, respectively, the Court approved transactions for the sale of substantially all of the assets and businesses of SRx Canada, the majority of which have been completed. The current stay of proceedings in respect of SRx Canada has been extended to January 30, 2026 to permit the completion of the restructuring.

Neither the Company nor the Company’s United States subsidiary, Halo, Purely For Pets, Inc., a Delaware corporation, has made any filing under any bankruptcy code or statutory reorganization scheme either in the United States or in Canada.

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Company Overview

Description of the Pet Health and Wellness Business Conducted by Halo

History

On December 17, 2018, the Company made a $2.2 million investment in TruPet LLC (“TruPet”), an online seller of pet foods, pet nutritional products and related pet supplies. On February 2, 2019, the Company entered into a definitive agreement to acquire the remainder of TruPet and closed the acquisition on May 6, 2019.

On February 28, 2019, the Company entered into a definitive agreement to acquire all of the outstanding shares of Bona Vida, Inc. (“Bona Vida”) and closed the acquisition on May 6, 2019.

On October 15, 2019, the Company entered into a Stock Purchase Agreement (as amended, the “Halo Agreement”) with Halo, Thriving Paws, LLC, a Delaware limited liability company (“Thriving Paws”), HH-Halo LP, a Delaware limited partnership (“HH-Halo” and, together with Thriving Paws, the “Sellers”) and HH-Halo, in the capacity of the representative of the Sellers. Pursuant to the terms and subject to the conditions of the Halo Agreement, among other things, the Company agreed to purchase from the Sellers 100% of the issued and outstanding capital stock of Halo, Purely for Pets, Inc., a Delaware corporation (“Halo”) (the “Halo Acquisition”). The Company closed the Halo Acquisition on December 19, 2019.

Overview of the Halo Business

Halo is a pet health and wellness company focused on providing pet products and services that help dogs and cats live healthier, happier and longer lives. Halo offers a broad portfolio of pet health and wellness products for dogs and cats sold under the Halo brand across multiple forms, including foods, treats, toppers, and chews. Halo has a demonstrated, multi-decade track record of success and is well positioned to benefit from the mainstream trends of growing pet humanization and consumer focus on health and wellness. Halo’s products consist of kibble and canned dog and cat food, freeze-dried raw dog food and treats, vegan dog food and treats, oral care products and supplements. Halo’s core products are made with high-quality, thoughtfully sourced ingredients for natural, science-based nutrition. Each innovative recipe is formulated with leading veterinary and nutrition experts to deliver optimal health.

Halo sells its premium and super-premium products (which Halo management believes generally includes products with a retail price greater than $0.20 per ounce) under the Halo brand umbrella, including Halo Holistic™, Halo Elevate® and the former TruDog brand, which was rebranded and successfully integrated under the Halo brand umbrella during the third quarter of 2022. Halo’s core products sold under the Halo brand are made with high-quality, thoughtfully sourced ingredients for natural, science based nutrition. Each innovative recipe is formulated with leading veterinary and nutrition experts to deliver optimal health. Halo’s diverse and established customer base has enabled Halo to penetrate multiple channels of trade, which Halo management believes enables Halo to deliver on core consumer needs and serve pet parents wherever they shop. Halo groups these channels of trade into four distinct categories: E-commerce, which includes the sale of product to online retailers such as Amazon and Chewy; Brick & Mortar, which primarily includes the sale of product to Pet Specialty retailers such as Petco, Pet Supplies Plus and neighborhood pet stores, as well as to select grocery chains; Direct to Consumer (“DTC”) which includes the sale of product through Halo’s website halopets.com; and International, which includes the sale of product to foreign distribution partners and to select international retailers. In December 2023, Halo made a strategic exit out of Petco stores (while remaining on Petco.com), and Pet Supplies Plus. On June 1, 2024, Halo exited its DTC channel in an effort to improve profitability, and now directs consumers on halopets.com to Amazon and Chewy.

A concerted effort to drive brand awareness behind distinctive positioning and messaging is the cornerstone of Halo’s growth plan, supported by innovation. Halo’s future growth is driven through an extensive brand positioning workstream executed over the last year. New consumer messaging will build awareness with pet parents, persuade them that Halo is the right choice for their pet, and move the consumer towards purchase. The creative campaign will be brought to life on Amazon and Chewy platforms as well as outside those platforms. By shifting media investment from bottom-of-funnel-driven DTC activities to full funnel activation across the Amazon and Chewy platforms, Halo will see improvements in both media effectiveness, efficiency, and reach.

In addition to incremental consumer media activation, innovation plays a key role in Halo’s growth plans, supported by Halo’s own research and development, and acquisitions. Halo’s established supply and distribution infrastructure allows Halo to bring new products to market in less than a year. Halo’s outsourced manufacturing model is flexible, scalable and encourages innovation allowing Halo to offer a breadth of assortment in dog and cat food main meal as well as pet treat products under the Halo brand, serving a wide variety of consumer needs, dayparts, and occasions.

The Halo portfolio offers a variety of platforms through which to innovate. Halo Holistic™ is designed for the pet parent seeking complete digestive health with prebiotics, probiotics and postbiotics. Additionally, it’s one of the only brands made with only whole animal proteins and no meat meals. Halo Elevate®, features leading nutrient levels supporting the top five pet parent health concerns including digestive health, heart and immunity support, healthy skin and coat, hip and joint support and strength and energy. Halo Freeze Dried Raw recipes preserve the natural flavor and nutrition of raw food with 100% protein from natural sources.

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Halo’s Products and Brands

Halo has a broad portfolio of over 100 active premium and super premium animal health and wellness products for dogs and cats, which includes products sold under the Halo brand across multiple forms, including foods, treats, toppers, dental products, chews, and supplements. Halo’s products consist of naturally formulated premium kibble and canned dog and cat food, freeze-dried raw dog food and treats, vegan dog food and treats, oral care products and supplements. Halo’s products are sustainably sourced, derived from real whole meat and no rendered meat meal and include non-GMO fruits and vegetables.

Halo’s products are manufactured by an established network of co-manufacturers in partnership with Halo. Halo has maintained each of its key co-manufacturing relationships for more than four years, with certain relationships in place for more than ten years and with the launch of Halo Elevate®, Halo expanded and engaged two new co-manufacturing partners in 2022.

Our Customers and Channels

For the year ended September 30, 2025, the Company’s continuing operations, conducted through Better Choice, generated net sales of approximately $6.5 million. The Company primarily serves pet owners through three main channels: E-commerce, Brick & Mortar, and International.

E-commerce: The majority of continuing net sales are generated through E-commerce partner websites, including Amazon, Chewy, Petflow, Thrive Market, and Vitacost. Online sales are largely driven by repeat purchases from existing customers, reflecting strong brand loyalty.

Brick & Mortar: Sales through physical retailers primarily include specialty pet stores and select grocery chains. As of December 2023, the Company strategically exited Petco and Pet Supplies Plus stores while continuing online sales via those platforms.

International: Halo’s international sales represent a smaller portion of total net sales. Following the sale of Halo Asia, international operations now contribute only a limited amount of revenue, and the Company’s activities outside North America are no longer a significant growth focus. As a result, no single foreign market represents a material share of international revenue.

The majority of net sales are generated online, reflecting both the Company’s focus on digital channels and consumer preference for online purchasing. The Company’s ability to reach a growing base of diverse customers online is expected to improve as E-commerce penetration increases.

Discontinued Operations

The Company’s legacy specialty pharmaceuticals and healthcare services operations, historically conducted under SRx, are classified as discontinued operations following the Company’s bankruptcy and subsequent winding down of these activities.

Historically, SRx provided specialty pharmaceutical products and related services to healthcare providers and patients across various therapeutic areas. Over time, the Company pursued acquisitions and expansion strategies aimed at growing its product portfolio and market presence.

Due to financial challenges, SRx filed for bankruptcy, resulting in the termination, sale, or wind-down of its operations. As of the reporting date, the legacy SRx business no longer generates meaningful revenue or operational activity.

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Financial results of the discontinued operations are reported separately in the consolidated financial statements, in accordance with accounting guidance for discontinued operations, and include any final settlements, asset disposals, and associated liabilities. The Company does not expect future cash flows from these operations.

Supply Chain, Manufacturing and Logistics

Halo partners with a number of co-manufacturing partners to produce its products. Products sold today under the Halo brand are made strictly from naturally raised animals on sustainable farms and are manufactured in the U.S and use healthy, natural ingredients, with all purchases transacted in U.S. dollars. By sourcing cage-free poultry, pasture-raised beef, and wild-caught fish from certified sustainable fisheries and not including meat meals or other animal byproducts in its formulations, the Halo brand is able to provide pets and pet parents with a nutritious and highly digestible suite of food and treats. Some products are preserved using either freeze drying or gentle air dehydration to eliminate the need for artificial preservatives and added chemicals. Halo’s treats and chews are oven-baked, using natural ingredients for maximum nutrition and protein content. Halo’s dog and cat foods meet The Association of American Feed Control Officials (“AAFCO”) guidelines and are small-batch tested for common contaminants prior to leaving the manufacturer.

Halo utilizes logistics service providers as a part of our supply chain, primarily for shipping and logistics support. Fulfillment of orders is managed by a third-party warehousing and logistics partner, Fidelitone. Halo’s warehouse is located in Wauconda, Illinois. Halo’s products are shipped by trusted carriers for expeditious and reliable delivery.

Raw Materials and Principal Suppliers

Halo relies upon the supply of raw materials that meet our high-quality specifications and sourcing requirements. Halo sources Global Animal Partnership (“GAP”) certified cage-free chicken, GAP certified cage-free turkey, Marine Stewardship Council (“MSC”) certified wild-caught salmon and whitefish and select non-GMO fruits and vegetables, such as peas, sweet potatoes and lentils. If any raw material is adulterated and does not meet Halo’s specifications, it could significantly impact Halo’s ability to source manufactured products and could materially and adversely impact our business, financial condition and results of operations.

For the supply and co-manufacturing of our products, we have relied on: Alphia, Inc. (“Alphia” f/k/a “C.J. Foods”) for dry kibble which transitioned to Barrett Petfood Innovations during 2022, then back to Alphia during 2023; Simmons Pet Food, Inc. (“Simmons”) and Thai Union Manufacturing Co., LTD. for canned wet food; BrightPet Nutrition Group, LLC (“BrightPet”) for vegan kibble and freeze dried treats; Carnivore Meat Company, LLC (“Carnivore”) for the supply and co-manufacturing of freeze-dried food and treats. We sourced approximately 85% of its inventory purchases from three vendors for the year ended September 30, 2025.

Sales and Marketing

Halo’s marketing strategies are designed to clearly communicate to consumers about the benefits of Halo’s products and to build awareness of Halo’s brands. Halo deploys a broad set of marketing tools across various forms of media to reach consumers through multiple touch points and engage with a number of marketing agencies to develop content and product packaging. Halo’s marketing initiatives include the use of social and digital marketing, Search Engine Optimization, email and SMS marketing, and paid media (Facebook, Instagram & YouTube), among other proven strategies to generate and convert sales prospects into loyal, satisfied customers. In addition to directly targeting and educating consumers of Halo’s products, Halo partners with a number of retailers such as Amazon, Chewy and Petco to develop joint sales and marketing initiatives to increase sales and acquire new customers.

In recent years, consumer purchasing behaviors have shifted dramatically and E-Commerce penetration has significantly increased. In the fourth quarter of 2023, Halo management shifted from a Brick & Mortar channel focus to a digital first strategy as a result of its annual operating plan process and has strategically reallocated marketing investments to work more effectively and efficiently in its larger e-commerce platforms to drive growth and brand awareness.

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Competition

The pet health and wellness industry is highly competitive. Competitive factors include product quality, ingredients, brand awareness and loyalty, product variety, product packaging and design, reputation, price, advertising, promotion, and nutritional claims. Halo management believes that Halo competes effectively with respect to each of these factors. Halo competes with manufacturers of conventional pet food such as Mars, Nestlé and Big Heart Pet Brands (part of the J.M. Smucker Company), and manufacturers of specialty and natural pet food such as Blue Buffalo (part of General Mills), Wellness, Fromm, Orijen, Merrick (part of Nestlé), Stella and Chewy, Open Farm and Freshpet. In addition, Halo competes with many regional niche brands in individual geographic markets.

Employees and Human Capital Resources

As of September 30, 2025, we had 10 full time employees and one part time employee. Halo’s human capital resource objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating Halo’s existing and additional employees. The principal purposes of = the Company’s incentive plans are to attract, retain and motivate selected employees, consultants and directors through the granting of stock-based compensation awards. Halo’s employees are not represented by any labor union or any collective bargaining arrangement with respect to their employment with us. Halo has never experienced any work stoppages or strikes as a result of labor disputes and Halo management believes its overall relationships with its employees are positive and the strength of its team is a critical success factor in becoming the most innovative premium pet food company in the world. Halo’s employees share an entrepreneurial spirit, a passion for excellence and the inspiration to drive the future of the pet health and wellness industry.

Halo’s core values are Integrity, Respect, Working Smarter and Faster and Building Lasting Relationships in all that Halo does. Halo continually focuses on employee engagement and a diverse, inclusive culture in order to ensure the continued strength and well-being of its workforce. Halo strives to create a workplace where employees feel engaged, believe in Halo’s mission, understand their role in Halo’s strategy and are passionate about the work they do. Halo management conducts employee engagement surveys to provide Halo management with valuable insights into employee perspectives and experiences. Halo also holds frequent virtual town-hall meetings and team building events to provide updates, celebrate milestones in the business, communicate initiatives, recognize significant individual accomplishments and provide a forum for employees to communicate and engage with Halo’s entire employee base. Halo values and embraces diversity by fostering a culture that encompasses the unique attributes, ideas, perspectives, and experiences of its employees, customers, suppliers and communities. Halo believes a more inclusive and diverse work environment allows us to achieve better results and makes us a stronger business.

Halo operates under a “Win From Anywhere” culture, which is Halo’s approach to creating a flexible and entrepreneurial working environment built for long term success. Winning from anywhere means our employees can work from anywhere in the country. Halo management believes this culture provides the ability for Halo to attract the best talent and halo now has employees all over the U.S. that are winning from anywhere.

Government Regulation

The regulation of animal food products is complex, multi-faceted, and continually changing. The U.S. Food and Drug Administration (“FDA”), the U.S. Federal Trade Commission (“FTC”), the U.S. Department of Agriculture (“USDA”) and other regulatory authorities at the federal, state and local levels, as well as authorities in foreign countries, extensively regulate, among other things, the research, development, testing, composition, manufacture, import, export, labeling, storage, distribution, promotion, marketing, and post-market reporting of animal foods. Halo is required to navigate a complex regulatory framework in the locations in which Halo wishes to manufacture, test, import, export, or sell its products.

FDA Regulation of Animal Foods

The FDA regulates foods, including foods intended for animals, under the Federal Food, Drug and Cosmetic Act (“FDCA”) and its implementing regulations. The FDCA defines “ food” as articles used for food or drink for man or other animals, which includes products that are intended primarily for nutritional use, taste, or aroma and the components of such products. For animal foods in particular, this definition applies based on their intended use regardless of labelling as animal food, treats, or supplements. The FDA also imposes certain requirements on animal foods relating to their composition, manufacturing, labeling, and marketing. Among other things, the facilities in which Halo’s products and ingredients are manufactured must register with the FDA, comply with current good manufacturing practices (“cGMPs”) and comply with a range of food safety requirements.

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Although pet foods are not required to obtain premarket approval from the FDA, any substance that is added to or is expected to become a component of a pet food must be used in accordance with a food additive regulation, unless it is generally recognized as safe (“GRAS”) under the conditions of its intended use or if it appears on an FDA-recognized list of acceptable animal food ingredients in the Official Publication of AAFCO. A food may be adulterated if it uses an ingredient that is neither GRAS nor an approved food additive, and that food may not be legally marketed in the U.S.

The labeling of pet foods is regulated by both the FDA and state regulatory authorities. FDA regulations require proper identification of the product, a net quantity statement, a statement of the name and place of business of the manufacturer or distributor and proper listing of all the ingredients in order of predominance by weight. The FDA also considers certain specific claims on pet food labels to be medical claims and therefore subject to prior review and approval by the FDA. The FDA has a list of specific factors it will consider in determining whether to initiate enforcement action against such products if they do not comply with the regulatory requirements applicable to drugs, including, among other things, whether the product is only made available through or under the direction of a veterinarian and does not present a known safety risk when used as labeled. The FDA may classify some of Halo’s products differently than Halo does and may impose more stringent regulations which could lead to possible enforcement action.

Under the FDCA, the FDA may require the recall of an animal food product if there is a reasonable probability that the product is adulterated or misbranded, and the use of or exposure to the product will cause serious adverse health consequences or death. In addition, pet food manufacturers may voluntarily recall or withdraw their products from the market. If the FDA believes that Halo’s products are adulterated, misbranded or otherwise marketed in violation of the FDCA, the agency make take further enforcement action, including: restrictions on the marketing or manufacturing of a product; required modification of promotional materials or issuance of corrective marketing information; issuance of safety alerts, press releases, or other communications containing warnings or other safety information about a product; warning or untitled letters; product seizure or detention; refusal to permit the import or export of products; fines, injunctions, or consent decrees; and/or imposition of civil or criminal penalties.

Halo’s Trademarks and Other Intellectual Property

Halo management believes that that Halo’s intellectual property has substantial value and has contributed significantly to the success of Halo’s business. Halo’s trademarks are valuable assets that reinforce Halo’s brand, Halo’s sub-brands and Halo’s consumers’ perception of Halo’s products. The current registrations of these trademarks in the U.S. and foreign countries are effective for varying periods of time and may be renewed periodically, provided that Halo, as the registered owner, or Halo’s licensees where applicable, comply with all applicable renewal requirements including, where necessary, the continued use of the trademarks in connection with the goods or services identified in the applicable registrations. In addition to trademark protection, Halo has registered more than 100 domain names, including www.betterchoicecompany.com, www.halopets.com, www.trupet.com, www.trudog.com and www.rawgo.com, that are important to the successful implementation of Halo’s marketing and advertising strategy. Halo relies on and carefully protect unpatented proprietary expertise, recipes and formulations, continuing innovation and other trade secrets to develop and maintain Halo’s competitive position.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SRXH

Recent Corporate Developments

Merger and CCAA Proceedings

On September 3, 2024, Better Choice Company, Inc. (“Predecessor”), SRx Canada, 1000994476 Ontario Inc. (“AcquireCo”), a corporation existing under the laws of the Province of Ontario and an indirect wholly-owned subsidiary of Predecessor, and 1000994085 Ontario Inc., a corporation existing under the laws of the Province of Ontario and a direct wholly-owned subsidiary of Predecessor (“CallCo”) entered into an Arrangement Agreement (the “Arrangement Agreement”), and the transactions contemplated thereby (the “Merger”) were completed on April 24, 2025 (which is referred to herein as the “Closing Date”). Pursuant to the Arrangement Agreement, on the Closing Date, AcquireCo merged with and into SRx Canada, with SRx Canada remaining as the surviving entity. Predecessor acquired the business of SRx Canada pursuant to the Merger.

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In connection with the Merger, on April 24, 2025, Predecessor changed its corporate name from “Better Choice Company Inc.” to “SRx Health Solutions, Inc.” by the filing of a Certificate of Amendment of its Certificate of Incorporation with the Secretary of State of the State of Delaware, and SRx Canada changed its name from “SRx Health Solutions Inc.” to “SRx Health Solutions (Canada) Inc.” by making the appropriate filing in the Province of Ontario.

On the Closing Date, Predecessor issued to certain holders of the common stock of SRx Canada 8,898,069 shares of the Company’s Common Stock, and AcquireCo issued to certain holders of the common stock of SRx Canada 19,701,935 shares in the capital stock of AcquireCo which shares are exchangeable into shares of the Company’s Common Stock (the “Historical Exchangeable Shares”) on a one-for-one basis.

On August 12, 2025, the Company announced that SRx Canada had obtained an Initial Order (the “Initial Order”) in Canada under the federal Companies’ Creditors Arrangement Act (the “CCAA” and SRx Canada’s proceedings thereunder, the “CCAA Proceedings”) from the Ontario Superior Court of Justice (Commercial List) (the “Court”). In connection with the Initial Order, the Court, among other relief, granted a stay of proceedings in favor of SRx Canada, appointed Grant Thornton Limited as the monitor of SRx Canada (in such capacity, the “Monitor”), granted debtor-in-possession financing (“DIP Financing”), which included insider participation, and approved sale procedures (“Sale Process”) to govern the sale of the business and assets of SRx Canada. The DIP Financing consists of a credit facility of up to a maximum of $1,750,000, for the purpose of financing SRx Canada’s working capital needs, including for continued operations, implementation of the Sale Process, and to fund the restructuring contemplated in the CCAA Proceedings.

On August 21, 2025 and October 29, 2025, respectively, the Court approved transactions for the sale of substantially all of the assets and businesses of SRx Canada, the majority of which have been completed. The current stay of proceedings in respect of SRx Canada has been extended to January 30, 2026 to permit the completion of the restructuring.

Neither the Company nor the Company’s United States subsidiary, Halo, Purely For Pets, Inc., a Delaware corporation, has made any filing under any bankruptcy code or statutory reorganization scheme either in the United States or in Canada.

On August 14, 2025, the Company entered into a Settlement, Share Forfeiture and Mutual Release Agreement (the “Settlement Agreement”) with certain of the founders and officers of SRx Canada (the “Forfeiting Stockholders”), pursuant to which the Forfeiting Stockholders forfeited for cancellation approximately 18,839,332 million Historical Exchangeable Shares (the “Forfeited Shares”). In consideration of the Forfeited Shares, the Company agreed to release the Forfeiting Stockholders from certain claims by the Company.

Private Placement

In connection with the Merger, on April 25, 2025, the Company issued to a single investor a combination of 4,036,697 shares of Common Stock (the “Private Placement Shares”) and pre-funded warrants to purchase Company Common Stock (the “Pre-Funded Warrants”) at a price of $2.18 per share, or $8.8 million in the aggregate, in a private placement transaction (the “Private Placement”). The issuance of shares of Company Common Stock in the private placement was exempt from registration under Section 4(2) of the Securities Act.

Issuances to Service Providers

On April 25, 2025, the Company issued to one of its financial advisors 1,599,231 shares of Common Stock in consideration of services provided by the financial advisor to the Company. On July 3, 2025, the Company issued to certain of its financial advisors 1,503,355 shares of Common Stock , and July 15, 2025, the Company issued to certain of its financial advisors 690,000 shares of Common Stock (collectively, the “Service Provider Shares”).

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Share Exchange

In connection with the Merger, on April 24, 2025, the Company contributed 152 shares of the common stock, without par value (the “Halo Shares”), of Halo, Purely For Pets, Inc. (“Halo”), a Delaware corporation, then the Company’s wholly-owned subsidiary, to Halo Spin-Out SPV Inc. (“Spin-Out SPV”), a special purpose subsidiary of the Company formed for such purpose. Immediately prior to the effectiveness of the Merger, the equity interests in Spin-Out SPV were distributed as a dividend to the then-current stockholders of the Company. The Halo Shares represent seventeen (17%) of the issued and outstanding capital stock of Halo.

Following the initiation of the CCAA Proceedings and the execution of the Settlement Agreement, on August 21, 2025, the Company and Spin-Out SPV executed a Share Exchange Agreement (the “Share Exchange Agreement”) whereby Spin-Out SPV transferred the Halo Shares back to the Company in exchange for 4,950,000 newly issued shares of the Company’s Common Stock (such shares, the “SPV Shares” and such transaction, the “Share Exchange”).

Disposition of Halo Assets

On April 16, 2025, the Company completed the sale of substantially all of this assets that comprised the Asia business of its US pet food subsidiary, to CZC Company LTD for total gross proceeds of $8.1 million including $6.5 million, along with a 5-year royalty agreement.

July PIPE Financing

On July 7, 2025, the Company entered into the Securities Purchase Agreement (the “July PIPE SPA”) by and among the Company and certain investors named therein (the “July PIPE Investors”), including the lead investor (the “Lead Investor”), pursuant to which the Company issued and sold to the Investors (i) a new series of senior secured convertible notes (the “July Notes”) with an aggregate original principal amount of $7,650,000, subject to an original issue discount as provided in the July Notes, and (ii) warrants (the “July Warrants”) to acquire 21,338,062 shares of the Company’s common stock (the “Common Stock”) (such transaction, the “July PIPE Financing”).

The July Notes bear interest at a rate of 8% per annum. The July Notes mature on July 8, 2027, provided that the maturity date may be extended by a noteholder if the Company is in default under the July Notes, and in certain other limited circumstances as described in the July Notes. The July Notes are convertible into shares of the Common Stock at a conversion price of $0.6274 per share, subject to customary adjustments. The July Warrants are exercisable for a period of three (3) years beginning six (6) months from the date of issuance at an exercise price of $0.6274 per share, also subject to adjustment.

Additionally, on July 8, 2025, pursuant to and in connection with the July PIPE SPA, the Company entered into a Security and Pledge Agreement (the “Security Agreement”) by and between the Company and the Lead Investor, in its capacity as collateral agent, pursuant to which the Company granted to the Lead Investor, for the ratable benefit of the Lead Investor and the other July PIPE Investors, a valid, perfected and enforceable security interest in certain assets of the Company and its subsidiaries, which assets include substantially all of the assets of the Company’s U.S. business, and pledged as collateral the equity held by the Company in certain of the Company’s subsidiaries.

Additionally, on July 8, 2025, pursuant to and in connection with the July PIPE SPA, the Company and the July PIPE Investors entered into a Registration Rights Agreement (the “July PIPE RRA”), pursuant to which the Company agreed to file a registration statement with the United States Securities and Exchange Commission (“SEC”) covering the resale of Common Shares that are issuable upon the conversion of the July Notes or the exercise of the July Warrants.

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October PIPE Financing

On October 27, 2025, the Company entered into a Securities Purchase Agreement (the “October PIPE SPA”) with certain accredited investors named therein (the “October PIPE Investors”). Certain October PIPE Investors are July PIPE Investors. Pursuant to the October PIPE SPA, up to 38,070 shares of the Company’s Series A convertible preferred stock, par value $0.001 per share (the “Series A Preferred Stock”) and accompanying warrants (“October Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) may be purchased for an aggregate purchase price of up to $30.46 million in one or more closings (such transaction, the “October PIPE Financing”).

On October 31, 2025, pursuant to the October PIPE SPA, the Company issued and sold, and the October PIPE Investors purchased, in a private placement: 19,035 shares of the Series A Preferred Stock and 54,527,811 October Warrants to purchase shares of Common Stock for aggregate proceeds of approximately $15.23 million, paid in cash or through the cancellation of such October PIPE Investor’s July Note and July Warrants in lieu of cash. The Company waived receipt of the cash portion of the purchase price until November 3, 2025. Pursuant to the October PIPE SPA, the July PIPE Investors waived the requirement under the July PIPE SPA that the Company register for resale 250% of the shares of Common Stock issuable upon the conversion or exercise of the July Notes or July Warrants.

In conjunction with the October PIPE SPA, on October 31, 2025 the Company entered a registration rights agreement with the investors (the “October PIPE RRA”), pursuant to which the Company will be required to file a registration statement with the SEC, to register for resale the Common Stock issuable upon (x) the conversion of the Series A Preferred Stock and (y) the exercise of the October Warrants.

Between December 31, 2025 and February 11, 2026, 1,617 shares of Series A Preferred Stock were converted into an aggregate of 8,410,690 shares of the Company’s Common Stock. All other shares of Series A Preferred Stock issued were redeemed by the Company on February 11, 2026, and no shares of Series A Preferred Stock remain outstanding.

ELOC Transaction

Concurrently with the issuance of the Notes and Warrants described above under “July PIPE Financing,” on July 7, 2025, the Company and the Selling Stockholder entered into a common share purchase agreement (as amended, the “ELOC Purchase Agreement”), which provides that subject to the terms and conditions set forth therein, the Company may sell to the Selling Stockholder up to the lesser of (i) $50 million of the Company’s common shares, no par value (the “Common Share”) and (ii) the Exchange Cap (as defined below) (subject to certain exceptions provided in the ELOC Purchase Agreement) (the “Total Commitment”), from time to time during the term of the ELOC Purchase Agreement. On October 28, 2025, the Company and the Selling Stockholder executed an amendment to the ELOC Purchase Agreement increasing the Total Commitment from $50 million to $1.0 billion (the “ELOC Amendment”).

Additionally, on July 7, 2025, the Company and the Selling Stockholder entered into a registration rights agreement (the “ELOC RRA”), pursuant to which the Company agreed to file this registration statement with the United States Securities and Exchange Commission (“SEC”) covering the resale of Common Shares that are issued to the Selling Stockholder under the ELOC Purchase Agreement (the “Registration Statement”).

Under the terms and subject to the satisfaction of the conditions set forth in the ELOC Purchase Agreement, the Company has the right, but not the obligation, to sell to the Selling Stockholder, and the Selling Stockholder is obligated to purchase, up to the Total Commitment. Such sales of Common Shares by the Company, if any, will be subject to certain limitations as set forth in the ELOC Purchase Agreement, and may occur from time to time, at the Company’s sole discretion, over the period commencing on the date that all of the conditions to the Company’s right to commence such sales are satisfied, including that the registration statement referred to above is declared effective by the SEC and a final form of the prospectus included therein is filed with the SEC (the “Commencement Date”) and ending upon the expiration of this Registration Statement pursuant to Rule 4125(a)(5) of the Securities Act of 1933, as amended, or otherwise upon the termination of the ELOC Purchase Agreement as provided therein. The Selling Stockholder has no right to require the Company to sell any Common Shares to the Selling Stockholder, but the Selling Stockholder is obligated to make purchases as the Company directs, subject to satisfaction of the conditions set forth in the ELOC Purchase Agreement.

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As consideration for the Lead Investor entering into the ELOC Purchase Agreement, concurrently with the execution of the ELOC Amendment, the Company issued to the Lead Investor a convertible promissory note in the original principal amount of $20.0 million (the “Keystone Commitment Note”), which is convertible into up to 50,137,880 shares of Common Stock (collectively, the “Keystone Commitment Shares”), assuming a price of 0.3989 per share, which was the closing price of our shares of Common Stock on the NYSE American on December 3, 2025. The Keystone Commitment Note was issued by the Company to the Lead Investor in lieu of the Commitment Shares, as defined in the original ELOC purchase Agreement. The Company also agreed to pay the Lead Investor up to $35,000 for its reasonable expenses under the ELOC Purchase Agreement.

From time to time from and after the Commencement Date, on any business day selected by the Company where the closing sale price on the applicable eligible market, or quotation service is equal to or greater than $0.25, subject to the satisfaction of all of the conditions set forth in the ELOC Purchase Agreement, the Company shall have the right, but not the obligation, to direct the Selling Stockholder, to purchase the applicable VWAP Purchase Share Amount (as such term is defined in the ELOC Purchase Agreement), not to exceed the agreed upon maximum, at the applicable VWAP Purchase Price therefor, which price is at a discount to the then-current closing sale price, provided that the Selling Stockholder’s aggregate committed obligation pursuant to the foregoing shall not exceed $1.0 billion.

Under applicable rules of the NYSE American, in no event may the Company issue or sell to the Selling Stockholder under the ELOC Purchase Agreement more than that number of shares of its Common Stock (including the Commitment Shares) which equals 19.99% of the Common Stock outstanding immediately prior to the execution of the ELOC Purchase Agreement (the “Exchange Cap”), unless (i) the Company first obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable NYSE American listing rules, or (ii) the price of applicable sales of Common Stock to the Selling Stockholder under this Agreement equals or exceeds the lower of (A) the official closing sale price on the NYSE American or any nationally recognized successor thereto immediately preceding the delivery of the applicable VWAP Purchase Notice (as such term is defined in the ELOC Purchase Agreement) and (B) the average of the closing sale prices of the Common Stock on the NYSE American for the five business days immediately preceding the delivery of such VWAP Purchase Notice (in each case plus an incremental amount to take into account the Commitment Shares), such that the sales of such shares of Common Stock to the Selling Stockholder would not count toward the 19.99% because they are “at market” under applicable NYSE American rules.

The ELOC Purchase Agreement also prohibits the Company from directing the Selling Stockholder to purchase any Common Shares if those shares, when aggregated with all other Common Shares then beneficially owned by the Selling Stockholder and its affiliates, would result in the Selling Stockholder having beneficial ownership of more than 4.99% of the outstanding Common Shares.

The net proceeds under the ELOC Purchase Agreement to the Company will depend on the frequency of sales and the number of Common Shares sold to the Selling Stockholder and prices at which the Company sells Common Shares to the Selling Stockholder. The Company expects that any net proceeds received by the Company from such sales to the Selling Stockholder will be used for working capital and general corporate purposes. Management of the Company believes that it is in the Company’s best interests to have the flexibility to sell Common Shares pursuant to the ELOC Purchase Agreement, subject to market conditions.

EMJC Transaction

See the section entitled “The Transaction” beginning on page 39 of this information statement/prospectus.

Bylaw and Charter Amendment

On October 8, 2025, the Company adopted amended and restated bylaws, which reduced the quorum required for meetings of the Company’s stockholders.

On November 19, 2025, the Company filed a Certificate of Amendment with the Secretary of State of the State of Delaware which increased the number of shares of Common Stock that the Company is authorized to issue from 200,000,000 shares to 5,000,000,000 shares.

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Series B Financing

On March 16, 2026, the Company entered into a Securities Purchase Agreement (the “Series B SPA”) with certain accredited investors named therein (the “Series B Investors”), pursuant to which: up to 10,000 shares of the Company’s Series B convertible preferred stock, par value $0.001 per share (the “Series B Preferred Stock”) and accompanying warrants (“Series B Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) may be purchased for an aggregate purchase price of up to $8 million in one or more closings (such transaction, the “Series B Financing”).

On March 16, 2026, pursuant to the Series B SPA, the Company issued and sold, and the Series B Investors purchased, in a private placement: 5,660 shares of the Series B Preferred Stock and 22,237,666 Series B Warrants to purchase shares of Common Stock for aggregate proceeds of approximately $4.528 million, paid in cash. Prior to the Series B Financing, certain July PIPE Investors and October PIPE Investors waived their right to participate in the Series B Financing pursuant to the July PIPE SPA and/or the October PIPE SPA, as applicable.

In conjunction with the Series B SPA, on March 16, 2026, the Company entered a registration rights agreement with the Series B Investors (the “Series B RRA”), pursuant to which the Company will be required to file a registration statement with the SEC, to register for resale the Common Stock issuable upon (x) the conversion of the Series B Preferred Stock and (y) the exercise of the Series B Warrants.

BUSINESS OF EMJC

Overview

EMJC’s proprietary digital-asset treasury and risk-management platform employs a rules-based, quantitative system designed to help users manage digital-asset exposure, with a primary focus on Bitcoin and Ethereum.

EMJC’s core offering is a treasury optimization and risk-management algorithm that combines quantitative modeling, volatility analysis, and systematic execution to seek to optimize capital efficiency and manage downside risk across market regimes. The algorithm is intended for use in managing proprietary corporate treasury assets and, over time, for use by institutional counterparties seeking structured digital-asset exposure and risk controls.

The algorithm has been trained and evaluated across complete market cycles since 2021, including periods of extreme stress and rapid recovery. This multi-cycle exposure informs regime classification, risk constraints, and guardrail design and differentiates EMJC from other platforms that rely on point-in-time forecasting.

The initial target market consists of public companies, private companies, and institutional entities that hold or intend to hold digital assets on their balance sheets and require disciplined, transparent, and auditable risk-management processes. Potential expansion to other liquid digital assets is currently under development.

Product and Service Offerings

EMJC’s algorithm and platform are designed to be used internally to manage corporate treasury assets and, in the future, will be offered on a bespoke or managed basis to select institutional clients. Deployment of the algorithm and platform is expected to occur through:

●	Direct treasury management by EMJC; and
●	Managed services or advisory arrangements with institutional counterparties, subject to applicable regulatory considerations.

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The platform incorporates input from a proprietary risk intelligence framework that provides context and constraints for the algorithm, including wallet behavioral analysis, stablecoin flow monitoring, and volatility regime classification. Certain third-party data inputs, including data from EventHorizonIQ and TonalityIQ (platforms personally owned by Dr. Jackson and expressly excluded from the IP Asset), may be used by EMJC pursuant to arm’s-length data access arrangements, but are not owned by, licensed to, or transferred to EMJC or the Company as part of the Transaction.

Execution engines operate only within approved constraints, ensuring discipline, auditability, and long-duration survivability across market cycles.

The algorithm and platform are not distributed as a retail product, and no mass-market or consumer-facing distribution is anticipated. Future applications of the algorithm and platform may include:

●	Expanded treasury optimization tools;
●	Risk-monitoring and reporting modules; and
●	Additional analytics designed for institutional treasury and balance-sheet management.

The above-listed applications are currently under development and testing. However, there can be no assurance that any such applications will be commercially launched.

Market Opportunity

The digital-asset treasury and risk-management space is competitive and includes cryptocurrency exchanges, asset managers, software providers, and proprietary trading firms.

EMJC’s competitive positioning is based on:

●	A rules-based, systematic approach to digital-asset treasury management;
●	Emphasis on risk control, transparency, and auditability, rather than speculative trading;
●	Focus on corporate and institutional balance-sheet use cases, rather than retail trading; and
●	Integration of quantitative models designed to operate across varying market volatility regimes.

The advantages provided by the algorithm and platform are based on performance, risk management, transparency, credibility, and regulatory awareness. EMJC’s system is designed to support long-term operation and scalability over short-term gain.

Operations

Data Input and Supply

The primary inputs for the operation of EMJC’s algorithm and platform consist of:

●	Market data from established digital-asset exchanges and data providers; and
●	Standard cloud computing and infrastructure services.

These inputs are widely available from multiple suppliers, and management does not believe there is material supply risk.

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Intellectual Property

EMJC does not hold any issued patents or registered trademarks. EMJC relies primarily on proprietary algorithms, software, trade secrets, and know-how developed internally. There are no material license, royalty, franchise, or labor agreements in place with third parties.

Government Regulations and Approvals

EMJC operates in an industry subject to evolving regulatory frameworks relating to digital assets, securities laws, commodities laws, and anti-money laundering regulations. Changes in laws, regulations, or enforcement policies could materially affect EMJC’s operations, costs, or ability to expand its services. Management actively monitors regulatory developments and intends to adapt its business practices accordingly.

At present, EMJC does not believe that government approval is required to operate its internal treasury-management activities as currently contemplated. If EMJC expands into regulated advisory or managed-asset services in the future, additional registrations or approvals may be required. EMJC intends to comply with applicable laws and regulations as its business evolves.

Environmental Compliance

EMJC’s operations do not involve manufacturing or activities subject to environmental regulation. Compliance with environmental laws is not expected to have a material impact on EMJC’s operations or financial condition.

Employees

EMJC currently operates with a small team of seven employees/contract workers and relies on a combination of part-time and full-time personnel and independent contractors for development and research functions. None of the employees are represented by a labor organization, and EMJC is not party to any collective bargaining agreement. To date, there have been no significant difficulties in attracting or retaining qualified employees or contract workers.

Material Changes

EMJC has not undergone any bankruptcy, receivership, or similar proceeding. Apart from the present transaction, it has not participated in any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Corporate Information

EMJC is an Ontario corporation incorporated in October 2025. Its principal executive offices are located at 18 King Street East, Suite 1400, Toronto, Ontario, M5C 1C4, and its telephone number is (416) 897-9263. EMJC’s website is https://emjx.ai and is being provided as an inactive textual reference only. The information on, or that can be accessed through, EMJC’s website is not part of this information statement/prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF EMJC

Capitalization

EMJC is authorized to issue an unlimited number of common shares. There are currently 840,001 common shares of EMJC issued and outstanding, all of which are held by Dr. Eric M. Jackson, PhD (“Dr. Jackson”).

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Recent Corporate Developments

Formation

On October 23, 2025, EMJC was incorporated under the laws of the Province of Ontario. Upon incorporation, EMJC issued one common share to its sole shareholder, Dr. Jackson, at a price of $1.00 per common share. Immediately prior to the transactions listed below, Dr. Jackson was the sole and exclusive owner of the IP Asset.

Transfer of IP Asset

On December 11, 2025, Dr. Jackson entered into a contribution agreement with EMJC to contribute an undivided 30% of his interest the IP Asset in exchange for 840,000 common shares in the capital of EMJC (the “IP Contribution”). Concurrent with the IP Contribution, (a) Dr. Jackson and EMJC (in its capacity as a wholly-owned holding company of Dr. Jackson and not as a seller) entered into asset purchase agreements with (i) Delawareco, pursuant to which Dr. Jackson sold an undivided 37.5% of his remaining 70% interest in the IP Asset to DelawareCo, and (ii) 5040584 Ontario Inc. (a Transferor), pursuant to which Dr. Jackson sold an undivided 12.5% of his remaining 70% interest in the IP Asset to 5040584 Ontario Inc.; and (b) Dr. Jackson entered into an asset purchase agreement with Les Filles LLC (a Transferor), pursuant to which Jackson sold the remaining undivided 20% of his remaining 70% interest in the IP Asset to Les Filles LLC.

SRXH Transaction

See the section entitled “The Transaction” beginning on page 39 of this information statement/prospectus.

Financial Statements

EMJC has no significant operating history. EMJC’s financial statements are included elsewhere in this information statement/prospectus and have been prepared in conformity with GAAP.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following tables set forth selected unaudited pro forma condensed combined financial information, including unaudited pro forma per share information, in connection with the Resulting Company, and are presented to illustrate the estimated effects of the Transaction for the periods presented, and have been prepared in accordance with U.S. GAAP and Article 11 of Regulation S-X. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to events that are: (a) directly attributable to the Transaction; (b) factually supportable; and (c) with respect to the statements of operations, expected to have a continuing impact on the Resulting Company.

You should read this information in conjunction with, and it is qualified in its entirety by, the consolidated financial statements and accompanying notes of the Company included herein (including the related Management’s Discussion and Analysis), the financial statements and accompanying notes of EMJC, the financial statements and accompanying notes of DelawareCo, and the unaudited pro forma condensed combined financial statements and accompanying notes included herein. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not purport to represent the actual results of operations or financial position of the Resulting Company had the Transaction occurred on the dates assumed, nor the future results of operations or financial position of the Resulting Company.

Unless otherwise indicated, all accounting terms used herein in respect of the Company, EMJC and DelawareCo shall have the meanings attributable thereto under U.S. GAAP and all determinations of an accounting nature in respect of the Company, EMJC and DelawareCo required to be made shall be made in a manner consistent with U.S. GAAP as consistently applied by the respective entities.

The unaudited pro forma condensed combined financial statements include certain adjustments and assumptions necessary to present the combined operations of the Resulting Company as if the Transaction had occurred on the dates indicated. The assumptions and adjustments underlying these pro forma statements are described in the accompanying notes. Note 1 – Basis of Presentation explains the sources of the historical financial information and the periods presented, including fiscal and calendar year considerations. Note 2 – Preliminary Purchase Price Allocation sets forth the preliminary allocation of the consideration transferred for the Transaction in accordance with ASC 805, Business Combinations, as applicable to an asset acquisition, and highlights the preliminary nature of the allocation.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Three Months Ended December 31, 2025
(U.S. Dollars in thousands, except share and per share amounts)

	Three months ended December 31, 2025
	SRXH	EMJ & DelawareCo (Combined Historical)	TRANSACTION ACCOUNTING ADJUSTMENTS	PRO FORMA COMBINED
Net sales	2,807			2,807
Cost of goods sold	1,753			1,753
Gross profit	1,054	-		1,054
Operating expenses:
Selling, general and administrative	4,844	20		4,864
Total operating expenses	4,844	20		4,864
Loss from continuing operations	(3,790)	(20)		(3,810)
Other Income (Expense):
Interest income (expense), net	(1,288)			(1,288)
Loss on extinguishment of debt	(3,064)			(3,064)
Change in fair value of digital assets	(464)			(464)
Other expense	(4)			(4)
Total other expense, net	(4,820)	-		(4,820)
Net loss before income taxes	$(8,610)	(20)		(8,630)
Income tax expense	4			4
Net loss	(8,614)	(20)		(8,634)
Weighted average number of shares outstanding, basic	33,737,015.00	253,035	94,574,551	128,564,601 (1)
Weighted average number of shares outstanding, diluted	33,737,015.00	253,035	94,574,551	128,564,601
Loss per share, basic	$(0.26)	$(0.08)		$(0.07)
Loss per share, diluted	$(0.26)	$(0.08)		$(0.07)

Transaction Accounting Adjustments in the Pro Forma Combined Statement of Operations for the Three Months Ended December 31, 2025

(1)	To remove the combined historical equity of EMJC and DelawareCo, and record 94,827,586 shares issued as consideration for the Transaction.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
Three Months Ended December 31, 2025
(U.S. Dollars in thousands, except share and per share amounts)

	As of December 31, 2025
	SRXH	EMJ & DelawareCo (Combined Historical)	TRANSACTION ACCOUNTING ADJUSTMENTS	PRO FORMA COMBINED
ASSETS
Cash and cash equivalents	$13,060	-	4,153	17,213	(3)
Accounts receivable, net	3,056			3,056
Inventories, net	1,318			1,318
Prepaid expenses and other current assets	1,403			1,403
Total Current Assets	18,837	-		22,990
Fixed assets, net	73			73
Digital assets	7,996			7,996
Other asests	147			147
Intangible assets		1,890	53,130	55,020	(1)
Total Assets	$27,053	1,890		86,226
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$1,247	20		1,267
Accrued liabilities	1,254			1,254
Convertible debt, short-term	21,028			21,028
Total Liabilities	23,529	20		23,549
Stockholders’ Equity
Common Stock, $0.001 par value	102	840	(745)	197	(2)
Preferred stock, $0.001 par value	-		-	-	(3)
Additional paid-in capital, Common	21,001	1,050	54,464	76,515	(2)(3)
Additional paid-in capital, Preferred	13,963		3,544	17,507	(3)
Accumulated deficit	(31,542)	(20)	20	(31,542	)(2)
Total equity	3,524	1,870		62,677
Total Liabilities and Stockholders’ Equity	$27,053	1,890		86,226

Transaction Accounting Adjustments in the Unaudited Pro Forma Condensed Combined Balance Sheet at December 31, 2025

(1)	To record intangible assets resulting from the excess of consideration over net assets to be acquired.
(2)	To remove historical combined equity of EMJC and DelawareCo, and record consideration paid for the Transaction, including issuance of common stock.
(3)	To record net proceeds and fair value of preferred shares and warrants issued pursuant to Series B financing consummated in March 2026.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Fiscal Year Ended September 30, 2025
(U.S. Dollars in thousands, except share and per share amounts)

	Year Ended September 30, 2025
	SRXH	EMJ & DelawareCo (Combined Historical)	TRANSACTION ACCOUNTING ADJUSTMENTS	PRO FORMA COMBINED
Net sales	6,534			6,534
Cost of goods sold	5,008			5,008
Gross profit	1,526	-		1,526
Operating expenses:
Selling, general and administrative	12,932	20		12,952
Total operating expenses	12,932	20		12,952
Loss from continuing operations	(11,406)	(20)		(11,426)
Other Income (Expense):
Interest income (expense), net	(628)			(628)
Loss on extinguishment of debt	(716)			(716)
Bargain purchase gain	4,111			4,111
Total other income (expense)	2,767	-		2,767
Net loss before income taxes	$(8,639)	(20)		(8,659)
Income tax expense (income)	-			-
Net loss from continuing operations	(8,639)	(20)		(8,659)
Loss from discontinued operations	(36,367)	-	36,367	- (2)
Total loss	(45,006)	(20)		(8,659)
Reclassification of AOCI related to discontinued operations	(2,399)		2,399	- (2)
Total comprehensive loss	(47,405)	(20)		(8,659)
Weighted average number of shares outstanding, basic	21,107,043	253,035	23,660,008	45,020,086 (1)
Weighted average number of shares outstanding, diluted	21,107,043	253,035	23,660,008	45,020,086
Loss per share, basic	$(2.13)	$(0.08)		$(0.19)
Loss per share, diluted	$(2.13)	$(0.08)		$(0.19)

Transaction Accounting Adjustments in the Pro Forma Combined Statement of Operations for the Fiscal Year Ended September 30, 2025

(1)	To remove the combined historical equity of EMJC and DelawareCo, and record 23,913,043 shares issued as consideration for the Transaction.
(2)	Reflects the removal of historical results of discontinued operations for SRx Health Solutions (Canada), Inc. and the reclassification of cumulative AOCI balances associated with such operations upon disposal.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2025
(U.S. Dollars in thousands, except share and per share amounts)

	As of September 30, 2025
	SRXH	EMJ & DelawareCo (Combined Historical)	TRANSACTION ACCOUNTING ADJUSTMENTS	PRO FORMA COMBINED
ASSETS
Cash and cash equivalents	$1,309	-	4,153	5,462	(3)
Accounts receivable, net	3,945			3,945
Inventories, net	2,078			2,078
Prepaid expenses and other current assets	794			794
Total Current Assets	8,126	-		12,279
Fixed assets, net	88			88
Right-of-use assets, operating leases	20			20
Other assets	168			168
Intangible assets		1,890	53,130	55,020	(1)
Total Assets	$8,402	1,890		67,575
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$2,147	20		2,167
Accrued liabilities	1,375			1,375
Operating lease liability, short term	21			21
Total current liabilities	3,543	20		3,563
Convertible debt, long-term	4,452			4,452
Total Liabilities	7,995	20		8,015
Stockholders’ Equity
Common Stock, $0.001 par value	31	840	(816)	55	(2)
Preferred stock, $0.001 par value			-	-	(3)
Additional paid-in capital, Common	23,304	1,050	54,535	78,889	(2)
Additional paid-in capital, Preferred			3,544	3,544	(3)
Accumulated deficit	(22,928)	(20)	20	(22,928	)(2)
Accumulated other comprehensive income	-			-
Total equity	407	1,870		59,560
Total Liabilities and Stockholders’ Equity	$8,402	1,890		67,575

Transaction Accounting Adjustments in the Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 2025

(1)	To record intangible assets resulting from the excess of consideration over net assets to be acquired.
(2)	To remove historical combined equity of EMJC and DelawareCo, and record consideration paid for the Transaction, including issuance of common stock.
(3)	To record net proceeds and fair value of preferred shares and warrants issued pursuant to Series B financing consummated in March 2026.

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NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Basis of presentation

The unaudited pro forma condensed combined financial statements have been derived from the historical audited and unaudited financial statements of the Company, EMJC and DelawareCo, which were prepared in accordance with U.S. GAAP. The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2025 gives effect to the Transaction as if it had been consummated on October 1, 2024, the first day of the full year period presented. The unaudited pro forma condensed combined statement of operations for the three months ended December 31, 2025 gives effect to the Transaction as if it had been consummated on October 1, 2025, the first day of the interim period presented. The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of the Company, EMJC and DelawareCo, giving effect to the Transaction as if it had been consummated on September 30, 2025 and December 31, 2025, respectively.

The historical financial statements of the Company are presented on a fiscal year ending September 30, while the historical financial statements of EMJC and DelawareCo were prepared on a calendar year basis. For purposes of the unaudited pro forma condensed combined statement of operations for the year ended September 30, 2025, the results of operations of EMJC and DelawareCo for the year ended December 31, 2025 have been included. For purposes of the unaudited pro forma condensed combined statement of operations for the three months ended December 31, 2025, the results of operations of EMJC and DelawareCo for the three months ended December 31, 2025 have been included. No adjustments have been made to reflect differences in reporting periods, as management has determined that such differences are not material to the unaudited pro forma condensed combined financial statements.

The assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes and should be read together with the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements should be read together with the Company’s historical consolidated financial statements, which are included in its latest annual report on Form 10-K, and the historical financial statements of EMJC and DelawareCo included herein.

The pro forma financial information reflects only those adjustments that are directly attributable to the Transaction, factually supportable, and expected to have a continuing impact. Accordingly, the pro forma financial information includes the effects of the Transaction and the Series B Convertible Preferred Stock financing, which was undertaken to support operations through the anticipated closing of the transaction.

The Company has excluded other financing and investing activities occurring subsequent to the historical periods presented, including conversions and redemptions of Series A Convertible Preferred Stock, warrant exercises, issuances under its equity line of credit, and minority investments, as such transactions are not directly attributable to the Transaction and do not meet the criteria for inclusion under Article 11 of Regulation S-X.

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Note 2 – Preliminary purchase price allocation

The Transaction is being accounted for as an asset acquisition in accordance with ASC 805, Business Combinations. Under this method of accounting, the purchase price will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values at the date of consummation of the Transaction.

The Transaction involves the acquisition of assets from EMJC and DelawareCo, which have been combined and treated as a single asset group for purposes of the preliminary purchase price allocation presented herein.

As a result, no goodwill will be recognized and any excess of the purchase price over the fair value of identifiable net assets acquired will be allocated to the identifiable assets acquired on a relative fair value basis.

The preliminary purchase price allocation set forth below is based on currently available information and certain assumptions that management believes are reasonable; however, the allocation is subject to change upon completion of a detailed valuation of the identifiable assets acquired.

In the absence of a finalized valuation, substantially all of the purchase price has been preliminarily allocated to identifiable intangible assets, primarily developed technology (intellectual property).

The following table presents the preliminary summary allocation of the $55.0 million consideration for the Transaction to net assets to be acquired (in thousands):

Net assets acquired	$(20)
Intellectual property – developed technology	55,020
Consideration for the acquisition - common stock	$55,000

The following table provides a preliminary breakdown of the net assets to be acquired and liabilities to be assumed based on the audited balance sheets of EMJC and DelawareCo as of December 31, 2025, presented for illustrative purposes in the unaudited pro forma condensed combined financial statements for the fiscal year ended September 30, 2025. The excess of total consideration over the net assets acquired has been preliminarily allocated to identifiable intangible assets, primarily Intellectual property – developed technology (in thousands):

EMJC
Common stock	$55,000
Total consideration	$55,000

Cash and cash equivalents	-
Intellectual property – developed technology	55,020
Total assets acquired	$55,020

Accounts payable and accrued liabilities	$(20)
Total liabilities acquired	$(20)
Net assets acquired	$55,000

The purchase price allocation presented above is preliminary and based on currently available information. The carrying value of the net assets to be acquired and liabilities to be assumed have been used as a proxy for fair value; however, management has not completed a comprehensive valuation analysis. Accordingly, the unaudited pro forma condensed combined financial statements reflect a preliminary allocation of the purchase price that may change materially as additional information becomes available. The final determination of the purchase price allocation will be completed as soon as practicable, but no later than one year from the closing date, and may differ significantly from the amounts presented above. As the Transaction is accounted for as an asset acquisition, no goodwill will be recognized, and any changes to the allocation will be reflected through adjustments to the identifiable assets acquired on a relative fair value basis.

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DIRECTORS AND EXECUTIVE OFFICERS AFTER COMPLETION OF THE TRANSACTION

Following is information about persons who will serve as directors and executive officers of the Company following the Transaction as of the date of this information statement /prospectus.

Executive Officers and Directors	Age	Position
Simon Conway	57	Director
Michael Young	47	Director
Joshua A. Epstein	46	Director
Sammy Dorf	40	Director
Kent Cunningham	54	Chief Executive Officer
Carolina Martinez	36	Chief Financial Officer

Simon Conway. Mr. Conway was appointed to the Company’s Board of Directors on April 24, 2025. Mr. Conway is an experienced investor and entrepreneur with a distinguished 30-year career in real estate, corporate finance, and advisory services, operating across the UK, US, and international markets. After earning a degree in Accounting & Financial Management, Mr. Conway qualified as a Chartered Accountant with Stoy Hayward (now BDO). Post-qualification, he was seconded to Howarth & Howarth, where he focused on hotel and leisure consultancy—laying the foundation for a career built on strategic property investment and operational turnaround. In 1994, Mr. Conway founded his own property business and, over a four-year period, assembled a UK-based leisure investment portfolio valued at approximately £40 million. In 1998, following a merger and rebrand to St James Capital, the business acquired a 55-unit public house portfolio. Under Mr. Conway’s leadership, the group grew the rent roll to £13.5 million per annum and ultimately exited at a gross portfolio value of around £240 million by 2005. In 2004, Mr. Conway and his partners acquired Earls Court & Olympia in London for £235 million, encompassing over 1 million sq. ft. of exhibition and conference space and 350 employees. Through asset enhancement and operational efficiencies, EBITDA grew by 50%, culminating in a full exit in 2009 for £360 million. In parallel, the exhibition creation business was sold via a management buyout for £35 million in 2005. In 2008, Mr. Conway co-founded Matterhorn Capital with Anthony Lyons. The firm has since transacted over £1.5 billion in real estate, with a diverse portfolio spanning shopping centres, hospitals, hotels, office buildings, and residential development land. Transactions have been completed in the UK, France, Bermuda, St Lucia, and across the US, including Florida, Texas, Arizona, New York, and Georgia. Mr. Conway’s core strengths lie in debt structuring, tax-efficient deal architecture, capital raising, and transaction execution. Alongside his investment activities, he has advised institutional funds and deployed internal capital via mezzanine and preferred equity structures. Beyond real estate, Mr. Conway has played a pivotal strategic role in two leasing businesses. In the US, he advised a lighting-as-a-service platform managing over 3,000 commercial sites, supporting its growth and securitised debt structuring with partners such as Deutsche Bank. In the UK, he has helped scale a children’s bike leasing company to over 100,000 customers, now preparing for European expansion under a “rent to upgrade” model.

Michael Young. Mr. Young has served on the Board of Directors since December 2019. Mr. Young served as the Company’s Chairman from December 2019 to April 24, 2025, when he resigned from such position. Mr. Young is a founding partner of Cottingham Capital, an investment company focused on real estate and technology investment, where he has served as Managing Partner since its inception in January 2017. Prior to January 2017, Mr. Young served as the Managing Director and Co-Head of Trading of GMP Securities, L.P., a Canadian investment bank. Mr. Young has previously served on the boards of Aerues Inc., an anti-microbial copper coating technology company, XIB I Capital Corp., a capital pool company, Nuuvera Corp. and ICC Labs. Mr. Young holds a diploma in Finance from George Brown College. We believe Mr. Young’s qualifications to serve as a director of our Company include his extensive senior level executive management and trading experience in the Canadian and U.S. capital markets and his experience on other public company boards of directors.

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Joshua A. Epstein. Joshua A. Epstein joined the Board on October 1, 2025. Mr. Epstein has over 20 years of operational, advisory and investing experience in the energy, technology, healthcare, medical cannabis, blockchain, and gaming sectors, including as an executive, investor, and attorney. Since December of 2024, Mr. Epstein has been the head of Corporate Development and on the Board of Managers for Lisbon Valley Mining Co., overseeing all capital markets, M&A, partnership, and other transactional activities for the producing copper mine in Southeast Utah. Formerly, from March 2021 to November 2024, Mr. Epstein was a consultant to JJR Private Capital, a Florida and Toronto-based private equity firm founded in 2003. Previously, Mr. Epstein served as the CEO and Director of Socati Corp., a vertically integrated manufacturer of ingredients and consumer products for global cannabinoid and wellness markets. Prior to Socati, Mr. Epstein served as President and COO of Nuuvera Inc., an international wellness and medical cannabis company founded in 2016 that later listed on the Toronto Stock Exchange–V and sold to Tilray Inc. (NASDAQ: TLRY) (formerly Aphria Inc.) in 2018. Mr. Epstein was previously a Partner with FastForward Innovations Ltd., an early-stage venture capital firm where he oversaw investments and divestitures of the firm’s portfolio companies in the United States, Canada, the United Kingdom, Germany, Israel and China. Mr. Epstein began his career as an attorney with the international law firm Baker Botts, LLP, where his practice focused on mergers and acquisitions, venture capital and securities offerings. Mr. Epstein holds a B.A (English, Honors Program) and B.B.A. (Finance) from the University of Texas, a JD from the University of Texas School of Law, where he graduated with Honors and as a member of the Texas Law Review, and an MBA from the Acton School of Business in Austin, Texas, where he was Valedictorian of his class.

Sammy Dorf. Mr. Dorf joined the Board on November 10, 2025. Mr. Dorf currently serves as the Executive Chairman of Flora Growth Corp. (NASDAQ: FLGC). Prior to joining Flora, Sammy was the Co-Founder and Chief Growth Officer of Verano Holdings, one of the most successful multi-state cannabis companies in the United States, from 2015 to 2021. At Verano, Mr. Dorf was instrumental in the company’s evolution from a start-up into a national powerhouse known for its premium products, operational sophistication, and award-winning brands. To date, Mr. Dorf has successfully raised over $300 million in capital and secured more than 25 licenses across 14 states. Beyond the cannabis sector, Sammy has also demonstrated deep expertise in cryptocurrency investments, treasury management, and alternative asset strategy, helping companies optimize liquidity, hedge exposure, and build resilient portfolios in emerging financial ecosystems.

Kent Cunningham. Mr. Cunningham was appointed as Chief Executive Officer of the Company effective as of May 22, 2023, which appointment was ratified by the Company’s Board of Directors on April 24, 2025 upon the closing of the Merger. Prior to joining the Company, Mr. Cunningham was a Principal with Catapult Consulting where he provided management and M&A advisory consulting services from February 2022 to May 2023. Prior to consulting, Mr. Cunningham served as the Chief Executive Officer of 1440 Foods, a sports and active nutrition company, between August 2021 and January 2022. Prior to 1440 Foods, he was a General Manager at The Bountiful Company, an American dietary supplements company, from May 2019 to August 2021. Prior to The Bountiful Company, Mr. Cunningham was Chief Marketing Officer for Whole Earth Brands, a global food company providing plant-based sweeteners and flavor enhancers, between April 2018 and May 2019. From 2013 to April 2018, Mr. Cunningham held various marketing positions at Glanbia Performance Nutrition, a global nutrition company. From 2006 to 2013, Mr. Cunningham held various Marketing positions at MARS Petcare, owner of several health and nutrition pet food brands. Mr. Cunningham is a passionate brand builder and business leader with over 25 years of CPG and Health & Wellness marketing and sales experience across a range of corporate environments and categories including accelerating growth within multinationals, brand turnarounds and high value exits in the private equity business for the likes of KKR & Co. Inc. Mr. Cunningham holds an MBA in Marketing from Vanderbilt University and a BA in Communications from the University of Michigan. Mr. Cunningham was appointed as a member of the Board, effective April 1, 2024. Mr. Cunningham resigned from the Company’s Board of Directors on April 24, 2025 upon the closing of the Merger.

Carolina (Nina) Martinez. Mrs. Martinez was appointed as Chief Financial Officer, effective August 2, 2023, which appointment was ratified by the Company’s Board of Directors on April 24, 2025. Mrs. Martinez was previously appointed and served as the Interim Chief Financial Officer, Secretary and Treasurer of the Company effective as of April 3, 2023, and will continue to serve as the Secretary and Treasurer of the Company. Prior to joining the Company, Mrs. Martinez was a Director of CFO Partnership Solutions at ONE10 Advisors, LLC, (“ONE10 Advisors”) a strategic finance and accounting advisory firm in Tampa, FL. Prior to joining ONE10 Advisors in January 2022, Mrs. Martinez spent nine years at PricewaterhouseCoopers, LLP where she served as a Manager in the National Quality Organization office from March through December 2021, and in various assurance roles from January 2013 through March 2021 where she primarily served publicly traded companies. Mrs. Martinez is a Certified Public Accountant in the State of Florida and holds a Master of Science in Accounting from The University of Tampa and a Bachelor of Science in Business Administration, Accounting from the University of Central Florida.

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Code of Business Conduct

The Company Board will adopt a Code of Business Conduct and Ethics that applies to all of its employees, officers and directors, including its Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of the Company’s Code of Business Conduct and Ethics will be posted on the Corporate Governance portion of the Company’s website. The Company will post amendments to its Code of Business Conduct and Ethics or waivers of its Code of Business Conduct and Ethics for directors and officers on the same website or in a current report on Form 8-K.

Family Relationships

There are no family relationships amongst any of our executive officers or directors.

Director Independence

Each of Simon Conway, Michael Young, Joshua A. Epstein and Sammy Dorf meets the definition of “independence” per Rule 803 of the NYSE American Company Guide.

Committees of the Board

We have an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and a Strategic Advisory Committee. Each such committee of the Board of Directors has or will have the composition and responsibilities described below. Each committee is governed by a written charter. In 2024, each director attended all of the meetings of the Board and the committees on which such director serves. Each committee charter is posted on our website at https://srxhealth.com/governance. From time to time, our Board may also establish other, special committees when necessary to address specific issues.

Audit Committee

Our Audit Committee’s responsibilities include, among other matters: appointing, approving the compensation of, and assessing the independence of our registered public accounting firm; overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm; reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures; coordinating our Board of Directors’ oversight of our internal control over financial reporting, disclosure controls and procedures; discussing our risk management policies; meeting independently with our internal auditing staff, if any, registered public accounting firm and management; reviewing and approving or ratifying any related person transactions; and preparing the audit committee report required by the SEC.

The members of our Audit Committee are Messrs. Young, Conway, Epstein and Dorf. Mr. Conway was appointed as chairperson of this committee on October 31, 2025. Our Board has determined that each of Messrs. Young, Conway, Epstein and Dorf is independent under the applicable independence standards of Rule 10A-3 under the Exchange Act applicable to audit committee members. In addition, our Board has determined that Messrs. Young, Conway, Epstein and Dorf each qualifies as an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K. Our Audit Committee met three times during 2024.

Compensation Committee

Our Compensation Committee’s responsibilities include, among other matters: reviewing and approving, or recommending for approval by the board of directors, the compensation of our Chief Executive Officer and our other executive officers; overseeing and administering our cash and equity incentive plans; reviewing and making recommendations to our board of directors with respect to director compensation; reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; reviewing and discussing the voting recommendations of our stockholders on matters involving executive compensation, to the extent required; and preparing the annual compensation committee report required by SEC rules, to the extent required. No compensation consultant was engaged to provide advice or recommendations on our executive or director compensation for 2024.

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The members of our Compensation Committee are Messrs. Young, Conway, Epstein and Dorf, and Mr. Young serves as chairman of this committee. Our Compensation Committee met twice during 2024.

Nominating and Governance Committee

Our Nominating and Corporate Governance Committee’s responsibilities include, among other matters: identifying individuals qualified to become board of directors members; recommending to our board of directors the persons to be nominated for election as directors and to each board committee; developing and recommending to our board of directors corporate governance guidelines, and reviewing and recommending to our board of directors proposed changes to our corporate governance guidelines from time to time; and overseeing a periodic evaluation of our board of directors.

The members of our Nominating and Corporate Governance Committee are Messrs. Young, Conway, Epstein and Dorf. Mr. Epstein serves as chairperson of this committee. Our Nominating and Corporate Governance Committee did not meet during 2024.

Compensation Committee Interlocks and Insider Participation

None of the Company’s officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or the board of directors of another entity, one of whose officers served on the Company’s compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose officers served on the Company Board.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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SECURITY OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned on March 31, 2026, for (i) each stockholder known to be the beneficial owner of more than 5% of our outstanding Company Common Stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days, through the exercise of a warrant or stock option, conversion of a convertible security or otherwise. The table assumes a total of 415,964,972 shares of our common stock outstanding as of March 31, 2026 and 403,660 Historical Exchangeable Shares outstanding. Unless otherwise noted below the address of each person identified is c/o SRx Health Solutions, Inc., 801 US Highway 1, North Palm Beach, Florida 33408.

Unless otherwise indicated and subject to applicable community property and similar laws, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name of Stockholder	Shares Beneficially Owned	Percentage Owned
Executive Officers and Directors
Michael Young(1)	5,452,276	1.3%
Simon Conway	837,609	*
Kent Cunningham	1,064,107	*
Carolina Martinez	565,436	*
Josh Epstein	507,500	*
Sammy Dorf	476,191	*
Officer and Directors as a Group (6 persons)	12,335,854	2.1%

5% Shareholders:
N/A

*represents <1% ownership

(1)	Includes approximately 2.24 million shares directly owned by Michael Young, 2,557 shares held indirectly through Cottingham Capital, LLC, and approximately 4.95 million shares issued to Halo Spin-out SPV, Inc. in which Michael Young has the power to vote and/or direct the voting of such groups. Mr. Young disclaims beneficial ownership of the 4.95 million shares owned by Halo Spin-out SPV, Inc.

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INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY IN THE TRANSACTION

The directors and executive officers of the Company may have certain interests in the Transaction that are different from, or are in addition to, the interests of the Company’s stockholders generally. The Board was aware of these interests and considered them, among other matters, in making its recommendation that the Company’s stockholders vote to approve the Transfer Agreement and the Transaction. Such interests are described below.

The Transaction will NOT constitute a “change in control” for purposes of the Company’s executive compensation and benefit plans and the agreements described below.

The Company’s executive officers, all of whom are named executive officers, for purposes of the discussion below are: Kent Cunningham (Chief Executive Officer) and Carolina Martinez (Chief Financial Officer), The current members of the Board are Michael Young, Simon Conway, Joshua A. Epstein, and Sammy Dorf.

The named executive officers and the members of the Board are not entitled to any enhanced payments or benefits in connection with a cessation of their service as named executive officers or on the Board in connection with the Transaction.

OWNERSHIP OF THE COMPANY AFTER THE TRANSACTION

The following table sets forth our capitalization as of December 31, 2025, on:

●	an actual basis; and

●	on an as adjusted basis to give effect to (i) the Transaction, and (ii) issuance of 5,660 shares of preferred stock issued pursuant to the Series B Convertible Preferred Stock financing at a $4.5 million purchase price and net cash proceeds of $4.2 million, net of approximately $0.4 million closing costs.

You should refer to the information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes herein in evaluating the material presented below.

	As of December 31, 2025 (Dollars in thousands, except share and per share amounts)
	Actual	As Adjusted(1)
	(unaudited)	(unaudited)

Convertible debt	21,028	21,028
Stockholders’ Equity
Preferred Stock, par value $0.001 per share (4,000,000 shares authorized; 19,035 shares issued and outstanding as of December 31, 2025, actual; 24,695 shares issued and outstanding, as adjusted	–	–
Additional paid-in capital – Preferred Stock	13,963	17,507
Common Stock, par value $0.001 per share (5,000,000,000 shares authorized; 98,759,805 shares issued and outstanding at December 31, 2025, actual; 193,587,391 shares issued and outstanding, as adjusted)	102	197
Additional paid-in capital – Common Stock	21,001	76,515
Accumulated deficit	(31,542)	(31,542)
Total Stockholders’ Equity	$3,524	$62,677
Total Capitalization	$24,552	$83,705

(1)	The capitalization table as of December 31, 2025 is presented on an as adjusted basis to give effect to (i) an assumed 94,827,586 common shares issued as consideration for the Transaction, for a $55.0 million aggregate purchase price; and (ii) issuance of 5,660 shares of preferred stock issued pursuant to the Series B Convertible Preferred Stock financing at a $4.5 million purchase price and net cash proceeds of $4.2 million, net of approximately $0.4 million closing costs. These adjustments are for illustrative purposes only and do not reflect final accounting conclusions, which are subject to change.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of material U.S. federal income tax considerations for U.S. Holders and Non-U.S. Holders (each as defined for purposes of this section below, and together, “Holders”) who exchange Acquired for Consideration Securities in the Transaction. This section applies only to Holders that hold their Acquired Assets as “capital assets” for U.S. federal income tax purposes (generally, property held for investment). This discussion is limited to U.S. federal income tax considerations and does not address any estate, gift or other U.S. federal non-income tax considerations or considerations arising under the tax laws of any U.S. state, or local or non-U.S. jurisdiction. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to any particular investor in light of their particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply to investors subject to special rules under U.S. federal income tax law, such as:

●	banks, financial institutions or financial services entities;
●	broker-dealers;
●	taxpayers that are subject to the mark-to-market accounting rules with respect to the Acquired Assets;
●	tax-exempt entities;
●	governments or agencies or instrumentalities thereof;
●	insurance companies;
●	regulated investment companies or real estate investment trusts;
●	partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) or pass-through entities (including S Corporations), or persons that hold the Terrestrial Securities through such partnerships or pass-through entities;
●	U.S. expatriates or former long-term residents of the United States;
●	persons that acquired their Acquired Assets pursuant to an exercise of employee share options, in connection with employee share incentive plans, or otherwise as compensation;
●	persons that hold their Acquired Assets as part of a straddle, constructive sale, hedge, wash sale, conversion or other integrated or similar transaction;
●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar; or
●	“specified foreign corporations” (including “controlled foreign corporations”), “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax.

If a partnership (or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Acquired Assets, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding any Acquired Assets and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences to them of the Transaction.

This discussion is based on the Code, Treasury Regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. The parties to the Transfer Agreement have not sought, and do not intend to seek, any rulings from the Internal Revenue Service (“IRS”) as to any U.S. federal income tax considerations described herein. Accordingly, there can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

THIS DISCUSSION IS ONLY A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE TRANSACTION TO HOLDERS OF ACQUIRED ASSETS. EACH HOLDER OF ACQUIRED ASSETS SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE TRANSACTION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.

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I. U.S. Holders

As used in this section, a “U.S. Holder” is a beneficial owner of Acquired Assets who or that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation that is created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

Subject to the qualifications and limitations set forth herein, the Company and the other parties to the Transfer Agreement intend (i) for the Share Exchange to be treated as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) that the Transaction, together with all concurrent contributions of cash or other property to the Company in exchange for SRXH Common Shares or other equity securities of the Company, considered collectively as a single integrated transaction, constitute a tax-deferred exchanged under Section 351(a) of the Code. The parties have agreed in the Transfer Agreement that no party shall take, or omit to take, any action that could reasonably be expected to prevent or impede the Share Exchange and the Transaction, as applicable, from qualifying as a reorganization within the meaning of Section 368(a) or Section 351(a) of the Code. However, the can be no assurance that the Share Exchange and/or the Transaction will be so treated, because there is no authority directly addressing the treatment of all of the particular facts of the Share Exchange and/or Transaction for U.S. federal income tax purposes.

Assuming the Share Exchange and the Transaction, as applicable, qualify as a “reorganization” within the meaning of Section 368(a) or Section 351(a) of the Code, U.S. Holders of Acquired Assets generally are not expected to recognize gain or loss as a result of the exchange of Acquired Assets for Consideration Securities in the Transaction. Each U.S. Holder’s tax basis in the Consideration Securities received in the Transaction generally is expected to be the same as such Holder’s tax basis in the Acquired Assets exchanged therefor in the Transaction. The holding period of the Consideration Securities received in the Transaction by a U.S. Holder generally is expected to include the holding period of the Acquired Assets exchanged therefor in the Transaction.

If the Share Exchange or the Transaction, as applicable, fails to qualify as a “reorganization” under Section 368(a) or Section 351(a) of the Code, a U.S. Holder of Acquired Assets would recognize gain or loss in an amount equal to the difference between (i) the fair market value of the Consideration Securities received in the Transaction and (ii) the holder’s basis in the Acquired Assets surrendered therefor. If a U.S. Holder acquired different blocks of Acquired Assets at different times or at different prices, such U.S. Holder should consult its own tax advisor regarding the appropriate manner in which Consideration Securities received in the Transaction should be allocated among different blocks of Acquired Assets. Gain or loss recognized by a U.S. Holder with respect to Acquired Assets in the Transaction generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder has a holding period of more than one (1) year in such Acquired Assets at the time of the Transaction. Long-term capital gain of non-corporate U.S. Holders (including individuals) generally is taxed at reduced U.S. federal income tax rates. The deductibility of capital losses is subject to limitations. A U.S. Holder’s tax basis in the Consideration Securities received in the Transaction generally would be equal to the fair market value thereof as of the Closing, and the U.S. Holder’s holding period in such Consideration Securities generally would begin on the day following the Transaction.

U.S. Holders of Acquired Assets are urged to consult their tax advisors regarding the tax consequences to them of the Transaction in light of their particular circumstances under applicable U.S. federal, state, local and non-U.S. tax laws.

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II. NON-U.S. HOLDERS

As used in this section, a “Non-U.S. Holder” is a beneficial owner of Acquired Assets who or that is for U.S. federal income tax purposes:

●	a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

●	a foreign corporation; or

●	an estate or trust that is not a U.S. Holder.

Subject to the discussion of “U.S. real property holding corporations” below, the Transaction is not expected to result in any U.S. federal income tax consequences to a Non-U.S. Holder that receives Consideration Securities in exchange for Acquired Assets in the Transaction, if the Share Exchange or the Transaction, as applicable, fails to qualify as a “reorganization” under Section 368(a) or Section 351(a) of the Code. If the Share Exchange or the Transaction, as applicable, fails to qualify as a “reorganization” under Section 368(a) or Section 351(a) of the Code, a Non-U.S. Holder generally is not expected to be subject to U.S. federal income or withholding tax in respect of any gain such Non-U.S. Holder recognizes as a result of the exchange of its Acquired Assets for Consideration Securities in the Transaction unless such Non-U.S. Holder would be subject to U.S. federal income tax under the rules described above under “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES” with respect to a taxable disposition of Acquired Assets.

Under certain circumstances, Non-U.S. Holders could be subject to U.S. federal income tax on any gain realized if the Company is or has been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five (5)-year period ending on the date of the Transaction or the period during which the Non-U.S. Holder held equity in the Company. However, the Company believes that it is not, and has not been during such period, a United States real property holding corporation.

III. The Company

The Company is not expected to recognize any gain or loss for U.S. federal income tax purposes as a result of the Transaction.

IV. Reporting Requirements

Each Holder that receives shares of Consideration Securities in the Transaction may be required to retain permanent records pertaining to the Merger and make such records available to any authorized IRS officers and employees. Such records may include information regarding the number, basis, and fair market value of the Acquired Assets exchanged and Consideration Securities received in exchange therefor.

Additionally, Holders that are required to file U.S. federal income tax returns and who owned immediately before the Merger at least one percent (by vote or value) of the total outstanding equity of the Company may be required to attach a statement to their U.S. federal income tax returns for the year in which the Transaction is consummated that contains the information listed in Treasury Regulation Section 1.368-3(b). Such statement must include the Holder’s tax basis in its Acquired Assets surrendered in the Transaction, the fair market value of such Acquired Assets, the date of the Transaction and the name and employer identification number of the parties to the reorganization. Holders should consult their tax advisors regarding the application of these rules.

A Holder may, under certain circumstances, be subject to information reporting and backup withholding (currently at a rate of 24%) on amounts received in the Transaction, unless such Holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a payee’s U.S. federal income tax liability, if any, so long as such payee furnishes the required information to the IRS in a timely manner.

All Holders of Acquired Assets are urged to consult their tax advisors as to the tax consequences to them of the TRANSACTION. The discussion of the material U.S. federal income tax consequences contained herein is intended to provide only a general discussion and is not a complete analysis or description of all potential U.S. federal income tax consequences of the TRANSACTION. Tax consequences may vary with, or be dependent on, individual circumstances. TAX MATTERS ARE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER WILL DEPEND ON THE FACTS OF EACH HOLDER’S OWN SITUATION.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $50,000 in any one fiscal year, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

●	any person who is, or at any time during the applicable period was, one of our executive officers, one of our directors, or a nominee to become one of our directors;

●	any person who is known by us to be the beneficial owner of more than 5.0% of any class of our voting securities;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5.0% of any class of our voting securities, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5.0% of any class of our voting securities; and

●	any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5.0% or greater beneficial ownership interest in any class of the Company’s voting securities.

Our Related Party Transaction policy subjects these transactions to review and either approval or disapproval of entry into the Related Party Transaction, subject to certain limited exceptions, by our Nominating and Governance Committee. In determining whether to approve or disapprove entry into a Related Party Transaction, our Nominating and Governance Committee shall take into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the Related Person’s interest in the transaction. Further, the policy requires that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

Since October 1, 2024, except as set forth below, there has not been, nor is there any proposed transaction where we were or will be a party in which the amount involved exceeded or will exceed the lower of: (i) $120,000 and (ii) 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any director, director nominee, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the compensation agreements and other agreements, the July PIPE Financing and the October PIPE Financing. Michael Young, a director of the Company, and Lionel Conacher and David Allen White, each a former director of the Company, participated as investors in each of the July PIPE Financing and the October PIPE Financing. In each case, Mr. Young, Mr. Conacher and Mr. White participated on the same terms as the other investors in each transaction and did not participate in the negotiation of the transaction terms on behalf of the lead investor and/or other investors, as applicable, in each transaction.

Family Relationships

There are no family relationships amongst any of our executive officers or directors.

Director Independence

Each of our directors standing for election meets the definition of “independence” per Rule 803 of the NYSE American Company Guide.

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DESCRIPTION OF CAPITAL STOCK

The following description is intended as a summary of our amended and restated certificate of incorporation (which we refer to as our “charter”) and our bylaws, and to the applicable provisions of the Delaware General Corporation Law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our charter and bylaws.

Our current certificate of incorporation authorizes us to issue:

●	5,000,000,000 shares of common stock, $0.001 par value per share; and

●	4,000,000 shares of preferred stock, $0.001 par value per share.

Description of Common Stock

Voting Rights. Holders of shares of our common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. At each election for directors every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by such stockholder for as many persons as there are directors to be elected at that time and for whose election such stockholder has a right to vote.

Dividend Rights. Holders of shares of our common stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to, if applicable, any prior rights and preferences that may be applicable to any outstanding preferred stock.

Liquidation Rights. Upon our voluntary or involuntary liquidation, dissolution, distribution of assets or other winding up, holders of shares of our common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

Other Matters. The shares of common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable.

Description of Exchangeable Shares

Ranking.

The Exchangeable Shares shall be entitled to a preference over the common shares and any other shares in ExchangeCo ranking junior to the Exchangeable Shares with respect to the payment of dividends (provided, that, for greater certainty, dividends may be paid on the common shares as long as there are no unpaid dividends in respect of the Exchangeable Shares) and the distribution of assets in the event of the liquidation, dissolution or winding-up of ExchangeCo, whether voluntary or involuntary, or any other distribution of the assets of ExchangeCo, among its shareholders for the purpose of winding-up its affairs.

Dividends and Other Distributions.

A holder of an Exchangeable Share shall only be entitled to receive, and the Board of Directors of ExchangeCo shall, subject to applicable law, on each date on which the Board of Directors of the Company declares any dividend or other distribution on the Company’s Common Stock (a “SRXH Distribution Declaration Date”), declare a dividend or other distribution on each Exchangeable Share:

(a) in the case of a cash dividend or distribution declared on the Company’s Common Stock in an aggregate amount in cash for each Exchangeable Share as is equal in U.S. dollars, or the Canadian dollar equivalent thereof (at the election of the Board of Directors of ExchangeCo) on the SRXH Distribution Declaration Date;

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(b) in the case of a securities dividend or distribution declared on the Company’s Common Stock to be paid in Better Choice Shares, by the issue or transfer by ExchangeCo of such number of applicable Exchangeable Shares for each such Exchangeable Share as is economically equal to the number of shares of Company’s Common Stock to be paid on each Better Choice Share, unless in lieu of such securities dividend ExchangeCo elects to effect a corresponding and contemporaneous and economically equivalent (as determined by the Board of Directors in accordance with Section 3.5 of the Exchangeable Share Terms as set out in the articles of ExchangeCo) subdivision of the outstanding Exchangeable Shares; or

(c) in the case of a dividend or distribution declared on the Better Choice Shares to be paid in property other than cash or Company’s Common Stock, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent (as determined by the Board of Directors of ExchangeCo in accordance with Section 3.5 of the Exchangeable Share Terms as set out in the articles of ExchangeCo) to the type and aggregate amount of property declared as a dividend or distribution on one share of Company’s Common Stock.

Such dividends or distributions shall be paid out of money, assets or property of ExchangeCo properly applicable to the payment of dividends, or out of authorized but unissued shares of ExchangeCo, as applicable. Any dividend which should have been declared or paid on the Exchangeable Shares pursuant to the articles of ExchangeCo but was not so declared or paid due to the provisions of applicable law shall be declared and paid by ExchangeCo as soon as payment of such dividend is permitted by such law. For the avoidance of doubt, paragraphs (b) and (c) above shall be applied to ensure that holders of Exchangeable Shares are treated in a manner economically equivalent to the treatment of holders of Company’s Common Stock, respectively, and shall not be applied to confer any additional benefit on any Person.

Certain Restrictions.

So long as any of the Exchangeable Shares are outstanding, ExchangeCo shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares:

(a) amend the articles and by-laws of ExchangeCo in a manner which would prejudicially or adversely affect the holders of Exchangeable Shares;

(b) issue any further Exchangeable Shares to any Person, other than Exchangeable Shares issued as dividends or distributions pursuant to the articles of ExchangeCo or in accordance with the Support Agreement; or

(c) initiate the voluntary liquidation, dissolution or winding-up of ExchangeCo nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of ExchangeCo.

Distribution on Liquidation and Liquidation Call Right

Subject to applicable law and the due exercise by CallCo of a Liquidation Call Right (as defined in the Support Agreement) or the exercise of the Exchangeable Shareholders’ Put Right (as defined in the Support Agreement), in the event of the liquidation, dissolution or winding-up of ExchangeCo or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding-up its affairs, a holder of Exchangeable Shares shall be entitled to receive in respect of each Exchangeable Share held by such holder on the effective date (the “Liquidation Date”) of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of ExchangeCo among the holders of the common shares or any other shares in ExchangeCo, an amount per Exchangeable Share equal to the Exchangeable Share Consideration applicable on the last Business Day prior to the Liquidation Date (the “Liquidation Amount”).

After ExchangeCo has satisfied its obligations to pay the holders of the Exchangeable Shares the total Liquidation Amount, such holders shall not be entitled, in respect of the Exchangeable Shares, to share in any further distribution of the assets of ExchangeCo.

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Redemption.

Subject to applicable law, and provided CallCo has not exercised the Redemption Call Right (as defined in the Support Agreement) or a holder of Exchangeable Shares has not exercised the Exchangeable Shareholders’ Put Right, upon the occurrence of a Redemption Event, ExchangeCo shall redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per Exchangeable Share equal to the Exchangeable Share Consideration on the last Business Day prior to the Redemption Date (the “Redemption Price”).

Voting.

Except as required by applicable law and the articles of ExchangeCo, the holders of the Exchangeable Shares shall not be entitled to receive notice of or to attend any meeting of the shareholders of ExchangeCo or to vote at any such meeting.

Amendment and Approval.

The special rights and restrictions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

Any approval given by the holders of the Exchangeable Shares to add to, change or remove any special rights and restrictions attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than 50% of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 25% of the outstanding Exchangeable Shares at that time are present or represented by proxy. If at any such meeting the holders of at least 25% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat shall form a quorum and may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 50% of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

Support Agreement and Voting Trust Agreement

In connection with the arrangement, effective as of the Effective Time, (i) the Company, ExchangeCo and CallCo shall execute the Support Agreement, and the Exchangeable Shareholders shall be deemed to be parties thereto; (ii) the Company, ExchangeCo and Eric M. Jackson or his designee (the “Trustee”) shall execute the Voting Trust Agreement and the Company shall issue to and deposit with the Trustee the Special Voting Share in consideration of the payment to the Company of ten dollars in Canadian funds (CAD$10.00), to be thereafter held of record by the Trustee for and on behalf of, and for the use and benefit of, the holders of the Exchangeable Shares in accordance with the Voting Trust Agreement, and the Exchangeable Shareholders shall be deemed to be parties thereto to the extent necessary.

Description of Pre-Funded Warrants

The terms of the Pre-Funded Warrants will be agreed by the Company and the Transferor Parties in advance of the Closing.

Description of Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more series of preferred stock, par value $0.001 per share, covering up to an aggregate of 4,000,000 shares of preferred stock. Each series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights.

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Series A Convertible Preferred Stock

The Company has designated 75,000 shares of the Company’s authorized and unissued preferred stock as Series A Preferred Stock (the “Series A Shares”) and established the rights, preferences and privileges of the Series A Preferred Stock pursuant to the Certificate of Designations of Rights and Preferences of the Series A Preferred Stock, filed with Secretary of State of the State of Delaware on October 27, 2025 (the “Certificate of Designations”), as summarized below. Currently there are no Series A Shares issued and outstanding.

General. Each share of Series A Preferred Stock has a stated value of $1,000 per share and, when issued, the Series A Preferred Stock will be fully paid and non-assessable.

Ranking. The Series A Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all capital stock of the Company unless the Required Holders (as defined in the Certificate of Designations) consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series A Preferred Stock.

Dividends. The holders of Series A Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of the Company’s Common Stock, when and if actually paid.

Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series A Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series A Preferred Stock held by such holder immediately prior to the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights at the Alternate Conversion Price (as defined below); subject to certain limitations on beneficial ownership.

Conversion Rights:

Conversion at Option of Holder. Each holder of Series A Preferred Stock may convert all, or any part, of the outstanding Series A Preferred Stock, at any time at such holder’s option, into shares of the Common Stock (which converted shares of Common Stock are referred to as “Conversion Shares” herein) at the fixed “Conversion Price” of $0.6109 which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions.

Voluntary Adjustment Right. Subject to the rules and regulations of the NYSE American, the Company has the right, at any time, with the written consent of the Required Holders, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

Alternate Conversion Upon a Triggering Event. Following the occurrence and during the continuance of a Triggering Event (as defined below), each holder may alternatively elect to convert the Series A Preferred Stock at the “Alternate Conversion Price” equal to the lesser of: (i) the applicable conversion price, and the greater of (A) the floor price of $0.6109 (the “Floor Price”); and (B) 90% of the lowest volume weighted average price of the Common Stock during the five consecutive trading days immediately prior to such conversion.

The Certificate of Designations contains standard and customary triggering events (each, a “Triggering Event”), including but not limited to: (i) the suspension from trading or the failure to list the Common Stock within certain time periods; (ii) failure to declare or pay any dividend when due; (iii) the failure to timely file or make effective a registration statement on Form S-1 or Form S-3 pursuant to the Registration Rights Agreement (as defined below), (iv) the Company’s failure to cure a conversion failure or notice of the Company’s intention not to comply with a request for conversion of any Series A Preferred Stock, and (iv) bankruptcy or insolvency of the Company.

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Change of Control Exchange. Upon a change of control of the Company, each holder may require the Company to exchange the holder’s shares of Series A Preferred Stock for consideration equal to the Change of Control Election Price (as defined in the Certificate of Designations), to be satisfied at the Company’s election in either (x) cash or (y) rights convertible into such securities or other assets to which such holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such holder upon consummation of such corporate event.

Company Optional Redemption. At any time the Company shall have the right to redeem in cash all, but not less than all, the shares of Series A Preferred Stock then outstanding at a redemption price equal to 125% of the greater of (i) the Conversion Amount being redeemed as of the Company optional redemption date and (ii) the product of (1) the conversion rate with respect to the Conversion Amount being redeemed as of the Company optional redemption date multiplied by (2) the greatest closing sale price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Company optional redemption notice date and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made.

Fundamental Transactions. The Certificate of Designations prohibit the Company from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless the Company (or the Company’s successor) assumes in writing all of the Company’s obligations under the Certificate of Designations and the other Transaction Documents (as defined in the Certificate of Designations).

Voting Rights. The holders of the Series A Preferred Stock shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of Common Stock, except as provided in the Certificate of Designations (or as otherwise required by applicable law).

Covenants. The Certificate of Designations contains a variety of obligations on the Company’s part not to engage in specified activities. In particular, the Company will not, and will cause the Company’s subsidiaries to not, redeem, repurchase or declare any dividend or distribution on any of the Company’s capital stock (other than as required under the Certificate of Designations) and will not incur any indebtedness other than ordinary course trade payables or, subject to certain exceptions, incur any liens. In addition, the Company will not issue any preferred stock or issue any other securities that would cause a breach or default under the Certificate of Designations.

Reservation Requirements. So long as any Series A Preferred Stock remains outstanding, the Company shall at all times reserve at least 200% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all Series A Preferred Stock then outstanding.

Series B Convertible Preferred Stock

The Company has designated 12,500 shares of the Company’s authorized and unissued preferred stock as Series B Preferred Stock (the “Series B Shares”) and established the rights, preferences and privileges of the Series B Preferred Stock pursuant to the Certificate of Designations of Rights and Preferences of the Series B Preferred Stock, filed with Secretary of State of the State of Delaware on March 16, 2026 (the “Certificate of Designations”), as summarized below:

General. Each share of Series B Preferred Stock has a stated value of $1,000 per share and, when issued, the Series B Preferred Stock will be fully paid and non-assessable.

Ranking. The Series B Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all capital stock of the Company, except for the Company’s Series A Convertible preferred stock, par value $0.001 per share, which ranks pari passu with the Series B Preferred Stock, unless the Required Holders (as defined in the Certificate of Designations) consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series B Preferred Stock.

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Dividends. The holders of Series B Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of the Company’s Common Stock, when and if actually paid.

Conversion Rights

Conversion at Option of Holder. Each holder of Series B Preferred Stock may convert all, or any part, of the outstanding Series B Preferred Stock, at any time at such holder’s option, into shares of the Common Stock (which converted shares of Common Stock are referred to as “Conversion Shares” herein) at the fixed “Conversion Price” of $0.3182 which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions.

Voluntary Adjustment Right. Subject to the rules and regulations of the NYSE American, the Company has the right, at any time, with the written consent of the Required Holders, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

Alternate Optional Conversion. At any time after the Stockholder Approval Date, each holder may alternatively elect to convert the Series B Preferred Stock at the “Alternate Optional Conversion Price” equal to the lesser of: (i) the applicable conversion price, and (ii) 95% of the lowest volume weighted average price of the Common Stock during the five consecutive trading days immediately prior to such conversion.

Alternate Conversion Upon a Triggering Event. At any time after the Stockholder Approval Date, following the occurrence and during the continuance of a Triggering Event (as defined below), each holder may alternatively elect to convert the Series B Preferred Stock at the “Alternate Triggering Event Conversion Price” equal to the lesser of: (i) the applicable conversion price, and (ii) 90% of the lowest volume weighted average price of the Common Stock during the five consecutive trading days immediately prior to such conversion.

The Certificate of Designations contains standard and customary triggering events (each, a “Triggering Event”), including but not limited to: (i) the suspension from trading or the failure to list the Common Stock within certain time periods; (ii) failure to declare or pay any dividend when due; (iii) the failure to timely file or make effective a registration statement on Form S-1 or Form S-3 pursuant to the Registration Rights Agreement (as defined below), (iv) the Company’s failure to cure a conversion failure or notice of the Company’s intention not to comply with a request for conversion of any Series B Preferred Stock, and (iv) bankruptcy or insolvency of the Company.

Stockholder Approval. The Company is required to seek stockholder approval of the issuance of all of the shares of Common Stock issuable upon the conversion of the Series B Shares and exercise of the Warrants, in compliance with the rules and regulations of the NYSE American, without regard to any limitations on conversion or exercise set forth in the Certificate of Designations or Warrants, respectively, and without giving effect to the limitation on the Conversion Floor Price (as defined in the Certificate of Designations) (the “Stockholder Approval”, and the date of such approval, the “Stockholder Approval Date”).

Change of Control Exchange. Upon a change of control of the Company, each holder may require the Company to exchange the holder’s shares of Series B Preferred Stock for consideration equal to the Change of Control Election Price (as defined in the Certificate of Designations), to be satisfied at the Company’s election in either (x) cash or (y) rights convertible into such securities or other assets to which such holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such holder upon consummation of such corporate event.

Company Optional Redemption. At any time the Company shall have the right to redeem in cash all, but not less than all, the shares of Series B Preferred Stock then outstanding at a redemption price equal to 125% of the greater of (i) the Conversion Amount being redeemed as of the Company optional redemption date and (ii) the product of (1) the conversion rate with respect to the Conversion Amount being redeemed as of the Company optional redemption date multiplied by (2) the greatest closing sale price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Company optional redemption notice date and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made.

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Fundamental Transactions. The Certificate of Designations prohibit the Company from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless the Company (or the Company’s successor) assumes in writing all of the Company’s obligations under the Certificate of Designations and the other Transaction Documents (as defined in the Certificate of Designations).

Voting Rights. The holders of the Series B Preferred Stock shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of Common Stock, except as provided in the Certificate of Designations (or as otherwise required by applicable law).

Covenants. The Certificate of Designations contains a variety of obligations on the Company’s part not to engage in specified activities. In particular, the Company will not, and will cause the Company’s subsidiaries to not, redeem, repurchase or declare any dividend or distribution on any of the Company’s capital stock (other than as required under the Certificate of Designations) and will not incur any indebtedness other than ordinary course trade payables or, subject to certain exceptions, incur any liens. In addition, the Company will not issue any preferred stock or issue any other securities that would cause a breach or default under the Certificate of Designations.

Reservation Requirements. So long as any Series B Preferred Stock remains outstanding, the Company shall at all times reserve at least 200% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all Series B Preferred Stock then outstanding.

Outstanding Warrants

The Company has Warrants outstanding to purchase 91,389,056 shares of our common stock as of December 9, 2025, at a weighted average exercise price of approximately $0.89 per share.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equity Stock Transfer, LLC.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

Some provisions of Delaware law, our certificate of incorporation and our bylaws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

The ability of our board of directors, without action by the stockholders, to issue up to 3,970,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

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Stockholder Meetings

Our bylaws provide that a special meeting of stockholders may be called only by our chairperson of the board, chief executive officer or when requested in writing by the holders of not less than 10 percent of all the voting power entitled to vote at the meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. Additionally, vacancies and newly created directorships may be filled only by a vote of a majority of the directors then in office, even though less than a quorum, and not by the stockholders.

Removal of Directors

Our bylaws provide that our board of directors may be removed from office by our stockholders with or without cause, but only at a meeting of the shareholders called expressly for that purpose, upon the approval of the holders of at least a majority in voting power of the outstanding shares of stock entitled to vote in the election of directors.

Stockholders Not Entitled to Cumulative Voting

Our certificate of incorporation does not permit stockholders to cumulate their votes in the election of directors.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or, in certain cases, within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

Choice of Forum

Our bylaws provides that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer (or affiliate of any of the foregoing) of us to us or the our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, or (iv) any other action asserting a claim arising under, in connection with, and governed by the internal affairs doctrine; provided that the exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act, or to any claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and consented to, the provisions of our bylaws described in the preceding sentence.

Amendment of Bylaw Provisions

Our certificate of incorporation provides that our board of directors has the power to make, amend, alter or repeal our bylaws. Our bylaws provide that they may be repealed or amended, and new bylaws maybe adopted, by our board of directors or the stockholders in accordance with Section 109 of the DGCL.

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Amendment of Charter Provisions

Our certificate of incorporation reserves our right to amend, alter, change or repeal any provision contained in our certificate of incorporation, in the manner prescribed by statute, and all rights conferred upon stockholders in our certificate of incorporation are granted subject to this reservation. Any amendments may be passed by a majority of the outstanding voting power and not by a majority of each class or series of outstanding capital stock.

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our bylaws provides that no contract or other transaction between us and one or more of our directors or any other corporation, firm, association or entity in which one or more of our directors are directors or officers or are financially interested, will be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the board of directors or one of its committees which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if: (a) the fact of such relationship or interest is disclosed or known to our board of directors or committee thereof which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to us at the time it is authorized by our board of directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of our board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

Limitation of Liability and Indemnification Matters

Our certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except to the extent such exemption or limitation thereof is not permitted under the DGCL and applicable law. Delaware law provides that such a provision may not limit the liability of directors:

●	for any breach of their duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

●	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our certificate of incorporation also requires us to pay any expenses incurred by any director or officer in defending against any such action, suit or proceeding in advance of the final disposition of such matter to the fullest extent permitted by law, subject to the receipt of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified as authorized by our amended and restated bylaws or otherwise. We have entered or will enter into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our certificate of incorporation and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

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EXPERTS

SRx Health Solutions, Inc.

The consolidated financial statements of SRx Health Solutions, Inc. as of September 30, 2025 included in this information statement/prospectus and in the registration statement have been so included in reliance on the report of Davidson and Company LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

EMJ Crypto Technologies Inc.

The financial statements of EMJ Crypto Technologies Inc. as of December 31, 2025 included in this information statement/prospectus and in the registration statement have been so included in reliance on the report of CBIZ CPAs P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

CCC Crypto Corp.

The financial statements of CCC Crypto Corp. as of December 31, 2025 included in this information statement/prospectus and in the registration statement have been so included in reliance on the report of CBIZ CPAs P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SUMMARY OF ADDITIONAL PROPOSALS

APPROVAL OF INCREASE IN 2019 INCENTIVE PLAN

On December 10, 2025, the Board unanimously approved, subject to stockholder approval, the amendment to the 2019 Incentive Award Plan (as amended, the “2019 Plan”), to increase the number of shares available for issuance under the 2019 Plan to 10% of the Shares outstanding (on an as-converted basis) at the time of determination (but not lower than 3,432,915).

The amendment to the 2019 Plan is being submitted to stockholders for approval in order to ensure favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code. Approval by our stockholders of the amendment to the 2019 Plan is also required by the listing rules of NYSE.

2019 Incentive Award Plan - Summary

The following is a summary of the principal features of the 2019 Incentive Award Plan (as amended, the “2019 Plan”). This summary does not purport to be a complete description of all of the provisions of the 2019 Equity Incentive Plan and it is qualified in its entirety by reference to the full text of the 2019 Equity Incentive Plan.

Eligibility and Administration. Employees, consultants and non-employee directors of the Company and its subsidiaries may be eligible to receive awards under the 2019 Plan.

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Awards. The 2019 Plan provides for the grant of ISOs within the meaning of Section 422 of the Internal Revenue Code (the “Code”) to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights (“SARs”), Restricted Stock Awards, Restricted Stock Unit (“RSU”) awards, and other forms of awards to employees, directors and consultants, including employees and consultants of our affiliates.

Authorized Shares. The maximum number of shares of our Common Stock that may be issued under the 2019 Plan is currently 3,432,915.

Shares subject to stock awards granted under the Plan that expire or terminate without being exercised in full or that are paid out in cash rather than in shares do not reduce the number of shares available for issuance under our Plan. Shares withheld under a stock award to satisfy the exercise, strike or purchase price of a stock award or to satisfy a tax withholding obligation do not reduce the number of shares available for issuance under our Plan. If any shares of our Common Stock issued pursuant to a stock award are forfeited back to or repurchased or reacquired by us (i) because of a failure to meet a contingency or condition required for the vesting of such shares, (ii) to satisfy the exercise, strike or purchase price of an award or (iii) to a tax withholding obligation in connection with an award, the shares that are forfeited or repurchased or satisfy reacquired will revert to and again become available for issuance under the Plan. Any shares previously issued which are reacquired in satisfaction of tax withholding obligations or as consideration for the exercise or purchase price of a stock award will again become available for issuance under the Plan.

Plan Administration. The Compensation Committee of the Board (the “Committee”) has the authority to administer the Plan, unless and until the Board delegates some or all of the administration of the Plan to a different Committee or Committees of the Board. It is the duty of the Committee to conduct the general administration of the 2019 Plan in accordance with its provisions. The Committee has the power to interpret the 2019 Plan, to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the 2019 Plan, to interpret, amend or revoke any such rules and to amend the 2019 Plan or any Award Agreement thereunder. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to, among other things:

(a) Designate eligible individuals to receive awards;

(b) Determine the type or types of awards to be granted to each eligible individual;

(c) Determine the number of awards to be granted and the number of shares to which an award will relate;

(d) Determine the terms and conditions of any award granted pursuant to the 2019 Plan;

(e) Determine whether, to what extent, and under what circumstances an award may be settled in, or the exercise price of an award may be paid in cash, shares, other awards, or other property, or an award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan

Stock Options. ISOs and NSOs are granted under stock option agreements in a form approved by the Committee. The Committee determines the exercise price for stock options, within the terms and conditions of the Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our Common Stock on the date of grant. Options granted under the Plan vest at the rate specified in the stock option agreement as determined by the Committee.

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The Committee determines the term of stock options granted under the Plan, up to a maximum of 10 years. Unless the terms of an option holder’s stock option agreement, or other written agreement between us and the recipient approved by the Committee, provide otherwise, if an option holder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death or Cause (as defined in the Plan), the option holder may generally exercise any vested options for a period of three months following the cessation of service. If an option holder’s service relationship with us or any of our affiliates ceases due to death, or an option holder dies within a certain period following cessation of service, the option holder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an option holder’s service relationship with us or any of our affiliates ceases due to disability, the option holder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of Common Stock issued upon the exercise of a stock option will be determined by the Committee and may include (i) cash, check, bank draft or money order, (ii) a broker-assisted cashless exercise, (iii) the tender of shares of our Common Stock previously owned by the option holder, (iv) a net exercise of the option if it is an NSO or (v) other legal consideration approved by the Board.

Unless the Committee provides otherwise, options or stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the Committee or a duly authorized officer, an option may be transferred pursuant to a domestic relations order, official marital settlement agreement or other divorce or separation instrument.

Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of our Common Stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Unit Awards. Restricted stock unit awards are granted under restricted stock unit award agreements in a form approved by the Committee. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to our board of directors and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the Committee or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, or other written agreement between us and the recipient approved by the Committee, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards. Restricted stock awards are granted under restricted stock award agreements in a form approved by the Committee. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past or future services to us or any other form of legal consideration that may be acceptable to our board of directors and permissible under applicable law. The Committee determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of Common Stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.

Stock Appreciation Rights. Stock appreciation rights are granted under stock appreciation right agreements in a form approved by the Committee. The Committee determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our Common Stock on the date of grant. A stock appreciation right granted under the Plan vests at the rate specified in the stock appreciation right agreement as determined by the Committee. Stock appreciation rights may be settled in cash or shares of Common Stock or in any other form of payment as determined by the Board and specified in the stock appreciation right agreement.

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The Committee determines the term of stock appreciation rights granted under the Plan, up to a maximum of 10 years. If a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Other Stock Awards. The Committee may grant other awards based in whole or in part by reference to our Common Stock. The Compensation Committee will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.

Non-Employee Director Equity Compensation Policy. The Committee may provide that awards granted to non-employee directors shall be granted pursuant to a written nondiscretionary formula established by the Committee (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the 2019 Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of award(s) to be granted to non-employee directors, the number of shares to be subject to non-employee director awards, the conditions on which such awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Committee shall determine. The Non-Employee Director Equity Compensation Policy may be modified by the Committee from time to time pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time.

Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split or recapitalization, appropriate adjustments will be made to (i) the class and maximum number of shares reserved for issuance under the 2019 Plan, (ii) the class and maximum number of shares by which the share reserve may increase automatically each year, (iii) the class and maximum number of shares that may be issued on the exercise of ISOs and (iv) the class and number of shares and exercise price, strike price or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions. The following applies to stock awards under the 2019 Plan in the event of certain corporate transactions (as defined in the 2019 Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the Committee at the time of grant.

The Committee is authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2019 Plan or with respect to any Award under the 2019 Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:

(i) To provide for the termination of any such award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such award or realization of the holder’s rights;

(ii) To provide that such award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Committee;

(iii) To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding awards and awards which may be granted in the future;

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(iv) to provide that such award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the 2019 Plan or the applicable Award Agreement;

(v) To replace such award with other rights or property selected by the Committee; and/or

(vi) To provide that the award cannot vest, be exercised or become payable after such event.

Plan Amendment or Termination. Our board of directors has the authority to amend, suspend or terminate our Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date our board of directors adopts our Plan. No stock awards may be granted under our Plan while it is suspended or after it is terminated.

Summary of Material United States Federal Income Tax Consequences of the 2019 Plan

The following is a summary of the principal federal income tax consequences of option grants and other awards under the 2019 Plan. Optionees and recipients of other rights and awards granted under the 2019 Plan are advised to consult their personal tax advisors before exercising an option or stock appreciation right or disposing of any stock received pursuant to the exercise of an option or stock appreciation right or following vesting of a restricted stock award or restricted stock unit or upon grant of an unrestricted stock award. In addition, the following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change and does not address state, local or other tax laws.

Nonstatutory Stock Options. Generally, there is no taxation upon the grant of a NSO. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by the Company or one of its affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options. The 2019 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss. If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year. For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised. The Company is not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and provided that either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

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Restricted Stock Awards. Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is subject to restrictions constituting a substantial risk of forfeiture when it is received (for example, if the employee is required to work for a period of time in order to have the right to transfer or sell the stock), the recipient generally will not recognize income until the restrictions constituting a substantial risk of forfeiture lapse, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following the date of grant, to recognize ordinary income, as of the date of grant, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the restrictions constituting a substantial risk of forfeiture lapse. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards. Generally, the recipient of a restricted stock unit award will generally recognize ordinary income at the time the stock is delivered equal to the excess, if any, of (i) the fair market value of the stock received over any amount paid by the recipient in exchange for the stock or (ii) the amount of cash paid to the participant. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights. Generally, the recipient of a stock appreciation right will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF THE U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE 2019 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

ELECTION OF DIRECTORS

Our Bylaws provide that our Board of Directors (the “Board”) shall have no less than one nor greater than nine directors. The number of directors may be established from time-to-time by resolution of the Board or shareholders, but no decrease shall have the effect of shortening the terms of any incumbent director. The Board currently consists of five members. At each annual meeting, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he or she is elected and until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal from office or death.

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The table below sets forth information with respect to our directors as of December 12, 2025:

Name	Age	Position	Director Since
Simon Conway	57	Director	2025
Michael Young	47	Director	2019
Joshua A. Epstein	46	Director	2025
Sammy Dorf	40	Director	2025

Biographical information for each director nominee is contained in the following section. If elected at the Annual Meeting, each of these nominees will serve for a term expiring at the 2026 annual meeting of shareholders and until his or her successor shall have been elected and qualified or until earlier resignation, removal from office or death. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. If any nominee is not able to serve, proxies will be voted in favor of the other nominee and may be voted for a substitute nominee, unless the Board chooses to reduce the number of directors serving on the Board.

DIRECTOR BIOGRAPHIES

Simon Conway. Mr. Conway was appointed to the Company’s Board of Directors on April 24, 2025. Mr. Conway is an experienced investor and entrepreneur with a distinguished 30-year career in real estate, corporate finance, and advisory services, operating across the UK, US, and international markets. After earning a degree in Accounting & Financial Management, Mr. Conway qualified as a Chartered Accountant with Stoy Hayward (now BDO). Post-qualification, he was seconded to Howarth & Howarth, where he focused on hotel and leisure consultancy—laying the foundation for a career built on strategic property investment and operational turnaround. In 1994, Mr. Conway founded his own property business and, over a four-year period, assembled a UK-based leisure investment portfolio valued at approximately £40 million. In 1998, following a merger and rebrand to St James Capital, the business acquired a 55-unit public house portfolio. Under Mr. Conway’s leadership, the group grew the rent roll to £13.5 million per annum and ultimately exited at a gross portfolio value of around £240 million by 2005. In 2004, Mr. Conway and his partners acquired Earls Court & Olympia in London for £235 million, encompassing over 1 million sq. ft. of exhibition and conference space and 350 employees. Through asset enhancement and operational efficiencies, EBITDA grew by 50%, culminating in a full exit in 2009 for £360 million. In parallel, the exhibition creation business was sold via a management buyout for £35 million in 2005. In 2008, Mr. Conway co-founded Matterhorn Capital with Anthony Lyons. The firm has since transacted over £1.5 billion in real estate, with a diverse portfolio spanning shopping centres, hospitals, hotels, office buildings, and residential development land. Transactions have been completed in the UK, France, Bermuda, St Lucia, and across the US, including Florida, Texas, Arizona, New York, and Georgia. Mr. Conway’s core strengths lie in debt structuring, tax-efficient deal architecture, capital raising, and transaction execution. Alongside his investment activities, he has advised institutional funds and deployed internal capital via mezzanine and preferred equity structures. Beyond real estate, Mr. Conway has played a pivotal strategic role in two leasing businesses. In the US, he advised a lighting-as-a-service platform managing over 3,000 commercial sites, supporting its growth and securitised debt structuring with partners such as Deutsche Bank. In the UK, he has helped scale a children’s bike leasing company to over 100,000 customers, now preparing for European expansion under a “rent to upgrade” model.

Michael Young. Mr. Young has served on the Board of Directors since December 2019. Mr. Young served as the Company’s Chairman from December 2019 to April 24, 2025, when he resigned from such position. Mr. Young is a founding partner of Cottingham Capital, an investment company focused on real estate and technology investment, where he has served as Managing Partner since its inception in January 2017. Prior to January 2017, Mr. Young served as the Managing Director and Co-Head of Trading of GMP Securities, L.P., a Canadian investment bank. Mr. Young has previously served on the boards of Aerues Inc., an anti-microbial copper coating technology company, XIB I Capital Corp., a capital pool company, Nuuvera Corp. and ICC Labs. Mr. Young holds a diploma in Finance from George Brown College. We believe Mr. Young’s qualifications to serve as a director of our Company include his extensive senior level executive management and trading experience in the Canadian and U.S. capital markets and his experience on other public company boards of directors.

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Joshua A. Epstein. Joshua A. Epstein joined the Board on October 1, 2025. Mr. Epstein has over 20 years of operational, advisory and investing experience in the energy, technology, healthcare, medical cannabis, blockchain, and gaming sectors, including as an executive, investor, and attorney. Since December of 2024, Mr. Epstein has been the head of Corporate Development and on the Board of Managers for Lisbon Valley Mining Co., overseeing all capital markets, M&A, partnership, and other transactional activities for the producing copper mine in Southeast Utah. Formerly, from March 2021 to November 2024, Mr. Epstein was a consultant to JJR Private Capital, a Florida and Toronto-based private equity firm founded in 2003. Previously, Mr. Epstein served as the CEO and Director of Socati Corp., a vertically integrated manufacturer of ingredients and consumer products for global cannabinoid and wellness markets. Prior to Socati, Mr. Epstein served as President and COO of Nuuvera Inc., an international wellness and medical cannabis company founded in 2016 that later listed on the Toronto Stock Exchange–V and sold to Tilray Inc. (NASDAQ: TLRY) (formerly Aphria Inc.) in 2018. Mr. Epstein was previously a Partner with FastForward Innovations Ltd., an early-stage venture capital firm where he oversaw investments and divestitures of the firm’s portfolio companies in the United States, Canada, the United Kingdom, Germany, Israel and China. Mr. Epstein began his career as an attorney with the international law firm Baker Botts, LLP, where his practice focused on mergers and acquisitions, venture capital and securities offerings. Mr. Epstein holds a B.A (English, Honors Program) and B.B.A. (Finance) from the University of Texas, a JD from the University of Texas School of Law, where he graduated with Honors and as a member of the Texas Law Review, and an MBA from the Acton School of Business in Austin, Texas, where he was Valedictorian of his class.

Sammy Dorf. Mr. Dorf joined the Board on November 10, 2025. Mr. Dorf currently serves as the Executive Chairman of Flora Growth Corp. (NASDAQ: FLGC). Prior to joining Flora, Sammy was the Co-Founder and Chief Growth Officer of Verano Holdings, one of the most successful multi-state cannabis companies in the United States, from 2015 to 2021. At Verano, Mr. Dorf was instrumental in the company’s evolution from a start-up into a national powerhouse known for its premium products, operational sophistication, and award-winning brands. To date, Mr. Dorf has successfully raised over $300 million in capital and secured more than 25 licenses across 14 states. Beyond the cannabis sector, Sammy has also demonstrated deep expertise in cryptocurrency investments, treasury management, and alternative asset strategy, helping companies optimize liquidity, hedge exposure, and build resilient portfolios in emerging financial ecosystems.

CORPORATE GOVERNANCE

Code of Business Conduct

The Company Board will adopt a Code of Business Conduct and Ethics that applies to all of its employees, officers and directors, including its Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of the Company’s Code of Business Conduct and Ethics will be posted on the Corporate Governance portion of the Company’s website. The Company will post amendments to its Code of Business Conduct and Ethics or waivers of its Code of Business Conduct and Ethics for directors and officers on the same website or in a current report on Form 8-K.

Family Relationships

There are no family relationships amongst any of our executive officers or directors.

Director Independence

Each of Simon Conway, Michael Young, Joshua A. Epstein and Sammy Dorf meets the definition of “independence” per Rule 803 of the NYSE American Company Guide.

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Committees of the Board

We have an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and a Strategic Advisory Committee. Each such committee of the Board of Directors has or will have the composition and responsibilities described below. Each committee is governed by a written charter. In 2025, each director attended all of the meetings of the Board and the committees on which such director serves. Each committee charter is posted on our website at https://ir.betterchoicecompany.com/corporate-governance. From time to time, our Board may also establish other, special committees when necessary to address specific issues.

Audit Committee

Our Audit Committee’s responsibilities include, among other matters: appointing, approving the compensation of, and assessing the independence of our registered public accounting firm; overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm; reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures; coordinating our Board of Directors’ oversight of our internal control over financial reporting, disclosure controls and procedures; discussing our risk management policies; meeting independently with our internal auditing staff, if any, registered public accounting firm and management; reviewing and approving or ratifying any related person transactions; and preparing the audit committee report required by the SEC.

The members of our Audit Committee are Messrs. Young, Conway, Epstein and Dorf. Mr. Conway was appointed as chairperson of this committee on October 31, 2025. Our Board has determined that each of Messrs. Young, Conway, Epstein and Dorf is independent under the applicable independence standards of Rule 10A-3 under the Exchange Act applicable to audit committee members. In addition, our Board has determined that Messrs. Young, Conway, Epstein and Dorf each qualifies as an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K. Our Audit Committee met three times during 2025.

Compensation Committee

Our Compensation Committee’s responsibilities include, among other matters: reviewing and approving, or recommending for approval by the board of directors, the compensation of our Chief Executive Officer and our other executive officers; overseeing and administering our cash and equity incentive plans; reviewing and making recommendations to our board of directors with respect to director compensation; reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; reviewing and discussing the voting recommendations of our stockholders on matters involving executive compensation, to the extent required; and preparing the annual compensation committee report required by SEC rules, to the extent required. No compensation consultant was engaged to provide advice or recommendations on our executive or director compensation for 2025.

The members of our Compensation Committee are Messrs. Young, Conway, Epstein and Dorf, and Mr. Young serves as chairman of this committee. Our Compensation Committee did not meet during 2025.

Nominating and Governance Committee

Our Nominating and Corporate Governance Committee’s responsibilities include, among other matters: identifying individuals qualified to become board of directors members; recommending to our board of directors the persons to be nominated for election as directors and to each board committee; developing and recommending to our board of directors corporate governance guidelines, and reviewing and recommending to our board of directors proposed changes to our corporate governance guidelines from time to time; and overseeing a periodic evaluation of our board of directors.

The members of our Nominating and Corporate Governance Committee are Messrs. Young, Conway, Epstein and Dorf. Mr. Epstein serves as chairperson of this committee. Our Nominating and Corporate Governance Committee did not meet during 2025.

Compensation Committee Interlocks and Insider Participation

None of the Company’s officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or the board of directors of another entity, one of whose officers served on the Company’s compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose officers served on the Company Board.

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Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Indemnification Agreements

We intend to enter into indemnification agreements with each of our directors and executive officers. We expect the indemnification agreement to provide, among other things, that we will indemnify and hold harmless each person subject to an indemnification agreement (each, an “Indemnified Party”) to the fullest extent permitted by applicable law from and against all losses, costs, liabilities, judgments, penalties, fines, expenses and other matters that may result or arise in connection with such Indemnified Party serving in his or her capacity as a director of ours or serving at our direction as a director, officer, employee, fiduciary or agent of another entity. We expect the indemnification agreement to further provide that, upon an Indemnified Party’s request, we will advance expenses to the Indemnified Party to the fullest extent permitted by applicable law. Pursuant to the indemnification agreement, we will intend that an Indemnified Party is presumed to be entitled to indemnification and we have the burden of proving otherwise. We also intend to secure and maintain in full force and effect directors’ liability insurance. If indemnification under an indemnification agreement is unavailable to an Indemnified Party for any reason, we, in lieu of indemnifying the Indemnified Party, will contribute to any amounts incurred by the Indemnified Party in connection with any claim relating to an indemnifiable event in such proportion as is deemed fair and reasonable in light of all of the circumstances to reflect the relative benefits received or relative fault of the parties in connection with such event.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned on March 31, 2026, for (i) each stockholder known to be the beneficial owner of more than 5% of our outstanding Company Common Stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days, through the exercise of a warrant or stock option, conversion of a convertible security or otherwise. The table assumes a total of 415,964,972 shares of our common stock outstanding as of March 31, 2026 and 403,660 Historical Exchangeable Shares outstanding. Unless otherwise noted below the address of each person identified is c/o SRx Health Solutions, Inc., 801 US Highway 1, North Palm Beach, Florida 33408.

Unless otherwise indicated and subject to applicable community property and similar laws, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name of Stockholder	Shares Beneficially Owned	Percentage Owned
Executive Officers and Directors
Michael Young(1)	5,452,276	1.3%
Simon Conway	837,609	*
Kent Cunningham	1,064,107	*
Carolina Martinez	565,436	*
Josh Epstein	507,500	*
Sammy Dorf	476,191	*
Officer and Directors as a Group (6 persons)	12,335,854	2.1%

5% Shareholders:
N/A

*represents <1% ownership

(1)	Includes approximately 2.24 million shares directly owned by Michael Young, 2,557 shares held indirectly through Cottingham Capital, LLC, and approximately 4.95 million shares issued to Halo Spin-out SPV, Inc. in which Michael Young has the power to vote and/or direct the voting of such groups. Mr. Young disclaims beneficial ownership of the 4.95 million shares owned by Halo Spin-out SPV, Inc.

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ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our NEOs, as disclosed in this information statement/prospectus. The following is a discussion and analysis of the compensation arrangements for the Company’s named executive officers, or NEOs. the Company’s NEOs for 2026 consist of the following individuals:

●	Kent Cunningham, Chief Executive Officer originally appointed May 2023; and
●	Carolina Martinez, Chief Financial Officer originally appointed August 2023

EXECUTIVE COMPENSATION

The table below sets forth the compensation earned by our executive officers for the years ended September 30, 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation (2) ($)	Total ($)
Kent Cunningham (3)	2025	444,000	40,000	242,477	—	—	7,305	733,782
Chief Executive Officer	2024	360,000	270,000	—	40,000	—	11,262	681,262
	2023	350,000	53,459	362,727	—	—	8,785	774,971
Lionel F. Conacher (4)	2025	—	—	241,667	—	—	—	241,667
Interim Chief Executive Officer	2024	—	—	81,481	26,000	—	60,000	167,481
	2023	160,000	—	13,334	—	—	—	173,334
Carolina Martinez (5)	2025	325,000	197,500	242,477	—	—	6,629	771,606
Chief Financial Officer	2024	254,400	171,720	47,500	31,000	—	6,375	510,995
	2023	240,000	19,200	—	70,000	—	1,106	330,306

(1) The amounts reported reflect the grant date fair value of the stock options granted, as computed in accordance with ASC 718. The fair value of each option grant is estimated based on the fair value on the date of grant using the Black-Scholes option pricing model. The assumptions that we used to calculate these amounts are discussed in Note 14 to our financial statements included in this information statement/prospectus.

(2) The amounts reported reflect matching 401(k) payments and accrued PTO payout.

(3) Mr. Cunningham was appointed as Chief Executive Officer of the Company effective July 8, 2025. He was previously serving as Chief Executive Officer of the Company, a position which he held beginning May 22, 2023.

(4) Mr. Conacher was employed with us as interim Chief Financial Officer from September 14, 2022 until May 22, 2023. Compensation in 2024 was related solely to fees in his capacity as a director.

(5) Mrs. Martinez was appointed as Chief Financial Officer of the Company effective April 24, 2025. She was previously serving as the Chief Financial Officer of the Company, a position which she held beginning August 2, 2023. Mrs. Martinez was previously appointed and served as the Interim Chief Financial Officer of the Company effective as of April 3, 2023.

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Outstanding Equity Awards

The table below sets forth the outstanding stock option awards held by our current executive officers as of September 30, 2025.

			Option Awards
Name	Option Award Grant		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Kent Cunningham	6/26/2024	(1)	—	8,000	$5.00	6/26/2034
Carolina Martinez	6/26/2024	(1)	—	6,200	$5.00	6/26/2034
	8/7/2023	(2)	1,515	3,030	$15.40	8/7/2033

(1) Options vest as follows: 100% on first anniversary of the grant date

(2) Options vest as follows: 1/3 on each annual anniversary of the grant date

Other Elements of Compensation

Retirement Plans. We currently maintain a 401(k) retirement savings plan that allows eligible employees to contribute a portion of their compensation, within limits prescribed by the Internal Revenue Code, on a pre-tax basis through contributions to the plan. Our NEOs are eligible to participate in the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our NEOs in accordance with our compensation policies. During 2020, the Company had a separate 401(k) plans for TruPet and Halo and provided an employer matching contribution under each plan. Beginning in 2021, the Company provided an employer matching contribution of 50% up to 5% of compensation under our 401(k) plan.

Employee Benefits and Perquisites. All of our full-time employees, including our NEOs, are eligible to participate in our employee benefit plans and programs, including medical, dental, and vision benefits, health spending accounts, short and long-term disability and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans.

Termination and Change in Control Benefits. Our NEOs may become entitled to certain benefits or enhanced benefits in connection with certain qualifying terminations of employment and/or a change in control of our Company. Each of our NEOs’ employment agreements entitles them to severance in the event of their termination without cause or their resignation for good reason and upon termination by reason of death or disability.

Employment Agreements

The Company entered into an Employment Agreement with Kent Cunningham, dated as of July 14, 2025 and an Employment Agreement with Carolina Martinez, dated as of July 14, 2025.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

Appointment of Independent Registered Public Accounting Firm

The Company’s Audit Committee appoints our independent registered public accounting firm. In this regard, the audit committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage the Company’s current firm. As part of its evaluation, the audit committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to the Company’s account; the overall strength and reputation of the firm; the firm’s global capabilities relative to the Company’s business; and the firm’s knowledge of the Company’s operations.

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Although ratification is not required by the Company’s bylaws or otherwise, the Company’s Board of Directors is submitting the selection of DAVIDSON AND COMPANY LLP for the fiscal year ending 2025 to the Company’s shareholders for ratification because the Company value the Company’s shareholders’ views on the Company’s independent registered public accounting firm and it is a good corporate governance practice. If the Company’s shareholders do not ratify the selection, it will be considered as notice to the Company’s Board and the Company’s Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Change in Independent Registered Public Accounting Firm

The Company made two changes in Independent Registered Public Accounting Firms in 2025.

Based on information provided by Marcum LLP (“Marcum”), the independent registered public accounting firm of SRx Health Solutions, Inc. (formerly known as Better Choice Company Inc.) (the “Company”), CBIZ CPAs P.C. (“CBIZ”) acquired the attest business of Marcum, effective November 1, 2024. Marcum continued to serve as the Company’s independent registered public accounting firm through April 23, 2025. On April 23, 2025, Marcum resigned as the Company’s independent registered public accounting firm, and CBIZ was engaged to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2025, effective immediately. The engagement of CBIZ was approved by the Audit Committee of the Company’s Board of Directors. The services previously provided by Marcum will now be provided by CBIZ.

Prior to engaging CBIZ, the Company did not consult with CBIZ regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

The reports of Marcum regarding the Company’s consolidated financial statements for the fiscal year ended December 31, 2024, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except for the inclusion of an explanatory paragraph in the audit report for the fiscal year ended December 31, 2024 as to the Company’s ability to continue as a going concern.

During the year ended December 31, 2024, and through April 23, 2025, the date of Marcum’s resignation, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to such disagreement in its reports and (b) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except that, as reported in the Company’s 10-K for the fiscal year ended December 31, 2024, as of December 31, 2024 , the Company determined there were material weaknesses in its internal control over financial reporting due to a deficiency in its information technology general controls and controls over revenue recognition. As previously reported, these material weaknesses have not yet been remediated, did not result in any identified misstatement, and there were no changes to previously reported financial results.

On September 15, 2025, SRx Health Solutions, Inc. (formerly known as Better Choice Company, Inc.) (the “Company”), notified CBIZ that it was being dismissed as the Company’s independent registered public accounting firm. On the same date, the Board of Directors of the Company, upon the recommendation of the Audit Committee, approved the dismissal of CBIZ, and approved and ratified the engagement of Davidson and Company LLP (“Davidson”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending September 30, 2025.

CBIZ had been retained as the Company’s independent registered public accounting firm following the completion of the Company’s merger transaction on April 24, 2025 with SRx Health Solutions (Canada), Inc. (“SRx Canada”). The merger was accounted for as a reverse acquisition, with SRx Canada treated as the accounting acquiror and the Company adopted SRx Canada’s September 30 fiscal year end.

103

CBIZ did not issue any reports on the consolidated financial statements of SRx Canada. The audit report of Marcum LLP on the consolidated financial statements of Better Choice Company, Inc. for the year ended December 31, 2024 contained an explanatory paragraph regarding Better Choice Company, Inc.’s ability to continue as a going concern, but did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, during Better Choice Company, Inc.’s two most recent years ended December 31, 2023 and 2024, and through September 15, 2025, there were (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between Better Choice Company, Inc. and Marcum LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Marcum LLP’s satisfaction, would have caused them to make reference thereto in their reports on the financial statements for such year, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, other than the material weaknesses reported by management in Better Choice Company, Inc.’s annual report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the U.S. Securities and Exchange Commission on March 31, 2025. These material weaknesses related to (i) ineffective controls to support proper revenue recognition, including controls to ensure accuracy of price and quantity data input and appropriate testing and review of period-end sales cutoff; and (ii) control deficiencies in Better Choice Company, Inc.’s IT general controls, including access controls, change management, and cybersecurity.

The audit reports of MNP LLP (“MNP”), the independent auditor of SRx Canada prior to the merger, on the consolidated financial statements of SRx Canada as of and for the fiscal years ended September 30, 2023 and 2024, included an explanatory paragraph describing conditions that raised substantial doubt about SRx Canada’s ability to continue as a going concern. Other than such matter, MNP’s reports did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles. Furthermore, during SRx Canada’s two most recent fiscal years ended September 30, 2024 and 2023, and through September 15, 2025, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between SRx Canada and MNP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the respective auditor, would have caused such auditor to make reference thereto in its reports on the financial statements for such years. In connection with the audit of SRx Canada for the fiscal year ended September 30, 2024, MNP identified certain material weaknesses in internal control over financial reporting, which constitute reportable events. These material weaknesses included: (i) lack of maintained documentation to support retail pharmacy sales for divested locations; (ii) insufficient support for the valuation of common shares; (iii) management override of controls, including redirection of employer RRSP payments by the former Chief Financial Officer of SRx Canada; (iv) lack of signed approvals by third-party lenders on formalized debt agreements; (v) insufficient technical accounting analyses and internal review procedures related to U.S. GAAP transition, purchase price allocations, and goodwill impairment; (vi) inadequate segregation of duties; and (vii) general IT control weaknesses in key systems, including Kroll and SAP. MNP also identified significant deficiencies, including a lack of documentation for key controls such as review and approval of account reconciliations and loan amortization schedules. Copies of MNP’s audit reports on the consolidated financial statements of SRx Canada as of and for the fiscal years ended September 30, 2023 and 2024 were included in the Company’s Super Form 8-K/A filed with the Securities and Exchange Commission on July 11, 2025.

As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, the Company identified and corrected an immaterial error in revenue recognized for the fiscal year ended September 30, 2024, related to prescriptions that had been billed but not dispensed and therefore did not meet the criteria for revenue recognition under ASC 606. The correction resulted in a reduction to accumulated deficit of approximately $1.8 million as of September 30, 2024 and the revision was reflected in the accompanying consolidated financial statements filed within Form 10-K for the fiscal year ended September 30, 2025. For additional background on this matter, refer to the discussion included in the Company’s Form 10-Q for the quarter ended June 30, 2025.

During the Company’s two most recent fiscal years and any subsequent interim period prior to the engagement of Davidson, neither the Company nor anyone acting on its behalf consulted with Davidson regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or the effectiveness of the Company’s internal control over financial reporting, in each case where a written report was provided to the Company or oral advice was provided that Davidson concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

104

HOUSEHOLDING OF INFORMATION STATEMENT/PROSPECTUS MATERIALS

Under SEC rules, a single information statement/prospectus may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. This procedure, referred to as “householding,” reduces the volume of duplicate information stockholders receive and reduces mailing and printing costs. In accordance with a notice sent to certain stockholders who share a single address, only one information statement/prospectus will be sent to that address unless any stockholder at that address requested that multiple sets of documents be sent.

The Company will promptly deliver to any stockholder, upon written or oral request and without charge, a separate copy of this information statement/prospectus. If you received only one copy of this information statement/prospectus and wish to receive a separate copy for each stockholder at your household, please contact the Company at the address or telephone number identified below. If you hold shares in street name, please contact your bank, brokerage firm or other nominee to request information on householding.

SRx Health Solutions, Inc.

Attention: Investor Relations

801 US Highway 1

North Palm Beach, FL, 33408

valter@KCSA.com

(212) 896-1254

LEGAL MATTERS

The validity of the securities registered under the registration statement of which this information statement/prospectus forms a part will be passed upon by Meister Seelig & Schuster PLLC.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-4, including exhibits, under the Securities Act with respect to the shares of our Common Stock offered by this information statement/prospectus. This information statement/prospectus constitutes only a part of the registration statement. Some items are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this information statement/prospectus concerning the contents of any contract or document referred to are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this information statement/prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at www.srxhealth.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this information statement/prospectus. Information contained on our website is not a part of or incorporated by reference into this information statement/prospectus and the inclusion of our website and investor relations website addresses in this information statement/prospectus is an inactive textual reference only.

105

CONSOLIDATED FINANCIAL STATEMENTS OF SRx HEALTH SOLUTIONS, INC.

F-1

FINANCIAL STATEMENTS OF EMJ CRYPTO TECHNOLOGIES INC.

FINANCIAL STATEMENTS OF CCC CRYPTO CORP.

F-2

SRx Health Solutions Inc.

Unaudited Condensed Consolidated Statements of Operations

(Dollars in thousands, except share and per share amounts)

	Three Months Ended December 31,
	2025	2024
Net sales	$2,807	$—
Cost of goods sold	1,753	—
Gross profit	1,054	—
Operating expenses:
Selling, general and administrative	4,844	—
Total operating expenses	4,844	—
Loss from continuing operations	(3,790)	—
Other expense:
Interest expense, net	1,288	—
Loss on extinguishment of debt	3,064	—
Change in fair value of digital assets	464	—
Other expense	4	—
Total other expense, net	4,820	—
Net loss before income taxes	(8,610)	—
Income tax expense	4	—
Net loss from continuing operations	(8,614)	—
Loss from discontinued operations	—	(3,983)
Net loss	$(8,614)	$(3,983)
Weighted average number of shares outstanding, basic	33,737,015	23,582,701
Weighted average number of shares outstanding, diluted	33,737,015	23,582,701
Loss per share, basic	$(0.26)	$(0.17)
Loss per share, diluted	$(0.26)	$(0.17)

See accompanying notes to the unaudited condensed consolidated financial statements.

F-3

SRx Health Solutions Inc.

Unaudited Condensed Consolidated Balance Sheets

(Dollars in thousands, except share and per share amounts)

	December 31, 2025	September 30, 2025
Assets
Current Assets
Cash and cash equivalents	$13,060	$1,309
Accounts receivable, net	3,056	3,945
Inventories, net	1,318	2,078
Prepaid expenses and other current assets	1,403	794
Total Current Assets	18,837	8,126
Non-current Assets
Fixed assets, net	73	88
Right-of-use assets, operating leases	—	20
Digital assets	7,996	—
Other assets	147	168
Total Assets	$27,053	$8,402
Liabilities & Stockholders’ Equity
Current Liabilities
Accounts payable	$1,247	$2,147
Accrued liabilities	1,254	1,375
Operating lease liability, short-term	—	21
Convertible debt, short-term	21,028	—
Total Current Liabilities	23,529	3,543
Non-current Liabilities
Convertible debt, long-term	—	4,452
Total Non-current Liabilities	—	4,452
Total Liabilities	23,529	7,995
Stockholders’ Equity
Common Stock, $0.001 par value, 5,000,000,000 shares authorized, 98,759,805 & 24,915,740 shares issued and outstanding as of December 31, 2025, and September 30, 2025, respectively	102	31
Preferred Stock, $0.001 par value, 4,000,000 shares authorized, 19,035 & zero shares issued and outstanding as of December 31, 2025 and September 30, 2025, respectively	—	—
Additional paid-in capital, common	21,001	23,304
Additional paid-in capital, preferred	13,963	—
Accumulated deficit	(31,542)	(22,928)
Total Stockholders’ Equity	3,524	407
Total Liabilities and Stockholders’ Equity	$27,053	$8,402

See accompanying notes to the unaudited condensed consolidated financial statements.

F-4

SRx Health Solutions Inc.

Unaudited Condensed Consolidated Statements of Stockholders’ Equity

(Dollars in thousands, except shares)

	Common Stock		Accumulated Other Comprehensive	Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Income	Capital	Deficit	Equity
Balance as of September 30, 2024	22,495,955	$22	$2,399	$12,491	$(70,031)	$(55,119)
Share-based compensation	—	—	—	424	—	$424
Settlement of RSUs	896,484	—	—	(1,924)	—	$(1,924)
Conversion of convertible debt	361,513	—	—	(3,471)	—	$(3,471)
Share issuance	224,056	—	—	—	—	$—
Warrant exercises	77,538	—	—	401	—	$401
Share redemption	(40,324)	—	—	—	—	$—
Equity issued in business combinations	32,962	—	—	—	—	$—
Net loss	—	—	—	—	(3,983)	$(3,983)
Foreign exchange translation adjustment	—	—	—	—	—	$—
Balance as of December 31, 2024	24,048,184	22	2,399	7,921	(74,014)	(63,672)

	Common Stock		Preferred Stock		Additional Paid-In	Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital - Common	Capital - Preferred	Deficit	Equity
Balance as of September 30, 2025	24,915,740	$31	—	$—	$23,304	$—	$(22,928)	$407
Share-based compensation	2,723,691	3	—	—	958	—	—	$961
Exercise of prefunded warrants	2,756,697	—	—	—	—	—	—	$—
Retraction of exchangeable shares and conversion to common stock	7,676	—	—	—	—	—	—	$—
ELOC shares issued	68,356,001	68	—	—	16,026	—	—	$16,094
ELOC Commitment Note	—	—	—	—	(20,000)	—	—	$(20,000)
Issuance of Series A convertible preferred stock and warrants	—	—	19,035	—	1,015	13,963	—	$14,978
Warrants cancelled	—	—	—	—	(302)	—	—	$(302)
Net loss	—	—	—	—	—	—	(8,614)	$(8,614)
Balance as of December 31, 2025	98,759,805	$102	19,035	$—	$21,001	$13,963	$(31,542)	$3,524

See accompanying notes to the unaudited condensed consolidated financial statements.

F-5

SRx Health Solutions Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(Dollars in thousands)

	Three Months Ended
	December 31,
	2025	2024
Cash Flow from Operating Activities:
Net loss	$(8,614)	$(3,983)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	15	920
Interest expense on lease liability	—	92
Share-based compensation	961	424
Debt discount amortization	1,108	—
Future tax recovery	—	30
Bad debt expense	(9)	—
Income tax provision	4	—
Change in fair value of digital assets	464	—
Loss on settlement of debt	3,064	—
Changes in operating assets and liabilities:
Accounts receivable, net	897	5,520
Inventories, net	760	1,173
Prepaid expenses and other assets	(587)	(39)
Accounts payable	(900)	(2,713)
Accrued liabilities	(85)	—
Other	—	39
Cash (Used in) Provided by Operating Activities	$(2,922)	$1,463

Cash Flow from Investing Activities:
Purchase of digital assets	(8,460)	—
Cash paid for acquisitions, net of assets acquired	—	2,850
Capital expenditures, net of disposals	—	(157)
Purchase of intangible assets, net of disposals	—	(1)
Cash (Used in) Provided by Investing Activities	$(8,460)	$2,692

Cash Flow from Financing Activities:
Proceeds from issuance of common stock	16,094	—
Proceeds from issuance of preferred stock	8,912	—
Repayment of senior debt	—	(4,892)
Repayment of convertible debt	(1,623)	—
Proceeds from share issuance	—	674
Proceeds from short-term borrowings	—	653
Proceeds of loans payable	—	429
Payment of principal portion of lease liabilities	—	(414)
Cash paid for financing costs	(250)	—
Cash Provided by (Used in) Financing Activities	$23,133	$(3,550)

Net cash provided by continuing operations	$11,751	$—
Net cash used in discontinued operations	—	605
Net increase in cash and cash equivalents	11,751	605
Effect of foreign currency translation adjustments	—	(18)
Total cash and cash equivalents, beginning of period	1,309	102
Total cash and cash equivalents, end of period	$13,060	$689
Supplemental schedule of cash flow information:
Cash paid for interest during the period	$—	$—

See accompanying notes to the unaudited condensed consolidated financial statements.

F-6

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

Note 1 – Nature of business and summary of significant accounting policies

Nature of the business

SRx Health Solutions, Inc. (formerly Better Choice Company, Inc.) and its subsidiaries are together referred to in these consolidated financial statements as the “Company.”

On April 24, 2025, SRx Health Solutions, Inc., a corporation incorporated under the laws of the Province of Ontario on April 26, 2022 (“SRx Canada” or the “Accounting Acquirer”), consummated a business combination (the “Merger”) with Better Choice Company, Inc., a Delaware corporation (“Better Choice” or the “Legal Acquirer”). In the Merger, 1000994476 Ontario Inc. (“AcquireCo”), an indirect wholly-owned subsidiary of Better Choice, amalgamated with and into SRx Canada, with SRx Canada surviving the amalgamation and continuing its operations under the new legal name SRx Health Solutions (Canada) Inc. (“SRx Canada”), an indirect wholly-owned subsidiary of Better Choice.

In connection with the Merger, Better Choice changed its corporate name to “SRx Health Solutions, Inc.,” and adopted the operations of the Accounting Acquirer as its primary business. As such, SRx Canada is the continuing reporting entity for accounting purposes. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes in the Company’s Annual Report for the year ended September 30, 2025, filed with the SEC on December 5, 2025.

SRx Canada’s registered head office was originally located at 65 Queen Street West, Suite 800, Toronto, Ontario, M5H 2M5. Post the Merger, the Company’s registered head office remained at 801 US Highway 1, North Palm Beach, Florida 33408.

Effective during the year ended September 30, 2025, the Company made the strategic decision to discontinue the operations of its Canadian pharmacy and healthcare services business conducted through SRx Canada. As a result, the SRx healthcare business is classified and presented as a discontinued operation in these consolidated financial statements in accordance with ASC 205-20. Following this discontinuation, the Company’s continuing operations consist solely of its premium pet health and nutrition products segment operated through Halo, Purely for Pets, Inc.

On August 12, 2025, SRx Canada initiated restructuring proceedings under the Companies’ Creditors Arrangement Act (“CCAA”) in Canada. The CCAA filing relates exclusively to the discontinued SRx healthcare business and does not impact the Company’s continuing pet food and pet wellness operations. Additional information regarding the discontinuation of the SRx healthcare segment, related CCAA proceedings, and the associated financial reporting impacts is provided in Note 17 – Discontinued operations.

Halo Spin-Out Distribution

On April 25, 2025, the Company distributed (the “Spin-Out Distribution”) to the Better Choice stockholders of record as of April 23, 2025 (the “Record Stockholders”) one share of Class A Common Stock, par value $0.001, of Halo Spin-Out SPV Inc., a Delaware corporation (“Halo SPV”), for every one share of Better Choice common stock held by the Record Stockholders. Halo SPV held 17% of the issued and outstanding capital stock of Halo, Purely for Pets, Inc. (“Halo”).

The ownership of Halo SPV following the Spin-Out Distribution mirrored the ownership of Better Choice immediately prior to the Merger and the Spin-Out Distribution. As such, the Record Stockholders, who received the Halo SPV shares, are the same ultimate owners who indirectly held Halo prior to the Spin-Out Distribution. Accordingly, the Spin-Out Distribution did not result in a substantive change in ownership of Halo from the perspective of the Company’s consolidated financial statements. In accordance with ASC 810, Consolidation, the Spin-Out Distribution represented a reorganization of ownership interests under common control and was therefore treated as a common control equity reorganization, with transfers of interests accounted for as equity transactions. Halo continues to be fully consolidated, with no change in the Company’s accounting treatment.

On August 21, 2025, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with Halo Spin-Out SPV, whereby the Company acquired the 17% interest of Halo previously held by SPV in exchange for the issuance of 4,950,000 shares of the Company’s common stock. Following the transaction, the Company owns 100% of Halo. This transaction is accounted for as an equity transaction and did not result in a change to the Company’s total controlling interest of Halo.

Statement of Compliance

The Company’s condensed consolidated financial statements are prepared in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) for interim financial reports and accounting principles generally accepted in the U.S.(“GAAP”). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended December 31, 2025 are not necessarily indicative of the results that may be expected for any other reporting period.

These consolidated financial statements have been prepared on a historical cost basis, unless otherwise stated in the significant accounting policies. These consolidated financial statements are presented in U.S. dollars and all values are rounded to the nearest thousand ($000), except when otherwise indicated.

These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes in the Company’s Annual Report for the year ended September 30, 2025, filed with the SEC on December 5, 2025.

F-7

Consolidation

The condensed consolidated financial statements comprise the financial statements of the Company and its wholly owned subsidiaries. When the Company does not own all of the equity in a subsidiary, the non-controlling interest is disclosed as a separate line item in the condensed consolidated statements of financial position and the earnings accruing to non-controlling interest holders are disclosed as a separate line item in the condensed consolidated statements of operations. The financial results of subsidiaries are included in the condensed consolidated financial statements from the date on which control commences, until the date on which control ceases. Intercompany balances and transactions are eliminated upon consolidation. Control is achieved when the Company is exposed to, or has the right to, variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

Going concern

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the ordinary course of business. The Company has historically incurred operating losses and experienced negative operating cash flows; however, management has implemented actions to improve liquidity and operating performance, including cost-reduction initiatives, margin improvement measures, and securing additional financing, as further described in Note 6 – Debt.

After considering these actions and the Company’s cash flow forecasts for the twelve months following the issuance of these consolidated financial statements, management believes the Company will have sufficient liquidity to meet its obligations as they become due. Accordingly, management has determined that there are no material uncertainties that cast doubt on the Company’s going concern status, and management has a reasonable expectation that the Company has adequate resources to continue in operational existence beyond December 31, 2025, and the condensed consolidated financial statements continue to be prepared using the going concern assumption.

Fiscal, Regulation and Other Federal Policies

Significant changes in, and uncertainty with respect to, legislation, regulation, government policy and economic conditions could adversely affect the Company’s business. Specific legislative and regulatory proposals that could have a material impact on the Company include, but are not limited to, modifications to international trade policy (such as tariffs); public company reporting requirements; and environmental regulation.

The Company cannot predict what actions may ultimately be taken with respect to tariffs or trade relations between the U.S. and other countries, what products may be subject to such actions, or what actions may be taken by the other countries in retaliation. Accordingly, it is difficult to predict how such actions may impact the Company’s business, or the business or habits of its customers. The Company’s business operations, as well as the businesses of its customers on which it is substantially dependent, are located in countries at risk for escalating trade disputes, including the U.S. Any resulting trade wars could have a significant adverse effect on world trade and could adversely impact the Company’s consolidated financial condition, results of operations and cash flows.

Use of estimates

The preparation of the condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. The Company bases its estimates on historical experience and on various other assumptions that the Company believes to be reasonable under the circumstances. On an ongoing basis, the Company evaluates these assumptions, judgments and estimates. Actual results may differ from these estimates.

In the opinion of management, the condensed consolidated financial statements contain all adjustments necessary for a fair statement of the results of operations for the three months ended December 31, 2025 and 2024, the financial position as of December 31, 2025 and September 30, 2025 and the cash flows for the three months ended December 31, 2025 and 2024.

Summary of significant accounting policies

For additional information, please refer to the most recently filed Annual Report regarding the Company’s summary of significant accounting policies.

Cash and cash equivalents

Cash and cash equivalents include demand deposits held with banks and highly liquid investments with original maturities of ninety days or less at acquisition date. Cash and cash equivalents are stated at cost, which approximates fair value because of the short-term nature of these instruments.

F-8

Accounts receivable and allowance for credit losses

Accounts receivable consist of unpaid buyer invoices from the Company’s customers and credit card payments receivable from third-party credit card processing companies. Accounts receivable is stated at the amount billed to customers, net of point of sale and cash discounts. The Company assesses the collectability of all receivables on an ongoing basis by considering its historical credit loss experience, current economic conditions, and other relevant factors. Based on this analysis, an allowance for credit losses is recorded, and the provision is included within SG&A expense. The Company recorded approximately zero and $0.1 million allowance for credit losses for the three months ended December 31, 2025 and year ended September 30, 2025.

Inventories

Inventories, consisting of finished goods available for sale as well as packaging materials, are valued using the first-in first-out (“FIFO”) method and are recorded at the lower of cost or net realizable value. Cost is determined on a standard cost basis and includes the purchase price, as well as inbound freight costs and packaging costs. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated selling expenses. Inventories are written down to net realizable value when the cost of inventories is estimated to be unrecoverable due to obsolescence, damage, shrinkage, or declining selling prices. Write-downs to inventory are non-reversible even when circumstances that previously caused inventories to be written down below cost no longer exist. The Company records consideration received from suppliers as a reduction to the cost of inventory. These amounts are recognized in cost of sales when the associated inventory is sold.

This policy applies to inventories held in continuing operations. Inventories related to the discontinued Health Solutions segment, previously consisting of SRx Canada pharmacy operations, are classified as assets of discontinued operations and are disclosed separately in Note 17 – Discontinued operations.

Digital Assets

Pursuant to ASU 2023-08, Intangibles — Goodwill and Other — Crypto Assets: Accounting for and Disclosure of Crypto Assets, codified into ASC subtopic 350-60, in-scope crypto assets are required to be measured at fair value in the statement of financial position, with gains and losses from changes in the fair value of such crypto assets recognized in net income each reporting period. ASU 2023-08 also requires certain interim and annual disclosures for crypto assets within the scope of the standard.

Based on the above, the Company has adopted ASU 2023-08 for Q1 2026. Cryptocurrency holdings are classified as digital assets under ASC 350-60 and measured at fair value, with changes in fair value of digital assets recognized in net income. No adjustments or reclassifications are required for the quarter. Under ASU 2023-08, impairment analysis is no longer required. Change in fair value of digital assets are instead recorded in net income each period.

The Company determines the fair value of its digital assets in accordance with ASC 820, using quoted (unadjusted) prices in active markets on the Coinbase exchange, which the Company has identified as its principal market. Because valuation is based on observable quoted prices, digital assets are classified within Level 1 of the fair value hierarchy.

Fixed Assets

Fixed assets are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets, and depreciation expense is included within SG&A expense. Expenditures for normal repairs and maintenance are charged to operations as incurred. The cost of fixed assets that are retired or otherwise disposed of and the related accumulated depreciation are removed from the fixed asset accounts in the year of disposal and the resulting gain or loss is included in SG&A expense.

The Company assesses potential impairments of its fixed assets whenever events or changes in circumstances indicate that the asset’s carrying value may not be recoverable. An impairment charge would be recognized when the carrying amount of the identified asset grouping exceeds its fair value and is not recoverable, which would occur if the carrying amount exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the identified asset grouping.

Convertible Debt

The Company accounts for convertible debt instruments in accordance with ASC 470, Debt, and ASU 2020-06, which eliminated the requirement to separately account for embedded conversion features as equity when certain criteria are met. As such, convertible debt instruments that do not require separate derivative accounting under ASC 815 are accounted for entirely as liabilities and recorded at amortized cost. Debt issuance costs are capitalized and amortized to interest expense over the term of the instrument using the effective interest method. Upon conversion, the carrying amount of the debt is reclassified to equity with no gain or loss recognized. If a convertible instrument contains an embedded feature that does not qualify for the equity scope exception, it is accounted for separately as a derivative liability at fair value with changes recognized in earnings.

F-9

Preferred Stock

The Company classifies its Series A convertible preferred stock as temporary or permanent equity based on the specific terms and conditions of the instrument and the guidance in ASC 480 and ASC 815. The Company evaluates embedded features, including conversion and redemption provisions, to determine whether such features require bifurcation as derivative liabilities or affect equity classification. Issuance proceeds are allocated to the preferred stock and any freestanding equity-classified instruments based on their relative fair values.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding. For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statement of operations. The Pre-Funded and Representative Warrants (as defined in Note 9) are equity classified.

Income taxes

Income taxes are recorded in accordance with ASC 740, Income Taxes, which provides for deferred taxes using an asset and liability approach. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the consolidated financial statements and tax bases of assets and liabilities and for loss and credit carryforwards using enacted tax rates anticipated to be in effect for the year in which the differences are expected to reverse. Valuation allowances are provided, if, based upon the weight of available evidence, it is more likely than not that some or all the deferred tax assets will not be realized.

The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that some or all the benefit will more likely than not be realized. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position, as well as consideration of the available facts and circumstances. As of the three months ended December 31, 2025 and year ended September 30, 2025, the Company does not have any significant uncertain income tax positions. If incurred, the Company would classify interest and penalties on uncertain tax positions as income tax expense.

The Company was incorporated on May 6, 2019. Prior to this date, the Company operated as a flow through entity for state and U.S. federal tax purposes. The Company files a U.S. federal and state income tax return, including for its wholly owned subsidiaries.

Revenue

The Company generates revenue primarily from the sale of consumer products, including dry food, wet food, treats, and other premium pet products. Revenue is recognized in accordance with ASC 606, Revenue from Contracts with Customers, when control of the promised goods is transferred to the customer, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods.

The Company has concluded that it acts as the principal in its revenue arrangements, as it controls the goods before they are transferred to the customer. The Company does not have material financing components or significant variable consideration in its customer contracts.

Revenue from product sales is recognized when the products are shipped to the customer, which is the point at which control has transferred. Amounts billed and due from customers are recorded as accounts receivable. The Company provides for estimated sales returns and allowances, which are not material. Trade incentives, including customer pricing allowances, merchandising funds, and point-of-sale discounts, are recognized as reductions to revenue based on historical experience, estimated redemption rates, and management’s judgment.

Revenues from services formerly provided by the Health Solutions segment, including specialty healthcare services from SRx Canada, are presented as discontinued operations and are excluded from continuing operations.

The accounting policies for revenue recognition in the Consumer Products segment are consistent with those described above and in the accompanying consolidated financial statements.

Cost of goods sold

Cost of goods sold consists primarily of the cost of product obtained from co-manufacturers, packaging materials, freight costs for shipping inventory to the warehouse, as well as third-party warehouse and order fulfillment costs.

F-10

Advertising

The Company charges advertising costs to expense as incurred and such charges are included in selling, general and administrative (“SG&A”) expense. The Company’s advertising expenses consist primarily of online advertising, search costs, email advertising and radio advertising. In addition, the Company reimburses its customers and third parties for in store activities and records these costs as advertising expenses. Advertising costs were $0.5 million for the three months ended December 31, 2025.

Share-based compensation

Share-based compensation awards are measured at their estimated fair value on each respective grant date. The Company recognizes share-based payment expenses over the requisite service period. The Company’s share-based compensation awards are subject only to service based vesting conditions. Pursuant to ASC 718-10-35-8, the Company recognizes compensation cost for stock awards with only service conditions that have a graded vesting schedule on a straight-line basis over the service period for each separately vesting portion of the award as if the award was, in-substance, multiple awards. Forfeitures are recognized as they occur.

Share repurchases

In April 2024, the Company’s board of directors authorized and approved a stock repurchase plan (the “Repurchase Plan”) for up to $5.0 million of the currently outstanding shares of the Company’s common stock through December 31, 2024. Repurchased shares are immediately retired and returned to unissued status. On April 17, 2025, the Repurchase Plan was reinstated and authorization increased to $6.5 million. During the three months ended December 31, 2025, no shares were repurchased.

Operating leases

The Company determines if a contract or arrangement meets the definition of a lease at inception. The Company has elected to make the accounting policy election for short-term leases. For leases with terms greater than 12 months, the Company records the related asset and obligation at the present value of lease payments over the term. Lease renewal options are only included in the measurement if the Company is reasonably certain to exercise the optional renewals. Any variable lease costs, other than those dependent upon an index or rate, are expensed as incurred. If a lease does not provide a readily available implicit rate, the Company estimates the incremental borrowing discount rate based on information available at lease commencement.

The Company’s only remaining operating lease as of December 31, 2025 relates to office space. There are no material residual value guarantees or material restrictive covenants.

Fair value of financial instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy uses a framework which requires categorizing assets and liabilities into one of three levels based on the inputs used in valuing the asset or liability.

Level 1 inputs are unadjusted, quoted market prices in active markets for identical assets or liabilities.

Level 2 inputs are observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets or quoted prices for identical assets or liabilities in inactive markets.

Level 3 inputs include unobservable inputs that are supported by little, infrequent or no market activity and reflect management’s own assumptions about inputs used in pricing the asset or liability.

Level 1 provides the most reliable measure of fair value, while Level 3 generally requires significant management judgment. Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s financial instruments recognized on the Consolidated Balance Sheets consist of cash and cash equivalents, trade accounts receivable, digital assets, accounts payable, term loan, line of credit, convertible debt, due to/from related parties, accrued liabilities and other liabilities.

Fair value measurements of non-financial assets and non-financial liabilities reflect Level 3 inputs and are primarily used to measure the estimated fair values of goodwill, other intangible assets and long-lived assets impairment analyses.

Basic and diluted loss per share

Basic and diluted loss per share has been determined by dividing the net loss available to common stockholders for the applicable period by the basic and diluted weighted average number of shares outstanding, respectively. Common stock equivalents are excluded from the computation of diluted weighted average shares outstanding when their effect is anti-dilutive.

F-11

Segment information

Operating segments are defined as components of an enterprise for which separate financial information is available and evaluated regularly by the Company’s Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources and assess performance. The Company has determined that its Board of Directors functions as the CODM.

As of September 30, 2025, the Company reports a single reportable segment, Consumer Products, which includes the legacy Halo pet food business. This segment operates primarily in the United States and includes dry food, wet food, treats, and other premium pet products. The Health Solutions operations, previously reported as a separate segment, have been classified as discontinued operations as further described in Note 17 – Discontinued operations.

The Consumer Products segment reflects the Company’s internal management structure and is evaluated by the CODM based on its operational model, customer base, and economic characteristics. The accounting policies of the segment are consistent with those described in the accompanying consolidated financial statements. See Note 14 – Segment information.

Discontinued Operations

The Company classifies a component of its business as a discontinued operation when the operations and cash flows of the component can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the Company, and the component represents a strategic shift that will have a major effect on the Company’s operations and financial results.

Upon classification as a discontinued operation, the results of operations, cash flows, and related assets and liabilities of the component are presented separately in the consolidated financial statements for all periods presented in accordance with ASC 205-20, Presentation of Financial Statements – Discontinued Operations. Gains or losses on the disposal of discontinued operations, including any adjustments to reflect the fair value less costs to sell of net assets, are recognized in the period in which the disposal occurs.

The Company assesses whether any of the assets or liabilities of the discontinued operation are impaired at the date of classification and recognizes any required adjustments in the consolidated financial statements. Subsequent changes in estimates or outcomes related to discontinued operations are recognized in the period of the change.

New Accounting Standards

Recently adopted

In December 2023, the FASB issued ASU 2023-08, Intangibles - Goodwill and Other - Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), which establishes accounting guidance for crypto assets that meet specified criteria, including that they are (i) intangible, (ii) created or reside on a distributed ledger, (iii) secured through cryptography, and (iv) fungible. The cryptocurrency, Coinbase, acquired by the Company during the three months ended December 31, 2025 meets these criteria. ASU 2023-08 is effective for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years. The Company adopted the standard for the three months ended December 31, 2025. As a result of the adoption, the Company did not have a cumulative-effect adjustment as the Company did not have any Crypto Assets prior to January 1, 2025. In the three months ended December 31, 2025, the digital assets are recognized at fair value.

Recently issued accounting pronouncements not yet effective

In November 2024, the FASB issued Accounting Standards Update 2024-03 (“ASU 2024-03”), Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosure (Subtopic 220-40): update required disclosure of specified information about certain costs and expenses. ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026. The Company has not early adopted this standard. The Company is currently evaluating the impact of the adoption of this amendment.

In July 2025, the Financial Accounting Standards Board issued Accounting Standards Update 2025-05, Measurement of Credit Losses for Accounts Receivable and Contract Assets. The objective of this update is to reduce the cost and complexity of applying the current expected credit loss model (CECL) to short-term accounts receivable and contract assets. ASU 2025-05 addresses these challenges by introducing a practical expedient that allows entities to assume that current conditions as of the balance sheet date do not change over the remaining life of the asset. ASU 2025-05 is effective for annual reporting periods beginning after December 15, 2025, including interim periods within those fiscal years. Early adoption is permitted. The Company does not expect that adoption of this amendment will have a material impact on its condensed consolidated financial statements and disclosures.

F-12

Note 2 – Revenue

The Company records revenue net of discounts, which primarily consist of trade promotions, certain customer allowances and early pay discounts.

Revenue channels

The Company groups its revenue channels into three categories: Digital, which includes the sale of product to online retailers such as Amazon and Chewy, as well as Brick & Mortar, which primarily includes the sale of product to Pet Specialty retailers, independent pet stores, and regional distributors; and International, which includes the sale of product to foreign distribution partners and to select international retailers (transacted in U.S. dollars).

Information about the Company’s net sales by revenue channel is as follows (in thousands):

	Three months ended December 31,
	2025		2024
Digital (1)	$2,583	92%	$—	—%
International (2)	124	4%	—	—%
Brick & Mortar (3)	100	4%	—	—%
Net Sales (4)	$2,807	100%	$—	—%

(1)	The Company’s Digital channel includes two wholesale customers that amounted to greater than 10% of the Company’s total net sales for the three months ended December 31, 2025.

(2)	None of the Company’s International customers represented greater than 10% of net sales for the three months ended December 31, 2025.

(3)	None of the Company’s Brick & Mortar customers represented greater than 10% of net sales for the three months ended December 31, 2025.

(4)	Prior period amounts have not been presented, as the Company’s prior year operations primarily related to SRX Canada, which has since been deconsolidated and is presented as discontinued operations. Accordingly, the results for the three months ended December 31, 2025 and the year ended September 30, 2025, reflect only the continuing operations of BTTR and Halo and are not comparable to prior periods.

Note 3 - Inventories

Inventories are summarized as follows (in thousands):

	December 31, 2025	September 30, 2025
Food, treats and supplements	$697	$1,536
Inventory packaging and supplies	621	542
Total (1)	$1,318	$2,078

Note 4 – Digital assets

The Company holds certain digital assets that meet the definition of crypto assets under with ASC 350, Intangibles—Goodwill and Other, as amended by ASU 2023-08, Accounting for and Disclosure of Crypto Assets. Under ASU 2023-08, qualifying crypto assets are required to be measured at fair value in accordance with ASC 820, Fair Value Measurement, with changes in fair value recognized in net income in each reporting period.

To qualify for this guidance, a crypto asset must be (i) intangible in nature, (ii) created or reside on a distributed ledger based on blockchain or similar technology, (iii) secured through cryptography, (iv) fungible, and (v) not provide the asset holder with enforceable rights to underlying goods, services, or other assets. All digital assets held by the Company during the period met these criteria and are accounted for in accordance with ASU 2023-08.

As of December 31, 2025, the Company held the following crypto assets (dollars in thousands):

	Quantity	Cost Basis	Market Value
Ethereum	1,286	$4,037	$3,840
Bitcoin	43	4,006	3,826
Other *	1,039,113	416	330
Total		$8,459	$7,996

*	Other crypto assets consist of tokens such as Akash Network, Centrifuge, Filecoin, Injective Protocol, Chainlink, Maker, Pyth Network, Bittensor, and Celestia, each of which individually represents an immaterial portion of the Company’s total digital asset holdings as of December 31, 2025.

The Company measures its digital assets at fair value at each reporting period in accordance with ASC 820. Because active markets exist for the Company’s digital assets, and unadjusted quoted prices are available, the Company uses Level 1 inputs for valuation. The Company determines fair value based on quoted prices on Coinbase exchange, which the Company has identified as its principal market for its digital assets. Digital assets are recorded at fair value on the condensed consolidated balance sheet within Digital Assets and changes in fair value are recognized as incurred and recorded in “Change in fair value of digital assets” within the condensed consolidated statements of operations.

F-13

The following table summarizes the Company’s digital asset purchases and unrealized gains (losses) on digital assets for the period.

Three Months Ended December 31, 2025
Beginning balance of digital assets	$—
Purchases	8,460
Change in fair value	(464)
Digital assets, fair value	$7,996

A portion of the Company’s assets is concentrated in digital assets. The holding of digital assets exposes the Company to significant legal, commercial, regulatory, and technological uncertainties. Crypto-asset markets have historically exhibited extreme price volatility. A substantial decline in the fair value of these assets could adversely affect the Company’s financial condition and results of operations.

Digital assets do not generate cash flows and incur custodial fees, transaction fees, and other costs. The Company also faces counterparty risk related to its digital asset custodian, and cybersecurity risk, including the risk of loss due to hacking, security breaches, technological failures, and other cyber threats associated with blockchain networks and digital wallets.

The Company’s digital assets are secured by private cryptographic keys. Loss, theft, or destruction of these keys may result in the permanent loss of some or all of the Company’s digital assets, which could materially and adversely impact the Company’s financial condition and operating results.

Additionally, the regulatory environment for digital assets continues to evolve. Future legislative or regulatory actions, changes in accounting standards, or shifts in enforcement priorities could impact the Company’s ability to hold, transfer, or dispose of digital assets, or could require changes to financial reporting or compliance practices.

Note 5 - Fixed assets

Fixed assets consist of the following (in thousands):

	Estimated Useful Life	December 31, 2025	September 30, 2025
Equipment	2 - 5 years	$124	$124
Furniture and fixtures	2 - 5 years	214	214
Computer software	2 - 3 years	202	202
Total property and equipment		540	540
Accumulated depreciation		(467)	(452)
Net property and equipment		$73	$88

Depreciation expense was $0.01 million for the three months ended December 31, 2025.

F-14

Note 6 – Debt

ELOC Commitment Note

On October 28, 2025, the Company issued a convertible promissory note related to its common stock purchase agreement entered into in July 2025 with an aggregate principal amount of $20.0 million (the “ELOC Commitment Note”). The ELOC Commitment Note bears interest at 5% per annum, payable at maturity, and matures on July 17, 2026, subject to acceleration upon certain events of default. They were issued at an original issue discount and are secured by substantially all of the Company’s U.S. assets and certain equity interests in its subsidiaries pursuant to a Security and Pledge Agreement.

The accredited investor of the ELOC Commitment Note bears the option, at its sole discretion and upon timely notice, to convert all or a portion of the unpaid principal and accrued interest into the Company’s common stock at a conversion price equal to the lesser of (i) a 20% discount to the lowest intraday sale price of the common stock on the execution date of the agreement, or (ii) a 20% discount to the lowest intraday sale price of the common stock during the 20 trading days preceding the conversion notice, subject to customary adjustments. The Company evaluated this conversion feature under ASC 815-40 and concluded that it does not meet the criteria for equity classification. Accordingly, this feature was bifurcated and accounted for as a derivative liability under ASC 815. Additionally, because the ELOC Commitment Note was not issued at a substantial premium, no beneficial conversion feature was recorded under ASC 470-20. No cash proceeds were received as the ELOC Commitment Note represented 2% of the $1.0 billion committed capital under the common stock purchase agreement (“ELOC”). The note was issued as consideration for the investor’s capital commitment under the ELOC and, as such, the related amount was recorded as an ELOC commitment cost and reflected as a reduction of additional paid-in capital.

The table below summarizes the components used to determine the initial carrying amount of the ELOC Commitment Note as of October 28, 2025 (in thousands):

Amount
Principal amount	$20,000
Less: original issue discount	(5,000)
Add: fair value of derivative liabilities	5,000
Initial carrying amount of the ELOC Commitment Note at October 28, 2025	$20,000

The carrying amount of the ELOC Commitment Note as of December 31, 2025 is summarized below (in thousands):

Amount
Initial carrying amount	$20,000
Add: amortization of debt discount	1,028
Add: change in fair value of derivative liabilities	—
Carrying amount of the ELOC Commitment Note at December 31, 2025	$21,028

F-15

July 2025 convertible notes

On July 7, 2025, the Company issued senior secured convertible notes with an aggregate principal amount of $7.65 million (the “July 2025 Notes”). The July 2025 Notes bear interest at 8% per annum, payable quarterly in cash, and mature on July 8, 2027, subject to acceleration upon certain events of default. The July 2025 Notes were issued at an original issue discount and are secured by substantially all of the Company’s U.S. assets, as well as certain equity interests in its subsidiaries, pursuant to a Security and Pledge Agreement.

The primary conversion feature within the July 2025 Notes provides the holders the right to convert the principal amount into the Company’s common stock at a fixed conversion price of $0.6274 per share, subject to customary anti-dilution adjustments.

The Company evaluated this conversion feature under ASC 815-40 and concluded that it meets the criteria for equity classification. Accordingly, the conversion feature was not bifurcated from the host debt instrument and no derivative liability was recognized. In addition, because the July 2025 Notes were not issued at a substantial premium, no beneficial conversion feature was recorded under ASC 470-20.

Certain other provisions contained within the July 2025 Notes allow the holder, upon the occurrence of defined triggering events, to convert the debt into common stock at 120 - 125% of the outstanding debt value through maturity. These contingent conversion features do not meet the criteria for equity classification and were therefore bifurcated and accounted for as derivative liabilities under ASC 815.

The table below summarizes the components used to determine the initial carrying amount of the July 2025 Notes as of July 7, 2025 (in thousands):

Amount
Principal amount	$7,650
Less: original issue discount	(2,118)
Less: issuance costs	(139)
Add: fair value of derivative liabilities	298
Initial carrying amount of the July 2025 Notes at July 7, 2025	$5,691

The carrying amount of the July 2025 Notes as of September 30, 2025 is summarized below (in thousands):

Amount
Initial carrying amount	$5,691
Less: cash payments on convertible debt	(1,526)
Add: amortization of debt discount and issuance costs	287
Add: change in fair value of derivative liabilities	—
Carrying amount of the July 2025 Notes at September 30, 2025	$4,452

The carrying amount of the July 2025 Notes as of December 31, 2025 is summarized below (in thousands):

Amount
Initial carrying amount	$4,452
Less: settlement of July 2025 Notes	(4,452)
Carrying amount of the July 2025 Notes at December 31, 2025	$—

F-16

In connection with issuing the July 2025 Notes, the Company executed a Securities Purchase Agreement that also included 21,338,062 warrants to purchase common stock and a registration rights agreement covering the underlying shares (see Note 9 – Warrants and other equity related instruments). A portion of the proceeds was allocated to the warrants based on their relative fair value.

After deducting the original issue discount, issuance costs, fair value of warrants, and the fair value of derivative liabilities, the Company received net proceeds of approximately $6.1 million, which have been used for general corporate purposes and working capital.

In October 2025, the Company settled its outstanding July 2025 Notes with the note holders through a settlement agreement, under which the notes, along with all accrued interest and related derivative liabilities, were fully settled and extinguished. As a result, the Company recognized a loss on extinguishment of debt of $3.1 million during the three months ended December 31, 2025.

Note 7 – Fair value measurements

Fair value hierarchy Levels 1 to 3 are based on the degree to which the fair value is observable:

Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices); and

Level 3 fair value measurement are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

The Company has assessed that the fair value of cash, trade and other receivables, digital assets, and trade and other payables approximate their carrying amounts largely due to the short-term maturities of these instruments.

The carrying amount of the Company’s borrowings are considered to be the same as their fair values, as the terms of the Company’s borrowings are considered to be consistent with the commercial terms prevalent for similar loans. The Company has classified its derivative liability as a Level 3 financial instrument due to the use of unobservable inputs in its valuation.

The Company has no financial instruments classified as Level 2.

Financial risk management

The Company’s activities expose it to a variety of financial risks: credit risk, liquidity risk and market risk (primarily interest rate risk). Risk management is carried out by the Company by identifying and evaluating the financial risks inherent within its operations. The Company’s overall risk management activities seek to minimize potential adverse effects on the Company’s financial performance.

Liquidity risk

The Company is exposed to liquidity risk related to its financial liabilities, including trade payables, short-term borrowings, and convertible debt. Management monitors liquidity through cash flow forecasts and maintains access to credit facilities.

The following table summarizes the contractual maturities of the Company’s financial liabilities (including principal and interest) on an undiscounted basis:

	Year 1	Year 2	Year 3	Year 4	Year 5 and over	Total
Convertible debentures	21,000	—	—	—	—	21,000
Trade and other payables	1,247	—	—	—	—	1,247
Total	$22,247	$—	$—	$—	$—	$22,247

As of December 31, 2025 and September 30, 2025, the Company has no financial instruments requiring fair value measurement disclosures that differ from their carrying amounts; accordingly.

Note 8 – Commitments and contingencies

The Company has manufacturing agreements with its vendors that provides for the company to make its commercial best efforts to purchase minimum quantities in the ordinary course of business. The Company had no material purchase obligations as of December 31, 2025 or September 30, 2025.

F-17

The Company may be involved in legal proceedings, claims, and regulatory, tax, or government inquiries and investigations that arise in the ordinary course of business resulting in loss contingencies. The Company accrues for loss contingencies when losses become probable and are reasonably estimable. If the reasonable estimate of the loss is a range and no amount within the range is a better estimate, the minimum amount of the range is recorded as a liability. Legal costs such as outside counsel fees and expenses are charged to expense in the period incurred and are recorded in SG&A expenses. The Company does not accrue for contingent losses that are considered to be reasonably possible, but not probable; however, the Company discloses the range of such reasonably possible losses. Loss contingencies considered remote are generally not disclosed.

Litigation is subject to numerous uncertainties and the outcome of individual claims and contingencies is not predictable. It is possible that some legal matters for which reserves have or have not been established could result in an unfavorable outcome for the Company and any such unfavorable outcome could be of a material nature or have a material adverse effect on the Company’s consolidated financial condition, results of operations and cash flows. Management is not aware of any claims or lawsuits that may have a material adverse effect on the consolidated financial position or results of operations of the Company.

Discontinued operations

Certain legal matters, claims, and purchase obligations related to SRx Canada, which is classified as discontinued operations, are presented in Note 17 – Discontinued operations. These matters are subject to the same accounting policies as described above. Management does not expect any such matters to have a material impact on the results of continuing operations; however, they could affect the financial results of the discontinued operations segment.

Note 9 – Warrants and other equity related instruments

Convertible Note and Warrant Financing

On July 7, 2025, in connection with a financing transaction described in Note 6 – Debt, the Company issued senior secured convertible notes with an aggregate principal amount of $7.65 million and, in conjunction with that issuance, granted investors warrants to purchase 21,338,062 common shares. The notes are convertible at the option of the holders into common stock at a conversion price of $0.6274 per share, subject to customary anti-dilution adjustments.

The warrants issued as part of the financing are exercisable for 21,338,062 common shares at an exercise price of $0.6274 per share and expire three years from the issuance date. The Company evaluated the warrants under ASC 815 and ASC 480 and determined that they are equity-classified, and they were initially measured at their relative fair value of $0.4 million using the Black-Scholes option pricing model based on appropriate valuation assumptions.

In connection with the financing, the Company also entered into a registration rights agreement requiring it to register for resale the common shares issuable upon conversion of the notes and exercise of the warrants.

Equity warrants

The fair value of warrants issued is based on the market price of the Company’s common shares on the issue date. All unexercised warrants outstanding at SRx Canada expired prior to the Merger.

The following table summarizes the continuity of the Company’s warrants. Note all pre-merger warrants listed below have been presented to reflect the legal acquirer’s capital structure:

	Warrants #	Weighted Average Exercise Price
Warrants outstanding on September 30, 2025	24,413,104	$2.42
Issued	85,413,476	0.39
Exercised	(2,756,697)	—
Expired	(18,437,511)	0.34
Warrants outstanding as of December 31, 2025	88,632,372	0.91

On April 24, 2025, the Company issued to a single investor a combination of 1,280,000 shares of common stock, and 2,756,697 pre-funded warrants to purchase Company Common Stock at a price of $2.18 per share, or $8.8 million in the aggregate, in a private placement transaction. No additional consideration is required to be paid to exercise the warrants and the warrant does not expire until conversion. The transaction was accounted for as an equity issuance because the number of common shares issuable upon exercise of the warrant is fixed. As of December 31, 2025, all of these pre-funded warrants were exercised and no longer outstanding.

In October 2025, the Company entered into a securities purchase agreement with accredited investors to issue Series A convertible preferred stock and warrants for aggregate proceeds of up to $30.5 million. On October 31, 2025, the Company completed an initial closing, issuing 19,035 shares of Series A preferred stock and 85,413,476 warrants for proceeds of approximately $15.2 million, consisting of $8.6 million of cash proceeds, net of $0.25 in closing costs, cancellation of $5.0 million principal outstanding of July 2025 convertible notes at a 25% cancellation premium, and issuance of 85.4 million warrants. As of December 31, 2025, all of these warrants remain outstanding.

F-18

Note 10 – Share-based compensation

In connection with the Merger completed on April 24, 2025, the Company has adopted the Legal Acquirer’s Amended and Restated 2019 Incentive Award Plan (the “Amended 2019 Plan”). As of December 31, 2025, the maximum number of shares authorized for issuance under the Amended 2019 Plan was 1,928,023. Not more than 34,091 shares may be issued pursuant to Incentive Stock Options under the Amended 2019 Plan, which is included within the total authorized shares described above. Refer to Management’s Discussion and Analysis for more information.

Awards are measured at grant date fair value in accordance with ASC 718, and compensation expense is recognized over the vesting period on a grade vesting basis.

During the three months ended December 31, 2025, the Company recognized $1.0 million of share-based compensation expense related to awards granted subsequent to the Merger.

The fair value of RSUs granted is based on the market price of the Company’s common shares on the grant date. The following table summarizes the continuity of the Company’s RSUs:

RSUs #
RSUs outstanding on September 30, 2025	—
Issued	2,723,691
Vested	(2,723,691)
Forfeited and cancelled	—
RSUs outstanding on December 31, 2025	—

Stock options

The following table provides detail of the options granted and outstanding:

Options #
Options outstanding on September 30, 2025	39,732
Issued	1,136
Expired	—
Forfeited and cancelled	—
Options outstanding on December 31, 2025	40,868

Shares issued to related parties

During the period from October through December 2025, the Company issued an aggregate of 2,723,691 shares of restricted common stock to certain directors, officers, employees, and former employees of the Company as performance or service-based compensation.

On October 1, 2025, the Company issued 312,500 shares of restricted common stock to certain directors at a weighted average grant price of $0.32 per share. These awards were immediately vested.

On November 10, 2025, the Company issued 476,191 shares of restricted common stock to certain directors at a weighted average grant price of $0.21 per share. These awards were immediately vested.

On December 3, 2025, the Company issued 1,935,000 shares of restricted common stock to certain directors, officers, and employees as performance bonus compensation. The restricted stock awards were immediately vested, with a weighted average grant price of $0.39 per share.

Additionally, between October and December 2025, the Company issued 7,676 shares of common stock pursuant to the retraction of shareholders’ exchangeable shares, which converted into shares of common stock. These shareholders were former employees and shareholders of SRx Canada that initially received exchangeable shares in connection with the Merger.

The fair value of these awards was determined at the grant date and recognized as compensation expense in the condensed consolidated Statement of Operations in accordance with ASC 718.

F-19

Note 11 – Employee benefit plans

The Company has a qualified defined contribution 401(k) plan, which covers substantially all of its employees. Participants are entitled to make pre-tax and/or Roth post-tax contributions up to the annual maximums established by the Internal Revenue Service. The Company matches participant contributions pursuant to the terms of the plan, which contributions are limited to a percentage of the participant’s eligible compensation. The Company made contributions related to the plan and recognized expense of less than $0.1 million during the three months ended December 31, 2025.

Note 12 – Related party transactions

Related Party Loans and Balances

As of December 31, 2025, the Company had outstanding convertible promissory notes held by certain members of the Board of Directors totaling $0.5 million. The notes bear interest at 8% per annum and are convertible into the Company’s common stock at the holders’ option subject to the terms of the agreements or upon the occurrence of defined triggering events. Refer to Note 6 – Debt for more information. All terms of the notes are consistent with those offered to other investors.

For the three months ended December 31, 2025, the Company’s continuing operations incurred approximately $0.6 million in director fees. Directors fees are included in general and administrative expenses in the consolidated statements of operations. These fees were paid to members of the Board of Directors in their capacity as directors and constitute related-party transactions.

During the three months ended December 31, 2025, the Company issued to its directors and executive officers an aggregate of $1.0 million in share-based compensation.

During the three months ended December 31, 2025, the Company paid its executive officers an aggregate of $0.6 million in compensation pursuant to their signed employment arrangements. Other than this compensation, the Company had no related-party transactions with executive officers.

As of December 31, 2025 and September 30, 2025 there were no other related party loans or receivables outstanding for any shareholder with greater than 10% ownership, and the Company does not intend to enter into similar related party lending arrangements in the future.

Governance and controls

The Company has adopted a formal Related Party Transaction Policy to ensure appropriate oversight of any future transactions with related parties. All related party transactions are subject to review and approval by the Audit Committee of the Board of Directors, in accordance with SEC Regulation S-K Item 404 and the Company’s internal policies.

Note 13 – Income taxes

For the three months ended December 31, 2025, the Company recorded an income tax provision of less than $0.01 million. For the three months ended December 31, 2025, the Company’s effective tax rate was less than 1%, respectively. The Company’s effective tax rate differs from the U.S. federal statutory rate of 21% primarily because the Company’s net operating losses (“NOLs”) included in deferred tax assets have been fully offset by a valuation allowance due to uncertainty of realizing the tax benefit of NOLs for the three months ended December 31, 2025.

The income tax provision for the quarter primarily relates to state minimum and franchise taxes, as well as discrete items recorded during the period. The Company will continue to assess the realizability of its deferred tax assets each reporting period based on available positive and negative evidence.

Note 14 – Segment information

As of December 31, 2025 and September 30, 2025, the Company reports one continuing operating segment, Consumer Products, following the classification of its previously reportable Health Solutions segment as discontinued operations.

The Consumer Products segment includes the legacy Halo pet food business, consisting of premium pet products such as dry kibble, wet food, freeze-dried raw food, treats, and toppers for dogs and cats. This segment operates across various sales channels and represents the Company’s ongoing business.

The Health Solutions segment, which encompassed the Company’s pharmacy network operations in Canada, has been classified as discontinued operations as of December 31, 2025 and September 30, 2025, and accordingly, its results and related assets and liabilities are reported separately in the financial statements.

Prior to discontinuation, the Company’s Chief Operating Decision Maker (“CODM”), the Board of Directors, evaluated the Company’s financial performance based on two segments: Health Solutions and Consumer Products. Following the classification of Health Solutions as discontinued, segment reporting focuses exclusively on the Consumer Products business.

For the three months ended December 31, 2025, segment financial information for continuing operations relates solely to the Consumer Products segment, which was acquired through business combination on April 25, 2025. There are no comparative results for any prior periods presented, as all operations that existed in prior periods relate to the Health Solutions segment, which is now classified as discontinued.

F-20

The following table summarizes revenues, operating loss, and net loss for the continuing Consumer Products segment for the three months ended December 31, 2025 (in thousands):

	Three months ended December 31,
	2025	2024
Net sales	$2,807	$—
Cost of goods sold:
Direct	1,721	—
Indirect	32	—
Total cost of goods sold	1,753	—
Gross profit	1,054	—
Segment expenses:
Discretionary marketing	473	—
Outbound freight	11	—
Other segment expenses (a)	4,360	—
Total segment expenses	4,844	—
Loss from operations	(3,790)	—
Other income (expense):
Interest income (expense), net	1,288	—
Loss on extinguishment of debt	3,064	—
Changes in fair value of digital assets	464	—
Other income (expense)	4	—
Total other income (expense)	4,820	—
Net loss before income taxes	(8,610)	—
Income tax expense	4	—
Net loss	$(8,614)	$—

(a)	Other segment expenses include employee compensation and benefits, share based compensation, non-cash charges, other sales and marketing costs, professional fees, broker commissions, and other general expenses

The accounting policies of the segment are consistent with those described in Note 1 – Nature of business and summary of significant accounting policies.

Geographic Information

Revenue by geography is based on where the customer is based. Summary financial data attributable to various geographic regions for the periods indicated is as follows:

	Three Months Ended December 31,
	2025	2024
United States	$2,633	$—
Canada	50	—
Asia	124	—
Total	$2,807	$—

Note 15 – Concentrations

Major suppliers

The Company sourced approximately 98% of its inventory purchases from two vendors for the three months ended December 31, 2025. There was $0.4 million of inventory purchases from major suppliers in accounts payable on the Consolidated Balance Sheets, as of December 31, 2025.

F-21

Major customers

Accounts receivable from two customers represented 96% of accounts receivable as of December 31, 2025. Two customers represented 88% of gross sales for the three months ended December 31, 2025.

Credit risk

As of December 31, 2025 and September 30, 2025, the Company’s cash and cash equivalents were deposited in accounts at several financial institutions and may maintain some balances in excess of federally insured limits. The Company maintains its cash and cash equivalents with high-quality, accredited financial institutions and, accordingly, such funds are subject to minimal credit risk. The Company has not experienced any losses historically in these accounts and believes it is not exposed to significant credit risk in its cash and cash equivalents.

The Company is also exposed to credit risk on its trade accounts receivable. In evaluating expected credit losses under ASC 326, the Company considers historical collection experience, the credit quality of its customers, and current economic conditions. Historically, the Company has experienced minimal bad debts and high collection rates, and as such, expected credit losses on accounts receivable are considered low and the related allowance is not material.

Note 16 – Loss per share

The Company presents net loss per share on a basic and diluted basis for the three months ended December 31, 2025 and 2024. Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding (“WASO”) during the period. For the three months ended December 31, 2025 and 2024, the Company’s basic and diluted net loss per share attributable to common stockholders are the same as the Company generated a net loss.

For the three months ended December 31, 2025, the Company’s basic and diluted net loss per share attributable to common stockholders are the same as the Company generated a net loss and common stock equivalents are excluded from diluted net loss per share as they have an anti-dilutive impact.

For the three months ended December 31, 2025, potentially dilutive securities not included in the calculation of diluted net loss per share, because to do so would be anti-dilutive, are as follows: 88,632,372 of stock equivalent warrants; and 40,868 of stock equivalent employee stock options.

The Company’s discontinued operations relate entirely to SRx Health Solutions, Inc., which was disposed of during the year ended September 30, 2025. Net loss per share from discontinued operations is presented separately in accordance with ASC 205-20 and ASC 260. Basic and diluted net loss per share from discontinued operations are calculated using the same weighted average number of shares as used for continuing operations.

The following table sets forth basic and diluted net loss per share attributable to common stockholders for the three months ended December 31, 2025 (in thousands, except per share amounts):

	Net loss	Weighted average shares	Loss per share
Continuing operations, basic and diluted	$(8,614)	33,737,015	$(0.26)
Discontinued operations, basic and diluted	$—	33,737,015	$—
Net loss	$(8,614)	33,737,015	$(0.26)

Note 17 – Discontinued operations

On August 11, 2025, the Company’s wholly-owned subsidiary, SRx Health Solutions Inc. (“Health Solutions” or the “Discontinued Operations”), filed for protection under the Companies’ Creditors Arrangement Act (“CCAA”). As a result, the Health Solutions segment has been classified as discontinued operations for all periods presented. The financial statements for the three months ended December 31, 2025 and 2024 reflect only continuing operations, and results of the discontinued Health Solutions segment are presented separately in this footnote.

F-22

Results of Operations of Discontinued Operations

The results of operations for the Health Solutions segment included in discontinued operations are as follows (in thousands):

	Three months ended December 31,
	2025	2024

Net sales	$—	$19,195
Cost of sales	—	15,481
Income tax expense (benefit)	—	74
Net loss from discontinued operations	—	(3,983)

Cash Flows of Discontinued Operations

The cash flows attributable to the Health Solutions segment are summarized as follows (in thousands):

	Three months ended December 31,
	2025	2024
Cash flows (used in) provided by:
Operating activities	$—	$1,463
Investing activities	—	2,692
Financing activities	—	(3,550)
Net decrease in cash and cash equivalents	$—	$605

Notes and Additional Information

All prior period results for Health Solutions, including the year ended September 30, 2024, are presented within discontinued operations.

All historical acquisitions associated with the Health Solutions segment relate solely to the discontinued business and were fully deconsolidated in connection with the CCAA process; accordingly, no ASC 805 business combination disclosures are included within the Company’s continuing operations.

The financial impact of Health Solutions’ filing under CCAA is reflected in the measurement of net assets and any associated impairment or restructuring charges, if applicable. Refer to Note 8 – Commitments and contingencies for additional details related to obligations of the discontinued operations.

The Company was subject to certain financial covenants under its senior secured term facilities with Canadian Western Bank (“CWB”) related to SRx Canada. As of the date of CCAA filing and subsequent disposal of the business, the Company was not in compliance with these covenants. The debt associated with these facilities has been deconsolidated from the Company’s financial statements. The underlying obligations, however, will not be legally settled or extinguished until completion of the CCAA process.

F-23

Note 18 – Subsequent events

The Company has evaluated subsequent events and transactions that occurred after the condensed consolidated statement of financial position date up to the date that the financial statements were issued for potential recognition or disclosure. Other than the following, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements.

NYSE Accepts SRx Health Solutions’ Plan to Regain Compliance with Listing Standards

On January 6, 2026, the Company received notice from NYSE American that it had accepted the Company’s plan to regain compliance with Sections 1003(a)(i) and 1003(a)(ii) of the NYSE American Company Guide. As a result, the Company’s common stock will continue trading on the NYSE American during an extension period through July 14, 2026, during which the Company must provide quarterly progress updates. The Company intends to regain compliance during the extension period.

On January 8, 2026, the Company issued a press release regarding these matters, which was furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on January 8, 2026.

Share Repurchase

On February 3, 2026, the Company entered into a Securities Purchase Agreement with a shareholder pursuant to which the Company repurchased 51,418 shares of common stock for an aggregate purchase price of $0.01 million, or $0.14 per share.

Conversion of Preferred Stock

Subsequent to quarter end, an aggregate of 1,617 shares of the Company’s preferred stock were converted into common stock. In connection with these non-cash conversions, the Company issued 8,410,690 shares of common stock at an average conversion price of $0.19 per share.

Redemption of Preferred Stock

On February 9, 2026, the Company exercised its right under Section 9 of the Certificate of Designations filed on October 27, 2025 to redeem all 17,418 outstanding shares of its preferred stock by February 12, 2026. The redemption price is payable in cash at 125% of the $1,000 conversion amount per share, or $1,250 per share, for an aggregate redemption price of $21.8 million.

ELOC Purchase Agreement

Subsequent to December 31, 2025, the Company issued 211,226,000 shares of common stock pursuant to its ELOC Purchase Agreement for total proceeds of approximately $29.1 million.

F-24

SRx Health Solutions Inc. (formerly Better Choice Company, Inc.)

All financial statement schedules have been omitted, since the required information is not applicable or is not present in amounts sufficient to require submission of the schedule, or because the information required is included in the consolidated financial statements and accompanying notes.

F-25

Report of Independent Registered Public Accounting Firm

To the Shareholders and Directors of

SRx Health Solutions Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of SRx Health Solutions Inc. (the “Company”) as of September 30, 2025, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended September 30, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2025, and the results of its operations and its cash flows for the year ended September 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ DAVIDSON & COMPANY LLP

We have served as the Company’s auditor since 2025.

Vancouver, Canada	Chartered Professional Accountants

December 5, 2025

F-26

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of SRx Health Solutions Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of SRx Health Solutions Inc. and its subsidiaries (the “Company”) as at September 30, 2024 and 2023, and the related consolidated statements of operations, changes in shareholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”).

In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of September 30, 2024 and 2023, and the results of its consolidated operations and its consolidated cash flows for each of the years in the two-year period ended September 30, 2024, in conformity with accounting principles generally accepted in the United States of America.

Material Uncertainty Related to Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2.3 to the consolidated financial statements, the Company has incurred a net loss from continuing operations, a negative operating cash flow, a significant deficit and has a net capital deficiency which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2.3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Chartered Professional Accountants

Licensed Public Accountants

We have served as the Company’s auditor since 2021.

Burlington, Canada

July 9, 2025

F-27

SRx Health Solutions Inc. (formerly Better Choice Company, Inc.)

Consolidated Statements of Operations

(Dollars in thousands, except share and per share amounts)

	Year ended September 30,
	2025	2024
Net sales	$6,534	$—
Cost of goods sold	5,008	—
Gross profit	1,526	—
Operating expenses:
Selling, general and administrative	12,932	—
Total operating expenses	12,932	—
Loss from continuing operations	(11,406)	—
Other income (expense):
Interest expense	(628)	—
Loss on extinguishment of debt	(716)	—
Bargain purchase gain	4,111	—
Total other income	2,767	—
Net loss before income taxes	(8,639)	—
Income tax expense	—	—
Net loss from continuing operations	(8,639)	—
Loss from discontinued operations	(36,367)	(43,054)
Total loss	(45,006)	(43,054)
Reclassification of AOCI related to discontinued operations	(2,399)	—
Foreign currency translation related to discontinued operations	—	13,639
Total comprehensive loss	$(47,405)	$(29,415)
Weighted average number of shares outstanding, basic	21,107,043	22,078,855
Weighted average number of shares outstanding, diluted	21,107,043	22,078,855
Loss per share, basic	$(2.13)	$(1.95)
Loss per share, diluted	$(2.13)	$(1.95)

The accompanying notes are an integral part of these consolidated financial statements.

F-28

SRx Health Solutions Inc. (formerly Better Choice Company, Inc.)

Consolidated Balance Sheets

(Dollars in thousands, except share and per share amounts)

	September 30, 2025	September 30, 2024
Assets
Cash and cash equivalents	$1,309	$106
Accounts receivable, net	3,945	9,275
Inventories, net	2,078	3,369
Due from related parties	—	369
Prepaid expenses and other current assets	794	496
Current portion of lease receivable	—	21
Total Current Assets	8,126	13,636
Fixed assets, net	88	6,031
Right-of-use assets, operating leases	20	6,490
Lease receivable, long-term	—	456
Intangible assets	—	7,001
Deferred tax assets	—	150
Other assets	168	—
Total Assets	$8,402	$33,764
Liabilities & Stockholders’ Equity
Current Liabilities
Accounts payable	$2,147	$39,842
Accrued liabilities	1,375	1,855
Current portion of long-term borrowings	—	31,575
Convertible debt, short-term	—	2,230
Operating lease liability, short-term	21	1,469
Income tax payable	—	300
Due to related parties	—	288
Deferred revenue	—	29
Short-term borrowings	—	3,715
Total Current Liabilities	3,543	81,303
Non-current Liabilities
Long-term borrowings	—	696
Operating lease liability, long-term	—	5,623
Convertible debt, long-term	4,452	—
Deferred tax liability	—	1,261
Total Non-current Liabilities	4,452	7,580
Total Liabilities	7,995	88,883
Stockholders’ Equity
Common Stock, $0.001 par value, 200,000,000 shares authorized, 24,915,740 & 22,495,955 shares issued and outstanding as of September 30, 2025 and 2024, respectively	31	22
Additional paid-in capital	23,304	12,491
Accumulated deficit	(22,928)	(70,031)
Accumulated other comprehensive income	—	2,399
Total Stockholders’ Equity	407	(55,119)
Total Liabilities and Stockholders’ Equity	$8,402	$33,764

The accompanying notes are an integral part of these consolidated financial statements.

F-29

SRx Health Solutions Inc. (formerly Better Choice Company, Inc.)

Consolidated Statements of Stockholders’ Equity

(Dollars in thousands, except shares)

	Common Stock		Accumulated Other Comprehensive	Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Income	Capital	Deficit	Equity
Balance as of September 30, 2023	22,030,917	$22	$(11,240)	$7,716	$(30,280)	$(33,782)
Capital contribution - debt forgiveness	—	—	—	—	3,303	3,303
Share-based compensation	—	—	—	3,667	—	3,667
Settlement of RSUs	1,066,147	1	—	(1)	—	—
Share redemption	(1,186,843)	(1)	—	1	—	—
Acquisitions	120,860	—	—	401	—	401
Private placement	464,874	—	—	707	—	707
Foreign exchange translation adjustment	—	—	13,639	—	—	13,639
Net loss	—	—	—	—	(43,054)	(43,054)
Balance as of September 30, 2024	22,495,955	$22	$2,399	$12,491	$(70,031)	$(55,119)
Pre-Merger share-based compensation	2,154,356	2	—	2,419	—	2,421
Conversion of convertible debt	470,503	—	—	927	—	927
Shares issued for professional services	1,566,556	1	—	3,088	—	3,089
Shares issued for settlement of accounts payable	1,847,329	2	—	3,638	—	3,640
Shares issued for private placement	231,381	—	—	438	—	438
Warrant exercises	77,538	—	—	—	—	—
Recapitalization adjustment in connection with Merger	(26,323,200)	(26)	—	(7,244)	—	(7,270)
Post-Merger share-based compensation	3,482,799	3	—	3,203	—	3,206
Shares issued for private placement, post-Merger	1,280,000	9	—	8,791	—	8,800
Shares issued for acquisition costs	1,599,231	2	—	3,341	—	3,343
Shares issued to acquire Better Choice	8,898,069	9	—	6,858	—	6,867
Share repurchase	(76,800)	—	—	(137)	—	(137)
Exercise of pre-funded warrants	50,000	—	—	—	—	—
Shares issued for professional services	2,193,355	2	—	982	—	984
Warrants issued in connection with convertible debt	—	—	—	283	—	283
Halo SPV share exchange	4,950,000	5	—	(5)	—	—
Share cancellations	(376,121)	—	—	—	—	—
Retraction of exchangeable shares and conversion to common stock	394,789	—	—	—	—	—
Net loss	—	—	—	—	(45,006)	(45,006)
Reclassification of AOCI related to discontinued operations	—	—	(2,399)	—	2,399	—
Deconsolidation of SRX (discontinued operations)	—	—	—	(15,769)	89,710	73,941
Balance as of September 30, 2025	24,915,740	$31	$—	$23,304	$(22,928)	$407

The accompanying notes are an integral part of these consolidated financial statements.

F-30

SRx Health Solutions Inc. (formerly Better Choice Company, Inc.)

Consolidated Statements of Cash Flows

(Dollars in thousands)

	Year Ended September 30,
	2025	2024
Cash Flow from Operating Activities:
Net loss	$(8,639)	$(43,054)
Adjustments to reconcile net loss to net cash used in operating activities:
Income tax payable	—	(170)
Depreciation and amortization	31	4,387
Interest expense on lease liability	—	464
Impairment of goodwill	—	19,669
Impairment of intangibles	—	1,585
Deferred tax expense	—	(951)
Share-based compensation	3,206	3,667
Bargain purchase gain	(4,111)	—
Debt discount amortization	287	—
Loss on settlement of accounts payable	716	—
Loss on sale of cryptocurrency assets	35	—
Other	—	—
Changes in operating assets and liabilities:
Accounts receivable	5,406	(409)
Inventories	496	2,557
Prepaid expenses and other assets	(829)	414
Accounts payable	(5,992)	10,354
Accrued and other liabilities	1,251	9
Cash Used in Operating Activities	$(8,143)	$(1,478)

Cash Flow from Investing Activities:
Capital expenditures, net of disposals	$—	$1,245
Purchase of cryptocurrency	(2,076)	—
Proceeds from sale of cryptocurrency	2,041	—
Cash acquired in business combination	5,940	—
Cash paid for acquisitions, net of assets acquired	—	(2,335)
Cash Provided by (Used in) Investing Activities	$5,905	$(1,090)

Cash Flow from Financing Activities:
Proceeds from long-term borrowings	$—	$4,220
Repayment of long-term borrowings	—	(3,434)
Payment of principal portion of lease liabilities	—	(2,672)
Proceeds from share issuance	—	919
Proceeds from short-term borrowings	—	2,561
Increase in balance due to related parties	—	(662)
Proceeds from Wintrust facility	859	—
Payments on Wintrust facility	(1,662)	—
Proceeds from short-term borrowings	800	—
Repayment on short-term borrowings	(800)	—
Proceeds from issuance of convertible debt	6,120	—
Repayment of convertible debt	(1,655)	—
Cash paid for financing costs	(154)	—
Proceeds from PIPE	8,800	—
Payments for share repurchase	(137)	—
Cash Provided by Financing Activities	$12,171	$932

Net cash provided by (used in) continuing operations	$9,933	$(1,636)
Net cash used in discontinued operations	(8,523)	—
Net increase (decrease) in cash	1,410	(1,636)
Effect of foreign currency translation adjustments	(207)	(341)
Total cash and cash equivalents, beginning of period	106	2,083
Total cash and cash equivalents, end of period	$1,309	$106

Supplemental schedule of cash flow information:
Cash paid for interest during the period	$(329)	$(2,662)

The accompanying notes are an integral part of these consolidated financial statements.

F-31

Notes to the Consolidated Financial Statements

Note 1 – Nature of business and summary of significant accounting policies

Nature of the business

SRx Health Solutions, Inc. (formerly Better Choice Company, Inc.) and its subsidiaries are together referred to in these consolidated financial statements as the “Company”.

On April 24, 2025, SRx Health Solutions, Inc., a corporation incorporated under the laws of the Province of Ontario on April 26, 2022 (“SRx Canada” or the “Accounting Acquirer”), consummated a business combination (the “Merger”) with Better Choice Company, Inc., a Delaware corporation (“Better Choice” or the “Legal Acquirer”). In the Merger, 1000994476 Ontario Inc. (“AcquireCo”), an indirect wholly-owned subsidiary of Better Choice, amalgamated with and into SRx Canada, with SRx Canada surviving the amalgamation and continuing its operations under the new legal name SRx Health Solutions (Canada) Inc. (“SRx Canada”), an indirect wholly-owned subsidiary of Better Choice.

In connection with the Merger, Better Choice changed its corporate name to “SRx Health Solutions, Inc.”, and adopted the operations of the Accounting Acquirer as its primary business. As such, SRx Canada is the continuing reporting entity for accounting purposes. Refer to Note 4 – Business Combinations for more information.

SRx Canada’s registered head office was originally located at 65 Queen Street West, Suite 800, Toronto, Ontario, M5H 2M5. Post the Merger, the Company’s registered head office remained at 801 US Highway 1, North Palm Beach, Florida 33408.

The Company operates as a vertically integrated healthcare organization and branded pet wellness company. The Company consolidated the operations of two business segments: (i) Canadian pharmacy and healthcare services through SRx Canada, and (ii) premium pet health and nutrition products sold through its subsidiary Halo, Purely for Pets, Inc., a Delaware corporation (“Halo”).

Effective during the year ended September 30, 2025, the Company made the strategic decision to discontinue the operations of its Canadian pharmacy and healthcare services business conducted through SRx Canada. As a result, the SRx healthcare business is classified and presented as a discontinued operation in these consolidated financial statements in accordance with ASC 205-20. Following this discontinuation, the Company’s continuing operations consist solely of its premium pet health and nutrition products segment operated through Halo, Purely for Pets, Inc.

On August 12, 2025, SRx Canada initiated restructuring proceedings under the Companies’ Creditors Arrangement Act (“CCAA”) in Canada. The CCAA filing relates exclusively to the discontinued SRx healthcare business and does not impact the Company’s continuing pet food and pet wellness operations. Additional information regarding the discontinuation of the SRx healthcare segment, related CCAA proceedings, and the associated financial reporting impacts is provided in Note 19 – Discontinued operations.

Halo Spin-out Distribution

On April 25, 2025, the Company distributed (the “Spin-Out Distribution”) to the Better Choice stockholders of record as of April 23, 2025 (the “Record Stockholders”) one share of Class A Common Stock, par value $0.001, of Halo Spin-Out SPV Inc., a Delaware corporation (“Halo SPV”), for every one share of Better Choice common stock held by the Record Stockholders. Halo SPV held 17% of the issued and outstanding capital stock of Halo, Purely for Pets, Inc. (“Halo”).

The ownership of Halo SPV following the Spin-Out Distribution mirrored the ownership of Better Choice immediately prior to the Merger and the Spin-Out Distribution. As such, the Record Stockholders, who received the Halo SPV shares, are the same ultimate owners who indirectly held Halo prior to the Spin-Out Distribution. Accordingly, the Spin-Out Distribution did not result in a substantive change in ownership of Halo from the perspective of the Company’s consolidated financial statements. In accordance with ASC 810, Consolidation, the Spin-Out Distribution represented a reorganization of ownership interests under common control and was therefore treated as a common control equity reorganization, with transfers of interests accounted for as equity transactions. Halo continues to be fully consolidated, with no change in the Company’s accounting treatment.

On August 21, 2025, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with Halo Spin-Out SPV, whereby the Company acquired the 17% interest of Halo previously held by SPV in exchange for the issuance of 4,950,000 shares of the Company’s common stock. Following the transaction, the Company owns 100% of Halo. This transaction is accounted for as an equity transaction and did not result in a change to the Company’s total controlling interest of Halo.

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Statement of Compliance

The Company’s consolidated financial statements are prepared in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) for annual financial reports and accounting principles generally accepted in the U.S.(“GAAP”). In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the year ended September 30, 2025 are not necessarily indicative of the results that may be expected for any other reporting period.

These consolidated financial statements have been prepared on a historical cost basis, unless otherwise stated in the significant accounting policies. These consolidated financial statements are presented in U.S. dollars and all values are rounded to the nearest thousand ($000), except when otherwise indicated.

Revision of Prior Period Financial Information

As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, the Company identified and corrected an immaterial error in revenue recognized for the fiscal year ended September 30, 2024, related to prescriptions that had been billed but not dispensed and therefore did not meet the criteria for revenue recognition under ASC 606. The correction resulted in a reduction to accumulated deficit of approximately $1.8 million as of September 30, 2024. The revision has been reflected in the accompanying consolidated financial statements. For additional background on this matter, refer to the discussion included in the Company’s Form 10-Q for the quarter ended June 30, 2025.

Consolidation

The consolidated financial statements comprise the financial statements of the Company and its wholly owned subsidiaries. When the Company does not own all of the equity in a subsidiary, the non-controlling interest is disclosed as a separate line item in the consolidated statements of financial position and the earnings accruing to non-controlling interest holders are disclosed as a separate line item in the consolidated statements of operations. The financial results of subsidiaries are included in the consolidated financial statements from the date on which control commences, until the date on which control ceases. Intercompany balances and transactions are eliminated upon consolidation. Control is achieved when the Company is exposed to, or has the right to, variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

Going concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the ordinary course of business. The Company has historically incurred operating losses and experienced negative operating cash flows; however, management has implemented actions to improve liquidity and operating performance, including cost-reduction initiatives, margin improvement measures, and securing additional financing, as further described in Note 20 – Subsequent events.

After considering these actions and the Company’s cash flow forecasts for the twelve months following the issuance of these consolidated financial statements, management believes the Company will have sufficient liquidity to meet its obligations as they become due. Accordingly, management has determined that there are no material uncertainties that cast doubt on the Company’s going concern status, and the management has a reasonable expectation that the Company has adequate resources to continue in operational existence beyond September 30, 2025, and the consolidated financial statements continue to be prepared using the going concern assumption.

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Fiscal, Regulation and Other Federal Policies

Significant changes in, and uncertainty with respect to, legislation, regulation, government policy and economic conditions could adversely affect the Company’s business. Specific legislative and regulatory proposals that could have a material impact on the Company include, but are not limited to, modifications to international trade policy (such as tariffs); public company reporting requirements; and environmental regulation.

The Company cannot predict what actions may ultimately be taken with respect to tariffs or trade relations between the U.S. and other countries, what products may be subject to such actions, or what actions may be taken by the other countries in retaliation. Accordingly, it is difficult to predict how such actions may impact the Company’s business, or the business or habits of its customers. The Company’s business operations, as well as the businesses of its customers on which it is substantially dependent, are located in countries at risk for escalating trade disputes, including the U.S. Any resulting trade wars could have a significant adverse effect on world trade and could adversely impact the Company’s consolidated financial condition, results of operations and cash flows.

Use of estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. The Company bases its estimates on historical experience and on various other assumptions that the Company believes to be reasonable under the circumstances. On an ongoing basis, the Company evaluates these assumptions, judgments and estimates. Actual results may differ from these estimates.

In the opinion of management, the consolidated financial statements contain all adjustments necessary for a fair statement of the results of operations for the years ended September 30, 2025 and 2024, the financial position as of September 30, 2025 and 2024 and the cash flows for the years ended September 30, 2025 and 2024.

Summary of significant accounting policies

Cash and cash equivalents

Cash and cash equivalents include demand deposits held with banks and highly liquid investments with original maturities of ninety days or less at acquisition date. Cash and cash equivalents are stated at cost, which approximates fair value because of the short-term nature of these instruments.

Accounts receivable and allowance for credit losses

Accounts receivable consist of unpaid buyer invoices from the Company’s customers and credit card payments receivable from third-party credit card processing companies. Accounts receivable is stated at the amount billed to customers, net of point of sale and cash discounts. The Company assesses the collectability of all receivables on an ongoing basis by considering its historical credit loss experience, current economic conditions, and other relevant factors. Based on this analysis, an allowance for credit losses is recorded, and the provision is included within SG&A expense. The Company recorded approximately $0.1 million allowance for credit losses for the years ended September 30, 2025 and 2024.

Business combinations and goodwill

Business combinations are accounted for using the acquisition method in accordance with ASC 805. The cost of an acquisition is measured as the aggregate of the consideration transferred, which is measured at fair value at the acquisition date, and the amount of any noncontrolling interest in the acquiree. For each business combination, the Company elects to measure the noncontrolling interest either at fair value or at the noncontrolling interest’s proportionate share of the acquiree’s identifiable net assets. Acquisition-related costs are expensed as incurred and included in administrative expenses.

At the acquisition date, the Company assesses the classification and designation of the financial assets and liabilities assumed based on the contractual terms, economic conditions, and other relevant factors, including embedded derivatives in host contracts.

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Goodwill is initially measured as the excess of the aggregate consideration transferred, the amount of any noncontrolling interest, and the fair value of any previously held equity interest in the acquiree over the fair value of the net identifiable assets acquired and liabilities assumed. If the fair value of the net assets acquired exceeds the total consideration transferred, the Company reassesses the measurement of the net assets and consideration. If the reassessment confirms the excess, a gain is recognized in the consolidated statement of operations.

After initial recognition, goodwill is carried at cost less any accumulated impairment losses. Goodwill is allocated to the Company’s reporting units, which are generally consistent with its operating segments, for the purpose of annual impairment testing or more frequently if impairment indicators exist.

If a portion of a reporting unit is disposed of, goodwill associated with the disposed reporting unit is included in the carrying amount of the operation when determining the gain or loss on disposal. The goodwill allocated to the disposed operation is measured based on the relative fair values of the portion disposed and the portion retained.

In connection with the reverse merger between SRx and Better Choice, the Company recorded a bargain purchase gain, which arises when the fair value of the net identifiable assets acquired exceeds the total consideration transferred. This typically occurs in a business combination where the acquirer purchases the acquiree at a discount, often due to financial distress or other market factors. In accordance with ASC 805 – Business Combinations, the excess was recognized as a gain in the consolidated statement of operations in the period the transaction closed, after confirming that all assets acquired and liabilities assumed were appropriately measured and no measurement errors existed.

Inventories

Inventories, consisting of finished goods available for sale as well as packaging materials, are valued using the first-in first-out (“FIFO”) method and are recorded at the lower of cost or net realizable value. Cost is determined on a standard cost basis and includes the purchase price, as well as inbound freight costs and packaging costs. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated selling expenses. Inventories are written down to net realizable value when the cost of inventories is estimated to be unrecoverable due to obsolescence, damage, shrinkage, or declining selling prices. Write-downs to inventory are non-reversible even when circumstances that previously caused inventories to be written down below cost no longer exist. The Company records consideration received from suppliers as a reduction to the cost of inventory. These amounts are recognized in cost of sales when the associated inventory is sold.

This policy applies to inventories held in continuing operations. Inventories related to the discontinued Health Solutions segment, previously consisting of SRx Canada pharmacy operations, are classified as assets of discontinued operations and are disclosed separately in Note 19 – Discontinued operations.

Fixed Assets

Fixed assets are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets, and depreciation expense is included within SG&A expense. Expenditures for normal repairs and maintenance are charged to operations as incurred. The cost of fixed assets that are retired or otherwise disposed of and the related accumulated depreciation are removed from the fixed asset accounts in the year of disposal and the resulting gain or loss is included in SG&A expense.

The Company assesses potential impairments of its fixed assets whenever events or changes in circumstances indicate that the asset’s carrying value may not be recoverable. An impairment charge would be recognized when the carrying amount of the identified asset grouping exceeds its fair value and is not recoverable, which would occur if the carrying amount exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the identified asset grouping.

Convertible Debt

The Company accounts for convertible debt instruments in accordance with ASC 470, Debt, and ASU 2020-06, which eliminated the requirement to separately account for embedded conversion features as equity when certain criteria are met. As such, convertible debt instruments that do not require separate derivative accounting under ASC 815 are accounted for entirely as liabilities and recorded at amortized cost. Debt issuance costs are capitalized and amortized to interest expense over the term of the instrument using the effective interest method. Upon conversion, the carrying amount of the debt is reclassified to equity with no gain or loss recognized. If a convertible instrument contains an embedded feature that does not qualify for the equity scope exception, it is accounted for separately as a derivative liability at fair value with changes recognized in earnings.

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Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC Topic 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding. For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statement of operations. The Pre-Funded and Representative Warrants (as defined in Note 11) are equity classified.

Income taxes

Income taxes are recorded in accordance with FASB ASC Topic 740, “Income Taxes (ASC 740)”, which provides for deferred taxes using an asset and liability approach. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the consolidated financial statements and tax bases of assets and liabilities and for loss and credit carryforwards using enacted tax rates anticipated to be in effect for the year in which the differences are expected to reverse. Valuation allowances are provided, if, based upon the weight of available evidence, it is more likely than not that some or all the deferred tax assets will not be realized.

The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that some or all the benefit will more likely than not be realized. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position, as well as consideration of the available facts and circumstances. As of September 30, 2025 and 2024, the Company does not have any significant uncertain income tax positions. If incurred, the Company would classify interest and penalties on uncertain tax positions as income tax expense.

The Company was incorporated on May 6, 2019. Prior to this date, the Company operated as a flow through entity for state and U.S. federal tax purposes. The Company files a U.S. federal and state income tax return, including for its wholly owned subsidiaries.

Revenue

The Company generates revenue primarily from the sale of consumer products, including dry food, wet food, treats, and other premium pet products. Revenue is recognized in accordance with ASC 606, Revenue from Contracts with Customers, when control of the promised goods is transferred to the customer, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods.

The Company has concluded that it acts as the principal in its revenue arrangements, as it controls the goods before they are transferred to the customer. The Company does not have material financing components or significant variable consideration in its customer contracts.

Revenue from product sales is recognized when the products are shipped to the customer, which is the point at which control has transferred. Amounts billed and due from customers are recorded as accounts receivable. The Company provides for estimated sales returns and allowances, which are not material. Trade incentives, including customer pricing allowances, merchandising funds, and point-of-sale discounts, are recognized as reductions to revenue based on historical experience, estimated redemption rates, and management’s judgment.

Revenues from services formerly provided by the Health Solutions segment, including specialty healthcare services from SRx Canada, are presented as discontinued operations and are excluded from continuing operations.

The accounting policies for revenue recognition in the Consumer Products segment are consistent with those described above and in the accompanying consolidated financial statements.

Cost of goods sold

Cost of goods sold consists primarily of the cost of product obtained from co-manufacturers, packaging materials, freight costs for shipping inventory to the warehouse, as well as third-party warehouse and order fulfillment costs.

Advertising

The Company charges advertising costs to expense as incurred and such charges are included in selling, general and administrative (“SG&A”) expense. The Company’s advertising expenses consist primarily of online advertising, search costs, email advertising and radio advertising. In addition, the Company reimburses its customers and third parties for in store activities and records these costs as advertising expenses. Advertising costs were $1.0 million for the year ended September 30, 2025.

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Share-based compensation

Share-based compensation awards are measured at their estimated fair value on each respective grant date. The Company recognizes share-based payment expenses over the requisite service period. The Company’s share-based compensation awards are subject only to service based vesting conditions. Pursuant to ASC 718-10-35-8, the Company recognizes compensation cost for stock awards with only service conditions that have a graded vesting schedule on a straight-line basis over the service period for each separately vesting portion of the award as if the award was, in-substance, multiple awards. Forfeitures are recognized as they occur.

Share repurchases

In April 2024, the Company’s board of directors authorized and approved a stock repurchase plan (the “Repurchase Plan”) for up to $5.0 million of the currently outstanding shares of the Company’s common stock through December 31, 2024. Repurchased shares are immediately retired and returned to unissued status. During the period April 24, 2025 to September 30, 2025, 76,800 shares were repurchased. On April 17, 2025, the Repurchase Plan was reinstated and authorization increased to $6.5 million.

Operating leases

The Company determines if a contract or arrangement meets the definition of a lease at inception. The Company has elected to make the accounting policy election for short-term leases. For leases with terms greater than 12 months, the Company records the related asset and obligation at the present value of lease payments over the term. Lease renewal options are only included in the measurement if the Company is reasonably certain to exercise the optional renewals. Any variable lease costs, other than those dependent upon an index or rate, are expensed as incurred. If a lease does not provide a readily available implicit rate, the Company estimates the incremental borrowing discount rate based on information available at lease commencement.

The Company’s only remaining operating lease as of September 30, 2025 relates to office space. There are no material residual value guarantees or material restrictive covenants.

Fair value of financial instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy uses a framework which requires categorizing assets and liabilities into one of three levels based on the inputs used in valuing the asset or liability.

Level 1 inputs are unadjusted, quoted market prices in active markets for identical assets or liabilities.

Level 2 inputs are observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets or quoted prices for identical assets or liabilities in inactive markets.

Level 3 inputs include unobservable inputs that are supported by little, infrequent or no market activity and reflect management’s own assumptions about inputs used in pricing the asset or liability.

Level 1 provides the most reliable measure of fair value, while Level 3 generally requires significant management judgment. Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s financial instruments recognized on the Consolidated Balance Sheets consist of cash and cash equivalents, trade accounts receivable, accounts payable, term loan, line of credit, convertible debt, due to/from related parties, accrued liabilities and other liabilities.

Fair value measurements of non-financial assets and non-financial liabilities reflect Level 3 inputs and are primarily used to measure the estimated fair values of goodwill, other intangible assets and long-lived assets impairment analyses.

Basic and diluted loss per share

Basic and diluted loss per share has been determined by dividing the net loss available to common stockholders for the applicable period by the basic and diluted weighted average number of shares outstanding, respectively. Common stock equivalents are excluded from the computation of diluted weighted average shares outstanding when their effect is anti-dilutive.

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Segment information

Operating segments are defined as components of an enterprise for which separate financial information is available and evaluated regularly by the Company’s Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources and assess performance. The Company has determined that its Board of Directors functions as the CODM.

As of September 30, 2025, the Company reports a single reportable segment, Consumer Products, which includes the legacy Halo pet food business. This segment operates primarily in the United States and includes dry food, wet food, treats, and other premium pet products. The Health Solutions operations, previously reported as a separate segment, have been classified as discontinued operations as further described in Note 19 – Discontinued operations.

The Consumer Products segment reflects the Company’s internal management structure and is evaluated by the CODM based on its operational model, customer base, and economic characteristics. The accounting policies of the segment are consistent with those described in the accompanying consolidated financial statements. See Note 16 – Segment information.

Discontinued Operations

The Company classifies a component of its business as a discontinued operation when the operations and cash flows of the component can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the Company, and the component represents a strategic shift that will have a major effect on the Company’s operations and financial results.

Upon classification as a discontinued operation, the results of operations, cash flows, and related assets and liabilities of the component are presented separately in the consolidated financial statements for all periods presented in accordance with ASC 205-20, Presentation of Financial Statements – Discontinued Operations. Gains or losses on the disposal of discontinued operations, including any adjustments to reflect the fair value less costs to sell of net assets, are recognized in the period in which the disposal occurs.

The Company assesses whether any of the assets or liabilities of the discontinued operation are impaired at the date of classification and recognizes any required adjustments in the consolidated financial statements. Subsequent changes in estimates or outcomes related to discontinued operations are recognized in the period of the change.

New Accounting Standards

Recently adopted

There were no new standards that would have an impact on the consolidated financial statements for the year ended September 30, 2025.

Note 2 – Revenue

The Company records revenue net of discounts, which primarily consist of trade promotions, certain customer allowances and early pay discounts. The Company excludes sales taxes collected from revenues. Retail-partner based customers are not subject to sales tax.

Revenue channels

The Company groups its revenue channels into three categories: Digital, which includes the sale of product to online retailers such as Amazon and Chewy, as well as Brick & Mortar, which primarily includes the sale of product to Pet Specialty retailers, independent pet stores, and regional distributors; and International, which includes the sale of product to foreign distribution partners and to select international retailers (transacted in U.S. dollars).

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Information about the Company’s net sales by revenue channel is as follows (in thousands):

	Year Ended September 30,
	2025		2024
Digital (1)	$5,038	77%	$—	—%
International (2)	$1,009	15%	$—	—%
Brick & Mortar (3)	$487	8%	$—	—%
Net Sales (4)	$6,534	100%	$—	—%

(1)	The Company’s Digital channel includes two wholesale customers that amounted to greater than 10% of the Company’s total net sales for the year ended September 30, 2025.

(2)	One of the Company’s International customers amounted to greater than 10% of the Company’s total net sales and represented $0.8 million of net sales for the year ended September 30, 2025.

(3)	None of the Company’s Brick & Mortar customers represented greater than 10% of net sales for the year ended September 30, 2025.

(4)	Prior period amounts have not been presented, as the Company’s prior year operations primarily related to SRX Canada, which has since been deconsolidated and is presented as discontinued operations. Accordingly, the results for the year ended September 30, 2025, reflect only the continuing operations of BTTR and Halo and are not comparable to prior periods.

Note 3 - Inventories

Inventories are summarized as follows (in thousands):

	Year Ended September 30,
	2025	2024
Food, treats and supplements	$1,536	$3,369
Inventory packaging and supplies	542	—
Total	$2,078	$3,369

(1)	Inventories as of September 30, 2025 reflect only the continuing operations. Inventories as of September 30, 2024 include amounts related to SRX Canada, which was not classified as discontinued operations at that date. Inventory associated with SRX Canada as of September 30, 2025 is included within “assets of discontinued operations” on the consolidated balance sheet. See Note 19 – Discontinued operations for further information.

Note 4 - Business combinations

Reverse Merger

On April 24, 2025, SRx Canada entered into an arrangement agreement (the “Arrangement Agreement”, or the “Reverse Merger”) with Better Choice Company, Inc. (“Better Choice”), a publicly listed company on the NYSE American, along with 1000994476 Ontario Inc. (“AcquireCo”), an indirect wholly-owned subsidiary of Better Choice, and 1000994085 Ontario Inc. (“CallCo”), a direct wholly-owned subsidiary of Better Choice, both existing under the laws of the Province of Ontario. Pursuant to the Arrangement Agreement, AcquireCo amalgamated with SRx Canada, with SRx Canada continuing as the surviving entity. As part of the reverse merger, Better Choice changed its name to SRx Health Solutions, Inc., and adopted the operations of SRx Canada as its primary business.

As consideration, Better Choice issued 8,898,069 shares of its common stock, and AcquireCo issued 19,701,935 exchangeable shares (convertible into Better Choice common stock on a 1:1 basis). Better Choice shareholders prior to the transaction retained 3,281,295 shares. Upon closing, former shareholders of SRx Canada held approximately 91% of the total combined voting power of the Company’s equity, and Better Choice shareholders retained approximately 9%. The transaction has been accounted for as a reverse acquisition under ASC 805, with SRx Canada identified as the accounting acquirer. The consolidated financial statements reflect the historical operations of the accounting acquirer, with the equity structure retroactively adjusted to reflect the legal acquirer’s equity.

The total consideration transferred was less than the fair value of the net assets acquired, resulting in a preliminary bargain purchase gain of $4.1 million.

In connection with the closing of the Reverse Merger, the Company issued 1,599,231 shares of common stock for advisory and professional services rendered to facilitate the completion of the close the transaction. These shares were issued in lieu of cash payment and were recorded as acquisition-related costs totaling $3.3 million in the year ended September 30, 2025. The fair value of the shares issued was determined based on the closing trading price of the Company’s common stock on the date of issuance. No cash was exchanged in connection with these transactions.

In connection with the Reverse Merger, the Company also completed a private placement on April 24, 2025, issuing 1,280,000 shares of common stock and 2,756,697 pre-funded warrants for aggregate gross proceeds of $8.8 million. The transaction was exempt from registration under Section 4(a)(2) of the Securities Act.

On April 25, 2025, the Company entered into a consulting agreement with Terra Nova Business Holdings Inc., an arm’s length party, under which Terra Nova will provide international logistics and business development services in support of the Company’s Health Solutions segment. The agreement carries a term of 36 months with monthly consulting fees of $0.2 million.

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As of June 30, 2025, the Company had recorded $8.6 million in prepaid expenses related to this agreement. Subsequent to June 30, 2025, the full prepaid amount was written off following the filing for creditor protection under the Companies’ Creditors Arrangement Act (“CCAA”) by SRx Health Solutions (Canada) Inc., the Company’s Canadian operating subsidiary. Refer to Note 19 – Discontinued operations for further details.

September 30, 2025
Common stock	$6,858
Total consideration	$6,858

Cash and cash equivalents	5,940
Accounts receivable, net	5,320
Inventories, net	4,163
Prepaid expenses and other current assets	1,218
Fixed assets, net	118
Right-of-use assets, operating leases	50
Other LT assets	187
Total assets acquired	$16,996

Accounts payable	4,858
Accrued liabilities	326
Line of credit, short-term	790
Operating lease liability, short-term	47
Operating lease liability, long-term	6
Total liabilities acquired	$6,027

Net assets acquired	$10,969

Bargain purchase gain	$(4,111)

The following unaudited pro forma financial information presents the combined results of operations of the Company as if the reverse merger with Better Choice had occurred on October 1, 2024, the beginning of the earliest period presented. The pro forma results include adjustments to reflect the acquisition date fair value of assets acquired and liabilities assumed, transaction costs, and the alignment of accounting policies.

Year Ended September 30,
2025
Revenue	$23,338
Cost of goods sold	15,663
Selling, general and administrative	23,260
Loss on extinguishment of debt	716
Interest expense, net	475
Bargain purchase gain	(4,111)
Other income	(98)
Net loss	$(12,567)

This supplemental pro forma information is not necessarily indicative of what the Company’s actual results of operations would have been had the acquisition occurred at the beginning of the periods presented, nor does it purport to project future operating results of the combined entity.

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Note 5 - Fixed assets

Fixed assets consist of the following (in thousands):

	Estimated Useful Life	September 30, 2025	September 30, 2024
Equipment	2 - 5 years	$124	$1,689
Furniture and fixtures	2 - 5 years	214	603
Medical equipment	5 years	—	1,288
Automobiles	5 years	—	144
Computer software	2 - 3 years	202	—
Buildings	20 years	—	2,293
Leasehold improvements	Lesser of 10 years or term of lease	—	5,152
Signs	10 years	—	38
Total fixed assets		540	11,207
Accumulated depreciation		(452)	(5,176)
Fixed assets, net		$88	$6,031

Depreciation expense related to the continuing business was less than $0.1 million for the year ended September 30, 2025.

Note 6 – Goodwill and intangible assets

Intangible assets

The Company’s intangible assets (in thousands) and related useful lives (in years) relate to the discontinued operations and are as follows:

		September 30, 2024
	Estimated Useful Life (in years)	Gross Carrying Amount	Accumulated Amortization	Impairment Loss	Net Carrying Amount
Computer software	3 years	$288	$(238)	$—	$50
Domain/website	3 years	2	(1)	—	1
Customer list	5 years	10,816	(3,021)	(1,585)	6,210
Charter license	10 years	930	(190)	—	740
Total intangible assets		$12,036	$(3,450)	$(1,585)	$7,001

The Company did not have any intangible assets as of September 30, 2025, nor did it record amortization expense for the year ended September 30, 2025.

The Company recognized an impairment loss of $1.6 million during the year ended September 30, 2024, related to customer list intangible assets acquired through prior business combinations. The customer lists were tested for impairment prior to goodwill testing using the income approach, specifically a discounted cash flow (DCF) method. The impairment was the result of a decline in the estimated fair value of the customer lists below their carrying amount, based on updated projections of future cash flows attributable to customer relationships and the application of a discount rate reflecting current market conditions and entity-specific risks. The impairment charge is included in the consolidated statement of operations and relates to the Pharmacy and Prescription Drug Sales reporting unit.

The change in the carrying amount of goodwill is summarized as follows:

	Year Ended September 30,
	2025	2024
Beginning balance	$—	$18,346
Disposals	—	(1,115)
Acquisitions	—	2,438
Impairment expense	—	$(19,669)
Total	$—	$—

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The Company allocates goodwill to its Pharmacy and Prescription Drug Sales reporting unit, which includes multiple operating segments primarily consisting of retail and specialty pharmacies, wholesale distribution of pharmaceuticals, patient support programs, and a diagnostic laboratory.

The impairment was primarily driven by significant adverse changes in expected future cash flows resulting from the Company’s loss of a key contract during the fourth quarter of fiscal 2024, which materially reduced projected revenue for the Pharmacy and Prescription Drug Sales reporting unit. The contract, which accounted for a substantial portion of the reporting unit’s revenue base, was not renewed due to changes in customer procurement strategy. In addition, challenging industry dynamics, including increased pricing pressure from payors and reduced reimbursement rates, contributed to lower long-term growth expectations and operating margin forecasts. These factors, combined with a higher discount rate reflecting increased market volatility and risk specific to the Company’s sector, resulted in a decrease in the estimated fair value of the reporting unit below its carrying amount, triggering goodwill impairment.

As September 30, 2024, the Company performed a quantitative goodwill impairment test for this reporting unit in accordance with ASC 350, Intangibles—Goodwill and Other. The fair value of the reporting unit was estimated using a discounted cash flow (DCF) analysis under the income approach. Based on the results of this analysis, the carrying amount of the reporting unit exceeded its fair value, resulting in a goodwill impairment charge of $19.7 million for the year ended September 30, 2024, which was recognized in the consolidated statement of operations for the period then ended.

Note 7 – Leases

The Company leases its corporate headquarters office space under an operating lease that expires in January 2026. The Company does not intend to renew this lease. As of September 30, 2025, the operating lease liability related to continuing operations was less than $0.1 million, all of which is classified as current. The related right-of-use asset was not material.

Lease expense for continuing operations for the year ended September 30, 2025 was less than $0.1 million. The following table presents the undiscounted maturity of the Company’s remaining operating lease payments as of September 30, 2025 (in thousands):

Year	2025
2026	$21
Total	$21

Note 8 – Debt

Convertible notes

On July 7, 2025, the Company issued senior secured convertible notes with an aggregate principal amount of $7.65 million (the “Notes”). The Notes bear interest at 8% per annum, payable quarterly in cash, and mature on July 8, 2027, subject to acceleration upon certain events of default. The Notes were issued at an original issue discount and are secured by substantially all of the Company’s U.S. assets, as well as certain equity interests in its subsidiaries, pursuant to a Security and Pledge Agreement.

The primary conversion feature within the Notes provides the holders the right to convert the principal amount into the Company’s common stock at a fixed conversion price of $0.6274 per share, subject to customary anti-dilution adjustments.

The Company evaluated this conversion feature under ASC 815-40 and concluded that it meets the criteria for equity classification. Accordingly, the conversion feature was not bifurcated from the host debt instrument and no derivative liability was recognized. In addition, because the Notes were not issued at a substantial premium, no beneficial conversion feature was recorded under ASC 470-20.

Certain other provisions contained within the Notes allow the holder, upon the occurrence of defined triggering events, to convert the debt into common stock at 120 - 125% of the outstanding debt value through maturity. These contingent conversion features do not meet the criteria for equity classification and were therefore bifurcated and accounted for as derivative liabilities under ASC 815.

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The table below summarizes the components used to determine the initial carrying amount of the Notes as of July 7, 2025 (in thousands):

Amount
Principal amount	$7,650
Less: original issue discount	(2,118)
Less: issuance costs	(139)
Add: fair value of derivative liabilities	298
Initial carrying amount of Notes at July 7, 2025	$5,691

The carrying amount of the Notes as of September 30, 2025 is summarized below (in thousands):

Amount
Initial carrying amount	$5,691
Less: cash payments on convertible debt	(1,526)
Add: amortization of debt discount and issuance costs	287
Add: change in fair value of derivative liabilities	—
Carrying amount of Notes at September 30, 2025	$4,452

In connection with issuing the Notes, the Company executed a Securities Purchase Agreement that also included 21,338,062 warrants to purchase common stock and a registration rights agreement covering the underlying shares (see Note 11 – Warrants and other equity related instruments). A portion of the proceeds was allocated to the warrants based on their relative fair value.

After deducting the original issue discount, issuance costs, fair value of warrants, and the fair value of derivative liabilities, the Company received net proceeds of approximately $6.1 million, which have been used for general corporate purposes and working capital.

Subsequent to September 30, 2025, the Company entered into a settlement agreement with the Note holders under which the Notes, together with all accrued interest and associated derivative liabilities, were fully settled and extinguished. The Company will recognize any resulting gain or loss on extinguishment in the period of settlement (see Note 20 – Subsequent events).

Short-term borrowings

	As of September 30,
	2025	2024
Revolving line of credit	$—	$3,555
Bank indebtedness	—	160
Total	$—	$3,715

Revolving line of credit

Separately, in September 2023, the Company entered into a revolving line of credit agreement with Canadian Western Bank (“CWB”) that permits borrowings up to $3.7 million at a variable interest rate equal to the bank’s prime rate plus 1.5% per annum. The interest rate was 7.95% at September 30,2024. Interest is payable monthly, and the Company may repay and reborrow amounts at its discretion, subject to the terms of the facility. As of September 30, 2024, $3.5 million was outstanding under the CWB line of credit. Accrued interest was not material as of September 30, 2024. The facility is unsecured and contains no financial covenants.

This revolving line of credit relates to the discontinued SRx Health Solutions segment and is presented within discontinued operations.

Revolving Loan – Better Choice

On September 20, 2024, the Company entered into a revolving credit facility (the “Promissory Note”) with Better Choice Company Inc. (“BTTR”), under which the Company could borrow, repay, and reborrow up to $750,000 at an interest rate of 12% per annum. On December 31, 2024, the Promissory Note was amended to permit additional borrowing of $720,000 at a revised interest rate of 11% per annum.

In January 2025, the Promissory Note was further amended to include a provision whereby the outstanding balance would be converted into common shares of the Company upon the closing of a business combination between the Company and BTTR. The Promissory Note was personally guaranteed by Adesh Vora, former CEO of the Company. The agreement contained no financial or non-financial covenants.

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On April 24, 2025, in connection with the reverse merger between the Company and BTTR, the full outstanding balance of the Promissory Note, including accrued interest, was converted into common shares of the Company in accordance with the amended terms. As a result, the Promissory Note has been settled in full and derecognized from the financial statements as of September 30, 2025.

No gain or loss was recognized upon conversion. All prior-period balances related to this facility have been extinguished, and no amounts are outstanding under this facility as of September 30, 2025.

Term Facilities

Prior to September 18, 2023, the Company entered into senior secured term facilities with CWB Financial Limited (“CWB”) for a select number of its pharmacy locations. Under the terms of the facility with CWB the Company must maintain a minimum Debt Service Coverage ratio of at least 1.30x. The Debt Service Coverage ratio is based on the combined results for 1093507 B.C. Ltd., Alberta Specialty Rx Inc., ConnectRX Inc., Trillium Pharmaceuticals, Nepean Medical Pharmacy Inc., and two other associated corporations of the Company. On September 18, 2023, the Company refinanced its existing senior secured term debt with CWB under SRx Health Solutions Inc. Under the terms of the facility with CWB the Company must maintain a Senior Funded Debt to Adjusted EBITDA of less than 4.0x and a Fixed Charge Coverage Ratio of greater than 1.0x. As at September 30, 2024, the Company was not in compliance with the covenants and as a result the entire CWB loan was classified as a current liability. The terms of these facilities have been summarized below.

	September 30, 2025			September 30, 2024
	Amount	Rate	Maturity date	Amount	Rate	Maturity date
CWB Financial Limited	$—	—	N/A	$28,736	8.78%	September 2027
CWB Financial Limited	—	—	N/A	1,487	9.21%	October 2027
CWB Financial Limited	—	—	N/A	380	8.67%	November 2027
Total	$—			$30,603

Other borrowings

	September 30, 2025			September 30, 2024
	Amount	Rate	Maturity date	Amount	Rate	Maturity date
CEBA loans	$—	—	N/A	$696	15.00%	December 2026
Macdonald DND Site Development LP	—	—	N/A	719	3.00%	September 2024
Meridian OneCap	—	—	N/A	31	6.00%	November 2027
Arbinder Sohi	—	—	N/A	222	12.00%	On demand
Total other borrowings	$—			$1,668
Long-term portion of other borrowings	—			696

The Company applied to CEBA (Canadian Emergency Business Account) program which is a government assistance program in the form of interest-free loans provided to small businesses during a period of revenue reduction due to COVID-19. The Company did not repay the loans by the original maturity date of January 19, 2024, and the loans now have a maturity date of December 31, 2026 and bear an interest rate at 5% per annum.

This CEBA loan relates to the discontinued SRx Health Solutions segment and is presented within discontinued operations.

The following outlines the current and long-term portion of the term facilities during the year:

	As of September 30,
	2025	2024
Current portion of long-term borrowings	$—	$31,575
Long-term portion	—	696
Total	$—	$32,271

Note 9 – Fair value measurements

Fair value hierarchy Levels 1 to 3 are based on the degree to which the fair value is observable:

Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities;

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Level 2 fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices); and

Level 3 fair value measurement are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

The Company has assessed that the fair value of cash, trade and other receivables, and trade and other payables approximate their carrying amounts largely due to the short-term maturities of these instruments.

The carrying amount of the Company’s borrowings are considered to be the same as their fair values, as the terms of the Company’s borrowings are considered to be consistent with the commercial terms prevalent for similar loans. The Company has classified its derivative liability as a Level 3 financial instrument due to the use of unobservable inputs in its valuation.

The Company has no financial instruments classified as Level 2.

Financial risk management

The Company’s activities expose it to a variety of financial risks: credit risk, liquidity risk and market risk (primarily interest rate risk). Risk management is carried out by the Company by identifying and evaluating the financial risks inherent within its operations. The Company’s overall risk management activities seek to minimize potential adverse effects on the Company’s financial performance.

Liquidity risk

The Company is exposed to liquidity risk related to its financial liabilities, including trade payables, short-term borrowings, and convertible debt. Management monitors liquidity through cash flow forecasts and maintains access to credit facilities.

The following table summarizes the contractual maturities of the Company’s financial liabilities (including principal and interest) on an undiscounted basis:

September 30, 2025

	Year 1	Year 2	Year 3	Year 4	Year 5 and over	Total
Convertible debentures	—	10,404	—	—	—	10,404
Trade and other payables	2,147	—	—	—	—	2,147
Total	$2,147	$10,404	$—	$—	$—	$12,551

As of September 30, 2025, the Company has no financial instruments requiring fair value measurement disclosures that differ from their carrying amounts; accordingly.

Note 10 – Commitments and contingencies

The Company has manufacturing agreements with its vendors that provides for the company to make its commercial best efforts to purchase minimum quantities in the ordinary course of business. The Company had no material purchase obligations as of September 30, 2025 or 2024.

The Company may be involved in legal proceedings, claims, and regulatory, tax, or government inquiries and investigations that arise in the ordinary course of business resulting in loss contingencies. The Company accrues for loss contingencies when losses become probable and are reasonably estimable. If the reasonable estimate of the loss is a range and no amount within the range is a better estimate, the minimum amount of the range is recorded as a liability. Legal costs such as outside counsel fees and expenses are charged to expense in the period incurred and are recorded in SG&A expenses. The Company does not accrue for contingent losses that are considered to be reasonably possible, but not probable; however, the Company discloses the range of such reasonably possible losses. Loss contingencies considered remote are generally not disclosed.

Litigation is subject to numerous uncertainties and the outcome of individual claims and contingencies is not predictable. It is possible that some legal matters for which reserves have or have not been established could result in an unfavorable outcome for the Company and any such unfavorable outcome could be of a material nature or have a material adverse effect on the Company’s consolidated financial condition, results of operations and cash flows. Management is not aware of any claims or lawsuits that may have a material adverse effect on the consolidated financial position or results of operations of the Company.

Discontinued Operations

Certain legal matters, claims, and purchase obligations related to SRx Canada, which is classified as discontinued operations, are presented in Note 19 – Discontinued operations. These matters are subject to the same accounting policies as described above. Management does not expect any such matters to have a material impact on the results of continuing operations; however, they could affect the financial results of the discontinued operations segment.

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Note 11 – Warrants and other equity related instruments

Convertible Note and Warrant Financing

On July 7, 2025, in connection with a financing transaction described in Note 8 – Debt, the Company issued senior secured convertible notes with an aggregate principal amount of $7.65 million and, in conjunction with that issuance, granted investors warrants to purchase 21,338,062 common shares. The notes are convertible at the option of the holders into common stock at a conversion price of $0.6274 per share, subject to customary anti-dilution adjustments.

The warrants issued as part of the financing are exercisable for 21,338,062 common shares at an exercise price of $0.6274 per share and expire three years from the issuance date. The Company evaluated the warrants under ASC 815 and ASC 480 and determined that they are equity-classified, and they were initially measured at their relative fair value of $0.4 million using the Black-Scholes option pricing model based on appropriate valuation assumptions.

In connection with the financing, the Company also entered into a registration rights agreement requiring it to register for resale the common shares issuable upon conversion of the notes and exercise of the warrants.

Equity warrants

The fair value of warrants issued is based on the market price of the Company’s common shares on the issue date. All unexercised warrants outstanding at SRx Canada expired prior to the Merger.

The following table summarizes the continuity of the Company’s warrants. Note all pre-merger warrants listed below have been presented to reflect the legal acquirer’s capital structure:

	Warrants #	Weighted Average Exercise Price
Warrants outstanding on September 30, 2023	—	$—
Issued	232,438	2.37
Exercised	—	—
Expired	—	—
Warrants outstanding on September 30, 2024	232,438	2.37
Issued	24,094,759	0.79
Exercised	(50,000)	3.00
Expired	(232,438)	2.02
Assumed in merger	368,345	$109.50
Warrants outstanding on September 30, 2025	24,413,104	$2.42

On April 24, 2025, the Company issued to a single investor a combination of 1,280,000 shares of common stock, and 2,756,697 pre-funded warrants to purchase Company Common Stock at a price of $2.18 per share, or $8.8 million in the aggregate, in a private placement transaction. No additional consideration is required to be paid to exercise the warrants and the warrant does not expire until conversion. The transaction was accounted for as an equity issuance because the number of common shares issuable upon exercise of the warrant is fixed. As of September 30, 2025, all 2,756,697 of these pre-funded warrants remained outstanding.

Note 12 – Share-based compensation

In connection with the Merger completed on April 24, 2025, the Company has adopted the Legal Acquirer’s Amended and Restated 2019 Incentive Award Plan (the “Amended 2019 Plan”). As of September 30, 2025, the maximum number of shares authorized for issuance under the Amended 2019 Plan was 1,928,023. Not more than 34,091 shares may be issued pursuant to Incentive Stock Options under the Amended 2019 Plan, which is included within the total authorized shares described above. Refer to Management’s Discussion and Analysis for more information.

Awards are measured at grant date fair value in accordance with ASC 718, and compensation expense is recognized over the vesting period on a grade vesting basis.

During the year ended September 30, 2025, the Company recognized $3.2 million of share-based compensation expense related to awards granted subsequent to the Merger.

During the pre-merger period in the year ended September 30, 2025, the Company issued an aggregate of 290,611 restricted stock units (“RSUs”) to certain directors, officers, and employees, which auto vested upon the Merger closing, and as such, the Company recorded share-based compensation expense of $0.4 million upon issuance. The weighted average grant-date fair value of these RSUs was $1.94 per share.

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Additionally, the Company recognized an additional $2.0 million of share-based compensation expense related to the auto-vesting and settlement of RSUs prior to the Merger.

In April 2025, the Company effectuated a Reverse Merger, pursuant to which all outstanding RSUs were converted, at the RSU holder’s election, into a share of common stock or an exchangeable share of common stock of the post-merger entity in accordance with the applicable conversion ratio.

The fair value of RSUs granted is based on the market price of the Company’s common shares on the grant date. The following table summarizes the continuity of the Company’s RSUs:

RSUs #
RSUs outstanding on September 30, 2023	1,530,024
Issued	1,291,530
Vested	(1,066,147)
Forfeited and cancelled	(160,775)
RSUs outstanding on September 30, 2024	1,594,632
Issued	4,044,347
Vested	(5,637,155)
Forfeited and cancelled	(1,824)
RSUs outstanding on September 30, 2025	—

Stock options

The following table provides detail of the options granted and outstanding:

Options #
Options outstanding on September 30, 2024	—
Assumed in Merger	64,185
Expired	(24,453)
Options outstanding on September 30, 2025	39,732

Shares issued for professional fees

In July 2025, the Company issued 2,193,355 shares of common stock to certain arm’s-length advisors in exchange for professional advisory services rendered in connection with financing and capital markets activities. The shares were issued at a weighted-average price of $0.61 per share, and the resulting professional fees were recorded as expense in the accompanying consolidated statements of operations with a corresponding increase to additional paid-in capital.

Additionally, during the year ended September 30, 2025, the Company issued 1,941,120 shares for the settlement of inventory-related accounts payable of $2.9 million, and professional fee-related accounts payable of $3.1 million. The professional fees related to professional services provided for capital market activities (investor relations, legal, advisory, etc). No shares were issued in lieu of cash payments during the years ended September 30, 2025 or 2024.

Shares issued to related parties

During the period from July through September 2025, the Company issued an aggregate of 2,987,477 shares of restricted common stock to certain directors, officers, employees, and former employees of the Company as performance or service-based compensation.

On August 25, 2025, the Company issued 2,396,697 shares of restricted common stock to certain directors, officers, and employees as performance bonus compensation. The restricted stock awards were immediately vested, with a weighted average grant price of $0.40 per share.

On September 16, 2025, the Company issued 196,000 shares of restricted common stock to certain current and former directors at a weighted average grant price of $0.35 per share. These awards were immediately vested.

Additionally, between July and September 2025, the Company issued 394,780 shares of common stock pursuant to the retraction of shareholders’ exchangeable shares, which converted into shares of common stock. These shareholders were former employees and shareholders of SRx Canada that initially received exchangeable shares in connection with the Merger.

The fair value of these awards was determined at the grant date and recognized as compensation expense in the consolidated Statement of Operations in accordance with ASC 718.

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Note 13 – Employee benefit plans

The Company has a qualified defined contribution 401(k) plan, which covers substantially all of its employees. Participants are entitled to make pre-tax and/or Roth post-tax contributions up to the annual maximums established by the IRS. The Company matches participant contributions pursuant to the terms of the plan, which contributions are limited to a percentage of the participant’s eligible compensation. The Company made contributions related to the plan and recognized expense of less than $0.1 million during the years ended September 30, 2025.

Note 14 – Related party transactions

Related Party Loans and Balances

As of September 30, 2025, the Company had outstanding convertible promissory notes held by certain members of the Board of Directors totaling $0.5 million. The notes bear interest at 8% per annum and are convertible into the Company’s common stock at the holders’ option subject to the terms of the agreements or upon the occurrence of defined triggering events. Refer to Note 8 – Debt for more information. All terms of the notes are consistent with those offered to other investors.

For the fiscal year ended September 30, 2025, the Company’s continuing operations incurred approximately $0.7 million in director fees, $0.5 million of which were settled in exchange of the convertible notes described above. Directors fees are included in general and administrative expenses in the consolidated statements of operations. These fees were paid to members of the Board of Directors in their capacity as directors and constitute related-party transactions.

During the year ended September 30, 2025, the Company issued to its directors and executive officers an aggregate of $3.2 million in share based compensation.

During the year ended September 30, 2025, the Company paid its executive officers an aggregate of $1.0 million in compensation pursuant to their signed employment arrangements. Other than this compensation, the Company had no related-party transactions with executive officers.

During the fiscal year ended September 30, 2024, prior to the Merger, SRx Canada, while privately held, engaged in non-interest-bearing working capital advances with its largest shareholder and entities under common control, intended to provide short-term liquidity. These advances were non-interest-bearing, not governed by formal written agreements, and SRx Canada did not incur or recognize interest expense in connection with these transactions.

As previously disclosed, for the fiscal year ended September 30, 2024, all material related party loans were forgiven and the Company recorded a capital contribution. No amounts remained outstanding prior to the merger.

As of September 30, 2025 and 2024 there were no other related party loans or receivables outstanding for any shareholder with greater than 10% ownership, and the Company does not intend to enter into similar related party lending arrangements in the future.

Related party balances are summarized as follows:

	As of September 30,
	2025	2024
Due from former affiliates	$—	$277
Due from shareholders related to acquisitions	—	92
Total due from related parties	$—	$369
Due to former affiliates	—	(195)
Due to shareholders related to acquisitions	—	(93)
Ending due from related shareholders	$—	$81

Governance and controls

The Company has adopted a formal Related Party Transaction Policy to ensure appropriate oversight of any future transactions with related parties. All related party transactions are subject to review and approval by the Audit Committee of the Board of Directors, in accordance with SEC Regulation S-K Item 404 and the Company’s internal policies.

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Note 15 – Income taxes

For the year ended September 30, 2025, the Company recorded income tax expense of less than $0.1 million and the effective tax rate was 0%. The Company’s effective tax rate differs from the U.S. federal statutory rate of 21% primarily because the Company’s losses have been fully offset by a valuation allowance due to uncertainty of realizing the tax benefit of NOLs for the year ended September 30, 2025.

The following table is a reconciliation of the components that caused the Company’s provision for income taxes to differ from amounts computed by applying the U.S. federal statutory rate of 21% (in thousands):

	Year ended September 30,
	2025
Statutory U.S. Federal income tax	$(2,034)	21.0%
State income taxes, net	(110)	1.1%
Meals and entertainment	(2)	—%
Bargain purchase	(275)	2.8%
Warrant valuation	—	—%
Tax effect of non-deductible equity instruments	—	—%
Change in valuation allowance	2,419	(25.0)%
Other	2	—%
Total provision	$—	(0.1)%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of the Company’s deferred tax assets and liabilities are as follows (in thousands):

September 30,
2025
Deferred income tax assets:
Fixed assets	$(15)
Intangibles	—
Inventory	38
Stock options	5,266
Payroll	39
Other assets	2,395
Lease assets (liabilities), net	1
Net operating loss carryforwards	23,962
Gross deferred tax assets	31,686
Valuation allowance	(31,686)
Net deferred tax assets	$—

As of September 30, 2025, the Company had deferred tax assets (before valuation allowance) primarily related to U.S. federal and state net operating loss (“NOL”) carryforwards of approximately $99.9 million and $58.1 million, respectively. The NOLs begin to expire at various dates starting in 2027, unless utilized.

The Internal Revenue Code, as amended (“IRC”), imposes restrictions on the utilization of NOLs and other tax attributes in the event of an “ownership change” of a corporation. Accordingly, a company’s ability to use pre-change NOLs may be limited as prescribed under IRC Section 382. Events which may limit the amount of NOLs and credits that can be utilized annually include, but are not limited to, a cumulative ownership change of more than 50% over a three-year period.

Management evaluates both positive and negative evidence to determine whether sufficient future taxable income is likely to be generated to realize deferred tax assets. A significant piece of objective negative evidence considered is the cumulative loss incurred through the years ended September 30, 2025 and 2024. This objective evidence limits the consideration of other subjective positive evidence, such as current -year taxable income and future income projections.

Based on this evaluation, as of September 30, 2025, the Company recorded a full valuation allowance of approximately $31.7 million, as it is more likely than not that the deferred tax assets will not be realized.

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The following table reconciles the statutory federal income tax rate to the Company’s effective tax rate for the year ended September 30, 2025 (in thousands, except percentages):

	Year Ended September 30, 2025
	Amount ($)	Effect on ETR (%)
Federal statutory rate	$(2,034)	21.0%
State income taxes, net of federal benefit	2	—%
Nondeductible items	2	—%
Bargain purchase	(275)	2.8%
Change in valuation allowance	2,307	25.0%
Other	(2)	—%
Total income tax provision	$—	—%

As of September 30, 2025, the Company does not have any significant uncertain tax positions and no accrued interest and penalties related to uncertain income tax positions. The Company does not anticipate that the amount of unrecognized tax benefits will significantly increase or decrease within the next twelve months. If incurred, the Company would classify interest and penalties on uncertain tax positions as income tax expense.

The Company is subject to taxation in the U.S. federal and various state jurisdictions. The Company is not currently under audit by any taxing authorities. The Company remains open to examination by U.S. federal and state tax authorities for the tax years 2021 through 2025. Federal and state net operating losses are subject to review by taxing authorities in the year utilized and in future years. The Company has no uncertain tax positions as of September 30, 2025.

Note 16 – Segment information

As of September 30, 2025, the Company reports one continuing operating segment, Consumer Products, following the classification of its previously reportable Health Solutions segment as discontinued operations.

The Consumer Products segment includes the legacy Halo pet food business, consisting of premium pet products such as dry kibble, wet food, freeze-dried raw food, treats, and toppers for dogs and cats. This segment operates across various sales channels and represents the Company’s ongoing business.

The Health Solutions segment, which encompassed the Company’s pharmacy network operations in Canada, has been classified as discontinued operations as of September 30, 2025, and accordingly, its results and related assets and liabilities are reported separately in the financial statements.

Prior to discontinuation, the Company’s Chief Operating Decision Maker (“CODM”), the Board of Directors, evaluated the Company’s financial performance based on two segments: Health Solutions and Consumer Products. Following the classification of Health Solutions as discontinued, segment reporting focuses exclusively on the Consumer Products business.

For the year ended September 30, 2025, segment financial information for continuing operations relates solely to the Consumer Products segment, which was acquired through business combination on April 25, 2025. There are no comparative results for 2024, as all operations that existed in 2024 relate to the Health Solutions segment, which is now classified as discontinued.

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The following table summarizes revenues, gross margin, and Adjusted EBITDA for the continuing Consumer Products segment for the years ended September 30, 2025 (in thousands):

	Twelve months Ended September 30,
	2025	2024
Net sales	$6,534	$—
Cost of goods sold:
Direct	4,413	—
Indirect	595	—
Total cost of goods sold	5,008	—
Gross profit	1,526	—
Segment expenses:
Discretionary marketing	890	—
Outbound freight	6	—
Other segment expenses (a)	12,036	—
Total segment expenses	12,932	—
Loss from operations	(11,406)	—
Other income (expense):
Interest expense	(628)	—
Loss on extinguishment of debt	(716)	—
Bargain purchase gain	4,111	—
Other expense	—	—
Total other income (expense)	2,767	—
Net loss before income taxes	(8,639)	—
Income tax expense	—	—
Net loss	$(8,639)	$—

(a)	Other segment expenses include employee compensation and benefits, share based compensation, non-cash charges, other sales and marketing costs, professional fees, broker commissions, and other general expenses

The accounting policies of the segment are consistent with those described in Note 1 - Summary of Significant Accounting Policies.

Geographic Information

Revenue by geography is based on where the customer is based. Summary financial data attributable to various geographic regions for the years indicated is as follows:

	Year Ended September 30,
	2025	2024
United States	$5,505	$—
Taiwan	833	—
Other	196	—
Total	$6,534	$—

Note 17 – Concentrations

Major suppliers

The Company sourced approximately 85% of its inventory purchases from three vendors for the year ended September 30, 2025. There was $0.2 million of inventory purchases from major suppliers in accounts payable on the Consolidated Balance Sheets, as of September 30, 2025.

Major customers

Accounts receivable from three customers represented 98% of accounts receivable as of September 30, 2025. Three customers represented 88% of gross sales for the year ended September 30, 2025.

F-51

Credit risk

As of September 30, 2025 and 2024, the Company’s cash and cash equivalents were deposited in accounts at several financial institutions and may maintain some balances in excess of federally insured limits. The Company maintains its cash and cash equivalents with high-quality, accredited financial institutions and, accordingly, such funds are subject to minimal credit risk. The Company has not experienced any losses historically in these accounts and believes it is not exposed to significant credit risk in its cash and cash equivalents.

The Company is also exposed to credit risk on its trade accounts receivable. In evaluating expected credit losses under ASC 326, the Company considers historical collection experience, the credit quality of its customers, and current economic conditions. Historically, the Company has experienced minimal bad debts and high collection rates, and as such, expected credit losses on accounts receivable are considered low and the related allowance is not material.

Note 18 – Loss per share

The Company presents net loss per share on a basic and diluted basis for the years ended September 30, 2025 and 2024. Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding (“WASO”) during the period. For the years ended September 30, 2025 and 2024, the Company’s basic and diluted net loss per share attributable to common stockholders are the same as the Company generated a net loss.

For the year ended September 30, 2025, the Company’s basic and diluted net loss per share attributable to common stockholders are the same as the Company generated a net loss and common stock equivalents are excluded from diluted net loss per share as they have an anti-dilutive impact.

For the year ended September 30, 2025, potentially dilutive securities not included in the calculation of diluted net loss per share, because to do so would be anti-dilutive, are as follows: 24,413,104 of stock equivalent warrants; and 39,732 of stock equivalent employee stock options.

The Company’s discontinued operations relate entirely to SRx Health Solutions, Inc., which was disposed of during the year ended September 30, 2025. Net loss per share from discontinued operations is presented separately in accordance with ASC 205-20 and ASC 260. Basic and diluted net loss per share from discontinued operations are calculated using the same weighted average number of shares as used for continuing operations.

The following table sets forth basic and diluted net loss per share attributable to common stockholders for the year ended September 30, 2025 (in thousands, except per share amounts):

	Net loss	Weighted average shares	Loss per share
Continuing operations, basic and diluted	$(8,639)	21,107,043	$(0.41)
Discontinued operations, basic and diluted	$(36,367)	21,107,043	$(1.72)
Net loss	$(45,006)	21,107,043	$(2.13)

Note 19 – Discontinued operations

On August 11, 2025, the Company’s wholly-owned subsidiary, SRx Health Solutions Inc. (“Health Solutions” or the “Discontinued Operations”), filed for protection under the Companies’ Creditors Arrangement Act (“CCAA”). As a result, the Health Solutions segment has been classified as discontinued operations for all periods presented. The financial statements for the years ended September 30, 2025 and 2024 reflect only continuing operations, and results of the discontinued Health Solutions segment are presented separately in this footnote.

Results of Operations of Discontinued Operations

The results of operations for the Health Solutions segment included in discontinued operations are as follows (in thousands):

	Year ended September 30,
	2025	2024
Net sales	$39,364	$145,242
Cost of sales	30,462	120,908
Income tax expense (benefit)	357	(900)
Net loss from discontinued operations	(36,367)	(43,054)

F-52

Cash Flows of Discontinued Operations

The cash flows attributable to the Health Solutions segment are summarized as follows (in thousands):

	Year Ended September 30,
	2025	2024
Cash flows (used in) provided by:
Operating activities	$(2,791)	$(1,724)
Investing activities	4,915	(1,113)
Financing activities	(10,647)	863
Net decrease in cash and cash equivalents	$(8,523)	$(1,974)

Notes and Additional Information

All prior period results for Health Solutions, including the year ended September 30, 2024, are presented within discontinued operations.

All historical acquisitions associated with the Health Solutions segment relate solely to the discontinued business and were fully deconsolidated in connection with the CCAA process; accordingly, no ASC 805 business combination disclosures are included within the Company’s continuing operations.

The financial impact of Health Solutions’ filing under CCAA is reflected in the measurement of net assets and any associated impairment or restructuring charges, if applicable. Refer to Note 10 – Commitments and contingencies for additional details related to obligations of the discontinued operations.

The Company was subject to certain financial covenants under its senior secured term facilities with Canadian Western Bank (“CWB”) related to SRx Canada. As of the date of CCAA filing and subsequent disposal of the business, the Company was not in compliance with these covenants. The debt associated with these facilities has been deconsolidated from the Company’s financial statements. The underlying obligations, however, will not be legally settled or extinguished until completion of the CCAA process.

Subsequent to September 30, 2025, the Company entered into a Settlement, Share Forfeiture and Mutual Release Agreement with certain former founders and officers of SRx Canada, resulting in the forfeiture and cancellation of 18,839,332 shares of SRx Canada stock, of which 376,121 were common shares of the Company. The remaining shares were exchangeable into Company common stock on a one-for-one basis. This transaction has been reflected in the post-closing adjustments to the discontinued operations results.

Note 20 – Subsequent events

The Company has evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued for potential recognition or disclosure. Other than the following, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

Election and Departure of Directors

On October 1, 2025, the Board of Directors appointed Joshua A. Epstein, as a director of the Company, effective immediately, to serve in such capacity until a successor has been elected and qualified, or until his resignation or removal.

On October 31, 2025, the Company accepted the voluntary resignation of directors Lionel F. Conacher and David Allen White. Following these resignations, Michael Young, Simon Conway, and Joshua A. Epstein serve on each of the Audit, Compensation, and Nominating & Governance Committees, with each serving as chairman of one committee.

On November 10, 2025, the Board of Directors appointed Sammy Dorf, Esq. as a director of the Company, effective immediately, to serve in such capacity until a successor has been elected and qualified, or until his resignation or removal.

F-53

Submission of Matters to a Vote of Security Holders

On October 8, 2025, stockholders holding a majority of the voting power of the Company entitled to vote as of the record date of October 7, 2025 approved a number of corporate matters. These actions included authorizing certain issuances of common stock and convertible securities, approving a future private equity offering of securities, amending the Certificate of Incorporation to increase authorized shares, amending the Bylaws to reduce quorum requirements, and authorizing an additional reverse stock split of the common stock at a ratio to be determined by the Board. Refer to the definitive information statement filed via form DEF 14C with the SEC on October 20, 2025.

Series A PIPE

On October 27, 2025, the Company entered into a Securities Purchase Agreement with certain accredited investors named therein. Pursuant to the Securities Purchase Agreement, up to 38,070 shares of the Company’s Series A convertible preferred stock, par value $0.001 per share, and accompanying warrants to purchase shares of the Company’s common stock, par value $0.001 per share, may be purchased for an aggregate purchase price of up to $30.46 million in one or more closings.

On October 31, 2025, pursuant to the Securities Purchase Agreement, the Company issued and sold, and certain investors purchased, in a private placement (the “Private Placement”): 19,035 shares of the Series A Preferred Stock and 54,527,811 Warrants to purchase shares of Common Stock for aggregate proceeds of approximately $15.23 million, with cash proceeds of $8.66 million, net of cancellation of such investor’s July Note and July Warrant (in each case as defined in the Securities Purchase Agreement) in lieu of cash. Each additional closing of the Private Placement is at the option of the investors upon notice to the Company and subject to satisfaction of customary closing conditions.

As a result of the cancellation of the investors’ July Note and Warrants that comprised the purchase price of the Series A Private Placement, the Company no longer had any outstanding obligations under its convertible notes instruments issued in July 2025 as of the date the financial statements were issued. These events did not require adjustment to the September 30, 2025 consolidated financial statements but are disclosed to provide information regarding significant post–balance sheet financing activities.

In conjunction with the Securities Purchase Agreement, on October 31, 2025 the Company entered a registration rights agreement with the investors, pursuant to which the Company will be required to file a registration statement with the SEC, to register for resale the Common Stock issuable upon (x) the conversion of the Series A Preferred Stock and (y) the exercise of the Warrants. The preliminary registration statement was filed via form S-1 on November 7, 2025.

ELOC Amendment

On October 28, 2025, the Company amended the common stock purchase agreement it entered into on July 7, 2025 (“ELOC”) with an accredited investor, to increase the total committed capital from $50.0 million to $1.0 billion. In connection with such amendment, the Company issued to the investor a convertible promissory note in the aggregate principal amount of $20.0 million.

No amounts were drawn under the amended ELOC as of the date the financial statements were issued. The amendment does not affect the balances recorded as of September 30, 2025, but is disclosed to provide information regarding post–balance sheet financing arrangements.

Amendment to Articles of Incorporation

On November 19, 2025, the Company filed a Certificate of Amendment with the Secretary of State of the State of Delaware which increased the number of shares of Common Stock that the Company is authorized to issue from 200,000,000 shares to 5,000,000,000 shares.

Issuance of Incentive Awards

On December 3, 2025, the Company recognized approximately $0.8 million of share-based compensation expense in connection with granting 1.935 million shares of fully vested restricted stock to directors, officers and certain employees for their services related to recent financing transactions, as recommended by the Compensation Committee and approved by the Board on October 31, 2025.

F-54

ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The information required by Item 304 of Regulation S-K regarding the change in our independent registered public accounting firm is incorporated herein by reference to our Current Report on Form 8-K filed on September 19, 2025.

ITEM 9A.	CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our chief executive officer (our principal executive officer) and our chief financial officer (our principal financial officer), evaluated the effectiveness of our disclosure controls and procedures as of the year ended September 30, 2025. Based upon that evaluation, our principal executive officer and principal financial officer concluded that, as of September 30, 2025, our disclosure controls and procedures were effective. Notwithstanding this conclusion, we have determined that the consolidated financial statements included in this Form 10-K fairly present, in all material respects, our financial position, results of operations and cash flows for the periods presented in conformity with accounting principles generally accepted in the United States of America.

Management’s Annual Report on Internal Control Over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projection of any evaluation of effectiveness to future periods is subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control – Integrated Framework (2013 Framework). Based on this assessment, management concluded that, as of September 30, 2025, the Company’s internal control over financial reporting was effective.

Changes in Internal Control Over Financial Reporting

There has not been any change in our internal controls over financial reporting identified in connection with the evaluation that occurred during the quarter ended September 30, 2025 that has materially affected, or is reasonably likely to materially affect, those controls.

Attestation Report of Independent Registered Public Accounting Firm

This Annual Report on Form 10-K does not include an attestation report of the Company’s registered public accounting firm, as non-accelerated filers are exempt from the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act.

ITEM 9B.	OTHER INFORMATION

10b5-1 Plans

During the year ended September 30, 2025, no director or officer (as defined in Rule 16a-1(f) under the Exchange Act) of the Company adopted or terminated a “Rule 10b5-1 trading arrangement” as such term is defined in Item 408(a) of Regulation S-K. As of September 30, 2025, the Company did not have a “Rule 10b5-1 trading arrangement” in effect with respect to its securities.

Insider Trading Policy

The Company has adopted insider trading policies and procedures governing the purchase, sale, and other disposition of its securities, which has been included as an exhibit to this report and has been posted to the governance documents section of the Company’s corporate website (www.srxhealth.com).

F-55

EMJ CRYPTO TECHNOLOGIES INC.

Financial Statements

(In U.S. Dollars)

December 31, 2025

F-56

EMJ CRYPTO TECHNOLOGIES INC.

Financial Statements

For the period from October 23, 2025 (inception) through December 31, 2025

(In U.S. Dollars)

F-57

CBIZ CPAs P.C. 600 Anton Boulevard Suite 1600 Costa Mesa, CA 92626 P: 949.236.5600

Report of Independent Registered Public Accounting Firm

To the Shareholder and Sole Director of EMJ Crypto Technologies Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of EMJ Crypto Technologies Inc. (the “Company”) as of December 31, 2025, the related statements of loss, shareholder’s equity and cash flows for the period from October 23, 2025 (inception) through December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, based on our audit, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the period from October 23, 2025 (inception) through December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has incurred net losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

We have served as the Company’s auditor since 2026.

Costa Mesa, CA

January 23, 2026

F-58

EMJ CRYPTO TECHNOLOGIES INC.

Balance Sheet

(In U.S. Dollars)

As at December 31, 2025

Assets
Current
Cash	$1

Long-term
Intangible asset (note 4)	840,000

Total Assets	$840,001

Liabilities and Shareholder’s Equity
Liabilities
Current
Accounts payable and accrued liabilities	$10,000

Total Liabilities	10,000

Total Shareholder’s Equity
Common shares, par value $1 per share, unlimited number of Class A and Class B Common shares authorized, 840,001 Class A Common shares issued and outstanding	840,001
Accumulated deficit	(10,000)

Total Shareholder’s Equity	830,001

Total Liabilities and Shareholder’s Equity	$840,001

The accompanying notes are an integral part of these financial statements

F-59

EMJ CRYPTO TECHNOLOGIES INC.

Statement of Loss

(In U.S. Dollars)

For the period from October 23, 2025 (inception) through December 31, 2025

Revenue	$-

Expenses
Professional fees	10,000

Net loss	$(10,000)

Weighted average number of common shares outstanding	252,001

Basic and diluted loss per common shares outstanding	(0.04)

The accompanying notes are an integral part of these financial statements

F-60

EMJ CRYPTO TECHNOLOGIES INC.

Statement of Shareholder’s Equity

(In U.S. Dollars)

For the period from October 23, 2025 (inception) through December 31, 2025

	Class A Common Shares		Accumulated	Total Shareholders’
	Number	Amount	Deficit	Equity
Balance, October 23, 2025	1	$1	$-	$1

Net loss	-	-	(10,000)	(10,000)

Issuance of shares	840,000	840,000	-	840,000

Balance, December 31, 2025	840,001	$840,001	$(10,000)	$830,001

The accompanying notes are an integral part of these financial statements

F-61

EMJ CRYPTO TECHNOLOGIES INC.

Statement of Cash Flows

(In U.S. Dollars)

For the period from October 23, 2025 (inception) through December 31, 2025

Cash flows from:

Operating activities
Net loss	$(10,000)
Change in non-cash working capital item
Accounts payable and accrued liabilities	10,000
10,000

Net cash used in operating activities	-

Financing activity
Issuance of common stock	1

Net cash provided by financing activities	1

Increase in cash	1

Cash, beginning of period	-

Cash, end of period	$1

Non-cash financing and investing activities:
Contribution of intangible assets in exchange for Class A common shares	$840,000

The accompanying notes are an integral part of these financial statements

F-62

EMJ CRYPTO TECHNOLOGIES INC.

Notes to Financial Statements

(In U.S. Dollars)

For the period from October 23, 2025 (inception) through December 31, 2025

1.	General

EMJ Crypto Technologies Inc. (the “Company”) was incorporated under the Business Corporations Act of Ontario on October 23, 2025. The Company’s primary business activity is to invest in intellectual property.

On December 16, 2025, the Company entered into an agreement to exchange its issued share capital for shares of SRx Health Solutions, Inc., a Delaware corporation, on a tax-deferred basis. The transaction is expected to close in early 2026.

2.	Liquidity and going concern

The Company has prepared its financial statements on a going concern basis, which assumes that the Company will realize its assets and satisfy its liabilities in the normal course of business. However, the Company has incurred net losses since its inception and has negative operating cash flows. The company is currently funded by its investors. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern for the next twelve months from the date these financial statements were available to be issued. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of the uncertainty concerning the Company’s ability to continue as a going concern.

As of December 31, 2025, the Company had cash of $1 and is currently funded by its investors. For the foreseeable future, the Company’s ability to continue its operations is dependent upon its ability to obtain additional capital.

3.	Significant accounting policies

(a)	Basis of accounting

These financial statements have been prepared in accordance with United States generally accepted accounting standards, and are presented in U.S. Dollars, which is the Company’s functional and presentation currency.

(b)	Basic and diluted loss per share

The Company computes loss per share in accordance with ASC 260, Earnings per Share (“ASC 260”). ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the statements of operations. Basic EPS is computed by dividing the net loss available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible notes payable using the if-converted method. Diluted EPS excludes all diluted potential shares if their effect is antidilutive.

F-63

EMJ CRYPTO TECHNOLOGIES INC.

Notes to Financial Statements

(In U.S. Dollars)

For the period from October 23, 2025 (inception) through December 31, 2025

3.	Significant accounting policies (continued)

(c)	Intangible assets

The Company’s intangible assets consist of acquired intellectual property that has been determined to have an indefinite useful life. The Company evaluates whether an intangible asset has an indefinite useful life based on the absence of legal, regulatory, contractual, competitive or other economic factors that limit the period over which the asset is expected to contribute to cash flows, as well as the Company’ ability to renew or maintain associated rights indefinitely.

Intangible assets are initially measured at fair value on acquisition. Indefinite-life intangible assets are not amortized. Rather, the Company tests for impairment at least annually and more frequently if events or circumstances indicate the carrying value is impaired. If the carrying value exceeds its fair value, an impairment loss is recorded in the statement of loss. Previously recognized losses are not reversed in subsequent periods.

(d)	Income taxes

The Company accounts for income taxes using the asset-and-liability method in accordance with ASC 740, Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on the deferred tax assets and liabilities of a change in tax rate is recognized in the period that includes the enactment date. A valuation allowance is recorded if it is “more likely than not” that some portion or all of the deferred tax assets will not be realized in future periods.

The Company follows the guidance in ASC Topic 740-10 in assessing uncertain tax positions. The standard applies to all tax positions and clarifies the recognition of tax benefits in the financial statements by providing for a two-step approach of recognition and measurement. The first step involves assessing whether the tax position is more-likely-than-not to be sustained upon examination based upon its technical merits. The second step involves measurement of the amount to be recognized.

Tax positions that meet the more-likely than-not threshold are measured at the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate finalization with the taxing authority. The Company recognizes the impact of an uncertain income tax position in the financial statements if it believes that the position is more likely than not to be sustained by the relevant taxing authority.

F-64

EMJ CRYPTO TECHNOLOGIES INC.

Notes to Financial Statements

(In U.S. Dollars)

For the period from October 23, 2025 (inception) through December 31, 2025

3.	Significant accounting policies (continued)

(e)	Use of estimates

The preparation of financial statements in conformity with United States generally accepted accounting standards requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Items requiring the use of significant estimates include the determination of impairment of intellectual property and recoverability of deferred tax assets. Actual results could differ from those estimates.

4.	Intangible asset

Intellectual property - EMJ Crypto Technologies	$840,000

Prior to incorporation of the Company, the Company’s shareholder had acquired 100% interest in EMJ Crypto Technologies, a digital asset treasury operating system designed to manage multi-asset digital holdings using quantitative models, artificial intelligence, and systematic risk controls, from a related party of the Company in exchange for consideration. Subsequently, the shareholder sold 70% interest in EMJ Crypto Technologies to various parties and contributed the residual 30% interest in EMJ Crypto Technologies to the Company in exchange for Class A common shares. Such contribution was measured at the proportionate value at which the shareholder had initially acquired from the related party.

5.	Income taxes

(a)	Reconciliation of the effective income tax rate to the statutory rate:

Combined federal and provincial tax rate	26.5%

Change in valuation allowance	(26.5)%

Effective income tax rate	-%

(b)	The components of deferred tax balances are as follows:

Net operating loss carryforward	$2,650

Valuation allowance	(2,650)

Deferred tax asset, net of allowance	$-

F-65

EMJ CRYPTO TECHNOLOGIES INC.

Notes to Financial Statements

(In U.S. Dollars)

For the period from October 23, 2025 (inception) through December 31, 2025

5.	Income taxes (continued)

The Company is subject to Canadian federal and provincial taxes at a combined rate of 26.5%.

For the period from October 23, 2025 (inception) through December 31, 2025, the Company had federal net operating loss (“NOL”) of $10,000. The NOLs generated in tax years 2025 and beyond will carry forward for 20 years. The Company has provided a valuation allowance to offset the deferred tax assets due to its assessment that the benefits of the deferred tax asset are not more likely than not realizable.

The current and deferred tax provision is $0.

6.	Segment information

The Company operates as one operating segment. The Company’s chief operating decision maker (“CODM”) is its Chief Executive Officer, who reviews financial information presented on a consolidated basis. The CODM uses net income (loss) to assess financial performance and allocate resources.

7.	Subsequent events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to January 23, 2026 the date these financial statements were available to be issued. The Company did not identify any subsequent events that would have required adjustment or disclosure in these financial statements.

F-66

CCC CRYPTO CORP.

Financial Statements

(In U.S. Dollars)

December 31, 2025

F-67

CCC CRYPTO CORP.

Financial Statements

For the period from August 27, 2025 (inception) through December 31, 2025

(In U.S. Dollars)

F-68

CBIZ CPAs P.C.

600 Anton Boulevard
Suite 1600
Costa Mesa, CA 92626 P: 949.236.5600

Report of Independent Registered Public Accounting Firm

To the Stockholders and Sole Director of CCC Crypto Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of CCC Crypto Corp. (the “Company”) as of December 31, 2025, the related statements of loss, stockholders’ equity and cash flows for the period from August 27, 2025 (inception) through December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, based on our audit, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the period from August 27, 2025 (inception) through December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has incurred net losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

We have served as the Company’s auditor since 2026.

Costa Mesa, CA

January 23, 2026

F-69

CCC CRYPTO CORP.

Balance Sheet

(In U.S. Dollars)

As at December 31, 2025

Assets

Long-term
Intangible asset (note 4)	$1,050,000

Total Assets	$1,050,000

Liabilities and Stockholders’ Equity
Liabilities
Current
Accounts payable and accrued liabilities	$10,000

Total Liabilities	10,000

Total Stockholders’ Equity

Common stock, par value $0.001 per share, 5,000 shares authorized, 1,050 shares issued and outstanding	1
Additional paid-in capital	1,049,999
Accumulated deficit	(10,000)

Total Stockholders’ Equity	1,040,000

Total Liabilities and Stockholders’ Equity	$1,050,000

The accompanying notes are an integral part of these financial statements

F-70

CCC CRYPTO CORP.

Statement of Loss

(In U.S. Dollars)

For the period from August 27, 2025 (inception) through December 31, 2025

Revenue	$-

Expenses
Professional fees	10,000

Net loss	$(10,000)

Weighted average number of shares of common stock outstanding	1,034

Basic and diluted loss per share of common stock outstanding	(9.67)

The accompanying notes are an integral part of these financial statements

F-71

CCC CRYPTO CORP.

Statement of Stockholders’ Equity

(In U.S. Dollars)

For the period from August 27, 2025 (inception) through December 31, 2025

	Common stock		Additional paid-in	Accumulated	Total Stockholders’
	Number	Amount	capital	Deficit	Equity
Balance, August 27, 2025	-	$-	$-	$-	$-

Net loss	-	-	-	(10,000)	(10,000)

Issuance of shares	1,050	1	1,049,999	-	1,050,000

Balance, December 31, 2025	1,050	$1	$1,049,999	$(10,000)	$1,040,000

The accompanying notes are an integral part of these financial statements

F-72

CCC CRYPTO CORP.

Statement of Cash Flows

(In U.S. Dollars)

For the period from August 27, 2025 (inception) through December 31, 2025

Cash flows provided by (used in):

Operating activities
Net loss	$(10,000)
Change in non-cash working capital item
Accounts payable and accrued liabilities	10,000
10,000

Net cash used in operating activities	-

Investing activities
Purchase of intangible asset	(1,050,000)

Net cash used in investing activities	(1,050,000)

Financing activities
Issuance of common stock	1
Additional paid-in capital	1,049,999

Net cash provided by financing activities	1,050,000

Increase in cash	-

Cash, beginning of period	-

Cash, end of period	$-

The accompanying notes are an integral part of these financial statements

F-73

CCC CRYPTO CORP.

Notes to Financial Statements

(In U.S. Dollars)

For the period from August 27, 2025 (inception) through December 31, 2025

1.	General

CCC Crypto Corp. (formerly EMJX Inc.) (the “Company”) was incorporated under the General Corporation Law of the State of Delaware on August 27, 2025. The Company’s primary business activity is to invest in intellectual property.

On December 16, 2025, the Company entered into an agreement to exchange its issued share capital for shares of SRx Health Solutions, Inc., a Delaware corporation, on a tax-deferred basis. The transaction is expected to close in early 2026.

2.	Liquidity and going concern

The Company has prepared its financial statements on a going concern basis, which assumes that the Company will realize its assets and satisfy its liabilities in the normal course of business. However, the Company has incurred net losses since its inception and has negative operating cash flows. The company is currently funded by its investors. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern for the next twelve months from the date these financial statements were available to be issued. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of the uncertainty concerning the Company’s ability to continue as a going concern.

As of December 31, 2025, the Company had cash of $0 and is currently funded by its investors. For the foreseeable future, the Company’s ability to continue its operations is dependent upon its ability to obtain additional capital.

3.	Significant accounting policies

(a)	Basis of accounting

These financial statements have been prepared in accordance with United States generally accepted accounting standards, and are presented in U.S. Dollars, which is the Company’s functional and presentation currency.

(b)	Basic and diluted loss per share

The Company computes loss per share in accordance with ASC 260, Earnings per Share (“ASC 260”). ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the statements of operations. Basic EPS is computed by dividing the net loss available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible notes payable using the if-converted method. Diluted EPS excludes all diluted potential shares if their effect is antidilutive.

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CCC CRYPTO CORP.

Notes to Financial Statements

(In U.S. Dollars)

For the period from August 27, 2025 (inception) through December 31, 2025

3.	Significant accounting policies (continued)

(c)	Intangible assets

The Company’s intangible assets consist of acquired intellectual property that has been determined to have an indefinite useful life. The Company evaluates whether an intangible asset has an indefinite useful life based on the absence of legal, regulatory, contractual, competitive or other economic factors that limit the period over which the asset is expected to contribute to cash flows, as well as the Company’ ability to renew or maintain associated rights indefinitely.

Intangible assets are initially measured at fair value on acquisition. Indefinite-life intangible assets are not amortized. Rather, the Company tests for impairment at least annually and more frequently if events or circumstances indicate the carrying value is impaired. If the carrying value exceeds its fair value, an impairment loss is recorded in the statement of loss. Previously recognized losses are not reversed in subsequent periods.

(d)	Income taxes

The Company accounts for income taxes using the asset-and-liability method in accordance with ASC 740, Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on the deferred tax assets and liabilities of a change in tax rate is recognized in the period that includes the enactment date. A valuation allowance is recorded if it is “more likely than not” that some portion or all of the deferred tax assets will not be realized in future periods.

The Company follows the guidance in ASC Topic 740-10 in assessing uncertain tax positions. The standard applies to all tax positions and clarifies the recognition of tax benefits in the financial statements by providing for a two-step approach of recognition and measurement. The first step involves assessing whether the tax position is more-likely-than-not to be sustained upon examination based upon its technical merits. The second step involves measurement of the amount to be recognized.

Tax positions that meet the more-likely than-not threshold are measured at the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate finalization with the taxing authority. The Company recognizes the impact of an uncertain income tax position in the financial statements if it believes that the position is more likely than not to be sustained by the relevant taxing authority.

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CCC CRYPTO CORP.

Notes to Financial Statements

(In U.S. Dollars)

For the period from August 27, 2025 (inception) through December 31, 2025

3.	Significant accounting policies (continued)

(e)	Use of estimates

The preparation of financial statements in conformity with United States generally accepted accounting standards requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Items requiring the use of significant estimates include the determination of impairment of intellectual property and recoverability of deferred tax assets. Actual results could differ from those estimates.

4.	Intangible asset

Intellectual property - EMJ Crypto Technologies	$1,050,000

During the period, the Company acquired a 37.5% interest in EMJ Crypto Technologies, a digital-asset treasury operating system designed to manage mult-asset digital holdings using quantitative models, artificial intelligence, and systematic risk controls, for cash consideration of

$1,050,000.

5.	Income taxes

(a)	Reconciliation of the effective income tax rate to the statutory rate:

U.S. federal tax rate	21.0%

Change in valuation allowance	(21.0)%

Effective income tax rate	-%

(b)	The components of deferred tax balances are as follows:

Net operating loss carryforward	$2,100

Valuation allowance	(2,100)

Deferred tax asset, net of allowance	$-

F-76

CCC CRYPTO CORP.

Notes to Financial Statements

(In U.S. Dollars)

For the period from August 27, 2025 (inception) through December 31, 2025

5.	Income taxes (continued)

For the period from August 27, 2025 (inception) through December 31, 2025, the Company had federal net operating loss (“NOL”) of $10,000. The NOLs generated in tax years 2025 and beyond will carry forward indefinitely, but the deductibility of such NOLs is limited to 80% of taxable income in each year. The Company has provided a valuation allowance to offset the deferred tax assets due to its assessment that the benefits of the deferred tax asset are not more likely than not realizable.

The current and deferred tax provision is $0. The Company is subject to U.S. federal tax examinations by tax authorities for the year 2025, three years from the date of filing.

6.	Segment information

The Company operates as one operating segment. The Company’s chief operating decision maker (“CODM”) is its Chief Executive Officer, who reviews financial information presented on a consolidated basis. The CODM uses net income (loss) to assess financial performance and allocate resources.

7.	Subsequent events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to January 23, 2026 the date these financial statements were available to be issued. The Company did not identify any subsequent events that would have required adjustment or disclosure in these financial statements.

F-77

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Section 145(a) or (b) of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 of the DGCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our Charter and Bylaws limit the liability of our (i) directors and (ii) officers, which includes each individual who has been duly appointed as an officer of CERo and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service of process to our registered agent as contemplated by Section 3114(b) of Title 10 of the DGCL, in each case, to the fullest extent permitted by the DGCL, and also provides that we indemnify our directors and officers to the fullest extent permitted by the DGCL.

In connection with the Closing, we entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we indemnify each of our directors and officers to the fullest extent permitted by law and our Charter and Bylaws, and provides for advancement of expenses incurred as a result of any proceeding against them as to which they could be indemnified.

We also maintain a general liability insurance policy, which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

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Item 21. Exhibits and Financial Statements Schedules.

(a) EXHIBIT INDEX

Exhibit	Exhibit Description	Form	File No.	Exhibit	Filing date
2.1	Agreement and Plan of Merger, dated February 28, 2019, by and among the Company, BBC Merger Sub, Inc. and Bona Vida, Inc.	8-K	333-161943	2.1	05/10/2019
2.2	First Amendment to Agreement and Plan of Merger, dated February 28, 2019, by and among the Company, BBC Merger Sub, Inc., and Bona Vida, Inc., dated May 3, 2019	8-K	333-161943	2.2	05/10/2019
2.3	Securities Exchange Agreement, dated February 2, 2019, by and among the Company, TruPet LLC and the members of TruPet LLC	8-K	333-161943	2.3	05/10/2019
2.4	First Amendment to Securities Exchange Agreement, dated February 2, 2019, by and among the Company, TruPet LLC and the members of TruPet LLC, dated May 6, 2019	8-K	333-161943	2.4	05/10/2019
2.5	Amended and Restated Stock Purchase Agreement, dated December 18, 2019, by and among the Company, Halo, Purely For Pets, Inc., Thriving Paws, LLC and HH-Halo LP	8-K	333-161943	2.1	12/26/2019
2.6	Agreement and Plan of Merger, dated July 28, 2022, by and among TruPet LLC and Halo, Purely for Pets, Inc.	10-Q	001-40477	2.6	08/11/2022
3.1	Certificate of Incorporation, dated January 1, 2019	10-Q	333-161943	3.1	04/15/2019
3.2	Certificate of Amendment to Certificate of Incorporation, dated February 1, 2019	10-Q	333-161943	3.2	04/15/2019
3.3	Certificate of Amendment to Certificate of Incorporation, dated March 13, 2019	8-K	333-161943	3.1	03/20/2019
3.4	Certificate of Amendment to Certificate of Incorporation, dated April 18, 2019	10-KT	333-161943	3.5	07/25/2019
3.5	Certificate of Amendment to Certificate of Incorporation, dated July 30, 2020	8-K	333-161943	99.1	07/30/2020
3.6	Certificate of Merger of Sport Endurance, Inc. with and into the Company	10-Q	333-161943	3.4	04/15/2019
3.7	Certificate of Amendment to Certificate of Incorporation, dated April 24, 2025	8-K	001-40477	3.6	04/30/2025

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3.8	Certificate of Designation for Series A Special Voting Preferred Stock, filed April 24, 2025	8-K	001-40477	3.8	04/30/2025
3.9	Certificate of Designations of Rights and Preferences and Limitations of the Series A Convertible Preferred Stock, filed October 27, 2025.	8-K	001-40477	3.1	10/31/2025
3.10	Series B Certificate of Designations	8-K	001-40477	3.1	3/18/2026
3.11	Bylaws	10-Q	333-161943	3.5	04/15/2019
4.1†	Better Choice Company Inc. Amended and Restated 2019 Incentive Award Plan	10-K	333-161943	10.19	05/04/2020
4.2†	Form of 2019 Incentive Award Plan Stock Option Agreement	S-1	333-234349	10.7	10/28/2019
5.1**	Opinion of Meister Seelig & Schuster PLLC
10.1†	Form of Indemnification Agreement by and among the Company and its officers and directors	S-1	333-234349	10.8	10/28/2019
10.2	Arrangement Agreement, dated September 3, 2024, between Better Choice Company Inc., and SRx Health Solutions, Inc., as amended December 6, 2024, January 24, 2025 and February 25, 2025	8-K	001-40477	10.1	09/09/2024
10.3	Common Share Purchase Agreement by and between the Company and the buyers named therein, dated July 7, 2025	8-K	001-40477	10.1	07/15/2025
10.4	Registration Rights Agreement by and between the Company and the buyers named therein, dated July 7, 2025	8-K	001-40477	10.2	07/15/2025
10.5	Securities Purchase Agreement, dated as of July 8, 2025, by and among the Company and the investors named therein	8-K	001-40477	10.3	07/15/2025
10.6	Security Agreement, dated as of July 8, 2025, by and between the Company, the Lead Investor and the other parties thereto	8-K	001-40477	10.6	07/15/2025
10.7	Registration Rights Agreement (Convertible Note Financing), dated as of July 8, 2025, by and between the Company and the investors named therein	8-K	001-40477	10.7	07/15/2025
10.8	Kent Cunningham Executive Employment Agreement, dated July 14, 2025	8-K	001-40477	10.1	07/16/2025
10.9	Carolina Martinez Amendment to Executive Employment Agreement, dated July 14, 2025	8-K	001-40477	10.2	07/16/2025
10.10	Settlement, Share Forfeiture and Mutual Release Agreement, dated August 14, 2025	8-K	001-40477	10.1	08/14/2025
10.11	Securities Purchase Agreement dated October 27, 2025 by and among the Company and the investors named therein.	8-K	001-40477	10.1	10/31/2025
10.12	Registration Rights Agreement dated October 31, 2025 by and between the Company and the lead investor named therein.	8-K	001-40477	10.2	10/31/2025
10.13	Amendment dated October 28, 2025 to Common Stock Purchase Agreement dated July 7, 2025 by and between the Company and the investor named therein.	8-K	001-40477	10.3	10/31/2025
10.14	Series B Securities Purchase Agreement	8-K	001-40477	10.1	3/18/2026
10.15	Series B Registration Rights Agreement	8-K	001-40477	10.2	3/18/2026
21.1	Subsidiaries of the Company	10-K	001-40477	21.1	03/28/2023
23.1*	Consent of MNP LLP
23.2*	Consent of Davidson and Company LLP
23.3**	Consent of Meister Seelig & Schuster PLLC (included as part of Exhibit 5.1)
23.4*	Consent of CBIZ CPAs P.C. (EMJ Crypto Technologies Inc.)
23.5 *	Consent of CBIZ CPAs P.C. (CCC Crypto Corp.)
24.1*	Power of Attorney (included on the signature page to this registration statement)
101*	The following materials from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 formatted in Inline Extensible Business Reporting Language (“iXBRL”): (i) the Consolidated Statements of Operations, (ii) the Consolidated Balance Sheets, (iii) the Consolidated Statements of Stockholders’ Equity, (iv) the Consolidated Statements of Cash Flows and (v) related notes, tagged as blocks of text and including detailed tags.
104*	Cover page from the Company’s Annual Report on Form 10-K for the year ended March 31, 2025, formatted in iXBRL (included as Exhibit 101).
107*	Filing Fee Table

†	Indicates a management contract or any compensatory plan, contract or arrangement.
*	Filed or furnished herewith.
**	To be filed by amendment.
***	Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SRX HEALTH SOLUTIONS, INC.

Date: April 14, 2026	By:	/S/ KENT CUNNINGHAM
Kent Cunningham
Chief Executive Officer (Principal Executive Officer)

Date: April 14, 2026	By:	/S/ CAROLINA MARTINEZ
Carolina Martinez
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carolina Martinez his/her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his/her substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/S/ KENT CUNNINGHAM	Chief Executive Officer	April 14, 2026
Kent Cunningham	(Principal Executive Officer)

/S/ CAROLINA MARTINEZ	Chief Financial Officer	April 14, 2026
Carolina Martinez	(Principal Financial and Accounting Officer)

/S/ JOSHUA A. EPSTEIN	Director	April 14, 2026
Joshua A. Epstein

/s/ SIMON CONWAY	Director	April 14, 2026
Simon Conway

/s/ MICHAEL YOUNG	Director	April 14, 2026
Michael Young

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